As Filed with the Securities and Exchange Commission on May 23, 2008
Registration No. 333-148049

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASPECT GLOBAL DIVERSIFIED FUND LP
(Exact name of registrant as specified in its charter)

Delaware (State of Organization)	6799 (Primary Standard Industrial Classification Number)	72-3236572 (I.R.S. Employer Identification Number)

Aspect Global Diversified Fund LP
c/o Steben & Company, Inc.
2099 Gaither Road
Suite 200
Rockville, Maryland 20850
(240) 631-9808
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices

Kenneth E. Steben
c/o Steben & Company, Inc.
2099 Gaither Road
Suite 200
Rockville, Maryland 20850
(240) 631-9808
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:
Barry R. Gainsburg, Esq. c/o Steben & Company, Inc. 2099 Gaither Road Suite 200 Rockville, Maryland 20850 (240) 631-9808	Michael J. Schmidtberger Sidley Austin llp 787 Seventh Avenue New York, New York 10019 (212) 839-5458
Approximate date of commencement of proposed sale to the public:
As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Series A Units of Limited Partnership Interest	$60,000,000 Series A Units	$100	$60,000,000	$1,842.00

Series B Units of Limited Partnership Interest	$24,000,000 Series B Units	$100	$24,000,000	$736.80

Series I Units of Limited Partnership Interest	$36,000,000 Series I Units	$100	$36,000,000	$1,105.20

Series C Units of Limited Partnership Interest	$120,000,000 Series C Units (3)	N/A	N/A (3)	N/A

(1)  Estimated solely for the purpose of calculating the registration fee.

(2)  The amount of the registration fee for Limited Partnership Interests in the Aspect Global Diversified Fund LP is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering as described above.  $60,000,000 Series A Units, $24,000,000 Series B Units and $36,000,000 Series I Units were registered and an aggregate registration fee of $3,684 in respect thereof was paid on December 13, 2007.

(3)  To be issued in exchange for Series A, B or I Units in the event Limited Partners holding such Series have reached the Fee Limit, as hereinafter defined.  No registration fee is payable in reliance upon Rule 457(i) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated May 23, 2008

ASPECT GLOBAL DIVERSIFIED FUND LP

$60,000,000 Series A Limited Partnership Units
$24,000,000 Series B Limited Partnership Units
$36,000,000 Series I Limited Partnership Units
Series C Limited Partnership Units

Aspect Global Diversified Fund LP, or the Fund, was formed as a Delaware limited partnership on March 23, 2007.  The Fund issues units of limited partnership interests, or Units, in four series, Series A, Series B, Series C and Series I, which represent units of fractional undivided beneficial interest in and ownership of the Fund.  Only Series A, Series B and Series I Units are being offered hereby.  Series C Units will be issued in exchange for Series A, B and I Units in certain circumstances which are described herein.

The Fund will invest the proceeds of its offering of Units in the speculative trading of futures, options, swaps and over-the-counter contracts, including currency forwards traded in the United States and internationally.

Steben & Company, Inc., or the General Partner, is a Maryland corporation registered with the Commodity Futures Trading Commission, or the CFTC, as a commodity pool operator and introducing broker, and is also registered with the Securities and Exchange Commission, or the SEC, as a registered investment adviser and a broker dealer.  The General Partner is a member of the National Futures Association, or the NFA, and the Financial Industry Regulatory Authority, or FINRA.  The General Partner will serve as the commodity pool operator and as a selling agent of the Fund.

Aspect Capital Limited, or the Trading Advisor, is the Fund’s sole commodity trading advisor.

The Trading Advisor will trade the assets of the Fund in the Aspect Diversified Program, or the Trading Program, a proprietary, systematic trading system that deploys multiple trading strategies utilizing derivatives that seeks to identify and exploit directional moves in market behavior to a broad and diversified range of global markets including (but not limited to) currencies, global interest rates, equity indices, energies, agricultural commodities and metals.  Generally, the Trading Advisor will seek to trade the Fund’s assets at approximately 1.20 times the trading level normally utilized by the Trading Program (which typically trades at a margin to equity ratio of approximately 5% to 30%, or for the Fund, at a margin to equity ratio of approximately 6% to 36%).

Units of each Series will initially be offered for a period ending June 30, 2008, or the Initial Offering Period, unless such date is extended by the General Partner for up to an additional ninety (90) days.  After both the Initial Offering Period has closed and trading has commenced, Units of each Series will be offered on the first day of each month at the Net Asset Value per Unit of the relevant Series on the last day of the preceding month.

THE FUND IS A SPECULATIVE MANAGED FUTURES FUND, AND INVOLVES A HIGH DEGREE OF RISK.  PLEASE REFER TO "THE RISKS YOU FACE" BEGINNING ON PAGE 17.  YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE FUND, INCLUDING ANY UNDISTRIBUTED PROFITS.

·	Futures trading is volatile and even a small movement in market prices could cause large losses.
·	The success of the Fund’s Trading Program depends upon the skill of the Trading Advisor and its trading principals.
·	The Fund is speculative. You could lose all or substantially all of your investment, including any undistributed profits.
·	The Fund has not commenced trading and does not have an operating history.
·
The Fund’s trading is leveraged, which increases the profit or loss on a trade.  Generally, the Trading Advisor will seek to trade the Fund’s assets at approximately 1.20 times the trading level normally utilized by the Trading Program.

·	The Fund is subject to conflicts of interests. This includes the risk of owing substantial compensation to the General Partner and the Trading Advisor regardless of the Fund’s investment performance.
·
The Fund must earn substantial trading profits and interest income each year (without reduction for redemption charges) to break even after all fees and expenses which include Management Fees, Incentive Fees (if the Fund is profitable), General Partner Fees, Brokerage Expenses, as well as Selling Agent Commissions, Broker Dealer Servicing Fees and Redemption Fees, with such fees and expenses charged being dependent upon the particular Series of Units you are invested.

·
During the first twelve months of an investment, each Series of Units are subject to fees and expenses in the aggregate amount of approximately 7.82% of the Net Asset Value per annum for Series A Units (up to 9.75% if Series A Units are redeemed prior to the first anniversary of the subscription date), 6.27% of the Net Asset Value per annum for Series B Units, 4.92% of the Net Asset Value per annum for Series C Units and 5.67% of the Net Asset Value per annum for Series I Units (exclusive of the 20% Incentive Fee as more fully described herein).

·
There is no secondary market for the Units and you may only redeem Units at the end of a calendar month.  If you redeem the Series A Units within 12 months after the Series A Units are purchased, you will pay redemption charges.

You are encouraged to discuss a potential investment in the Fund with your individual financial, legal and tax advisors.

	Price to Public per Unit(1)	Upfront Selling Commissions	Proceeds to Fund
Series A Units	$100	None(2)	100%
Series B Units	$100	None(3)	100%
Series I Units	$100	None(3)	100%
Series C Units	N/A	N/A	N/A
(1)           The $100-per-Unit price during the Initial Offering Period reflects the full Net Asset Value per Unit of each Series and was determined arbitrarily.  The General Partner believes that this price is consistent with industry practice for other start-up commodity pools.  After the Initial Offering Period, Units of each Series will be offered on the first day of each month at the Net Asset Value per Unit of the relevant Series on the last day of the preceding month.

(2)           Series A Units will pay to the General Partner Selling Agent Commissions monthly in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit as defined below.  The General Partner will pay the Selling Agents an upfront commission of 2.00% of the aggregate subscription amount for the sale of Series A Units.  Beginning in the 13th month, the General Partner will pay the Selling Agents a monthly Selling Agent Commission in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit, as defined herein.
(3)           Series B and I Units are generally available through approved Selling Agents or registered investment advisors who are directly compensated by the investor through a fee based advisory program.

Minimum Investment	Regular Accounts (including IRAs and other tax exempt accounts) of the Fund: $10,000 Additional investments by existing investors of the Fund: $2,500
Investor Suitability
Eligible investors must have (i) a net worth of at least $70,000, exclusive of home, home furnishings and automobiles, and an annual income of at least $70,000, or (ii) a net worth of at least $250,000, exclusive of home, home furnishings and automobiles.  An investment in the Fund should not exceed 10% of your net worth (in all cases exclusive of home, home furnishings and automobiles).  Some States may require higher suitability standards.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.
The Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.
THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

[                 ,] 2008 (Not for use after [                          ], 2008)

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE 40 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 12.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.  THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 17 THROUGH 25.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

___________________________

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND’S REGISTRATION STATEMENT.  YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT 100 F STREET, N.E., ROOM 1580, WASHINGTON, D.C. 20549.

___________________________

THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC.  YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C.  PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FUND’S FILINGS ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

___________________________

Notes to Cover Page (cont’d)

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE GENERAL PARTNER, THE SELLING AGENT, THE TRADING ADVISOR OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

THE GENERAL PARTNER, PURSUANT TO THE REQUIREMENTS SET FORTH IN THE FUND’S LIMITED PARTNERSHIP AGREEMENT, WILL ALSO FURNISH ANY LIMITED PARTNER BY MAIL A LIST OF THE NAMES AND ADDRESSES OF ALL LIMITED PARTNERS UPON PAYMENT, IN ADVANCE, OF THE REASONABLE COST OF REPRODUCTION AND MAILING.

PENNSYLVANIA INVESTORS:   Because the minimum closing amount is less than $8,000,000, you are cautioned to carefully evaluate the Fund’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscriptions to the Fund.  The Units will not be offered or sold in Pennsylvania until a minimum of $4,000,000 has been invested in the aggregate in the Fund.

____________________

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, 2099 GAITHER ROAD, SUITE 200, ROCKVILLE, MARYLAND 20850, TELEPHONE NUMBER IS (240) 631-9808.  LIMITED PARTNERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT.  EACH MONTH, THE GENERAL PARTNER WILL DISTRIBUTE REPORTS TO ALL LIMITED PARTNERS SETTING FORTH SUCH INFORMATION AS THE COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) MAY REQUIRE TO BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS WITH RESPECT TO THE FUND AND ANY SUCH OTHER INFORMATION AS THE GENERAL PARTNER MAY DEEM APPROPRIATE.  THERE WILL SIMILARLY BE DISTRIBUTED TO LIMITED PARTNERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 31 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO EACH SERIES OF UNITS OF THE FUND NECESSARY FOR THE PREPARATION OF THE LIMITED PARTNERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

____________________

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN:  “ASPECT GLOBAL DIVERSIFIED FUND LP IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

____________________

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Prospectus Section	Page

PART ONE
DISCLOSURE DOCUMENT
SUMMARY	1
The Fund	1
The Units	1
Purchases and Redemptions of Units	2
Risk Factors	3
Investment Objective	4
The General Partner, Commodity Pool Operator and Selling Agent	4
The Trading Advisor	5
The Selling Agents	6
The Futures Commission Merchant and Currency Forward Counterparties	7
Limitation of Liabilities	7
Net Asset Value	7
Segregated Accounts/Interest Income	8
Fees and Expenses	9
Break-Even Amounts for Each Series of Units	12
Distributions	12
Fiscal Year	12
Financial Information	12
U.S. Federal Income Tax Considerations	12
“Breakeven Table”	12
Reports to Limited Partners	15
Cautionary Note Regarding Forward-Looking Statements	15

ORGANIZATION CHART	16

THE RISKS YOU FACE	17

(1)	You May Not Rely on Past Performance in Deciding Whether to Buy Units.	17
(2)	Futures Markets are Volatile and therefore, the Net Asset Value of Your Units May Fluctuate Substantially.	17
(3)	Unit Values are Unpredictable at the Time Subscription and Redemption Requests Are Due.	17
(4)	The Fund’s Trading of Futures, Forwards, Options, Swaps and Commodity Interests is Speculative and Volatile.	17
(5)	Possible Illiquid Markets May Exacerbate Losses.	17
(6)	Leveraged Trading May Cause the Fund to Incur Substantial Losses.	18
(7)	Futures Trading is Speculative in Nature.	18
(8)	Possible Effects of Speculative Position Limits.	18
(9)	Trading of Forward Contracts Presents Unique Risks.	18
(10)	Trading on Foreign Exchanges is Not Subject to U.S. Regulation and is Subject to Foreign Exchange Currency Exposure.	19
(11)	Default by Counterparty and Credit Risk Could Cause Substantial Losses.	19
(12)	Trading in Option Contracts is Highly Leveraged and Speculative.	19
(13)	The Markets in Which the Fund Will Compete are Highly Competitive.	19
(14)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Limited Partners.	20
(15)	Potential Increase in Leverage Utilized.	20
(16)	Increased Volatility Magnifies the Potential Amount of Losses and Gains.	20
(17)	The Fund Has Limited Liquidity.	20
(18)	The Fund’s Reliance on the General Partner to Provide Certain Services may be Detrimental to the Fund Due to the General Partner’s Failure to Provide Such Key Services.	21
(19)	The Fund May be Harmed Should Key Personnel of the General Partner Become Unavailable.	21
(20)	The Fund May be Harmed by Failure of the Trading Advisor.	21
(21)	Use of Electronic Trading Presents Risks that Differ from Risks Stemming from Traditional Trading Methods.	21
(22)	Insolvency of a Futures Commission Merchant May Harm the Fund.	21
(23)	The Fund Bears the Risk of Loss for its Investments in Short Term Investment Grade Commercial Paper.	22

Prospectus Section	Page

(24)	The Fund Bears the Risk of Loss for its Use of Money Market Instruments by the Fund	22
(25)	Changes in Trading Strategies May Be Detrimental to the Fund.	22
(26)	Trading Profits are Subject to an Incentive Fee and May Create an Incentive for the Trading Advisor to Make Investments in More Speculative Investments.	22
(27)	Substantial Incentive Fees Payable on a Quarterly Basis Could be Charged Even Though the Fund’s Overall Annual Performance was Unprofitable.	22
(28)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.	22
(29)	Replacement of the Trading Advisor Cannot Provide any Assurance that the Fund Will Succeed.	23
(30)	Payment of Incentive Fees may Cause the Trading Advisor to Terminate its Services to the Fund Should the Trading Advisor Suffer Significant Losses; Such Losses Will Create Loss Carry-forwards Which Could Have Additional Negative Implications for the Fund.	23
(31)	Limited Partners Do Not Participate in Management.	23
(32)	Transferability of Units Upon General Partner Consent Decreases Liquidity.	23
(33)	Possible Adverse Effect of Large Redemptions.	23
(34)	Mandatory Redemptions May Cause a Limited Partner to Suffer Losses.	23
(35)	Indemnification Payments May Decrease the Fund’s Net Asset Value.	23
(36)	Because Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.	24
(37)	Failure of Commodity Futures Markets to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.	24
(38)	Limited Partners Will Not Have the Protections Associated With Ownership of Units in an Investment Company Registered Under the Investment Company Act of 1940.	24
(39)	The Fund May Terminate for Certain Reasons.	24
(40)	The Fund May Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of the Clearing Broker or Others.	24
(41)	Possibility of Additional Government or Market Regulation.	24
(42)	The Limited Partners are Subject to Certain Tax Risks.	25
(43)	Possible Limited Partner Liability After Redemption.	25
(44)	Termination of one or more Selling Agent Agreement(s) between the Fund and the Selling Agent(s) May, in Certain Circumstances, Have a Negative Material Impact on the Fund.	25

INVESTMENT OBJECTIVE	25

Investment Objective	25
Market Diversification	26
Ability To Go Long or Short	27

THE TRADING ADVISOR	27

The Principals	28
Investment Program	30
Trading Approach	31

PERFORMANCE INFORMATION OF THE TRADING ADVISOR	33

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	38

OFF-BALANCE SHEET ARRANGEMENTS	39

CONTRACTUAL OBLIGATIONS	39

USE OF PROCEEDS	39

CHARGES	40

Management Fee	40
Incentive Fee	40
Organizational and Initial Offering Costs	41
Brokerage Expenses	41
General Partner Fee	42

v

Prospectus Section	Page

Administrative Expenses	42
Offering Expenses	42
Selling Agent Commissions	42
Broker Dealer Servicing Fee	43
Fee Limit	43
Redemption Fee	43
Extraordinary Fees and Expenses	43

WHO MAY SUBSCRIBE	44

REDEMPTIONS, NET ASSET VALUE AND TRADING SUSPENSION	44

THE SELLING AGENTS	46

THE FUTURES COMMISSION MERCHANT AND CURRENCY FORWARD COUNTERPARTY	46

CASH MANAGEMENT BROKER	47

CONFLICTS OF INTEREST	48

General	48
The General Partner	48
Incentive Fee to the Trading Advisor	48
Personal Trading	48
Trades by the Trading Advisor and its Principals	48
Trading Multiple Accounts	49
Multiple Relationships with Brokers	49
Effects of Speculative Position Limits	49
Other Activities of the Principals of the Trading Advisor	50
Operation of Other Commodity Pools	50
Fiduciary Responsibility of the General Partner	50
Selling Agents	50
The General Partner Serving as Selling Agent	50
Futures Commission Merchants	50
Proprietary Trading/Other Clients	51

DESCRIPTION OF THE LIMITED PARTNERSHIP UNITS; CERTAIN MATERIAL TERMS OF THE LIMITED PARTNERSHIP AGREEMENT	51

Description of the Units	51
Principal Office; Location of Records	52

THE GENERAL PARTNER, COMMODITY POOL OPERATOR AND SELLING AGENT	52

Principals of the General Partner	54
Proprietary Trading	56
Legal Proceedings	56
Fiduciary and Regulatory Duties of the General Partner	56
Investment of the General Partner in the Fund	57
Management; Voting by Limited Partners	58
Possible Repayment of Distributions Received by Limited Partners; Indemnification by Limited Partners	58
Units Not Transferable Without General Partner’s Consent	59
Reports to Limited Partners	59
Net Asset Value	59
Termination Events	60

PERFORMANCE OF COMMODITY POOLS OPERATED BY THE GENERAL PARTNER	61

DISTRIBUTIONS	64

MATERIAL CONTRACTS	64

Trading Advisory Agreement	64
Corporate Cash Management Account Agreement	64
Futures Account Agreement	65
Selling Agreements	65

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	66

Fund Status	66
Taxation of Limited Partners on Profits and Losses of the Fund	66
Limitations on Deductibility of Fund Losses by Limited Partners	67
Cash Distributions and Withdrawals	67
Treatment of Income and Loss Under the Passive Activity Loss Rules.	67
Limited Deduction for Certain Expenses	67
Syndication Expenses.	68
Limitation on Deductibility of Interest on Investment Indebtedness	68

PURCHASES BY EMPLOYEE BENEFIT PLANS	71

General	72
Ineligible Purchasers	72
Plan Assets	72
Reporting and Disclosure	74
Special IRA Rules	74
Exempt Plans	74

PLAN OF DISTRIBUTION	75

The Offering	75

Prospectus Section	Page

Subscription Procedure	75
Subscribers’ Representations and Warranties	76
General	77

LEGAL MATTERS	77

EXPERTS	77

ADDITIONAL INFORMATION	77

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS	78

PRIVACY POLICY OF THE GENERAL PARTNER	78

INDEX TO FINANCIAL STATEMENTS	79

Report of Independent Registered Public Accounting Firm dated April 1, 2008	80
Aspect Global Diversified Fund LP Statement of Financial Condition as of December 31, 2007	81
Aspect Global Diversified Fund LP Notes to the Statement of Financial Condition	82
Aspect Global Diversified Fund LP Statement of Financial Condition as of March 31, 2008 (unaudited)	87
Aspect Global Diversified Fund LP Notes to the Statement of Financial Condition (unaudited)	88
Independent Auditor’s Report dated February 27, 2008	94
Steben & Company, Inc. Statement of Financial Condition as of December 31, 2007	95
Steben & Company, Inc. Notes to the Statement of Financial Condition	96
Steben & Company, Inc. Statement of Financial Condition as of March 31, 2008 (unaudited)	99
Steben & Company, Inc. Notes to the Statement of Financial Condition (unaudited)	100

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

The Futures Markets	106

Futures Contracts	106
Forward Contracts	106
Option Contracts	106
Hedgers and Speculators	107
Commodity Exchanges	107
Margin	107
Speculative Position Limits	108
Daily Limits	108
Regulations	108

Supplemental Performance for Capsule A – A Representative Account of the Aspect Global Diversified Fund LP	110

Pro Forma Performance of the Trading Program As Adjusted to Reflect the Fund’s Fee Structure	111

Exhibit A—Privacy Notice	Ex. A-1

Exhibit B—Supplemental Performance Information	Ex. B-1

Exhibit C -- Form of Subscription Agreement and Power of Attorney	Ex. C-1

Exhibit D -- Form of Request For Redemption	Ex. D-1

Exhibit E -- Form of Limited Partnership Agreement	Ex. E-1

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SUMMARY

This summary of material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information.  You should read the entire Prospectus, including the Statement of Additional Information and all exhibits to the Prospectus, before deciding to invest in Units. This Prospectus is dated ______________, 2008.

____________________

The Fund

Aspect Global Diversified Fund LP, or the Fund, was formed as a Delaware limited partnership on March 23, 2007.  Units of each Series will initially be offered for a period ending June 30, 2008, or the Initial Offering Period, unless such date is extended by the General Partner for up to an additional ninety (90) days.  After both the Initial Offering Period has closed and trading has commenced, Units of each Series will be offered on the first day of each month at the Net Asset Value per Unit of the relevant Series on the last day of the preceding month.  The Fund issues units of limited partnership interests, or Units, which represent units of fractional undivided beneficial interest in and ownership of the Fund.  The term of the Fund is perpetual (unless terminated earlier in certain circumstances).  There is no maximum subscription amount that may be contributed to the Fund.  The principal office of the Fund is, c/o Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland 20850 and its telephone number is (240) 631-9808.

The Units

The Fund issues Units in four Series, Series A, Series B, Series C and Series I Units, each of which represents units of fractional undivided beneficial interests in and ownership of the Fund.  Series A, B and I Units are identical in all respects except for the fees and expenses charged to each Series of Units, as set forth below.  Generally, Series B and I Units are available through approved Selling Agents or registered investment advisors who are directly compensated by the investor through a fee based advisory program.  Investors whose accounts are held at a brokerage firm requiring a Broker Dealer Servicing Fee may not purchase Series I Units.  Series A, B and I Units will be re-designated as Series C Units with lower expenses only as they each reach a certain limit on fees, as described below.  The General Partner may, in its sole discretion, authorize additional Series of Units as it deems necessary and in the best interests of the Fund.  Series A, B and I Units will be available for sale at $100 per Unit during the Initial Offering Period.  Afterwards, Series A, B and I Units will be offered on a continuous and monthly basis and at the Net Asset Value as of the close of business on the last day of the month in which a subscription is accepted, or the Monthly Closing, until such time this offering will be terminated pursuant to the Fund’s Limited Partnership Agreement.  The only difference in the Net Asset Value amongst each Series of Units offered by the Fund for purchase will be the associated fees and expenses as stated below.

Series A, B and I Units will be offered by Selling Agents.  The Series A Units are subject to the following fees and expenses: Management Fee, Incentive Fee, Brokerage Expenses, General Partner Fee, Administrative Expenses, Offering Expenses, Selling Agent Commissions, Broker Dealer Servicing Fee, and a Redemption Fee (if Series A Units are redeemed within 12 months of purchase), each as hereinafter defined.  Series A Units are subject to a Fee Limit as hereinafter defined.  Series A Units will be re-designated as Series C Units after the Fee Limit has been reached.

Series B Units are intended only for registered investment advisors’ fee based advisory programs. Series B Units are subject to the same fees and expenses as the Series A Units, except they are not subject to a Redemption Fee or Selling Agent Commissions.  Series B Units may be purchased by employees and relatives of Selling Agents and direct clients of the General Partner.  Series B Units are subject to a Fee Limit as hereinafter defined.  Series B Units will be re-designated as Series C Units after the Fee Limit has been reached.

Series I Units are intended only for registered investment advisors’ fee based advisory programs. Series I Units are subject to the same fees and expenses as the Series B Units with the exception of the Broker Dealer Servicing Fee.  Series I Units may be purchased by employees and relatives of the General Partner and direct clients of the General Partner.  Investors whose accounts are held at a brokerage firm requiring a Broker Dealer Servicing Fee may not purchase Series I Units.  Series I Units are subject to a Fee Limit as hereinafter defined.  Series I Units will be re-designated as Series C Units after the Fee Limit has been reached.

SUMMARY (cont’d)

Series C Units will be issued in exchange for an investor’s Series A, B and I Units to any Limited Partner who owns Series A , B and I Units when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on their Series A, B and I Units pursuant to NASD Rule 2810.  As a result, it is possible for a Limited Partner to have its Series A, B or I Units exchanged for Series C Units prior to reaching the Fee Limit.  If a Limited Partner’s Series A, B or I Units are exchanged for Series C Units prior to reaching the Fee Limit, the General Partner will not seek additional fees from such Limited Partner.  The Series C Units are identical to these other Units except that the Series C Units do not pay Offering Expenses, Selling Agent Commissions, a Broker Dealer Servicing Fee or a Redemption Fee.

Purchases and Redemptions of Units

Units of the Fund are offered continuously to the public by Selling Agents on a “best-efforts” basis, without any firm commitment to sell or purchase any specific number of Units, at the month-end Net Asset Value per Unit.  The minimum investment is $10,000.  The minimum investment for existing Limited Partners of a Series of Units subscribing for additional Units of that Series is $2,500.  The General Partner, in its sole discretion, may waive these minimums.  The $100-per-Unit price during the Initial Offering Period reflects the full Net Asset Value per Unit of each Series and was determined arbitrarily.  The General Partner believes that this price is consistent with industry practice for other start-up commodity pools.  After the Initial Offering Period, Units of each Series will be offered at Monthly Closings on the first day of each month at the Net Asset Value per Unit of the relevant Series on the last day of the preceding month.  Subscription funds will be held in an account at Bank of America in Rockville, Maryland, U.S.A. pending acceptance and payment to the Fund at the applicable monthly closing.  Interest relating to subscriptions while held at Bank of America during this continuous offering will be used to acquire additional Units for you or will be returned to you in cash if your subscription is not accepted.  Units of each Series will initially be offered for a period ending June 30, 2008, or the Initial Offering Period, unless such date is extended by the General Partner for up to an additional ninety (90) days.

The General Partner will contribute a minimum of $500,000 to the initial trading capital of the Fund and will be issued General Partner Units.  This amount is in addition to the total amount of Units offered by this Prospectus.  No other subscriptions will be required for the Fund to commence trading after the Initial Offering Period.

To purchase Units, the General Partner must receive a subscription at its main business office in Rockville, Maryland, U.S.A. prior to 5:00 P.M. EST on the fifth business day (or the 6th business day for personal checks) prior to the date of the first day of a month at which the subscription is intended to be accepted by the Fund. All subscriptions are irrevocable.  However, if a subscription is received after a Monthly Closing deadline, it generally will be held until the next Monthly Closing although the subscriber will be entitled to withdraw his held-over subscription any time prior to the beginning of the fifth full business day of the following month.

The General Partner, in its sole discretion, may reject any subscription in whole or in part for any reason.  The General Partner will inform potential investors or their Selling Agents, whether their subscriptions have been accepted or rejected by the last business day of the month in which their subscription has been received by the General Partner.

Redemption requests, which are irrevocable, may be made by a Limited Partner as of the last Business Day of any month, or, Redemption Date, at the Net Asset Value per Unit (or portion thereof) on the Redemption Date, on five (5) business days’ prior written notice to the General Partner.  Partial redemptions must be for at least $1,000, unless such requirement is waived by the General Partner.  In addition, the Limited Partner, if making a partial redemption, must maintain at least $10,000 or his original investment amount, whichever is less, in the Fund, unless such requirement is waived by the General Partner.  The Fund will pay redemption proceeds as soon as practicable after the Redemption Date, generally within thirty (30) days after the Redemption Date.  Limited Partners’ redemptions will be accounted for on a first in first out basis unless such requirement is waived by the General Partner.

The Fund, in the General Partner’s sole discretion and pursuant to the Limited Partnership Agreement, may delay payment of the redemption proceeds if special circumstances require, including but without limitation circumstances involving a market emergency that prevents the liquidation of positions or a delay or default in payment to the Fund

SUMMARY (cont’d)

by the Futures Commission Merchants, Cash Management Broker or a bank or if payment is restricted pursuant to the Delaware Revised Uniform Partnership Act.  Limited Partners will be notified within ten (10) days after the Redemption Date if any redemption cannot be honored under the terms hereof and their requests thereafter will be honored at the first available opportunity on a pro rata basis.  The General Partner may deny a redemption request, if in its sole discretion, such a redemption request would violate any applicable law, regulation or rule the Fund may be subject to.

Risk Factors

An investment in Units is speculative and involves a high degree of risk.  The summary risk factors set forth below are intended merely to highlight certain risks of the Fund.  The Fund has particular risks that are set forth elsewhere in this Prospectus.

•	The Fund has no operating history. Therefore, a potential investor does not have any performance history to serve as a factor for evaluating an investment in the Fund.

•	Past performance is not indicative of future results. All or substantially all of an investment, including any undistributed profits, in the Fund could be lost.

•	The trading of the Fund takes place in very volatile markets.

•	The Net Asset Value per Unit can vary significantly intra- and inter-month.

•	The Fund is subject to the fees and expenses described herein and will be successful only if significant losses are avoided.

•
The incapacity of the Trading Advisor’s principals could have a material and adverse effect on the Trading Advisor’s ability to discharge its obligations under the advisory agreement. However, there are no individual principals at the Trading Advisor whose absence would result in a material and adverse effect on the Trading Advisor’s ability to adequately carry out its advisory responsibilities.

•
During the first twelve months of an investment, each Series of Units are subject to fees and expenses in the aggregate amount of approximately 7.82% of the Net Asset Value per annum for Series A Units (up to 9.75% if Series A Units are redeemed prior to the first anniversary of the subscription date), 6.27% of the Net Asset Value per annum for Series B Units, 4.92% of the Net Asset Value per annum for Series C Units and 5.67% of the Net Asset Value per annum for Series I Units (exclusive of the 20% Incentive Fee as more fully described herein).  Therefore, each Series of Units will be successful only if the Fund’s annual returns from futures trading, plus its annual interest income from its holdings of U.S. Treasuries, U.S. Agency securities and investment grade commercial paper with maturities of less than one year, exceed such fees and expenses.

•	There can be no assurance that the Units will achieve profits or avoid losses, significant or otherwise.

•
The Fund is subject to actual and potential conflicts of interest involving the General Partner, the Trading Advisor and the Selling Agent.  The General Partner and its principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which also presents the potential for numerous conflicts of interest with the Fund.  As a result of these and other relationships, the parties involved with the Fund may have certain potential economic conflicts of interests with respect to management of multiple funds and investment opportunities.  However, the parties will allocate such opportunities on an equitable basis between the Fund and its clients.  The General Partner has not established any formal procedures to resolve conflicts of interest.  Consequently, Limited Partners are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.  The Fund is subject to other conflicts which include the risk of owing substantial compensation to the General Partner and the Trading Advisor regardless of the Fund’s investment performance.  See Risk Factor (14) “Various Actual and Potential Conflicts

SUMMARY (cont’d)

of Interest May Be Detrimental to Limited Partners” and “Conflicts of Interest” below.

Investment Objective

The Fund’s assets may be used for the speculative trading of futures, swaps, options and over-the-counter contracts, including currency forwards traded in the United States and internationally.  The Fund will seek to accomplish its objectives by investing its assets in the Aspect Diversified Program, or the Trading Program, managed by Aspect Capital Limited, or the Trading Advisor.  The Trading Program relies upon a proprietary, systematic trading system that deploys multiple trading strategies utilizing derivatives that seeks to identify and exploit directional moves in market behavior to a broad and diversified range of global markets including (but not limited to) currencies, global interest rates, equity indices, energies, agricultural commodities and metals.  The Trading Program does not currently utilize options as part of its trading system, but may employ them in the future.

The Trading Advisor will seek to trade the Fund’s assets at approximately 1.20 times the leverage normally utilized by the Trading Advisor in the Trading Program (which typically trades at a margin to equity ratio of approximately 5% to 30%, or for the Fund, at a margin to equity ratio of approximately 6% to 36%).  Because the Fund will trade at approximately 1.20 times the normal trading level of the Trading Program, the Trading Advisor will increase the number of trading positions per dollar of Fund Net Assets by 20%, and as a result, the Fund will experience a greater potential for both profit and loss, greater volatility and greater brokerage commission expenses relative to clients who invest at the normal trading level of the Trading Program.  The margin to equity ratio of the Fund is determined by the positions indicated by the trading models utilized by the Trading Advisor.  The positions taken will vary based upon the trading signals generated by the models at any given time.  However, because the Net Asset Value of the Fund will rise or fall over time due to subscriptions and redemptions, as well as any profits or losses, the actual leverage ratio in the Fund at any given time may be somewhat higher or lower than 120% of the leverage normally utilized by the Trading Advisor.  Adjustments to the trading level will not affect the Management Fee percentage or calculation.  By maintaining a comparatively small exposure to any individual market, the aim of the Trading Program is to achieve meaningful long-term diversification.  The Trading Program seeks to maintain positions in a variety of markets.  Market concentration varies according to the strength of signals, volatility and liquidity, amongst other factors.

The Trading Program employs a fully automated system to collect, process and analyze market data (including current and historical price data) and to identify and exploit directional moves (or “trends”) in market behavior, trading across a variety of frequencies to exploit trends over a range of timescales.  Positions are taken according to aggregate signals and are adjusted to manage risk.

The Fund will also maintain its excess margin deposits and reserves with the Cash Management Broker in cash, U.S. Treasuries, U.S. Agency securities and investment grade commercial paper with maturities of less than one year.  All interest income earned by the Fund will accrue to the Fund.  The Fund’s excess margin monies will be managed by the General Partner.  Interest income currently is estimated to be earned at a rate of 2.31% based upon the current interest rates of the anticipated mix of U.S. Treasuries, U.S. Agency securities and investment grade commercial paper with maturities of less than one year.  This rate will change from time-to-time according to prevailing interest rates. It is estimated that approximately 30% of the Fund’s assets will receive the 90 day US Treasury bill rate of interest (which is currently approximately 1.41% as of May 1, 2008), and approximately 70% will receive the investment grade 180 day commercial paper rate of interest (which is currently approximately 2.70% as of March 31, 2008).  The General Partner will attempt to invest the Fund’s cash assets to maximum advantage and the mix of short term investments between these allowable categories may change at the General Partner’s sole discretion.

There can be no assurance that the Fund or the Trading Program will achieve their investment objectives or avoid substantial losses.  The Fund has no performance history.

The General Partner, Commodity Pool Operator and Selling Agent

The Fund’s General Partner and commodity pool operator is Steben & Company, Inc., a Maryland corporation organized in February 1989.  The General Partner will also serve as one of the Fund’s Selling Agents.  The Fund currently has no other Selling Agents, although there have been indications

SUMMARY (cont’d)

of interest expressed to the General Partner by select broker-dealers.  The General Partner became registered with the Commodity Futures Trading Commission, or the CFTC, as a commodities introducing broker in May 1989 and as a commodity pool operator, or a CPO, in August 1991.  The General Partner is a member of the National Futures Association, or the NFA, the self-regulatory organization for the commodity industry, and is a member of the Financial Industry Regulatory Authority, or FINRA.  The General Partner is registered as a broker dealer and an investment adviser with the Securities and Exchange Commission, or the SEC.  The General Partner’s address is 2099 Gaither Road, Suite 200, Rockville, Maryland 20850; telephone (240) 631-9808, fax (240) 631-9595.  The General Partner’s web address is www.steben.com and its e-mail address is info@steben.com.

The General Partner will manage all aspects of the Fund's business, including forming and registering the Fund, selecting and monitoring the Fund’s Trading Advisor, selecting the Fund's futures broker(s), forwards and swap counterparties, accountants, attorneys, service companies, computing the Fund’s Net Assets, reporting to the Limited Partners, directing the investment of the Fund’s excess margin monies in interest-bearing instruments and/or cash, and handling subscriptions and redemptions.  The General Partner will maintain office facilities and furnish administrative and clerical services to the Fund.

All organizational and initial offering costs will be borne by the General Partner on behalf of the Fund without reimbursement.

Each Series of Units will pay the General Partner a monthly General Partner Fee in arrears equal to 1/12th of 1.10% of the Fund’s Net Asset Value (1.10% per annum).  The General Partner Fee is paid to the General Partner to compensate it for its services to the Fund as general partner and commodity pool operator.

The General Partner, in its capacity as one of the Fund’s Selling Agents, will be paid Selling Agent Commissions monthly in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit as hereinafter defined.  The General Partner will pay the Selling Agents an upfront commission of 2.00% of the aggregate subscription amount for the sale of Series A Units.  Beginning in the 13th month, the General Partner will pay the Selling Agents a monthly Selling Agent Commission in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit, as defined below.  The Net Asset Value of Series A Units refers to the Net Assets allocated to the Series A Unit capital account  (the aggregate capital account balances with respect to the Series A Units) divided by the number of outstanding Units of such Series A Units.

The obligation of the Series A Unit holders to pay and the amount charged to Series A Unit holders (e.g., 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value, paid monthly in arrears) with respect to the Selling Agent Commissions remains identical throughout the life of the Units subject to the Fee Limit.  For Units where the General Partner acts as the Selling Agent, it will retain these fees and may compensate its sales personnel.

Series B, C and I Units do not pay Selling Agent Commissions.

Series A Units will pay the Selling Agents a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.15% of the outstanding Series A Units’ Net Asset Value (0.15% per annum), subject to the Fee Limit.

Series B Units will pay Selling Agents who sell Series B Units or broker dealers who act as custodian for Series B Units a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.60% of the outstanding Series B Units’ Net Asset Value (0.60% per annum), subject to the Fee Limit.

The Trading Advisor

Aspect Capital Limited, or the Trading Advisor, offers discretionary advisory services to institutional and high net worth investors in the speculative trading of multiple asset classes including, without limitation, futures, forwards, swaps, options and other derivative contracts, commonly referred to as “futures”.

The Trading Advisor was established in 1997 by Anthony Todd, Dr. Eugene Lambert, Martin Lueck and Michael Adam, all of whom were involved in the development of Adam, Harding and Lueck (“AHL”, now part of Man Group plc), where they advanced the application of systematic quantitative techniques in managed futures investment.  The Trading Advisor has grown its team to over 100 employees and manages $5.028 billion as

SUMMARY (cont’d)

of February 29, 2008 including approximately $4.788 billion in the Trading Program.  The Trading Advisor’s investment approach involves a strong focus on rigorous research, disciplined systematic implementation, robust risk management and efficient market access and execution.

The Trading Advisor is a limited liability company registered in England and Wales (registration number 3491169), which is regulated in the United Kingdom by the Financial Services Authority.  Since October 1999, the Trading Advisor has been a member of the NFA, registration number 0296934, and has been registered with the CFTC as a commodity trading advisor, or CTA, and commodity pool operator.  The Trading Advisor has also been registered with the NFA as a principal of its CTA subsidiary, Aspect Capital Inc. (registration number 0346983), since August 2004.  The Trading Advisor has also been registered with the SEC as an investment adviser since October 2003.  Neither the Trading Advisor’s registration with the CFTC and SEC nor its membership in NFA should be taken as an indication that the CFTC, SEC, NFA, or any other regulatory agency or body has recommended or approved the Trading Advisor.  The main business address of the Trading Advisor is Nations House, 103 Wigmore Street, London, W1U 1QS, England.  The Trading Advisor’s telephone number in London is 011-44 20 7170 9700.  The Trading Advisor’s books and records will be kept at its main business address.

RMF Investment Management, a principal of the Trading Advisor, is a subsidiary of the Man Group plc. Man Group plc is a leading global provider of alternative investment products and solutions. Certain Man Group plc subsidiaries are registered with the CFTC as futures commission merchants and/or introducing brokers. The Trading Advisor is also affiliated with AIG Financial Products Corp., which itself is an affiliate of the AIG group of companies.  The Trading Advisor may execute transactions with affiliates of RMF Investment Management who are futures commission merchants and/or introducing brokers and affiliates of AIG Financial Products Corp. who are futures commission merchants and/or introducing brokers and the relevant entities will receive compensation in connection with such transactions.  The compensation paid to such entities is to be negotiated at market rates.

Each Series of Units will pay the Trading Advisor a monthly Management Fee payable in arrears equal to 1/12th of 2.00% of the Fund’s trading level allocated to the Trading Program (2.00% per annum).  The normal trading level of the Trading Program is the number of trading positions per dollar customarily taken by the Trading Advisor for client accounts utilizing the Trading Program.  Because the Fund is generally trading at approximately 1.20 times the normal trading level of the Trading Program, the Trading Advisor is increasing the number of trading positions per dollar by approximately 20%.  At a normal trading level, the margin requirements relative to equity in the account range from 5% to 30%.  Because the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the margin requirements relative to equity becomes proportionately higher, or from 6% to 36%.  Since the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the management fee of 2.00% is multiplied by the overall trading level of the Fund (1.20 x 2.0% = 2.40%).  Therefore, the Management Fee will be 1/12th of 2.40% of the Fund’s month-end Net Asset Value (2.40% per annum).  Adjustments to the trading level will not affect the Management Fee percentage or calculation.

Each Series of Units will pay the Trading Advisor a quarterly Incentive Fee payable in arrears equal to 20% of any Trading Profits, as herein defined.

While it does not currently intend to do so, the General Partner could, in its sole discretion, should it deem it in the best interest of the Fund, replace the Trading Advisor and allocate the Fund’s assets to one or more trading advisors.

The Selling Agents

The General Partner also acts as a selling agent for the Fund.  The General Partner intends to appoint certain other broker dealers registered under the Securities Exchange Act of 1934, as amended, and members of FINRA, as additional selling agents, collectively, with the General Partner in its capacity as a selling agent, the Selling Agents, with respect to Series A, Series B and Series I Units only.  The Selling Agents will use their “best efforts” to sell Series A, Series B and Series I Units.  Therefore, the Selling Agents are not required to purchase any Series A, Series B and Series I Units or sell any specific number or dollar amount of Series A, Series B and Series I Units but will use their best efforts to sell such Units.

The Selling Agents will be selected to assist in the making of offers and sales of Series A, Series B

SUMMARY (cont’d)

and Series I Units.  Other than the General Partner, the Fund currently has no other Selling Agents, although there have been indications of interest expressed to the General Partner by select broker-dealers.

The General Partner, in its capacity as one of the Fund’s Selling Agents, will be paid Selling Agent Commissions monthly in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit as hereinafter defined.  The General Partner will pay the Selling Agents an upfront commission of 2.00% of the aggregate subscription amount for the sale of Series A Units.  Beginning in the 13th month, the General Partner will pay the Selling Agents a monthly Selling Agent Commission in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit, as defined below.  The Net Asset Value of Series A Units refers to the Net Assets allocated to the Series A Unit capital account (the aggregate capital account balances with respect to the Series A Units) divided by the number of outstanding Units of such Series A Units.

The obligation of the Series A Unit holders to pay and the amount charged to Series A Unit holders (e.g., 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value, paid monthly in arrears) with respect to the Selling Agent Commissions remains identical throughout the life of the Units subject to the Fee Limit.  For Units where the General Partner acts as the Selling Agent, it will retain these fees and may compensate its sales personnel.

Series B, C and I Units do not pay Selling Agent Commissions.

Series A Units will pay the Selling Agents a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.15% of the outstanding Series A Units’ Net Asset Value (0.15% per annum), subject to the Fee Limit.

Series B Units will pay Selling Agents who sell Series B Units or broker dealers who act as custodian for Series B Units a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.60% of the outstanding Series B Units’ Net Asset Value (0.60% per annum), subject to the Fee Limit.

For Units where the General Partner acts as the Broker Dealer, it will retain these fees.

The Futures Commission Merchant and Currency Forward Counterparties

The Fund will utilize Newedge Financial, Inc., or NFI, as its futures commission merchant, the Futures Commission Merchant or FCM, and Newedge Group (UK) as its currency forward counterparty.  The General Partner may, at its discretion, have the Fund utilize other futures commission merchants, swap or forward counterparties if it deems it to be in the best interest of the Fund.

Limitation of Liabilities

You cannot lose more than your investment in the Units plus any undistributed profits.  Limited partners in a Delaware limited partnership are entitled to limitation on liability equivalent to the limitation on liability enjoyed by shareholders of Delaware corporations.  There may be continuing liability for Limited Partners after redemption for any liabilities incurred prior to their redemption date, only for amounts distributed to the Limited Partner or amounts received by the Limited Partner upon redemption of the Units, if the Net Assets of the Fund are insufficient to discharge the liabilities of the Fund which have arisen prior to the payment of such amount (including without limitation indemnification liabilities).

Net Asset Value

The Fund’s “Net Assets” refers to the total assets of the Fund (including without limitation all cash and cash equivalents (valued at cost), any unrealized profits and losses, accrued interest and amortization of original issue discount, and the market value of all open futures, forwards, or derivatives (“commodities interests”) positions and other assets of the Fund, minus the total liabilities of the Fund, including without limitation, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Fund’s open commodities interests positions (if charged on a “round-turn” basis), or brokerage expenses (if charged on a “flat rate” basis), and fees and expenses (including accrued Incentive Fee although such accrual amount might not become payable), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting.  However, for purposes of calculating month-end fees, the Fund’s Net Asset

SUMMARY (cont’d)

Value is calculated prior to the accrual of any fees of the Fund for that month.

The “Net Asset Value” of a Unit in a particular Series refers to the Net Assets allocated to the capital accounts with respect to such Series (the aggregate capital account balances with respect to the Series of Units) divided by the number of outstanding Units of such Series.

Segregated Accounts/Interest Income

The proceeds of the offering will be deposited in cash in a segregated account in the name of the Fund at the Futures Commission Merchant (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements, and at the Cash Management Broker for cash management purposes.  However, some of the Fund’s trading is expected to be conducted on commodity exchanges outside the United States.  Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections.  All interest income will be credited to the Fund.

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SUMMARY (cont’d)

Fees and Expenses

Management Fee
Each Series of Units will pay the Trading Advisor a monthly Management Fee payable in arrears equal to 1/12th of 2.00% of the Fund’s trading level allocated to the Trading Program (2.00% per annum).  The trading level is currently expected to be approximately 1.20 times the normal trading level of the Trading Program.  The normal trading level of the Trading Program is the number of trading positions per dollar customarily taken by the Trading Advisor for client accounts utilizing the Trading Program.  Because the Fund is generally trading at approximately 1.20 times the normal trading level of the Trading Program, the Trading Advisor is increasing the number of trading positions per dollar by approximately 20%.  At a normal trading level, the margin requirements relative to equity in the account range from 5% to 30%.  Because the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the margin requirements relative to equity becomes proportionately higher, or from 6% to 36%.  Since the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the management fee of 2.00% is multiplied by the overall trading level of the Fund (1.20 x 2.0% = 2.40%).  Therefore, the Management Fee will be 1/12th of 2.40% of the Fund’s month-end Net Asset Value (2.40% per annum).  Adjustments to the trading level will not affect the Management Fee percentage or calculation.

Incentive Fee
Each Series of Units will pay the Trading Advisor a quarterly Incentive Fee payable in arrears equal to 20% of any Trading Profits.

“Trading Profits” are the sum of: (i) the net of all realized profits and losses on account commodity positions liquidated during the quarter, plus (ii) the net of all unrealized profits and losses net of accrued Brokerage Expenses, NFA fees and give up fees on account commodity positions open as of the quarter end, minus: (iii) the net of all unrealized profits and losses on account commodity positions open at the end of the previous quarter end, and (iv) any cumulative net realized losses (which will not include Incentive Fee expenses) from the Trading Advisor’s trading of the account carried forward from all previous quarters since the last quarter for which an Incentive Fee was payable to the Trading Advisor, and (v) any fees or expenses of the Fund (except for accrued Incentive Fees).  Trading Profits will not include interest income earned by the Fund.

Trading Profits will be calculated on the basis of assets allocated to the Trading Advisor.  In determining “Trading Profits,” any trading losses generated by the Trading Advisor for the Fund in prior periods are carried forward, so that the Incentive Fee is paid only if and to the extent the profits generated by the Trading Advisor for the period exceed any losses (excluding losses relating to redeemed Units) from prior periods.  The loss carry-forward is proportionally reduced if and to the extent the Fund reduces the amount of assets allocated to the Trading Advisor or redemptions occur during a period that a loss carry-forward exists.

In the event that any Units are redeemed prior to the end of a calendar quarter, the Trading Advisor will be entitled to an Incentive Fee (as applicable), payable on a quarterly basis, regarding the redeemed Units to the extent of any accrued Incentive Fee allocable to the redeemed Units as of the redemption date.

Organizational and Initial Offering Costs	All organizational and initial offering costs will be borne by the General Partner on behalf of the Fund without reimbursement.
Brokerage Expenses
Total charges paid to the clearing brokers are expected to average less than $4.00 per round-turn trade, although the futures commission merchant’s brokerage commissions and trading fees, as well as the over the counter foreign exchange counterparty fees will be determined on a contract-by-contract basis, anticipated to range from $1.00 to $8.00 per round-turn.  Some foreign contracts could be higher. Based on the foregoing estimate, each Series of Units is estimated to pay the futures commission merchant their pro-rated share of the actual monthly brokerage expenses of approximately 1/12th of 0.47% of the Fund’s Net Asset Value (0.47% per annum) payable in arrears.  These Brokerage Expenses will cover all actual brokerage

SUMMARY (cont’d)

and trading costs of the Fund.  The exact amount of such brokerage commissions and trading fees to be incurred is impossible to estimate and will vary based upon a number of factors including the trading frequency, the types of instruments traded, transaction sizes, degree of leverage employed and transaction rates in effect from time-to-time.  The compensation paid to the futures commission merchant is estimated at 0.47% of the Fund’s average annual Net Asset Value and will not, under any circumstance, exceed the maximum permissible brokerage expense of 14% of the average annual Net Asset Value of the Fund established by the guidelines of the North American Securities Administrators Association, Inc.

General Partner Fee
Each Series of Units will pay the General Partner a monthly General Partner Fee in arrears equal to 1/12th of 1.10% of the Fund’s Net Asset Value (1.10% per annum).  The General Partner Fee is paid to the General Partner to compensate it for its services to the Fund as general partner and commodity pool operator.

Administrative Expenses
Each Series of Units will pay actual monthly administrative expenses to various third-party service providers, as well as the General Partner, estimated to be approximately 1/12th of 0.95% of the Fund’s Net Asset Value (0.95% per annum) payable in arrears.  Actual Administrative Expenses may vary, however such Administrative Expenses will not exceed 0.95% of the Fund’s Net Asset Value per annum.  The Administrative Expenses will cover all actual legal, accounting, clerical and other back office related expenses related to the administration of the Fund and all associated costs incurred by the Fund.  It is estimated that a maximum of $100,000 of legal fees and a maximum of $125,000 of audit fees will be charged to the Fund during its first full year of operations.

Offering Expenses
The Fund will reimburse the General Partner for actual ongoing offering costs, up to 1/12th of 0.75% of the Fund’s Net Asset Value (0.75% per annum) pro-rata for Series A, B and I Units payable monthly in arrears, or Offering Expenses.  Actual ongoing offering costs in excess of this limitation will be fully absorbed by the General Partner.  The Fund is only liable for payment of Offering Expenses on a monthly basis.  The Offering Expenses will cover all actual ongoing offering expenses incurred by the General Partner on behalf of the Fund, including regulatory fees, legal costs relating to the offering, sales related travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the General Partner for wholesaling the Fund.  Compensation paid to sales personnel of the General Partner for the sale of Units will be subject to the Fee Limit defined below and is separate and apart from the compensation payable to sales personnel of the General Partner who receive Selling Agent Commissions.  If the Fund terminates prior to completion of payment to the General Partner for the unreimbursed Offering Expenses incurred through the date of such termination, the General Partner will not be entitled to any additional payments, and the Fund will have no further obligation to the General Partner.

Series C Units do not pay Offering Expenses.

Selling Agent Commissions
Series A Units will pay to the General Partner Selling Agent Commissions monthly in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit as defined below.  The General Partner will pay the Selling Agents an upfront commission of 2.00% of the aggregate subscription amount for the sale of Series A Units.  Beginning in the 13th month, the General Partner will pay the Selling Agents a monthly Selling Agent Commission in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit, as defined below.  The Net Asset Value of Series A Units refers to the Fund’s Net Assets allocated to the capital accounts of Series A Unit holders (the aggregate capital account balances with respect to the Series A Units) divided by the number of outstanding Units of such Series A Units.

The obligation of the Series A Unit holders to pay and the amount charged to Series A Unit holders (e.g., 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value, paid monthly in arrears) with respect to the Selling Agent Commissions remains identical throughout the life of the Units subject to the Fee Limit.  For Units where the General Partner

SUMMARY (cont’d)

acts as the Selling Agent, it will retain these fees and may compensate its sales personnel. Series B, C and I Units do not pay Selling Agent Commissions.
Broker Dealer Servicing Fee
Series A Units will pay the Selling Agents a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.15% of the outstanding Series A Units’ Net Asset Value (0.15% per annum), subject to the Fee Limit, as defined below.

Series B Units will pay Selling Agents who sell Series B Units or broker dealers who act as custodian for Series B Units a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.60% of the outstanding Series B Units’ Net Asset Value (0.60% per annum), subject to the Fee Limit.

Where the General Partner acts as the Selling Agent it will retain these fees.

Series C and I Units do not pay a Broker Dealer Servicing Fee.

The Fee Limit is the total amount of Selling Agent Commissions, Broker Dealer Servicing Fees paid to selling agents, payments for sales conferences, and other Offering Expenses (but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) paid by particular Series A, B or I Units when it is equal to 10.00% of the original purchase price paid by holders of those particular Units.

Each Limited Partner who owns Series A, Series B and Series I Units will continue to pay the Selling Agent Commissions, Offering Expenses and the Broker Dealer Servicing Fee, depending upon which expenses are applicable to the particular Series of Units, until the aggregate of such expenses reaches an amount equal to the Fee Limit.

Investors in the Fund will not pay more than the Fee Limit described above.  The General Partner will utilize accounting software that will track the fees charged to the Units on a Limited Partner-by-Limited Partner basis.  Series C Units will be issued in exchange for an investor’s Series A, B and I Units to any Limited Partner who owns Series A, B and I Units when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on their Series A, B and I Units pursuant to NASD Rule 2810.  As a result, it is possible for a Limited Partner to have its Series A, B or I Units exchanged for Series C Units prior to reaching the Fee Limit.  If a Limited Partner’s Series A, B or I Units are exchanged for Series C Units prior to reaching the Fee Limit, the General Partner will not seek additional fees from such Limited Partner.

Redemption Fee
In order to reimburse the General Partner for the 2% upfront fee (charged based on the aggregate subscription amount) paid to the Selling Agents, Series A Units pay a pro rata Redemption Fee to the General Partner during the first 12 months after issuance of the Series A Units.  Series A Units redeemed prior to the first anniversary of the subscription date will be subject to a Redemption Fee equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the subscription date.

Limited Partners will not be required to pay any Redemption Fees if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

No other Series of Units will pay the Redemption Fee.

Extraordinary Fees and Expenses
The Fund will pay all extraordinary fees and expenses incurred by the Fund, if any, as determined by the General Partner.  Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses.  Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Fund or of managed futures funds in general.  Routine operational, administrative and other ordinary expenses will not be deemed to be extraordinary expenses.

SUMMARY (cont’d)

Break-Even Amounts for Each Series of Units

The following summarizes the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in each Series of Units during the first twelve months net of estimated interest income.  In each case, the total estimated cost and expense load is expressed as a percentage of $10,000, the amount of minimum investment in the Fund:

•     Series A: 5.05% (or $505 for each $10,000 invested) (up to 6.98% if Series A Units are redeemed prior to the first anniversary of the subscription date due to the Redemption Fee or $698 for each $10,000 invested);

•     Series B:  3.50% (or $350 for each $10,000 invested);

•     Series C:  2.15% (or $215 for each $10,000 invested); and

•     Series I:  2.90% (or $290 for each $10,000 invested).

It is anticipated that the Fund will earn interest income from its holdings of U.S. Treasuries, U.S. Agency securities and investment grade commercial paper with maturities of less than one year.  The Fund estimates that its interest income from such holdings will be approximately 2.31% per annum, which will change from time-to-time according to prevailing interest rates.  It is estimated that approximately 30% of the Fund’s assets will receive the 90 day US Treasury bill rate of interest (which is currently approximately 1.41% as of May 1, 2008), and approximately 70% will receive the investment grade 180 day commercial paper rate of interest (which is currently approximately 2.70% as of March 31, 2008).  The General Partner will attempt to invest the Fund’s cash assets to maximum advantage and the mix of short term investments between these allowable categories may change at the General Partner’s sole discretion.

Distributions

Distributions may be made at the discretion of the General Partner, although the General Partner does not presently anticipate making any.  It is possible that no distributions will be made in some years in which there are taxable profits, realized or unrealized. However, each Limited Partner nevertheless will be required to take his distributive share of the Fund’s taxable income and loss into income for federal income tax purposes.

Fiscal Year

The Fund’s fiscal year ends on December 31 of each year.

Financial Information

The Fund has only recently been organized and has no financial history.

U.S. Federal Income Tax Considerations

The Fund intends to be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.  Accordingly, the Fund should not be subject to U.S. federal income tax, and each Limited Partner will be required to report on its own annual tax return such Limited Partner’s allocable share of the Fund’s taxable income or loss.  See “Material U.S. Federal Income Tax Considerations” below.

“Breakeven Table”

The “Breakeven Table” on the following page indicates the approximate percentage and dollar returns required for the value of an initial $10,000 investment in Series A, Series B and Series I Units to equal the amount originally invested twelve (12) months after issuance.  The Series A Units, Series B Units and Series I Units will be automatically re-designated as Series C Units once a certain Fee Limit is reached, as described herein.

The capitalization of the Fund does not directly affect the level of its charges as a percentage of Net Asset Value, other than (i) Brokerage Expenses, (ii) Administrative Expenses, and (iii) Offering Expenses, each of which are assumed for purposes of the “Breakeven Table” to equal the maximum permissible percentage of the Fund’s average month-end Net Asset Value).

SUMMARY (cont’d)

“Breakeven Table”
The table below sets forth the Trading Profits that must be earned by the Fund in order for you to break even on your investment in the Fund during the first year, based on an initial investment of $10,000 (assuming no changes in net asset value, interest income of 2.31% and including redemption fees applicable during the first 12 months with respect to the Series A Units only).
	Dollar Amount and Percentage of Expenses[1]
	Series A2		Series B2		Series C2		Series I2
Expense	$	%	$	%	$	%	$	%
Trading Advisor Management Fee[3]	$240	2.40%	$240	2.40%	$240	2.40%	$240	2.40%
Incentive Fee[4]	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
Organizational and Initial Offering Costs[5]	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
Brokerage Expenses[6]	$47	0.47%	$47	0.47%	$47	0.47%	$47	0.47%
General Partner Fee	$110	1.10%	$110	1.10%	$110	1.10%	$110	1.10%
Administrative Expenses[6]	$95	0.95%	$95	0.95%	$95	0.95%	$95	0.95%
Offering Expenses[6]	$75	0.75%	$75	0.75%	$0.00	0.00%	$75	0.75%
Selling Agent Commissions[7]	$200	2.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
Broker Dealer Servicing Fee[8,9]	$15	0.15%	$60	0.60%	$0.00	0.00%	$0.00	0.00%
Redemption Fee[10]	$193	1.93%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
Interest Income[11]	$(231)	(2.31)%	$(231)	(2.31)%	$(231)	(2.31)%	$(231)	(2.31)%
12-Month Breakeven	$744	7.44%	$396	3.96%	$261	2.61%	$336	3.36%

1.
The breakeven analysis assumes that the Units have a constant month-end net asset value and is based on an initial minimum subscription of $10,000.  See “Charges” on page 40 for an explanation of the expenses included in the “Breakeven Table.”

2.	Once the Fee Limit (as defined on page 11) is reached, Series A Units, Series B Units and Series I Units will be automatically re-designated as Series C Units.

3.
The normal trading level of the Trading Program is the number of trading positions per dollar customarily taken by the Trading Advisor for client accounts utilizing the Trading Program.  Because the Fund is generally trading at approximately 1.20 times the normal trading level of the Trading Program, the Trading Advisor is increasing the number of trading positions per dollar by approximately 20%.  At a normal trading level, the margin requirements relative to equity in the account range from 5% to 30%.  Because the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the margin requirements relative to equity becomes proportionately higher, or from 6% to 36%.  Since the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the Management Fee of 2.00% is multiplied by the overall trading level of the Fund (1.20 x 2.0% = 2.40%).  Adjustments to the trading level will not affect the Management Fee percentage or calculation.

4.
Incentive Fees are paid to the Trading Advisor only on Trading Profits earned.  Trading Profits are determined after deducting all Fund expenses, other than any extraordinary expenses, and do not include interest income.  Therefore, Incentive Fees will be zero at the Fund’s break even point.

5.	All organizational and initial offering costs for the Fund will be borne by the General Partner without reimbursement.

6.
Expense levels are assumed to be at maximum levels, with the exception of Brokerage Expenses, which is a good faith estimate as of the date of this prospectus.  The compensation paid to the futures commission merchant is estimated at 0.47% of the Fund’s average annual Net Asset Value and will not, under any circumstance, exceed the maximum permissible brokerage expense of 14% of the average annual Net Asset Value of the Fund established by the guidelines of the North American Securities Administrators Association, Inc.

7.
Series A Units will pay to the General Partner Selling Agent Commissions monthly in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit as defined below.  The General Partner will pay the Selling Agents an upfront commission of 2.00% of the aggregate subscription amount for the sale of Series A Units.  Beginning in the 13th month, the General Partner will pay the Selling Agents a monthly Selling Agent Commission in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit, as defined herein.  The Net Asset Value of Series A Units refers to the Fund’s Net Assets allocated to the capital accounts of Series A Unit holders (the aggregate capital account balances with respect to the Series A Units) divided by the number of outstanding Units of such Series A Units.  The obligation of the Series A Unit holders to pay and the amount charged to Series A Unit holders (e.g., 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value, paid monthly in

SUMMARY (cont’d)

arrears) with respect to the Selling Agent Commissions remains identical throughout the life of the Units subject to the Fee Limit.  For Units where the General Partner acts as the Selling Agent, it will retain these fees and may compensate its sales personnel.  Series B, C and I Units do not pay Selling Agent Commissions.

8.
Series A Units will pay the Selling Agents a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.15% of the outstanding Series A Units’ Net Asset Value (0.15% per annum), subject to the Fee Limit.  For Units where the General Partner acts as the Broker Dealer, it will retain these fees.

9.
Series B Units will pay Selling Agents who sell Series B Units or broker dealers who act as custodian for Series B Units a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.60% of the outstanding Series B Units’ Net Asset Value (0.60% per annum), subject to the Fee Limit.  For Units where the General Partner acts as the Broker Dealer, it will retain these fees.

10.
In order to reimburse the General Partner for the 2% upfront fee (charged based on the aggregate subscription amount) paid to the Selling Agents, Series A Units pay a pro rata Redemption Fee to the General Partner during the first 12 months after issuance of the Series A Units.  Series A Units redeemed prior to the first anniversary of the subscription date will be subject to a Redemption Fee equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the subscription date.  Limited Partners will not be required to pay any Redemption Fees if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

11.
Interest income currently is estimated to be earned at a rate of 2.31% based upon the current interest rates of the anticipated mix of U.S. Treasuries, U.S. Agency securities and investment grade commercial paper with maturities of less than one year.  This rate will change from time-to-time according to prevailing interest rates.  It is estimated that approximately 30% of the Fund’s assets will receive the 90 day US Treasury bill rate of interest (which is currently approximately 1.41% as of May 1, 2008), and approximately 70% will receive the investment grade 180 day commercial paper rate of interest (which is currently approximately 2.70% as of March 31, 2008).  The General Partner will attempt to invest the Fund’s cash assets to maximum advantage and the mix of short term investments between these allowable categories may change at the General Partner’s sole discretion.  The break even percentage will fluctuate as interest rates fluctuate, with the break even percentage declining as interest rates increase, or increasing as interest rates decline.

[Remainder of page left blank intentionally.]

SUMMARY (cont’d)

Reports to Limited Partners

As of the end of each month and as of the end of each fiscal year, the General Partner will furnish you with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, such as the SEC, that has jurisdiction over the activities of the Fund.  You also will be provided with appropriate information to permit you (on a timely basis) to file your Federal and state income tax returns with respect to your Units.  Limited Partners may choose in writing to receive their monthly and annual statements electronically.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus includes forward-looking statements that reflect the General Partner’s current expectations about the future results, performance, prospects and opportunities of the Fund.  The General Partner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the General Partner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary, in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the General Partner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

[Remainder of page left blank intentionally.]

ORGANIZATION CHART
ASPECT GLOBAL DIVERSIFIED FUND LP

Selling Agents:
Steben & Company, Inc.
Selling Agreements
Trading Advisory Agreement
General Partner:
Steben & Company, Inc.
Limited Partnership Agreement
Fund:
Aspect Global Diversified Fund LP
Commodity Trading Advisor:
Aspect Capital Limited
General Partner
2 Private Commodity Pools:
1. Futures Portfolio Fund, Limited Partnership*
2. Sage Fund, L.P.
Commodity Brokerage Agreement
Over the counter party Agreement
Futures Commission Merchant:
Newedge Financial Inc.
Currency Forward Counterparty:
Newedge Group (UK Branch)
Cash Management Broker:
UBS Financial Services, Inc.

* Aspect Capital Limited acts as one of six commodity trading advisors.

THE RISKS YOU FACE

You could lose money investing in Units.  You should consider carefully the risks described below before making an investment decision.  You should also refer to the other information included in this Prospectus.

(1)	You May Not Rely on Past Performance in Deciding Whether to Buy Units.

The Fund has no performance history upon which to evaluate your investment in the Fund.  Although past performance is not indicative of future results, if the Fund had a performance history, such performance history may (or may not) provide you with more information on which to evaluate an investment in the Fund.  Therefore, you will have to make your decision to invest in the Fund on the basis of limited information.

(2)	Futures Markets are Volatile and therefore, the Net Asset Value of Your Units May Fluctuate Substantially.

Futures prices have been subject to periods of volatility in the past and such periods may recur. Price movements of commodities are caused by many unpredictable factors, such as weather, interest rate changes and general economic and political conditions.  In turn, the value of your Units may fluctuate substantially.

(3)	Unit Values are Unpredictable at the Time Subscription and Redemption Requests Are Due.

The Fund’s Net Asset Value per Unit can vary significantly intra- and inter-month.  The Units may only be transferred with the consent of the General Partner and may only be redeemed monthly at the Net Asset Value per Unit on the last day of each month.  Because you must generally submit irrevocable subscriptions at least five (5) business days prior to purchase of Units, as well as redemption notices at least five (5) business days prior to the redemption of Units, you cannot know the Net Asset Value at which you will acquire or redeem units at that time (except for the purchase of Units at the initial offering price of $100 per unit).  Therefore, you cannot control the maximum losses on your Units because the redemption value of your Units will not be determined when you request redemption.  If you redeem Series A Units within the first 12 months after they are purchased, you will pay a redemption charge to the General Partner.

(4)	The Fund’s Trading of Futures, Forwards, Options, Swaps and Commodity Interests is Speculative and Volatile.

Commodity interest and financial instrument prices are highly volatile.  Price movements for commodity interests and financial markets are influenced by, among other things, changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs and policies of governments; United States and foreign political and economic events and policies; changes in national and international interest rates and rates of inflation; currency devaluations and reevaluations; and emotions of the marketplace.  No assurance can be given that the Trading Advisor’s advice will result in profitable trades for the Fund or that the Fund will not incur substantial losses.  All trades for the Fund will be made on a purely speculative basis.  The Fund may incur substantial or even total loss from its trading.

(5)	Possible Illiquid Markets May Exacerbate Losses.

The daily price fluctuation limit is the maximum permitted fluctuation in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day’s settlement price. Such limits are imposed by the exchanges. The exchanges prohibit the execution of trades at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, positions in the contract generally cannot be taken or liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.  Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject it to substantial losses.

Any factor which would make it more difficult to execute timely trades, such as significant lessening of liquidity in the futures markets, would also be detrimental to the Fund. The CFTC and the commodity exchanges have authority in market emergencies to suspend or otherwise limit trading.

(6)	Leveraged Trading May Cause the Fund to Incur Substantial Losses.

A futures, forward or swap position can be established with the payment of a deposit (“margin”) that is typically a small percentage of the total value of the futures contract. (For example, the margin on a U.S. Treasury bond contract is currently $2,500; the contract calls for the delivery of $100,000 of U.S. Treasury bonds.) Thus, a small movement in the price of the contract can result in a substantial loss relative to the margin deposit.  For example, if the margin deposit is 5%, a 5% adverse move in the value of a futures contract would generate a loss equal to the margin deposit. The Fund could lose all or most of its capital because of this leverage.

The Trading Advisor will seek to trade the Fund’s assets at approximately 1.20 times the leverage normally utilized by the Trading Advisor in the Trading Program (which typically trades at a margin to equity ratio of approximately 5% to 30%, or for the Fund, at a margin to equity ratio of approximately 6% to 36%).  Because the Fund will trade at approximately 1.20 times the normal trading level of the Trading Program, the Trading Advisor will increase the number of trading positions per dollar of Fund Net Assets by 20%, and as a result, the Fund will experience a greater potential for both profit and loss, greater volatility and greater brokerage commission expenses relative to clients who invest at the normal trading level of the Trading Program.  The margin to equity ratio of the Fund is determined by the positions indicated by the trading models utilized by the Trading Advisor.  The positions taken will vary based upon the trading signals generated by the models at any given time.  However, because the Net Asset Value of the Fund will rise or fall over time due to subscriptions and redemptions, as well as any profits or losses, the actual leverage ratio in the Fund at any given time may be somewhat higher or lower than 120% of the leverage normally utilized by the Trading Advisor.  By maintaining a comparatively small exposure to any individual market, the aim of the Trading Program is to achieve meaningful long-term diversification.  The Trading Program seeks to maintain positions in a variety of markets.  Market concentration varies according to the strength of signals, volatility and liquidity, amongst other factors.  See “Trading Approach – Fund’s Choice of Leverage”.

(7)	Futures Trading is Speculative in Nature.

Futures contracts, unlike many securities, do not pay any dividends or interest. Profits can be made in futures trading only by selling a contract at a higher price than that at which it was bought or by buying a contract at a lower price than at which it was sold.

(8)	Possible Effects of Speculative Position Limits.

The CFTC and the commodity exchanges have established limits on the maximum net long or net short futures positions which any person or group of persons acting together may hold or control. All commodity accounts owned or managed by the Trading Advisor or the principals thereof, including the Fund’s account, must be combined for position limit purposes. The General Partner believes (but cannot assure) that these current limits will not adversely affect the Fund’s trading.

(9)	Trading of Forward Contracts Presents Unique Risks.

The Fund may enter into forward contracts for the trading of certain commodity interests, such as currencies, energy, and precious metals, with United States and foreign banks, currency, energy and precious metals dealers.

A forward contract is a contractual obligation to buy or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract.  However, forward contracts are not traded on exchanges and, as a result, are not afforded the regulatory protection of such exchanges or the CFTC; rather, banks and dealers act as principals in such markets.  Neither the CFTC nor banking authorities regulate trading in forward contracts on currencies, and foreign banks are not regulated by any United States governmental agency.  There are no limitations on daily price moves in such forward contracts.  In addition, speculative position limits are not applicable to forward contracts trading, although brokers or the principals with whom they may deal in the forward markets may limit the positions available to the Fund as a consequence of credit considerations.  The principals who deal in the forward contract market are not required to continue to make markets in such contracts.  There have been periods during which certain participants in forward markets have refused to quote prices for forward contracts or have quoted prices with any unusually wide spread between the price at which they are prepared to buy and that at which they are prepared to sell.

(10)	Trading on Foreign Exchanges is Not Subject to U.S. Regulation and is Subject to Foreign Exchange Currency Exposure.

The Fund will utilize, for a portion of its trading, either directly or indirectly, futures contracts traded on foreign exchanges as well as forward contracts.  Some foreign exchanges, in contrast to domestic exchanges, are “principals’ markets” in which performance is the responsibility only of the individual member with whom the trader has entered into a futures contract and not of an exchange or clearing corporation. In addition, unless the Fund hedges itself against fluctuations in exchange rates between the U.S. dollar and the currencies in which trading is done on such foreign exchanges, any profits the Fund might realize in such trading could be eliminated as a result of adverse changes in exchange rates and the Fund could even incur losses as a result of any such changes. Users of foreign exchanges typically do not have the protections available to users of the U.S. futures markets.

Some of these futures exchanges require margin for open positions to be converted to the home currency of the contract.  Additionally, some brokerage firms have made this requirement a standard procedure for all foreign futures markets traded, whether or not it is a requirement of a particular exchange.  The Fund’s accounts are denominated in U.S. dollars.  Whenever money is held for margin in a currency other than the U.S. dollar, the Fund is exposed to potential gains or losses if exchange rates fluctuate.  However, the Trading Advisor may attempt under certain circumstances to hedge foreign exchange currency exposure for the Fund.  Such hedging may not be successful and may result in losses.

(11)	Default by Counterparty and Credit Risk Could Cause Substantial Losses.

If the Fund’s futures brokers or counterparties become bankrupt or insolvent, or otherwise default on their obligations to the Fund, the Fund may not receive all amounts owing to it in respect of its trading, despite the clearinghouse fully discharging all of its obligations.  Furthermore, in the event of the bankruptcy of a Futures Commission Merchant or counterparty, the Fund could be limited to recovering   either only a pro rata share of all available funds segregated on behalf of the Futures Commission Merchant or counterparty’s combined customer accounts or, in certain cases, no funds at all, even though certain property specifically traceable to the Fund (for example, Treasury bills deposited by the Fund with the Futures Commission Merchant as margin) was held by the Futures Commission Merchant.  In addition, many of the instruments in which the Fund may trade are traded in markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a contract and not of an exchange or clearing corporation.  The Fund will be subject to the risk of the inability or refusal to perform on the part of the counterparties with whom such contracts are traded.

(12)	Trading in Option Contracts is Highly Leveraged and Speculative.

The Fund may trade option contracts either directly or indirectly. An option contract is the right, acquired for a price (commonly called a “premium”), to buy or sell a commodity at a predetermined price within a specified time. Such trading involves risks similar to those involved in trading futures contracts, in that options are speculative and highly leveraged. Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted. The purchaser of an option is subject to the risk of losing the entire purchase price of the option. The writer of an option is subject to the potentially unlimited risk of loss resulting from the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option.

(13)	The Markets in Which the Fund Will Compete are Highly Competitive.

The investment industry in general and the markets in which the Fund intends to trade in particular, are extremely competitive.  In pursuing its trading methods and strategies, the Fund will compete with investment firms, including many of the larger investment advisory and private investment firms, as well as institutional investors. In relative terms, the Fund will have little capital and may have difficulty in competing in markets in which its competitors have substantially greater financial resources, larger research staffs, and more traders than the Trading Advisor has or expects to have in the future.  In any given transaction, trading activity by other firms will tend to narrow the spread between the price at which a commodity interest may be purchased by the Fund and the price it expects to receive upon consummation of the transaction.

(14)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Limited Partners.

The Fund is subject to actual and potential conflicts of interest involving the General Partner, the Selling Agent and the Trading Advisor.  The General Partner and its principals, as well as the Trading Advisor and its principals all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which also presents the potential for numerous conflicts of interest with the Fund. As a result of these and other relationships, the parties involved with the Fund have a financial incentive to act in a manner other than in the best interest of the Fund and the Limited Partners.  The General Partner or any of its affiliates or any person connected with it may invest in, directly or indirectly, or manage or advise other investment funds or accounts which invest in assets which may also be purchased or sold by the Fund.  Neither the General Partner nor any of its affiliates nor any person connected with it is under any obligation to offer investment opportunities of which any of them becomes aware to the Fund or to account to the Fund in respect of (or share with the Fund or inform the Fund of) any such transaction or any benefit received by any of them from any such transaction, but will allocate such opportunities on an equitable basis between the Fund and other clients.   In addition, the Trading Advisor acts as one of six trading advisors for a privately offered commodity pool operated by the General Partner.  The General Partner has not established any formal procedures to resolve conflicts of interest.  Consequently, Limited Partners are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.  The Limited Partnership Agreement does not limit the General Partner’s fiduciary obligations under Delaware or common law; however, the General Partner may insert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the General Partner have been disclosed in this Prospectus.  See “Conflicts of Interest”.

(15)	Potential Increase in Leverage Utilized.

The General Partner of the Fund has instructed the Trading Advisor to trade the Fund’s account with a degree of leverage twenty percent greater than normally employed by the Trading Advisor on behalf of some of its other clients in the Trading Program.  As a result of trading with this higher degree of leverage, the Fund may experience greater percentage losses, as well as greater percentage gains, than would be obtained if the Fund’s account did not use such additional leverage.  On average, although the General Partner expects that the allocated trading level in the Trading Program will be approximately 1.20 times the leverage normally utilized by the Trading Advisor, the General Partner does not anticipate such leveraged trading level to exceed approximately 1.25 times such trading level. The following table contains a matrix displaying the impact upon rates of return that would result from increasing the leverage with respect to the allocated trading level to the Trading Program.  For example, an allocation of 1.25 to 1 would equal a 80% level of funding.  See “Trading Approach – Fund’s Choice of Leverage”.

Rates of Return		-30	-20	-10	0	+10	+20	+30
Level Of Funding	100%	-30	-20	-10	0	+10	+20	+30
	80%	-37.5	-25	-12.5	0	+12.5	+25	+37.5
	75%	-40	-26.7	-13.3	0	+13.3	+26.7	+40
	67%	-45	-30	-15	0	+15	+30	+45

(16)	Increased Volatility Magnifies the Potential Amount of Losses and Gains.

The volatility of the Fund is expected to be, at times, greater than that of the Aspect Diversified Program.  The Fund will utilize a greater degree of leverage than the normal trading level of the Trading Program, thereby resulting in greater monthly volatility.  The anticipated degree of leverage will be approximately 1.20 times the leverage normally utilized by the Trading Advisor in the Trading Program.  The normal trading level of the Trading Program includes a margin to equity ratio of approximately 5% to 30% (or for the Fund, at a margin to equity ratio of approximately 6% to 36%), although the amount committed may vary significantly.  Therefore, a monthly gain of 5% of the Trading Program trading at its normal level would result in a gain to the Fund of 6% of its Net Asset Value.  Alternatively, a monthly loss of 5% of the Trading Program normal trading level would result in a loss to the Fund of 6% of its Net Asset Value.

(17)	The Fund Has Limited Liquidity.

Although the Fund offers monthly redemptions, the Fund may delay payment of redemption proceeds if special circumstances require, such as a market emergency that prevents the liquidation of commodity or cash management positions or a delay or default in payment to the Fund by the Futures Commission Merchant, Cash Management Broker or a bank or if payment is restricted pursuant to the Delaware Revised Uniform Limited Partnership Act.  See also “Redemptions, Net Asset Value and Trading Suspension – Redemptions”.

(18)	The Fund’s Reliance on the General Partner to Provide Certain Services may be Detrimental to the Fund Due to the General Partner’s Failure to Provide Such Key Services.

The Fund’s success will depend significantly on the General Partner’s ability to provide certain services to the Fund, including, but not limited to, administrative services for the Fund, monitoring the Trading Advisor and replacing the Trading Advisor, if necessary.  Failure of the General Partner to provide any of these services may be detrimental to the Fund.

(19)	The Fund May be Harmed Should Key Personnel of the General Partner Become Unavailable.

The General Partner is dependent on the services of Mr. Steben and key management personnel.  If Mr. Steben’s services became unavailable, another principal of the firm or a new principal (whose experience cannot be known at this time) will need to take charge of the General Partner, which may be detrimental to the Fund.

(20)	The Fund May be Harmed by Failure of the Trading Advisor.

The Fund’s success depends on the ability of its Trading Advisor. There can be no assurance that its trading methods will produce profits (or not generate losses). Past performance is not indicative of future results.  Further, the incapacity of the Trading Advisor’s principals could have a material and adverse effect on the Trading Advisor’s ability to discharge its obligations under the advisory agreement. However, there are no individual principals at the Trading Advisor whose absence would result in a material and adverse effect on the Trading Advisor’s ability to adequately carry out its advisory responsibilities.

(21)	Use of Electronic Trading Presents Risks that Differ from Risks Stemming from Traditional Trading Methods.

The Trading Advisor may utilize electronic trading while implementing the Trading Program on behalf of the Fund’s account.  Electronic trading differs from traditional methods of trading.  Electronic system transactions are subject to the rules and regulations of the exchanges offering the system or listing the specific contracts.  Attributes of electronic trading may vary widely among the various electronic trading systems with respect to order requirements, processes and administration.  There may also be differences regarding conditions for access and reasons for termination and limitations on the types of orders that may be placed into the system.  These factors may present various risk factors with respect to trading on or using a specific system.  Electronic trading systems may also possess particular risks related to system access, varying response times and security procedures.  Internet enabled systems may also have additional risks associated with service providers and the delivery and monitoring of electronic communications.

Electronic trading may also be subject to risks associated with system or component failure.  In the event of system or component failure, it is possible that the Trading Advisor may not be able to initiate new orders, fill existing orders or modify or cancel orders that were previously entered, as well as exit existing positions.  System or component failure may also result in loss of orders or order priority.  Some contracts offered on an electronic trading system may also be traded electronically and through open outcry during the same trading hours.  Exchanges offering an electronic trading system which lists contracts may have implemented rules to limit their liability, the liability of futures brokers, as well as software and communication system vendors and the damages that may be collected for system inoperability and delays.  These limitations of liability provisions may vary among the various exchanges.

(22)	Insolvency of a Futures Commission Merchant May Harm the Fund.

If a Futures Commission Merchant or Cash Management Broker becomes insolvent, the Fund might incur a loss of all or a portion of the funds it had deposited directly or indirectly with such firm. There is no government insurance for commodity brokerage accounts.  Such a loss could occur if the Futures Commission Merchant unlawfully failed to segregate its customers’ funds or if a customer failed to pay a deficiency in its account.

(23)	The Fund Bears the Risk of Loss for its Investments in Short Term Investment Grade Commercial Paper.

The Fund will utilize high grade short-term commercial paper, which is an unsecured, short-term debt instrument issued by a corporation with maturities rarely longer than 270 days.  Commercial paper is not usually backed by any form of collateral, so only firms with high-quality debt rating will be used.  As commercial paper is not backed by the full faith and credit of the U.S. government, if the issuing corporation defaults on their obligations to the Fund, the Fund bears the risk of loss of the amount expected to be received.

(24)	The Fund Bears the Risk of Loss for its Use of Money Market Instruments by the Fund

Prior to the issuance of Units at Monthly Closings, an investor’s subscription proceeds are maintained in an account at Bank of America which earns interest that will accrue to the benefit of the investor.  The Fund also maintains an operating account at Bank of America which earns interest that will accrue to the benefit of the Fund.  In addition, a percentage of the Fund’s assets may be maintained in a money market account with UBS Financial Services, Inc. which earns interest that will accrue for the benefit of the Fund. The Fund may also utilize other money market accounts. These money market accounts invest primarily in high quality short term money market instruments.  Although these investments are considered to be high quality, some of the securities utilized by the money market funds are neither guaranteed by the U.S. government nor supported by the full faith and credit of the U.S. government.  There is some default risk that an issuer of the short term money market instruments utilized in the money market accounts may fail to pay the interest and principal in a timely manner, or that negative perceptions about the issuer’s ability to make such payments will cause the price of these instruments to decline in value.

(25)	Changes in Trading Strategies May Be Detrimental to the Fund.

The trading strategies of the Trading Advisor are continually developing.  The Trading Advisor is free to make any changes in its trading strategies, without notice, if it believes that doing so will be in the Fund’s best interest.  Such changes may be detrimental or beneficial to the Fund.

(26)	Trading Profits are Subject to an Incentive Fee and May Create an Incentive for the Trading Advisor to Make Investments in More Speculative Investments.

The Trading Advisor may be paid substantial fees in the event that the Fund generates Trading Profits.  Prospective investors should note that (i) the fact that the Incentive Fee is paid only out of Trading Profits may create an incentive for the Trading Advisor to make investments that are riskier or more speculative than would be the case if the Trading Advisor were paid a flat percentage of capital and (ii) the Trading Advisor may be paid increased amounts because the Incentive Fees will be calculated on a basis that includes unrealized appreciation as well as realized gains.  If an Incentive Fee is paid to the Trading Advisor in respect of a Limited Partner’s Units and a loss is subsequently charged to such Units, the Trading Advisor is entitled to retain all Incentive Fees previously paid to it.

(27)	Substantial Incentive Fees Payable on a Quarterly Basis Could be Charged Even Though the Fund’s Overall Annual Performance was Unprofitable.

Because the Trading Advisor’s Incentive Fees will be paid on a quarterly basis, it could receive Incentive Fees for a portion of a year even though its trading for the entire year was unprofitable. Once an Incentive Fee is paid, the Trading Advisor retains the Incentive Fee regardless of its subsequent performance.

(28)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.

Except for the Incentive Fee, the Fund is subject to the fees and expenses described herein which are payable irrespective of profitability.  During the first twelve months of an investment, each Series of Units are subject to fees and expenses in the aggregate amount of approximately 7.82% of the Net Asset Value per annum for Series A Units (up to 9.75% if Series A Units are redeemed prior to the first anniversary of the subscription date), 6.27% of the Net Asset Value per annum for Series B Units, 4.92% of the Net Asset Value per annum for Series C Units and 5.67% of the Net Asset Value per annum for

Series I Units (exclusive of the 20% Incentive Fee as more fully described herein).  Consequently, failure of the Fund to earn an amount of profit that exceeds the expense level of each Series of Units will result in a loss of your investment and a depletion in the Fund’s assets, in whole or in part.  You may never achieve profits, significant or otherwise.

(29)	Replacement of the Trading Advisor Cannot Provide any Assurance that the Fund Will Succeed.

The General Partner has the authority to replace the Trading Advisor should it deem it to be, in its sole discretion, in the best interest of the Fund.  The General Partner could then allocate the Fund’s assets to a new trading advisor or trading advisors.  Replacement of the Trading Advisor cannot provide any assurance that the Fund will succeed.

(30)
Payment of Incentive Fees may Cause the Trading Advisor to Terminate its Services to the Fund Should the Trading Advisor Suffer Significant Losses; Such Losses Will Create Loss Carry-forwards Which Could Have Additional Negative Implications for the Fund.

The Trading Advisor generally has to “make up” previous trading losses incurred by the Fund while the Trading Advisor is trading for the Fund before it can earn an Incentive Fee. However, the Trading Advisor might terminate its services to the Fund or the General Partner might decide to replace the Trading Advisor when it has such a “loss carry-forward.” The Fund might be required to pay a new Trading Advisor higher advisory fees than are currently being paid to the current Trading Advisor. In addition, the Fund would lose the potential benefit of not having to pay the Trading Advisor an Incentive Fee during the time that the Trading Advisor was generating profits that made up for the prior losses. In addition, the replacement Trading Advisor would “start from scratch;” that is, the Fund would have to pay the Trading Advisor an Incentive Fee for each dollar of profits it generated for the Fund, regardless of the Fund’s previous experience.

(31)	Limited Partners Do Not Participate in Management.

Limited Partners are not entitled to participate in the management of the Fund or the conduct of its business.  Therefore, Limited Partners are wholly dependent upon the General Partner.

(32)	Transferability of Units Upon General Partner Consent Decreases Liquidity.

Investors may acquire Units only for investment and not for resale.  Units are transferable only with the General Partner’s consent.  There will be no resale market for the Units.  Such limited liquidity could be detrimental because a Limited Partner was not able to redeem promptly in order to avoid additional losses.

(33)	Possible Adverse Effect of Large Redemptions.

The Trading Advisor’s trading strategies could be disrupted by large redemptions by Limited Partners.  For example, such redemptions could require the Trading Advisor to prematurely liquidate futures positions it had established for the Fund which may exacerbate losses.

(34)	Mandatory Redemptions May Cause a Limited Partner to Suffer Losses.

The General Partner may require a Limited Partner to be redeemed from the Fund.  Such a mandatory redemption may upset the timing of a Limited Partner’s portfolio investment objectives.  Additionally, the Limited Partner may be required to redeem at a loss.  See “Redemptions, Net Asset Value and Trading Suspension – Mandatory Redemption”.

(35)	Indemnification Payments May Decrease the Fund’s Net Asset Value.

The Fund is required to indemnify the General Partner, the Trading Advisor, the Selling Agents, the Futures Commission Merchant, any other of the Fund’s service providers, and their affiliates, against various liabilities they may incur in providing services to the Fund, provided the indemnified party met the standard of conduct specified in the applicable indemnification clause. The Fund’s indemnification obligations could require the Fund to make substantial indemnification payments and will reduce the Net Assets of the Fund, and ultimately, the Net Asset Value of the Limited Partners’ Units.

(36)	Because Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.

Futures trading is a risk transfer economic activity.  For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth.  Unlike most alternative investments, an investment in Units does not involve acquiring any asset with intrinsic value.  Overall stock and bond prices could rise significantly and the economy as a whole prosper while Units trade unprofitably.

(37)	Failure of Commodity Futures Markets to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.

Historically, managed commodity futures’ accounts and funds returns have tended to exhibit low to negative correlation with the returns of other financial assets such as stocks and bonds.  If the Units perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Units and the Units may produce no gains to offset your losses from other investments.

(38)	Limited Partners Will Not Have the Protections Associated With Ownership of Units in an Investment Company Registered Under the Investment Company Act of 1940.

The Fund is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Limited Partners will not have the regulatory protections provided to investors in registered and regulated investment companies.

(39)	The Fund May Terminate for Certain Reasons.

The term of the Fund is perpetual unless terminated earlier as provided in the Limited Partnership Agreement. For example, the General Partner can withdraw as the general partner on 120 days’ prior written notice, which withdrawal could result in termination of the Fund, unless a substitute general partner were obtained. The General Partner has no present intention of withdrawing and intends to continue the Fund business as long as it believes that it is in the best interest of all Limited Partners to do so.  In addition, certain other events may occur such as a decline in the Net Asset Value of a Unit of Limited Partnership Interest as of the end of any month to or below $35, which could result in early termination of the Fund.

(40)	The Fund May Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of the Clearing Broker or Others.

The Fund is subject to the risk of clearing broker, exchange, clearinghouse and counterparty insolvency.  Fund assets may be lost or frozen during prolonged bankruptcy proceedings.  If a material portion of the Fund’s capital were involved in a bankruptcy, the General Partner might suspend or limit trading, which could cause the Fund to potentially miss significant profit opportunities.  Recent developments surrounding the bankruptcy of Refco, Inc. and its related entities have demonstrated the risks of maintaining capital at unregulated entities, as well as the fact that most dealing agreements permit counterparties to transfer customer funds from regulated to unregulated accounts at the counterparties’ discretion.  The General Partner will attempt to manage the risk associated with Fund assets being held in an unregulated account by attempting to sweep all excess balances from unregulated accounts to regulated accounts, which are afforded protection by the Commodity Exchange Act.

(41)	Possibility of Additional Government or Market Regulation.

Market disruptions and the dramatic increase in the capital allocated to alternative investment strategies during recent years have led to increased governmental as well as self-regulatory scrutiny of the “hedge funds” and pooled investment products in general.  Certain legislation proposing greater regulation of the industry periodically is considered by the U.S. Congress, as well as the governing bodies of non-U.S. jurisdictions. It is impossible to predict what, if any, changes in the regulations applicable to the Fund, the General Partner, the Trading Advisor, the markets in which they trade and invest or the counterparties with which they do business may be instituted in the future. Any such regulation could have a material adverse impact on the profit potential of the Fund, as well as require increased transparency as to the identity of the Limited Partners.

(42)	The Limited Partners are Subject to Certain Tax Risks.

The Fund’s income and gain for each taxable year will be allocated to, and includible in, a Limited Partner’s taxable income whether or not cash or other property is actually distributed. Furthermore, the General Partner does not anticipate that the Fund will make distributions. Accordingly, each Limited Partner should have alternative sources from which to pay its U.S. federal income tax liability or be prepared to withdraw such amounts from the Fund, as such income and gain will likely exceed distributions to such Limited Partner for a taxable year.

Neither the Fund nor any Limited Partner is entitled to any deduction for syndication expenses, such as certain Brokerage Expenses, Selling Agent Commissions, Broker Dealer Servicing Fees and Redemption Fees, nor can these expenses be amortized by the Fund or any Limited Partner.

An audit of the Fund may result in an audit of the returns of some or all of the Limited Partners, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a Limited Partner’s investment in the Fund.  If such adjustments result in an increase in a Limited Partner’s U.S. federal income tax liability for any year, such Limited Partner may also be liable for interest and penalties with respect to the amount of underpayment.  The legal and accounting costs incurred in connection with any audit of the Fund’s tax return will be borne by the Fund.  The cost of any audit of a Limited Partner’s tax return will be borne solely by such Limited Partner.

The taxation of partnerships and partners is complex.  Potential investors are strongly urged to review the discussion below under “Material U.S. Federal Income Tax Considerations” and to consult their own tax advisors.

(43)	Possible Limited Partner Liability After Redemption.

There may be a continuing liability for Limited Partners after redemption, for liabilities incurred prior to their redemption date, only for amounts distributed to the Limited Partner or amounts received by the Limited Partner upon redemption of the Units, if the Net Assets of the Fund are insufficient to discharge the liabilities of the Fund which have arisen prior to the payment of such amount (including without limitation indemnification liabilities).  See “Redemptions, Net Asset Value and Trading Suspension – Repayment of Redeemed Capital”.

(44)	Termination of one or more Selling Agent Agreement(s) between the Fund and the Selling Agent(s) May, in Certain Circumstances, Have a Negative Material Impact on the Fund.

Termination of a Selling Agent Agreement between the Fund and the Selling Agent could have a material impact on the Fund.  If the Fund enters into a number of Selling Agent Agreements, the termination of one Selling Agent Agreement may not be material.  On the other hand, if the net asset value of the Fund has diminished such that Fund expenses would have a material impact on investor returns, which situation would be ameliorated by the Fund’s raising additional assets through new subscriptions for Units, the termination of one or more Selling Agent Agreement(s) may have a negative impact on the Fund.

INVESTMENT OBJECTIVE

Investment Objective

The Fund’s assets may be used for the speculative trading of futures, swaps, options and over-the-counter contracts, including currency forwards traded in the United States and internationally.  The Fund will seek to accomplish its objectives by investing its assets in the Aspect Diversified Program, or the Trading Program, managed by the Trading Advisor.  The Trading Program relies upon a proprietary, systematic trading system that deploys multiple trading strategies utilizing derivatives that seeks to identify and exploit directional moves in market behavior to a broad and diversified range of global markets including (but not limited to) currencies, global interest rates, equity indices, energies, agricultural commodities and metals.  The Trading Program does not currently utilize options as part of its trading system, but may employ them in the future.

Note :  The above graph illustrates investment allocations of an investment fund (other than the Fund) managed by the Trading Advisor using the Fund’s underlying Trading Program as of March 31, 2008.  Allocations of such investment fund will change, perhaps materially, over time.  The Trading Advisor makes no representations with respect to these allocations being accurate for such investment fund as of any date other than March 31, 2008.  Moreover, the allocations for the Fund may be materially different from those of the investment fund.

The Trading Advisor will seek to trade the Fund’s assets at approximately 1.20 times the leverage normally utilized by the Trading Advisor in the Trading Program (which typically trades at a margin to equity ratio of approximately 5% to 30%, or for the Fund, at a margin to equity ratio of approximately 6% to 36%).  Because the Fund will trade at approximately 1.20 times the normal trading level of the Trading Program, the Trading Advisor will increase the number of trading positions per dollar of Fund Net Assets by 20%, and as a result, the Fund will experience a greater potential for both profit and loss, greater volatility and greater brokerage commission expenses relative to clients who invest at the normal trading level of the Trading Program.  The margin to equity ratio of the Fund is determined by the positions indicated by the trading models utilized by the Trading Advisor.  The positions taken will vary based upon the trading signals generated by the models at any given time.  However, because the Net Asset Value of the Fund will rise or fall over time due to subscriptions and redemptions, as well as any profits or losses, the actual leverage ratio in the Fund at any given time may be somewhat higher or lower than 120% of the leverage normally utilized by the Trading Advisor.  By maintaining a comparatively small exposure to any individual market, the aim of the Trading Program is to achieve meaningful long-term diversification.  The Trading Program seeks to maintain positions in a variety of markets.  Market concentration varies according to the strength of signals, volatility and liquidity, amongst other factors.

The Trading Program employs a fully automated system to collect, process and analyze market data (including current and historical price data) and to identify and exploit directional moves (or “trends”) in market behavior, trading across a variety of frequencies to exploit trends over a range of timescales.  Positions are taken according to the aggregate signals and are adjusted to manage risk.

The Fund will also maintain its excess margin deposits and reserves with the Cash Management Broker in cash, U.S. Treasuries, U.S. Agency securities and investment grade commercial paper with maturities of less than one year.  All interest income earned by the Fund will accrue to the Fund.  The Fund’s excess margin monies will be managed by the General Partner.  Interest income currently is estimated to be earned at a rate of 2.31% based upon the current interest rates of the anticipated mix of U.S. Treasuries, U.S. Agency securities and investment grade commercial paper with maturities of less than one year.  This rate will change from time-to-time according to prevailing interest rates. It is estimated that approximately 30% of the Fund’s assets will receive the 90 day US Treasury bill rate of interest (which is currently approximately 1.41% as of May 1, 2008), and approximately 70% will receive the investment grade 180 day commercial paper rate of interest (which is currently approximately 2.70% as of March 31, 2008).  The General Partner will attempt to invest the Fund’s cash assets to maximum advantage and the mix of short term investments between these allowable categories may change at the General Partner’s sole discretion.

There can be no assurance that the Fund or the Trading Program will achieve their investment objectives or avoid substantial losses.  The Fund has no performance history.

Market Diversification

As global markets and investing become more complex, the inclusion of futures may continue to increase in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification.  The globalization of the world’s economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world’s markets, creating risk but also providing the potential for profitable trading opportunities.  By allocating a portion of the risk segment of their portfolios to the Fund, which invests in futures related trading, investors have the potential, if their Fund investments are successful, to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation’s economy.

Ability To Go Long or Short

Futures, forwards and swaps can be traded either long or short, meaning there is profit potential (and risk of loss) in declining markets with respect to short positions as well as rising markets with respect to long positions.  This ability may provide diversification for traditional portfolios of stocks and bonds.

THE TRADING ADVISOR

Aspect Capital Limited, the Trading Advisor, offers discretionary advisory services to institutional and high net worth investors in the speculative trading of multiple asset classes including, without limitation, futures, forwards, swaps and other derivative contracts (collectively, “futures”).

The Trading Advisor was established in 1997 by Anthony Todd, Dr. Eugene Lambert, Martin Lueck and Michael Adam, all of whom were involved in the development of Adam, Harding and Lueck (“AHL”, now part of Man Group plc), where they advanced the application of systematic quantitative techniques in managed futures investment.  The Trading Advisor has grown its team to over 100 employees and manages $5.028 billion as of February 29, 2008 including approximately $4.788 billion in the Trading Program.  The Trading Advisor’s investment approach involves a strong focus on rigorous research, disciplined systematic implementation, robust risk management and efficient market access and execution.

The Trading Advisor is a limited liability company registered in England and Wales (registration number 3491169), which is regulated in the United Kingdom by the Financial Services Authority.  Since October 1999, the Trading Advisor has been a member of NFA, registration number 0296934, and has been registered with the CFTC as a commodity trading advisor, or CTA and commodity pool operator.  The Trading Advisor has also been listed with NFA as a principal of its CTA subsidiary, Aspect Capital Inc. (registration number 0346983), since August 2004.  The Trading Advisor has also been registered with the SEC as an investment adviser since October 2003.  Neither the Trading Advisor’s registration with the CFTC and SEC nor its membership in NFA should be taken as an indication that the CFTC, SEC, NFA, or any other regulatory agency or body has recommended or approved the Trading Advisor.  The main business address of the Trading Advisor is Nations House, 103 Wigmore Street, London, W1U 1QS, England.  The Trading Advisor’s telephone number in London is 011-44 20 7170 9700.  The Trading Advisor’s books and records will be kept at its main business address.

The Trading Advisor’s past performance is set forth beginning on page 33.

RMF Investment Management, a principal of the Trading Advisor, is a subsidiary of the Man Group plc. Man Group plc is a leading global provider of alternative investment products and solutions. Certain Man Group plc subsidiaries are registered with the CFTC as futures commission merchants and/or introducing brokers. The Trading Advisor is also affiliated with AIG Financial Products Corp., which itself is an affiliate of the AIG group of companies.  The Trading Advisor may execute transactions with affiliates of RMF Investment Management who are futures commission merchants and/or introducing brokers and affiliates of AIG Financial Products Corp. who are futures commission merchants and/or introducing brokers and the relevant entities will receive compensation in connection with such transactions.  The compensation paid to such entities is to be negotiated at market rates.

Each Series of Units will pay the Trading Advisor a monthly Management Fee payable in arrears equal to 1/12th of 2.00% of the Fund’s trading level allocated to the Trading Program (2.00% per annum).  The trading level is currently expected to be approximately 1.20 times the normal trading level of the Trading Program.  The normal trading level of the Trading Program is the number of trading positions per dollar customarily taken by the Trading Advisor for client accounts utilizing the Trading Program.  Because the Fund is generally trading at approximately 1.20 times the normal trading level of the Trading Program, the Trading Advisor is increasing the number of trading positions per dollar by approximately 20%.  At a normal trading level, the margin requirements relative to equity in the account range from 5% to 30%.  Because the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the margin requirements relative to equity becomes proportionately higher, or from 6% to 36%.  Since the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the management fee of 2.00% is multiplied by the overall trading level of the Fund (1.20 x 2.0% = 2.40%).  Therefore, the Management Fee will be 1/12th of 2.40% of the Fund’s month-end Net Asset Value (2.40% per annum).  Adjustments to the trading level will not affect the Management Fee percentage or calculation.

Each Series of Units will pay the Trading Advisor a quarterly Incentive Fee payable in arrears equal to 20% of any Trading Profits.

While it does not currently intend to do so, the General Partner could, in its sole discretion, should it deem it in the best interest of the Fund, replace the Trading Advisor and allocate the Fund’s assets to one or more trading advisors.

The Principals

The principals of Trading Advisor are Anthony Todd, Michael Adam, Gavin Ferris, Martin Lueck, Simon Rockall, Daniel Oram, Robert Wakefield, James Walker, John Wareham and RMF Investment Management.  Their respective biographies are set forth below.

Anthony Todd, Chief Executive Officer

Mr. Todd co-founded the Trading Advisor in September 1997 and is the Chief Executive Officer of the Trading Advisor.  He has been an NFA-listed principal and associated person of the Trading Advisor from October 1999 to the present.  Mr. Todd has also been listed with the NFA as a principal of the Trading Advisor’s commodity trading advisor subsidiary Aspect Capital Inc. since April 2005.  Before establishing the Trading Advisor, Mr. Todd worked for five years (from March 1992 to October 1997) at Adam, Harding and Lueck Limited, or AHL, a systematic futures trading firm, initially as Director of Financial Engineering and Product Development, before moving to Switzerland as Director of Marketing and Institutional Sales.  Prior to this role, Mr. Todd was a strategy consultant at Mars & Co., a Paris based consultancy, from September 1990 to March 1992.  From July 1989 to July 1990, Mr. Todd studied at INSEAD, Boulevard De Constance, in France, and from September 1982 to June 1989 he was with UBS, an international investment bank, in London as Assistant Director in the International Government Bond Group.  Mr. Todd holds a B.A. in Physics from Oxford University and an M.B.A. from INSEAD in France.

Michael Adam, Director

Mr. Adam co-founded the Trading Advisor in September 1997, and has been an NFA-listed principal of the Trading Advisor from January 2004 to the present.  Mr. Adam has also been listed with the NFA as a principal of the Trading Advisor’s commodity trading advisor subsidiary Aspect Capital Inc. since April 2005.  Mr. Adam worked very closely with the Trading Advisor as a Non-Executive Director until August 2003, at which time Mr. Adam took a more involved executive role as Head of Research and Risk.  Mr. Adam was subsequently appointed Chief Investment Officer in August 2004, the responsibilities for which were transferred to Gavin Ferris in December 2007.  Currently, Mr. Adam’s only role with the Trading Advisor is as a Director.  Prior to establishing the Trading Advisor, in August 1994, Mr. Adam co-founded Inventure, a software business concentrating on developing Financial Services Software solutions (including the foreign exchange option evaluation software ‘Fenics’ and the trader analytical tool ‘Ranger’).  He acted as Chairman of Inventure until April 2001, when the business was sold to the GFI Group, an independent provider of brokerage, software and data services.  Mr. Adam was a Non-Executive Director for the GFI Group until October 2003, whereupon he resigned to concentrate fully on the Aspect business.  Prior to this, in February 1987 Mr. Adam co-founded AHL with Martin Lueck and David Harding and from February 1991 to July 1994, Mr. Adam was Managing Director of AHL in Switzerland, with responsibility for building its brokerage, execution and administrative operations. Mr. Adam was a Director of Brockham Securities Limited from July 1982 to February 1987, with particular responsibility for the design and implementation of quantitative trading systems.

Gavin Ferris, Chief Investment Officer

Dr. Ferris joined the Trading Advisor in January 2006 as the Trading Advisor’s Chief Architect and has been an NFA-listed principal of the Trading Advisor from July 2006 to the present.  In June 2006, Dr. Ferris became a member of Aspect Capital’s Board and in April 2007 he was appointed Co-Chief Investment Officer alongside Michael Adam.  In December 2007, Dr. Ferris became Chief Investment

Officer where he leads the Trading Advisor’s Research and Development team.  Prior to joining the Trading Advisor, from October 2003, he was the Chief Executive Officer and co-founder of Crescent Technology Ltd, which designs statistical trading systems for hedge funds. Between May 2003 and October 2003 Dr. Ferris was the Chief Technology Officer for Crescent Asset Management Ltd, an Econometric Software Development company with oversight of all software development at the company.  Between March 1997 and August 2003, he was the Chief Technology Officer, co-founder and Board Director of RadioScape, a world leader in digital signal processing.  At RadioScape, Dr. Ferris was responsible for the oversight of all software development and the creation of Intellectual Property.  Dr. Ferris held the position of lead software engineer of the core technology group, heading up the development of the Nile production management software system at DreamWorks SKG Feature animation production from July 1995 to February 1997.  Dr. Ferris holds a 1st class degree in Computer Science and PhD in Artificial Intelligence from Cambridge University.

Martin Lueck, Director of Research and President of Aspect Capital Inc.

Mr. Lueck co-founded the Trading Advisor in September 1997, and has been an NFA-listed principal and associated person of the Trading Advisor from October 1999 to the present.  Mr. Lueck has also been listed with the NFA as a principal of the Trading Advisor’s commodity trading advisor subsidiary Aspect Capital Inc. since October 2004 and as an associated person of Aspect Capital Inc. since December 2004.  As Director of Research, he oversees the teams that are responsible for generating and analyzing fundamental research hypotheses for development of all Aspect’s Investment programs.  Prior to founding the Trading Advisor, Mr. Lueck was with AHL which he co-founded in February 1987 with Michael Adam and David Harding. Man Group plc (a leading global provider of alternative investment products and solutions) completed the purchase of AHL in 1994 and Mr. Lueck left in 1995.  At AHL, Mr. Lueck initially focused on trading system research before taking on responsibility for the further development of the proprietary software language which provided the platform for all of AHL’s product engineering and implementation.  During the period from August 1989 to April 1996, Mr. Lueck was listed with AHL as a principal and associated person of AHL.  Mr. Lueck was a Director of Research at Brockham Securities Limited, a London based commodity trading advisor, from October 1984 to February 1987 and an executive at Nomura International, a provider of financial services for individual, institutional, corporate, and government clients, from January to October 1984.  Mr. Lueck holds an M.A. in Physics from Oxford University.

Daniel Oram, Risk Director

Dr. Oram will become an NFA-listed principal of the Trading Advisor upon final approval of the NFA.  Dr. Oram is Aspect Capital’s Risk Director, in which capacity he reports directly to Anthony Todd, Aspect’s Chief Executive Officer.  As Risk Director, Dr. Oram is responsible for the development and operation of the risk management frameworks through which Aspect continuously monitors and controls the risk exposures of its programs.  Dr. Oram also heads the team which is charged with producing full and independent Risk Reviews of all new systematic strategies prior to their implementation.  Dr. Oram joined Aspect Capital in January 2005, and has since held senior positions in the research and risk teams.  Before Aspect, Dr. Oram worked as a Risk Engineer at Canon Research Europe (the research and development arm of Canon) between October 2001 and July 2004 developing new technologies for use in both Canon and third party products.  Dr. Oram holds a 1st class degree in Computer Science and a PhD in Image Sequence Geometric Reconstruction from Manchester University.

Simon Rockall, Chief Operating Officer

Mr. Rockall is the Trading Advisor’s Company Secretary and manages the Trading Advisor Legal, Compliance, Operations and Fund Accounting areas.  Mr. Rockall has been an NFA-listed principal of the Trading Advisor from March 2006 to the present.  Mr. Rockall joined the Trading Advisor in August 2003 from GFI Group (independent provider of brokerage, software and data services) where from April 2001 he was Head of Corporate Development and Company Secretary for the European region of the business.  Mr. Rockall joined GFI following its acquisition of the Fenics Software Group (provider of the de-facto market standard software for the pricing and analysis of FX Options) where he was Head of Legal, Vice President and Group Company Secretary between September 1997 and April 2001.  Between September 1995 and September 1997 Mr. Rockall worked for Barclays Bank PLC, an international investment bank, on its high level Management Program.  Mr. Rockall has a Law degree from Exeter University.

Robert Wakefield, Director of Markets

Mr. Wakefield joined the Trading Advisor in May 2000 and is responsible for the development and management of the Trading team.  In addition to this, Mr. Wakefield is a member of the Trading Advisor’s Investment Management Committee and Risk Management Committee.  Prior to joining the Trading Advisor, Mr. Wakefield worked for ED&F Man International, a futures and foreign exchange broker, from September 1999 to April 2000.  Prior to this, Mr. Wakefield worked for Tullett and Tokyo (an inter-dealer broker) in London and New York on their institutional futures and options sales desk, from June 1993 until September 1999, trading futures, options, bonds, equities and foreign exchange.  Mr. Wakefield has extensive experience in the mechanics of financial markets as well as fifteen years experience in electronic trading.  Mr. Wakefield has been an NFA-listed principal of the Trading Advisor from January 2004 to the present.

James Walker, Chief Financial Officer

Mr. Walker, who joined the Trading Advisor in May 2004, heads the finance and organizational development teams.  Mr. Walker has been an NFA-listed principal of the Trading Advisor from April 2006 to the present.  Mr. Walker joined the Trading Advisor from 3i plc (a global venture capital and private equity firm), where he worked between August 1995 and May 2005 as an Investment Manager and then a Director.  From September 1990 to July 1995, Mr. Walker was a Higher Executive Officer and later a Principal at the UK Department of Trade and Industry and from 1989 to 1990, he was a Sales Executive for Forward Trust Limited (a consumer credit arm of HSBC).  Prior to that, Mr. Walker worked as a Sales Executive for Paperlink Limited (an independent publisher of stationery). Mr. Walker holds a BA (Hons) in Economics from Kings’ College, Cambridge.

John Wareham, Chief Commercial Officer

Mr. Wareham, who joined the Trading Advisor in September 2005, leads the company’s sales, marketing and client service teams.  Mr. Wareham has been an NFA-listed principal of the Trading Advisor from January 2006 to the present.  Mr. Wareham has more than twenty years of senior-level experience in the financial markets.  From November 2001 to September 2005, Mr. Wareham was globally responsible for the Foreign Exchange and Emerging Markets businesses at AIG Trading Group and AIG Financial Products (AIG is a world leader in insurance and financial services).  From April 2001 to November 2001, Mr. Wareham was the Chief Operating Officer for Atriax Ltd., a foreign exchange trading platform.  From February 1995 until April 2001, Mr. Wareham was with Merrill Lynch (an international investment bank), where he held a number of positions, including Global Head of FX Options Trading, Head of Private Client Strategies Group and Global Head of Foreign Exchange Sales and Trading.  Mr. Wareham worked for Goldman Sachs (an international investment bank) from February 1991 to February 1995 as a Senior FX Options Trader.  Mr. Wareham was with Morgan Stanley (an international investment bank) as a FX Options Trader from January 1987 until February 1991.  From June 1986 to January 1987, Mr. Wareham was in Credit Analysis at Lehman Brothers (an international investment bank), and he was a Trainee Credit Analyst in the Republic Bank of Dallas NA from June 1985 to June 1986. Mr. Wareham holds a BSc (Economics) from the London School of Economics and an MPhil from St. Antony’s College, University of Oxford.

There have been no material administrative, civil, or criminal actions – whether pending, on appeal, or concluded – against the Trading Advisor or any of its principals, officers, directors, or affiliates during the five years preceding the date of this Prospectus.

As of the date of this Prospectus, neither of the Trading Adviser nor any principal of the Trading Advisor has an ownership interest in the Fund.  Subject to General Partner approval, the Trading Advisor and/or any of its principals may subscribe for Class I Units during the Initial Offering Period or thereafter, at any Monthly Closing, and the General Partner may, at its discretion, waive or rebate any fees associated with their respective investment at its discretion.

Investment Program

The Aspect Diversified Program

The Fund will seek to accomplish its investment objectives by investing its assets in the Trading Program managed by the Trading Advisor.  The Trading Program is a broadly diversified global trading system that deploys multiple trading strategies utilizing derivatives that seeks to identify and exploit directional moves in market behavior of a broad and diversified range of global markets including, but not limited to, currencies, global interest rates, equity indices, energies, agricultural commodities and metals.  By maintaining a comparatively small exposure to any individual market, the aim of the Trading Program is to achieve meaningful long-term diversification.  The Trading Program seeks to maintain positions in a variety of markets.  Market concentration varies according to the strength of signals, volatility and liquidity, amongst other factors.

The Trading Program employs a fully automated system to collect, process and analyze market data (including current and historical price data) and to identify and exploit directional moves (or “trends”) in market behavior, trading across a variety of frequencies to exploit trends over a range of timescales.  Positions are taken according to the aggregate signals and are adjusted to manage risk.

The normal trading level of the Trading Program is the number of trading positions per dollar customarily taken by the Trading Advisor for client accounts utilizing the Trading Program.  Because the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the Trading Advisor is increasing the number of trading positions per dollar by approximately 20%.  At a normal trading level, the margin requirements relative to equity in the account range from 5% to 30%.  Because the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the margin requirements relative to equity becomes proportionately higher, or from 6% to 36%.  Since the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the management fee of 2.00% is multiplied by the overall trading level of the Fund (1.20 x 2.0% = 2.40%).  Adjustments to the trading level will not affect the Management Fee percentage or calculation.

The Fund will also maintain its excess margin deposits and reserves with the Cash Management Broker in cash, U.S. Treasuries, U.S. Agency securities and investment grade commercial paper with maturities of less than one year.  All interest income earned by the Fund will accrue to the Fund.  The Fund’s excess margin monies will be managed by the General Partner.

Trading Approach

Generally

The investment approach that underpins the Trading Program, and each of the Trading Advisor’s other investment programs is proprietary. The Trading Advisor’s investment philosophy has remained consistent and involves a scientific approach to investment driven by its belief that market behavior is not random but rather contains statistically measurable and predictable price movements and anomalies which, through sophisticated quantitative research and a disciplined approach, can be successfully identified and exploited for profit.

Allocation Methodology

Allocations to the strategies, markets and asset classes traded by the Trading Advisor, including the Trading Program, are reviewed on a regular basis using a robust and stable quantitative methodology which takes into account a range of factors that may include liquidity, risk and expected returns.  The Trading Program (subject to its investment policies) does not have any inherent preference for, or bias towards, any market, asset class or instrument but rather aims to maximize returns within liquidity constraints.

Market Access and Trading Costs

The Trading Advisor appreciates the importance of executing trades in a cost efficient manner and the significance of market impact and trading costs on the Fund’s performance. The Trading Advisor will take into account the liquidity of the markets in which it executes trades so as to endeavor to provide optimal market execution results (including executing electronically wherever beneficial).

Risk Management

A fundamental principle of the Trading Advisor’s investment approach is the importance of a robust risk management framework.  The Trading Advisor employs a value-at-risk methodology and other risk management procedures to monitor the risk of the Trading Program within pre-defined guidelines. Additionally, the Trading Advisor has developed mechanisms to control risk at both an individual market and portfolio level.  There can be no assurance that these risk control mechanisms will succeed.  In order to monitor and respond to changes in the trading conditions in a market at all times, the Trading Advisor believes a high level of transparency is required.  This transparency is achieved by generally investing in liquid instruments with real time pricing, although this may not be possible in all markets or all instruments.

Research Commitment and Development of Programs

The Trading Advisor retains the right to develop and make changes to the Trading Program at its sole discretion, including, without limitation, the incorporation of new markets, instruments, strategies and asset classes into the Trading Program.  The Fund will be notified of such changes only if they amount to material changes to the investment objective of the Fund or Investment Policy of the Trading Program.

Fund’s Choice of Leverage

Clients of the Trading Advisor, such as the Fund, may specify different levels of leverage.  The Trading Advisor will seek to trade the Fund’s assets at approximately 1.20 times the leverage normally utilized by the Trading Advisor in the Trading Program (which typically trades at a margin to equity ratio of approximately 5% to 30%, or for the Fund, at a margin to equity ratio of approximately 6% to 36%).  Because the Fund will trade at approximately 1.20 times the normal trading level of the Trading Program, the Trading Advisor will increase the number of trading positions per dollar of Fund Net Assets by 20%, and as a result, the Fund will experience a greater potential for both profit and loss, greater volatility and greater brokerage commission expenses relative to clients who invest at the normal trading level of the Trading Program.  The margin to equity ratio of the Fund is determined by the positions indicated by the trading models utilized by the Trading Advisor.  The positions taken will vary based upon the trading signals generated by the models at any given time.  However, because the Net Asset Value of the Fund will rise or fall over time due to subscriptions and redemptions, as well as any profits or losses, the actual leverage ratio in the Fund at any given time may be somewhat higher or lower than 120% of the leverage normally utilized by the Trading Advisor.

[Remainder of page left blank intentionally.]

PERFORMANCE INFORMATION OF THE TRADING ADVISOR

The following summary performance information reflects (1) the unaudited results of a representative account, which account is an investment fund, traded pursuant to the Trading Program from January 2003 through March 2008 (Capsule A) and; (2) unaudited composite monthly performance of all non-exempt client accounts managed by the Trading Advisor pursuant to the Trading Program from January 2004 through March 2008 (Capsule B).  The Trading Advisor commenced trading its first non-exempt accounts with respect to the Aspect Diversified Program as of January 2004.  Therefore, performance numbers in Capsule B reflect composite performance of the non-exempt accounts with respect to the Aspect Diversified Program since inception of such trading in January 2004.

Supplemental performance information for the above-referenced representative account may be found in Part Two of this Prospectus on page 111.

The account selected as the representative account in Capsule A is that of a privately-offered pooled investment fund. This privately-offered fund is the largest account traded pursuant to the Trading Program. This privately-offered fund is not, however, subject to the same leverage, fees and other expenses of each Series of Units of the Fund, and such fees and expenses are reflected only in the pro forma performance information for each Series of Units of the Fund displayed in Pro Forma Performance of the Trading Program As Adjusted to Reflect the Fund’s Fee Structure set forth in Part II of this Prospectus beginning on page 112.

Investors are cautioned that the information set forth in the following Capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by the Trading Advisor or by for each Series of Units of the Fund in the future, since past performance is not indicative of future results.  There can be no assurance that the Trading Adviser or each Series of Units of the Fund will make any profits at all, or will be able to avoid incurring substantial losses. Investors should also note that interest income may constitute a significant portion of a commodity pool’s total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

CAPSULE A
REPRESENTATIVE ACCOUNT OF THE ASPECT DIVERSIFIED PROGRAM
January 2003 to March 2008

The following summary performance information reflects the performance results of a representative account, which account is an investment fund, traded pursuant to the Aspect Diversified Program for the required period from January 2003 to March 2008*.  Each Series of Units of the Fund will have different leverage, fees and expenses from this representative account.

Name of CTA:  Aspect Capital Limited
Name of Program:  Aspect Diversified Program*
Inception of trading by CTA:  January 12, 1998
Inception of trading in Program:  December 16, 1998
Aggregate assets (excluding notional equity) in Program: $2,484,170,162
Aggregate assets (including notional equity) in Program: $4,708,266,075
Aggregate assets (excluding notional equity) overall: $2,706,009,722
Aggregate assets (including notional equity) overall: $4,937,293,495
Aggregate assets (excluding notional equity) in representative account: $1,419,296,103**
Aggregate assets (including notional equity) in representative account: $1,419,296,103**
Number of accounts traded pursuant to the Program: 43
Largest monthly drawdown:  (7.96)% June 2004
Largest peak-to-valley drawdown:  (21.50)% March 2004 – January 2005
Number of non-exempt accounts traded pursuant to the program during the required period: 4
Number of non-exempt accounts traded pursuant to the program during the required period that closed: 0
Number of exempt accounts traded pursuant to the program during the required period: 39
Number of exempt accounts traded pursuant to the program during the required period that closed:  0

Monthly Rates Of Return	2008	2007	2006	2005	2004	2003
January	4.97%	2.78%	2.47%	(7.48)%	1.90%	3.72%
February	8.09%*	(5.83)%	(1.31)%	4.09%	6.78%	8.35%
March	(3.45)%	(1.94)%	5.31%	1.44%	(5.27)%	(7.08)%
April	-	4.66%	5.10%	(2.94)%	(7.55)%	(1.48)%
May	-	6.22%	(4.98)%	4.61%	(1.38)%	10.49%
June	-	3.68%	0.49%	4.47%	(7.96)%	(3.10)%
July	-	(5.68)%	(4.56)%	(0.87)%	(0.24)%	2.17%
August	-	(6.53)%	(0.59)%	4.24%	0.80%	(0.57)%
September	-	5.51%	0.37%	0.58%	0.67%	1.94%
October	-	7.33%	4.81%	(1.43)%	3.33%	2.46%
November	-	(4.21)%	0.23%	5.80%	5.17%	(0.92)%
December	-	3.40%	5.52%	(0.28)%	(3.01)%	4.13%
Compound Rate of Return	9.55%	8.18%	12.84%	12.01%	(7.72)%	20.59%
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

SEE “NOTES TO CAPSULE PERFORMANCE INFORMATION” ON PAGE 36.

* In February 2008, the Trading Advisor made a 10% allocation to a proprietary systematic trading strategy (the “Stock Sector Strategy”) within the representative account.  The Stock Sector Strategy is not currently applied to other accounts trading the Trading Program, including the Fund.  Therefore, the performance figures for February 2008 onwards represent the adjusted performance of the representative account to exclude the effect of the Stock Sector Strategy allocation (i.e. the above figures are pro forma performance figures based on the version of the Trading Program that is traded by the Fund).

** The Representative Account is fully funded.  Therefore the Aggregate Assets amount which includes the notional amount is equal to the amount excluding the notional amount.

CAPSULE B
NON-EXEMPT ACCOUNTS OF ASPECT DIVERSIFIED PROGRAM
January 2004 to March 2008

The performance capsule presented below reflects the unaudited composite monthly performance of all non-exempt client accounts managed by the Trading Advisor pursuant to the Trading Program from January 2004 through March 2008.  The Trading Advisor commenced trading its first non-exempt accounts with respect to the Aspect Diversified Program as of January 2004.  Therefore, performance numbers in Capsule B reflect composite performance of the non-exempt accounts with respect to the Aspect Diversified Program since inception of such trading in January 2004.  All performance data has been prepared on an accrual basis in accordance with international accounting standards. The monthly rate of return is a composite rate of return and does not necessarily represent the rate of return experienced by any one account.  The monthly performance figures for each non-exempt account have been adjusted in order to (a) include the impact of all brokerage commissions and fees charged by the Trading Advisor (such as management and performance fees); (b) include the benefit of interest accrued on the trading account; and (c) exclude the impact of all other third party fees (such as selling agent fees, wrap fees, sponsor's and administrative fees).  Information provided is not audited and it is based on a combination of figures provided by the non-exempt account clients and figures produced internally.  As such, there may be material differences between these figures and the figures presented in the audited financial statements of any one account. However, the Trading Advisor believes that the information below is accurate and fairly presented.  When reviewing past performance records, it is important to note that different accounts, even though they are traded pursuant to the same strategy, can have varying trading results.  The reasons for this include:  (1) the period during which the accounts are active; (2) the account size; (3) market liquidity may not be sufficient to allow entry of an order with a sufficient number of contracts for all clients; and (4) the rate of brokerage commissions charged to an account.
Name of CTA:  Aspect Capital Limited
Name of Program:  Aspect Diversified Program
Inception of trading by CTA:  January 12, 1998
Inception of trading in Program:  December 16, 1998
Aggregate assets (excluding notional equity) in Program: $2,484,170,162
Aggregate assets (including notional equity) in Program: $4,708,266,075
Aggregate assets (excluding notional equity) in non-exempt accounts: $475,146,256
Aggregate assets (including notional equity) in non-exempt accounts: $625,568,445
Aggregate assets (excluding notional equity) overall: $2,706,009,722
Aggregate assets (including notional equity) overall: $4,937,293,495
Number of accounts traded pursuant to the Program: 43
Number of open accounts traded pursuant to the Program in the composite: 4
Largest monthly drawdown: (8.00)% June 2004
Largest peak-to-valley drawdown:  (22.07)% March 2004 – January 2005
Number of profitable non-exempt accounts opened and closed during the period: 0
Range of returns experienced by profitable non-exempt accounts opened and closed during the period: N/A
Number of unprofitable non-exempt accounts that have opened and closed during the period: 0
Range of returns experienced by unprofitable non-exempt accounts opened and closed during the period:  N/A
Monthly Rates of Return	2008	2007	2006	2005	2004
January	5.11%	2.81%	2.17%	(7.38)%	1.04%
February	8.53%	(5.77)%	(1.23)%	3.72%	6.52%
March	(1.97)%	(2.03)%	5.21%	1.87%	(4.66)%
April	-	3.86%	5.29%	(3.01)%	(7.20)%
May	-	6.20%	(4.36)%	4.39%	(1.81)%
June	-	3.45%	0.42%	4.55%	(8.00)%
July	-	(5.20)%	(4.47)%	(1.47)%	(0.23)%
August	-	(6.03)%	(0.68)%	4.40%	0.02%
September	-	5.34%	0.42%	(0.22)%	0.57%
October	-	6.53%	4.51%	(1.71)%	3.07%
November	-	(3.15)%	0.35%	5.12%	4.92%
December	-	2.96%	4.61%	(0.53)%	(2.99)%
Compound Rate of Return	11.83%	7.96%	12.23%	9.27%	(9.43)%
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.
SEE “NOTES TO CAPSULE PERFORMANCE INFORMATION” ON PAGE 36.

NOTES TO CAPSULE PERFORMANCE INFORMATION

1.	Name of CTA is the name of the commodity Trading Advisor that directed the accounts included in the capsule.

2.	Name of Program is the name of the trading program used to derive the performance included in the capsule.

3.	Inception of trading by CTA is the date on which the Trading Advisor began directing client accounts.

4.	Inception of trading in Program is the date the Trading Advisor began directing client accounts pursuant to the program shown.

5.
Aggregate assets (excluding notional equity) in program is the aggregate amount of actual assets under the management of the Trading Advisor in the program shown as of the end of the period covered by the capsule.  This number excludes “notional” equity.

6.
Aggregate assets (including notional equity) in program is the aggregate amount of total equity under the management of the Trading Advisor in the program shown as of the end of the period covered by the capsule.  This number includes “notional” equity.

7.
Aggregate assets (excluding notional equity) overall is the aggregate amount of actual assets under the management of the Trading Advisor overall as of the end of the period covered by the capsule.  This number excludes “notional” equity.

8.
Aggregate assets (including notional equity) overall is the aggregate amount of total equity under the management of the Trading Advisor overall as of the end of the period covered by the capsule.  This number includes “notional” equity.

9.
Aggregate assets (excluding “notional” equity) in representative account is the aggregate amount of actual assets (including exempt accounts) under the management of the advisor in the account shown as of the end of the period covered by the capsule.  This number excludes “notional” equity.

10.
Aggregate assets (including “notional” equity) in representative account is the aggregate amount of total equity under the management of the advisor (including exempt accounts) in the account shown as of the end of the period covered by the capsule.  This number includes “notional” equity.

11.	Number of accounts traded pursuant to the program is the number of accounts currently traded pursuant to Program (including both exempt and non-exempt accounts).

12.	Number of open accounts traded pursuant to the program in the composite is the number of accounts directed by the Trading Advisor pursuant to the program included in the capsule performance.

13.
Largest monthly drawdown is the largest percentage loss that would have occurred in an account during any calendar month for the period of time presented and includes the month and year of such drawdown.

14.
Largest peak-to-valley drawdown is the largest calendar month to calendar month loss experienced by an account for the period presented from any calendar month-end to any subsequent calendar month-end and includes the month(s) and year(s) in which it occurred.

15.
Number of profitable non-exempt accounts opened and closed during the period is the number of non-exempt accounts traded pursuant to the program that were both opened and closed during the period presented and had a profitable net lifetime rate of return.  The net lifetime rate of return is the compounded product of the Monthly Rates of Return (as defined below).

16.
Range of returns experienced by profitable non-exempt accounts opened and closed during the period presents the highest and lowest net lifetime rate of return of all of the profitable non-exempt accounts opened and closed during the period presented.

17.
Number of unprofitable non-exempt accounts opened and closed during the period is the number of non-exempt accounts traded pursuant to the program that were both opened and closed during the period presented and had an unprofitable net lifetime rate of return.

18.
Range of returns experienced by unprofitable non-exempt accounts opened and closed during the period presents the highest and lowest net lifetime rate of return of all of the non-exempt accounts opened and closed during the period presented.

19.	Monthly Rates of Return for each month is the net performance divided by beginning equity, subject to certain adjustments.

20.
Compound Rate of Return is calculated by multiplying on a compound basis each of the Monthly Rates of Return and not by adding or averaging such Monthly Rates of Return.  For periods of less than one year, the results are year-to-date.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

The preparation of the Fund’s statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of financial condition and accompanying notes.  Actual results could differ from those estimates.  Purchases and sales of futures and forward contracts will be recorded on the trade date.  Gains or losses are realized when futures, forward, option and swap contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 – “Offsetting of Amounts Related to Certain Contracts.” The market value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. United States government and sponsored securities and commercial paper are stated at cost plus accrued interest, which approximates market value.

Capital Resources

The Fund will raise additional capital only through the sale of Units offered pursuant to the continuing offering, and does not intend to raise any capital through borrowing. Due to the nature of the Fund’s business, it will make no capital expenditures and will have no capital assets, which are not operating capital or assets.

Liquidity

Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.  Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in the Fund’s futures trading operations, the Fund’s assets are expected to be highly liquid. Redemptions may be made by a Limited Partner as of the last trading day of any month at the Net Asset Value of the redeemed Units (or portion thereof) on that date, on five (5) business days’ prior written notice to the General Partner. Partial redemptions must be for at least $1,000, unless such requirement is waived by the General Partner. In addition, the Limited Partner, if making a partial redemption, must maintain at least $10,000 or his original investment amount, whichever is less, in the Fund unless such requirement is waived by the General Partner.

The entire offering proceeds, without deductions, will be credited to the Fund’s bank and brokerage accounts to engage in trading activities and as reserves for that trading. The Fund meets its margin requirements by depositing U.S. government securities with the futures broker and the over-the-counter counterparties. In this way, substantially all of the Fund’s assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. Treasuries, U.S. Agency securities and investment grade commercial paper with maturities of less than one year.  Investors should note that maintenance of the Fund’s assets in U.S. government securities and banks does not reduce the risk of loss from trading futures and forward contracts. The Fund receives all interest earned on its assets.  No other person shall receive any interest or other economic benefits from the deposit of Fund assets.

Approximately 6% to 36% of the Fund’s assets normally are committed as required margin for futures contracts, forwards, swaps and are held by the futures broker and forwards counterparty, although the amount committed may vary significantly.  Amounts held by the futures broker and forwards counterparty are held in segregated accounts pursuant to the Commodity Exchange Act and regulations there under.  In addition to its derivatives positions, all assets of the Fund are maintained in the form of cash, U.S. Treasuries, U.S. Agency securities or investment grade commercial paper with maturities of less than one year.  All interest income earned by the Fund will accrue to the Fund.  The Fund’s excess margin monies will be managed by the General Partner.  Interest income currently is estimated to be earned at a rate of 2.31% based upon the current interest rates of the anticipated mix of U.S. Treasuries, U.S. Agency securities and investment grade commercial paper with maturities of less than one year.  This rate will change from time-to-time according to prevailing interest rates. It is estimated that approximately 30% of the Fund’s assets will receive the 90 day US Treasury bill rate of interest (which is currently approximately 1.41% as of May 1, 2008), and approximately 70% will receive the investment grade 180 day commercial paper rate of interest (which is currently approximately 2.70% as of March 31, 2008).  The General Partner will attempt to invest the Fund’s cash assets to maximum advantage and the mix of short term investments between these allowable categories may change at the General Partner’s sole discretion.

The Fund’s assets are not and will not be, directly or indirectly, commingled with the property of any other person in violation of law or invested with or loaned to Steben & Company or any affiliated entities.

OFF-BALANCE SHEET ARRANGEMENTS

The term “off-balance sheet arrangements” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts there exists a risk to the Fund, market risk, that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures positions of the Fund at the same time, and if the Trading Advisor was unable to offset such futures positions of the Fund, the Fund could lose all of its assets and the Limited Partners would realize a 100% loss. The General Partner attempts to minimize market risk through maintenance of a margin-to-equity ratio that rarely exceeds 36%.

In addition to market risk, in entering into futures and forward contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, which are traded on the interbank market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty credit risk. Steben & Company utilizes only those counterparties that it believes to be creditworthy for the Fund. All positions of the Fund are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Fund.

CONTRACTUAL OBLIGATIONS

The Fund does not have any contractual obligations of the type contemplated by Item 303(a)(5) of Regulation S-K.  The Fund’s sole business is trading futures and forward currency contracts, both long (contracts to buy) and short (contracts to sell) swaps and options.

USE OF PROCEEDS

All of the proceeds of the offering will be credited to the Fund’s bank and brokerage accounts, as described below, and may be used for the speculative trading of futures, options, swaps and over-the-counter contracts, including forwards traded in the United States and internationally, pursuant to the Trading Program which is described below in the “The Trading Advisor – Investment Program” section of this Prospectus.  In addition, the current allocation of investments of the Trading Program is described in the “Investment Objective” section of this Prospectus.  The Fund’s trading will be conducted through the trading accounts directly maintained by the Fund with the FCM and its affiliates.

It is anticipated that approximately 20% to 65% of all trading will occur on domestic markets.  The balance will occur on foreign futures markets which are regulated by the government of the country or region (in the case of the European Union) in which they are located.  These percentages may change in the future.  All futures and options on futures traded on U.S. exchanges are regulated by the CFTC and NFA.

All assets of the Fund will be held at Newedge Financial, Inc., Newedge Group (UK Branch), UBS Financial Services, Inc., or in a bank operating account in the name of the Fund at a federally insured bank (generally expected to be a small percentage of the Fund’s assets).  Assets held for the purpose of margining CFTC-regulated commodities are held in customer segregated accounts pursuant to 4d(2) of the Commodity Exchange Act, or CEA, and CFTC regulations.

Approximately 6% to 36% of the Fund’s assets normally will be committed as margin for futures contracts at the clearing broker, although the amount committed may vary significantly.  To the extent the Fund engages in transactions on non-U.S. exchanges, Fund assets may be maintained with affiliates of the Futures Commission Merchant(s) in accounts other than customer segregated accounts.

The Fund will also maintain its excess margin deposits and reserves with the Cash Management Broker in cash, U.S. Treasuries, U.S. Agency securities and investment grade commercial paper with maturities of less than one year.  The Fund’s excess margin monies will be managed by the General Partner.

No assets of the Fund will be loaned to the General Partner, the Trading Advisor, or to any affiliates of the General Partner or the Trading Advisor.  The assets of the Fund will not be commingled with the property of any other person.

CHARGES

See “Summary – Breakeven Amounts” and “Summary – ‘Breakeven Table’” for additional breakeven related information.

Management Fee

Each Series of Units will pay the Trading Advisor a monthly Management Fee payable in arrears equal to 1/12th of 2.00% of the Fund’s trading level allocated to the Trading Program (2.00% per annum).  The trading level is currently expected to be approximately 1.20 times the normal trading level of the Trading Program.  The normal trading level of the Trading Program is the number of trading positions per dollar customarily taken by the Trading Advisor for client accounts utilizing the Trading Program.  Because the Fund is generally trading at approximately 1.20 times the normal trading level of the Trading Program, the Trading Advisor is increasing the number of trading positions per dollar by approximately 20%.  At a normal trading level, the margin requirements relative to equity in the account range from 5% to 30%.  Because the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the margin requirements relative to equity becomes proportionately higher, or from 6% to 36%.  Since the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the management fee of 2.00% is multiplied by the overall trading level of the Fund (1.20 x 2.0% = 2.40%).  Therefore, the Management Fee will be 1/12th of 2.40% of the Fund’s month-end Net Asset Value (2.40% per annum).  Adjustments to the trading level will not affect the Management Fee percentage or calculation.

Incentive Fee

Each Series of Units will pay the Trading Advisor a quarterly Incentive Fee payable in arrears equal to 20% of any Trading Profits.

“Trading Profits” are the sum of: (i) the net of all realized profits and losses on account commodity positions liquidated during the quarter, plus (ii) the net of all unrealized profits and losses net of accrued Brokerage Expenses, NFA fees and give up fees on account commodity positions open as of the quarter end, minus (iii) the net of all unrealized profits and losses on account commodity positions open at the end of the previous quarter end, and (iv) any cumulative net realized losses (which will not include Incentive Fee expenses) from the Trading Advisor’s trading of the account carried forward from all previous quarters since the last quarter for which an Incentive Fee was payable to the Trading Advisor, and (v) any fees or expenses of the Fund (except for accrued Incentive Fees).  Trading Profits will not include interest income earned by the Fund.

Trading Profits will be calculated on the basis of assets allocated to the Trading Advisor.  In determining “Trading Profits,” any trading losses generated by the Trading Advisor for the Fund in prior periods are carried forward, so that the Incentive Fee is paid only if and to the extent the profits generated by the Trading Advisor for the period exceed any losses (excluding losses relating to redeemed Units) from prior periods.  The loss carry-forward is proportionally reduced if and to the extent the Fund reduces the amount of assets allocated to the Trading Advisor or redemptions occur during a period that a loss carry-forward exists.

Below is a sample calculation of how the Incentive Fee is determined:

Assume the Fund paid an Incentive Fee at the end of the fourth quarter of 2008 and assume that the Fund recognized Trading Profits of $200,000 during the first quarter of 2009. The aggregate cumulative appreciation for the quarter (before interest earned) would be $200,000 and the Trading Advisor’s Incentive Fee would be $40,000 (0.20 x $200,000). Now assume that the Fund paid an Incentive Fee at the end of the third quarter of 2008 but did not pay an Incentive Fee at the end of the fourth quarter of 2008 because it had trading losses of $100,000. If the Fund recognized Trading Profits of $200,000 at the end of the first quarter of 2009, the aggregate cumulative appreciation (before interest earned) for the quarter would be $100,000 ($200,000 — $100,000 loss carryforward) and the Trading Advisor’s Incentive Fee would be $20,000 (0.20 x $100,000). Please note that this simplified example assumes that no Limited Partners have added or redeemed units during this sample time frame. Such capital changes require that the calculation be determined on a “per unit” basis.

In the event that any Units are redeemed prior to the end of a calendar quarter, the Trading Advisor will be entitled to an Incentive Fee (as applicable), payable on a quarterly basis, regarding the redeemed Units to the extent of any accrued Incentive Fee allocable to the redeemed Units as of the redemption date.

Because Incentive Fees are paid on a quarterly rather than annual basis, an Incentive Fee could be paid to the Trading Advisor during a year in which its performance was unprofitable on an annual basis.  Once an Incentive Fee is earned, it is retained by the Trading Advisor regardless of its subsequent performance.

Organizational and Initial Offering Costs

All organizational and initial offering costs will be borne by the General Partner on behalf of the Fund without reimbursement.

Organizational and initial offering costs relating to the Fund means those expenses incurred in connection with its formation, the qualification and registration of the Units and in offering, distributing and processing the Units under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the initial offering of the Units, including, but not limited to, expenses such as:

●	initial registration fees, filing fees and taxes;

●	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the initial Registration Statement, the exhibits thereto and the initial Prospectus;

●
the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing initial sales materials used in connection with the initial offering and issuance of the Units;

●	travel, telegraph, telephone and other expenses in connection with the initial offering and issuance of the Units; and

●	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

Organizational costs will not include extraordinary fees and expenses.  The General Partner will not allocate to the Fund the indirect expenses of the General Partner.

The current amount of actual organizational and initial offering costs incurred by the General Partner was approximately $975,184 as of May 1, 2008.

Brokerage Expenses

Total charges paid to the clearing brokers are expected to average less than $4.00 per round-turn trade, although the futures commission merchant’s brokerage commissions and trading fees, as well as the over the counter foreign exchange counterparty fees will be determined on a contract-by-contract basis, anticipated to range from $1.00 to $8.00 per round-turn.  Some foreign contracts could be higher. Based on the foregoing estimate, each Series of Units is estimated to pay the futures commission merchant their pro-rated share of the actual monthly brokerage expenses of approximately 1/12th of 0.47% of the Fund’s Net Asset Value (0.47% per annum) payable in arrears.  These Brokerage Expenses will cover all actual brokerage and trading costs of the Fund.  The exact amount of such brokerage commissions and trading fees to be incurred is impossible to estimate and will vary based upon a number of factors including the trading frequency, the types of instruments traded, transaction sizes, degree of leverage employed and transaction rates in effect from time-to-time.  The compensation paid to the futures commission merchant is estimated at 0.47% of the Fund’s average annual Net Asset Value and will not, under any circumstance, exceed the maximum permissible brokerage expense of 14% of the average annual Net Asset Value of the Fund established by the guidelines of the North American Securities Administrators Association, Inc.

General Partner Fee

Each Series of Units will pay the General Partner a monthly General Partner Fee in arrears equal to 1/12th of 1.10% of the Fund’s Net Asset Value (1.10% per annum).  The General Partner Fee is paid to the General Partner to compensate it for its services to the Fund as general partner and commodity pool operator.

Administrative Expenses

Each Series of Units will pay actual monthly administrative expenses to various third-party service providers, as well as the General Partner, estimated to be approximately 1/12th of 0.95% of the Fund’s Net Asset Value (0.95% per annum) payable in arrears.  Actual Administrative Expenses may vary, however such Administrative Expenses will not exceed 0.95% of the Fund’s Net Asset Value per annum.  The Administrative Expenses will cover all actual legal, accounting, clerical and other back office related expenses related to the administration of the Fund and all associated costs incurred by the Fund.  It is estimated that a maximum of $100,000 of legal fees and a maximum of $125,000 of audit fees will be charged to the Fund during its first full year of operations.

Offering Expenses

The Fund will reimburse the General Partner for actual ongoing offering costs, up to 1/12th of 0.75% of the Fund’s Net Asset Value (0.75% per annum) pro-rata for each Series of the limited partner Units payable monthly in arrears, or Offering Expenses.  Actual ongoing Offering Expenses in excess of this limitation will be fully absorbed by the General Partner and may not be re-classified as Administrative Expenses described above.  The Fund is only liable for payment of Offering Expenses on a monthly basis.  The Offering Expenses will cover all actual ongoing offering expenses incurred by the General Partner on behalf of the Fund, including regulatory fees, legal costs relating to the offering, sales related travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the General Partner for wholesaling the Fund.  Compensation paid to sales personnel of the General Partner for the sale of Units will be subject to the Fee Limit defined below and is separate and apart from the compensation payable to sales personnel of the General Partner who receive Selling Agent Commissions.  If the Fund terminates prior to completion of payment to the General Partner for the unreimbursed Offering Expenses incurred through the date of such termination, the General Partner will not be entitled to any additional payments, and the Fund will have no further obligation to the General Partner.

Series C Units do not pay Offering Expenses.

Selling Agent Commissions

Series A Units will pay to the General Partner Selling Agent Commissions monthly in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit as defined below.  The General Partner will pay the Selling Agents an upfront commission of 2.00% of the aggregate subscription amount for the sale of Series A Units.  Beginning in the 13th month, the General Partner will pay the Selling Agents a monthly Selling Agent Commission in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit, as defined below.  The Net Asset Value of Series A Units refers to the Fund’s Net Assets allocated to the capital accounts of Series A Unit holders (the aggregate capital account balances with respect to the Series A Units) divided by the number of outstanding Units of such Series A Units.

The obligation of the Series A Unit holders to pay and the amount charged to Series A Unit holders (e.g., 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value, paid monthly in arrears) with respect to the Selling Agent Commissions remains identical throughout the life of the Units subject to the Fee Limit.  For Units where the General Partner acts as the Selling Agent, it will retain these fees and may compensate its sales personnel.

Series B, C and I Units do not pay Selling Agent Commissions.

Broker Dealer Servicing Fee

Series A Units will pay the Selling Agents a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.15% of the outstanding Series A Units’ Net Asset Value (0.15% per annum), subject to the Fee Limit, as defined below.

Series B Units will pay Selling Agents who sell Series B Units or broker dealers who act as custodian for Series B Units a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.60% of the outstanding Series B Units’ Net Asset Value (0.60% per annum), subject to the Fee Limit.

For Units where the General Partner acts as the Selling Agent, it will retain these fees.

Fee Limit

The Fee Limit is the total amount of Selling Agent Commissions, Broker Dealer Servicing Fees paid to selling agents, payments for sales conferences, and other Offering Expenses (but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) paid by particular Series A, B or I Units when it is equal to 10.00% of the original purchase price paid by holders of those particular Units.

Each Limited Partner who owns Series A, Series B and Series I Units will continue to pay the Selling Agent Commissions, Offering Expenses and the Broker Dealer Servicing Fee, depending upon which expenses are applicable to the particular Series of Units, until the aggregate of such expenses reaches an amount equal to the Fee Limit.

Investors in the Fund will not pay more than the Fee Limit described above.  The General Partner will utilize accounting software that will track the fees charged to the Units on a Limited Partner-by-Limited Partner basis.  Series C Units will be issued in exchange for an investor’s Series A, B and I Units to any Limited Partner who owns Series A, B and I Units when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on their Series A, B and I Units pursuant to NASD Rule 2810.  As a result, it is possible for a Limited Partner to have its Series A, B or I Units exchanged for Series C Units prior to reaching the Fee Limit.  If a Limited Partner’s Series A, B or I Units are exchanged for Series C Units prior to reaching the Fee Limit, the General Partner will not seek additional fees from such Limited Partner.

Redemption Fee

In order to reimburse the General Partner for the 2% upfront fee (charged based on the aggregate subscription amount) paid to the Selling Agents, Series A Units pay a pro rata Redemption Fee to the General Partner during the first 12 months after issuance of the Series A Units, unless such Redemption Fee is waived by the General Partner in its sole discretion.  Series A Units redeemed prior to the first anniversary of the subscription date will be subject to a Redemption Fee equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the subscription date.  Limited Partners will not be required to pay any Redemption Fees if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

No other Series of Units will pay the Redemption Fee.

Extraordinary Fees and Expenses

The Fund will pay all extraordinary fees and expenses incurred by the Fund, if any, as determined by the General Partner.  Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses.  Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Fund or of managed futures funds in general.  Routine operational, administrative and other ordinary expenses will not be deemed to be extraordinary expenses.

WHO MAY SUBSCRIBE

An investment in the Fund is speculative and involves a high degree of risk. The Fund is not suitable for all investors. The General Partner offers the Fund as an opportunity to diversify an investor’s entire investment portfolio.  The Fund also offers the potential for profit subject to commensurate risk and volatility.  An investment in the Fund should only represent a limited portion of your overall portfolio. There can be no assurance that an investment in the Fund will achieve its objective.  To subscribe for the Units, you must have (i) a net worth of at least $70,000, exclusive of home, home furnishings and automobiles, and an annual income of at least $70,000, or (ii) a net worth of at least $250,000, exclusive of home, home furnishings and automobiles.  An investment in the Fund should not exceed 10% of your net worth (in all cases exclusive of home, home furnishings and automobiles).  Some States may require higher suitability standards.

Suitability requirements for Kentucky residents : Either (i) Net worth of at least $300,000 (exclusive of home, home furnishings and automobiles) or (ii) a net worth of at least $85,000 (exclusive of home, home furnishings and automobiles) and an annual taxable income of $85,000.  Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

A PURCHASE OF UNITS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE FUND.  AN INVESTMENT IN THE UNITS SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

________________________

REDEMPTIONS, NET ASSET VALUE AND TRADING SUSPENSION

Redemptions

Redemption requests, which are irrevocable, may be made by a Limited Partner as of the last Business Day of any month, each, a Redemption Date, at the Net Asset Value per Unit (or portion thereof) on the Redemption Date, on five (5) business days’ prior written notice to the General Partner.  Partial redemptions must be for at least $1,000, unless such requirement is waived by the General Partner.  In addition, the Limited Partner, if making a partial redemption, must maintain at least $10,000 or his original investment amount, whichever is less, in the Fund, unless such requirement is waived by the General Partner.  The Fund will pay redemption proceeds as soon as practical after the Redemption Date, generally within thirty (30) days after the Redemption Date.  Limited Partners’ redemptions will be accounted for on a first in first out basis unless such requirement is waived by the General Partner.

The Fund, in the General Partner’s sole discretion and pursuant to the Limited Partnership Agreement, may delay payment of the redemption proceeds if special circumstances require, including but without limitation circumstances involving a market emergency that prevents the liquidation of positions or a delay or default in payment to the Fund by the Futures Commission Merchants, Cash Management Broker or a bank or if payment is restricted pursuant to the Delaware Revised Uniform Partnership Act.  Limited Partners will be notified within ten (10) days after the Redemption Date if any redemption cannot be honored under the terms hereof and their requests thereafter will be honored at the first available opportunity on a pro rata basis.  The General Partner may deny a redemption request, if in its sole discretion, such a redemption request would violate any applicable law, regulation or rule the Fund may be subject to.

In order to reimburse the General Partner for the 2% upfront fee (charged based on the aggregate subscription amount) paid to the Selling Agents, Series A Units pay a pro rata Redemption Fee to the General Partner during the first 12 months after issuance of the Series A Units, unless such Redemption Fee is waived by the General Partner in its sole discretion.  Series A Units redeemed prior to the first anniversary of the subscription date will be subject to a Redemption Fee equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the subscription date.  Limited Partners will not be required to pay any Redemption Fees if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

Upon redemption, a Limited Partner (or any assignee thereof) will receive an amount equal to the Net Asset Value of the redeemed portion of his Units as of the Redemption Date, less any amount which is owed by such Limited Partner (and his assignee, if any) to the General Partner as provided below in this paragraph or to the Fund in accordance with the Limited Partnership Agreement.  If, pursuant to applicable law, the Fund has been required to withhold tax on certain income of the Fund allocable to a Limited Partner (or an assignee thereof) and the General Partner has paid out of its own funds such tax, upon redemption of Units by such Limited Partner (or assignee) all amounts of such taxes may be deducted from the Net Asset Value of such Units and reimbursed to the General Partner.  In addition, upon redemption of Units, all amounts which are owed to the Fund under the indemnification provisions of the Limited Partnership Agreement by the Limited Partner to whom such Units were issued as well as all amounts which are owed by all assignees of such Units will be deducted from the redemption proceeds payable to such redeeming Limited Partner.

Net Asset Value

The Fund’s “Net Assets” refers to the total assets of the Fund (including without limitation all cash and cash equivalents (valued at cost), any unrealized profits and losses, accrued interest and amortization of original issue discount, and the market value of all open futures, forwards,  or derivatives (“commodities interests”) positions and other assets of the Fund, minus the total liabilities of the Fund, including without limitation, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Fund’s open commodities interests positions (if charged on a “round-turn” basis), or brokerage expenses (if charged on a “flat rate” basis), and fees and expenses (including accrued Incentive Fees although such accrual amount might not become payable), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting.  However, for purposes of calculating month-end fees, the Fund’s Net Asset Value is calculated prior to the accrual of any fees of the Fund for that month.

The “Net Asset Value” of a Unit in a particular Series refers to the Net Assets allocated to the capital accounts with respect to such Series (the aggregate capital account balances with respect to the Series of Units) divided by the number of outstanding Units of such Series.

Mandatory Redemption

Pursuant to the Limited Partnership Agreement, the General Partner may require a Limited Partner to be redeemed from the Fund in the event that the General Partner, in its sole discretion, considers the redemption of the Limited Partner as being in the best interest of the Fund, including without limitation a required redemption (i) in efforts to avoid the Fund’s assets being subject to ERISA, (ii) because the continued participation of a person as a Limited Partner will have adverse regulatory or tax consequences to the Fund or other partners or (iii) necessary to comply with any applicable government or self regulatory agency regulations.  Such a mandatory redemption may upset the timing of a Limited Partner’s portfolio investment objectives.  Additionally, the Limited Partner may be required to redeem at a loss.  If such mandatory redemption involves less than the full redemption of more than one Limited Partner, such redemptions will be conducted on a pro-rata basis.  Limited Partners will not be required to pay any Redemption Fees if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

Repayment of Redeemed Capital

A Limited Partner will not be liable for the Fund’s obligations in excess of such Limited Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units.  The Fund may make a claim against a Limited Partner with respect to amounts distributed to the Limited Partner or amounts received by the Limited Partner upon redemption of the Units, if the Net Assets of the Fund are insufficient to discharge the liabilities of the Fund which have arisen prior to the payment of such amount (including without limitation indemnification liabilities).

Trading Suspension

If the Fund’s Net Asset Value at any time during the calendar year declines to 50% or less than its Net Asset Value at the start of the most recent calendar year or at the start of the most recent month, disregarding capital subscriptions and redemptions, the Fund will liquidate its positions as promptly as practical and suspend trading.  The General Partner will promptly notify the Limited Partners of the suspension.  Any Limited Partner may elect to redeem from the Fund at that time and will not be subject to the Redemption Fee, if any.

Because of the volatility of commodity prices and the possibility of market illiquidity, there can be no assurance the Fund’s Net Asset Value will not decline to below 50% of Net Asset Value at the start of the Fund or of a calendar year or of the most recent month-end.  For example, if the 50% suspension point is triggered, the General Partner will place orders to liquidate all of the Fund’s positions, but if the markets on which some or all of those orders are placed are illiquid (e.g., because of daily price limits; see “The Risks You Face – Possible Illiquid Markets May Exacerbate Losses” and “The Fund Has Limited Liquidity,” or due to a market emergency), Net Asset Value could decline significantly below the 50% level.

THE SELLING AGENTS

The General Partner also acts as a selling agent for the Fund.  The General Partner intends to appoint certain other broker dealers registered under the Securities Exchange Act of 1934, as amended, and members of FINRA, as additional selling agents, collectively, with the General Partner in its capacity as a selling agent, the Selling Agents, with respect to Series A, Series B and Series I Units only.  The Selling Agents will use their “best efforts” to sell Series A, Series B and Series I Units.  Therefore, the Selling Agents are not required to purchase any Series A, Series B or Series I Units or sell any specific number or dollar amount of Series A, Series B or Series I Units but will use their best efforts to sell such Units.

The Selling Agents will be selected to assist in the making of offers and sales of Series A, Series B  and Series I Units.  Other than the General Partner, the Fund currently has no other Selling Agents, although there have been indications of interest expressed to the General Partner by select broker-dealers.

The General Partner, in its capacity as one of the Fund’s Selling Agents, will be paid Selling Agent Commissions monthly in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit as defined herein.  The General Partner will pay the Selling Agents an upfront commission of 2.00% of the aggregate subscription amount for the sale of Series A Units.  Beginning in the 13th month, the General Partner will pay the Selling Agents a monthly Selling Agent Commission in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit, as defined below.  The Net Asset Value of Series A Units refers to the Net Assets allocated to the Series A Unit capital account  (the aggregate capital account balances with respect to the Series A Units) divided by the number of outstanding Units of such Series A Units.

The obligation of the Series A Unit holders to pay and the amount charged to Series A Unit holders (e.g., 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value, paid monthly in arrears) with respect to the Selling Agent Commissions remains identical throughout the life of the Units subject to the Fee Limit.  For Units where the General Partner acts as the Selling Agent, it will retain these fees and may compensate its sales personnel.

Series B, C and I Units do not pay Selling Agent Commissions.

Series A Units will pay the Selling Agents a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.15% of the outstanding Series A Units’ Net Asset Value (0.15% per annum), subject to the Fee Limit.

Series B Units will pay Selling Agents who sell Series B Units or broker dealers who act as custodian for Series B Units a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.60% of the outstanding Series B Units’ Net Asset Value (0.60% per annum), subject to the Fee Limit.

For Units where the General Partner acts as the Broker Dealer, it will retain these fees.

THE FUTURES COMMISSION MERCHANT AND CURRENCY FORWARD COUNTERPARTY

The Fund will utilize Newedge Financial, Inc., or NFI, as its futures commission merchant and Newedge Group (UK Branch) as its currency forward counterparty.  The General Partner may, in its discretion, have the Fund utilize other futures commission merchants or forward and swap counterparties if it deems it to be in the best interest of the Fund.

NFI is a global brokerage company located in Chicago with branch offices in Houston and New York with affiliated entity offices located in Bahrain, Calgary, Frankfurt, Hong Kong, Kansas City, London, Madrid, Montreal, Mumbai, Paris, Philadelphia, San Francisco, Sao Paulo, Seoul, Shanghai, Singapore, Sydney, Taipei, Tokyo and

Toronto.  NFI’s main office is located at 550 West Jackson Boulevard, Suite 500, Chicago, Illinois 60661.

NFI is a subsidiary of Newedge Group, which was formed on January 2, 2008 as a joint venture by Société Générale and Calyon Financial, Inc. to combine the brokerage activities previously carried out by their respective subsidiaries which comprised the Fimat Group and the Calyon Financial Group of affiliated entities.

NFI, has been registered with the Commodity Futures Trading Commission (“CFTC”) as a FCM and has been a member of the National Futures Association in such capacity since August 1987.  NFI is also registered with the Securities and Exchange Commission as a broker-dealer and is a member of FINRA.

In March 2008 NFI settled, without admitting or denying the allegations, a disciplinary action brought by the New York Mercantile Exchange (“NYMEX”) alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades.  NFI paid a $100,000 fine to NYMEX in connection with this settlement.

Other than the foregoing proceedings, which did not have a material adverse effect upon the financial condition of NFI, there have been no material administrative, civil or criminal actions brought, pending or concluded against NFI or its principals in the past five years.

NFI has adopted and implemented an anti-money laundering program consistent with its obligations to comply with applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, including Customer Identification Procedures.

Newedge Group (UK Branch), which is owned 50% each by Calyon and Société Générale, is a société  anonyme governed by French law, having its registered office at 52/60 avenue des Champs-Elysees, 75008 Paris, France, registered under number 353 020 936 RCS Paris.  Newedge Group (UK Branch) is lead regulated in France as a bank by the CECEI (Banque de France) and supervised by Commission Bancaire and the Autorité des Marchés Financiers for the conduct of investment services, and regulated by the Financial Services Authority for the conduct of business in the UK.

CASH MANAGEMENT BROKER

The Fund utilizes UBS Financial Services, Inc., or UBS, as its cash management broker.  The General Partner may, in its discretion have the Fund utilize other cash management brokers if it deems it to be in the best interest of the Fund.

UBS is a Delaware corporation.  The Fund will maintain an account with UBS through its Chicago office located at UBS Tower, 1 North Wacker Drive, Chicago, IL 60606.  This account will be utilized by the Fund for the purpose of investing margin excess balances in short-term fixed income instruments.  In addition, the Fund may maintain a money market account with UBS.

Limited Role of the Futures Commission Merchant and Cash Management Broker.

The services of NFI and UBS, in their capacities as FCM and Cash Management Broker, respectively, are limited to transaction execution and clearance, record-keeping, transmittal of confirmations and statements to the General Partner, calculating the equity balances and margin requirements for the Fund’s account and similar administrative functions. The opening and maintenance of the Fund’s accounts with NFI or UBS does not constitute an endorsement or recommendation of the Fund, the General Partner or the Trading Advisor by NFI and/or UBS.

NFI and UBS have not assisted in the preparation of the registration statement of which this Prospectus is a part of, except to the extent they have provided general information about their operations and legal proceedings against them.  NFI and UBS are not connected in any way with the Fund, the General Partner or the Trading Advisor other than in their capacity as FCM/currency forward counterparty and Cash Management Broker, respectively, on behalf of the Fund.  The General Partner may elect to have the Fund use other FCMs, cash management brokers, options brokers, forwards or swaps counterparties in the future when it deems, in its discretion, that it would be in the Fund’s best interest to do so.

CONFLICTS OF INTEREST

General

The General Partner has not established formal procedures to resolve all potential conflicts of interest.  Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.  In reviewing the conflicts described below, prospective investors should understand that merely because an actual or potential conflict of interest exists does not mean that the General Partner will act in a manner detrimental to the Fund.

The General Partner

Prospective investors must recognize that the Fund has been formed specifically as an investment product to be managed by the General Partner, and that the General Partner may not be inclined to appoint any other general partner even if doing so might be in the Fund’s best interests.

The General Partner and its principals have organized and are involved in other business ventures, and may have incentives to favor certain of these ventures over the Fund.  The Fund will not share in the risks or rewards of such other ventures.  However, such other ventures will compete for the General Partner’s and its principals’ time and attention which might create other conflicts of interest.  The Limited Partnership Agreement does not require the General Partner to devote any particular amount of time to the Fund.

The General Partner or any of its affiliates or any person connected with it may invest in, directly or indirectly, or manage or advise other investment funds or accounts which invest in assets which may also be purchased or sold by the Fund.  Neither the General Partner nor any of its affiliates nor any person connected with it is under any obligation to offer investment opportunities of which any of them becomes aware to the Fund or to account to the Fund in respect of (or share with the Fund or inform the Fund of) any such transaction or any benefit received by any of them from any such transaction, but will allocate such opportunities on an equitable basis between the Fund and other clients.

Incentive Fee to the Trading Advisor

Because the Trading Advisor is entitled to be paid an Incentive Fee, the Trading Advisor may have an incentive to permit the Fund to make riskier or more speculative investments than it otherwise would.

Personal Trading

The Trading Advisor, NFI, UBS, the Selling Agents, the General Partner and the principals and affiliates thereof may trade commodity interests for their own accounts.  In such trading, positions might be taken which are opposite those of the Fund, or that “compete” with the Fund’s trades.

Trades by the Trading Advisor and its Principals

The Trading Advisor and its principals may trade for their own accounts in addition to directing trading for client accounts, including that of the Fund.  Therefore, the Trading Advisor and its principals may be deemed to have a conflict of interest concerning the sequence in which orders for transactions will be transmitted for execution.  Additionally, a potential conflict may occur when the Trading Advisor and its principals, as a result of a neutral allocation system, testing a new trading system, trading their own proprietary account(s) more aggressively, or any other actions that would not constitute a violation of fiduciary duties, take positions in their own proprietary account(s) which are opposite, or ahead of, the position(s) taken for a client.  Proprietary accounts, in trading a new or experimental system, may enter the same markets earlier than (either days before or on the same day) that of client accounts traded at the same or other FCMs.  Because the principals of the Trading Advisor trade futures and foreign exchange for their own accounts, there is potentially a conflict of interest between these principals and the Trading Advisor’s clients when allocating prices on trades that are executed by an FCM at multiple prices.  In such instances, the Trading Advisor uses a non-preferential method of fill allocation.  The clients of the Trading Advisor will not be permitted to inspect the personal trading records of the Trading Advisor or its principals, or the written policies relating to such trading.  Client records are not available for inspection due to their confidential nature.

Trading Multiple Accounts

The Trading Advisor manages a number of accounts and may have an incentive to favor certain of such accounts over other accounts.

Because of price volatility, occasional variations in liquidity, and differences in order execution, it is impossible for the Trading Advisor to obtain identical trade execution for all of its clients, including the Fund.  Such variations and differences may produce differences in performance among accounts over time.  In an effort to treat its clients fairly when block orders for client accounts are filled at different prices, the Trading Advisor uses a proprietary system to allocate trades across accounts in a non-discretionary fashion. This system achieves a generally equitable allocation to each account, using an allocation process that is deterministic and repeatable in order to demonstrably fill each account at a price as close to the trade’s average fill price as possible.  These block order procedures are voluntary and may be suspended by the Trading Advisor at the discretion of the Trading Advisor.

The Trading Advisor will combine orders for client accounts (including the Fund) and may combine orders for client accounts with trades for the accounts of the Trading Advisor and its principals and employees.  Combining orders may result in a less favorable price than that which the client would have obtained had the client’s order been executed separately.

Multiple Relationships with Brokers

The Trading Advisor will utilize a variety of prime brokers and selling agents for the Trading Program and other investment products managed and offered by the Trading Advisor.  In certain cases, an executing broker may also act as a selling agent for the Trading Advisor product it clears, and/or may be an investor in that product.  To the extent an executing broker also acts as selling agent, the execution fees it receives will act as an additional financial incentive, beyond any selling fees paid by the client, to sell the Trading Advisor product.  Additionally, an executing broker that is also an investor in a Trading Advisor product may have more immediate information about the financial performance of that product than other investors, and the executing broker will not be prohibited from acting on such information with respect to its investment with the Trading Advisor.

The Trading Advisor is affiliated with RMF Investment Management, a subsidiary of the Man Group plc, and AIG Financial Products Corp. and the Trading Advisor may execute transactions with such affiliates for the Fund’s account, which will receive compensation in connection with such transactions.  Therefore, the Trading Advisor has a conflict of interest in directing brokerage to such affiliates.  The Trading Advisor manages any conflict of interest by executing at market rates and adhering to its best execution obligations.  Give-up fees paid to such affiliates that “give-up” the trades for clearing through NFI are expected to range from $1.3 to $4 per “round-turn” trade for futures trading (inclusive of execution costs and commissions) and $6 per $1,000,000 for FX trading.

Effects of Speculative Position Limits

The CFTC and domestic exchanges have established speculative position limits on the maximum net long or net short futures position which any person, or group of persons, or group of persons acting in concert, may hold or control in particular futures contracts or options on futures traded on U.S. commodity exchanges.  All commodity accounts owned or controlled by the Trading Advisor and its principals are combined for speculative position limits.  Because speculative position limits allow the Trading Advisor and its principals to control only a limited number of contracts in any one commodity, the Trading Advisor and its principals are potentially subject to a conflict among the interests of all accounts the Trading Advisor and its principals control which are competing for shares of that limited number of contracts.  There exists a conflict between the Trading Advisor’s interest in maintaining a smaller position in an individual client’s account in order to also provide positions in the specific commodity to other accounts under management and the personal accounts of the Trading Advisor and its principals.

Other Activities of the Principals of the Trading Advisor

Certain principals of the Trading Advisor are currently, and expect in the future to be, engaged in other activities, some of which may involve other business activities in the futures industry.  In addition, each principal of the Trading Advisor may be engaged in trading for his personal account.  The principals will have a conflict of interest between their obligations to devote their attention to client accounts and their interests in engaging in other activities.  However, the principals of the Trading Advisor intend to devote substantial attention to the operation and activities of the Trading Advisor.

Operation of Other Commodity Pools

The General Partner currently operates two other commodity pools and may have an incentive to favor those pools over this Fund.  For example, if one or both of the two other commodity pools materially increase their collective assets under management, the General Partner may have a financial incentive to devote additional resources to management of the other two pools.  Despite this conflict, the General Partner will devote such time and attention to the operation and activities of the Fund as the General Partner reasonably deems necessary to effect the operations and activities of the Fund as described in the Prospectus and will treat the Fund equitably with its other Funds.

Fiduciary Responsibility of the General Partner

The General Partner has a fiduciary duty to the Limited Partners to exercise good faith and fairness in all dealings affecting the Fund. If a Limited Partner believes this duty has been violated, he may seek legal relief under applicable law, for himself and other similarly situated Limited Partners, or on behalf of the Fund.  However, it may be difficult for Limited Partners to obtain relief because of the changing nature of the law in this area, the vagueness of standards defining required conduct and the broad discretion given the General Partner in the Limited Partnership Agreement and the exculpatory provisions therein.

Selling Agents

The receipt by the Selling Agents and their registered representatives of continued sales commissions and other fees from the General Partner or the Fund for Units remaining in the Fund may give them an incentive to advise the Limited Partners to remain as investors in the Fund.  These payments will cease to the extent the Limited Partners redeem from the Fund.

The General Partner Serving as Selling Agent

The General Partner also serves as a Selling Agent for the Fund.  As a result, the fees and other compensation received by the General Partner as Selling Agent have not been independently negotiated.

The General Partner also serves as a selling agent for three funds which are managed by the Trading Advisor.  The fees and other compensation to be paid to the General Partner to act as a selling agent for the funds managed by the Trading Advisor have been independently negotiated on market standard terms and the terms are consistent with a number of other selling agent agreements entered into by the Trading Advisor amongst its other selling agents.  The selling agent agreement entered into between the General Partner and the Trading Advisor was not dependent upon the Trading Advisor serving as the Fund’s Trading Advisor.

Futures Commission Merchants

An FCM effects transactions for customers (including public and private commodity pools) in addition to the Fund who may compete with the Fund’s transactions including with respect to priorities or order entry.  Because the identities of the purchaser and seller are not disclosed until after the trade, it is possible that an FCM could effect transactions for the Fund in which the other parties to the transactions are an FCM’s officers, directors, employees, customers or affiliates.  Such persons might also compete with the Fund in making purchases or sales of commodities without knowing that the Fund is also bidding on such commodities.  Because orders are filled in the order in which they are received by a particular floor broker, transactions for any of such persons might be executed when similar trades for the Fund are not executed or are executed at less favorable prices.  In addition, CFTC regulations prohibit an FCM from utilizing its knowledge of one customer’s trades for its own or its other customer’s benefit.

Certain officers or employees of an FCM may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations.  In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Proprietary Trading/Other Clients

The General Partner/Commodity Pool Operator, the FCM and their respective affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace.  Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund.  Records of  the General Partner’s proprietary trading will be available for inspection by the Limited Partners upon reasonable advance notice to the office of the General Partner.

Because the General Partner, the FCM and their respective affiliates may trade for their own accounts at the same time that they are managing the account of the Fund, prospective investors should be aware that — as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Fund.

DESCRIPTION OF THE LIMITED PARTNERSHIP UNITS; CERTAIN MATERIAL TERMS OF THE LIMITED PARTNERSHIP AGREEMENT

The following summary describes in brief the Series A Units, Series B Units, Series C Units and Series I Units and certain aspects of the operation of the Fund and the responsibilities of the General Partner concerning the Fund and the material terms of the Limited Partnership Agreement.  Prospective investors should carefully review the Form of Limited Partnership Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware limited partnership.  Capitalized terms used in this section and not otherwise defined will have such meanings assigned to them under the Limited Partnership Agreement.

Description of the Units

The Fund issues Units in four Series, Series A, Series B, Series C and Series I Units, each of which represent units of fractional undivided beneficial interests in and ownership of the Fund.  Series A, B and I Units are identical in all respects except for the fees and expenses charged to each Series of Units, as set forth in this section.  Generally, Series B and I Units are available through approved Selling Agents or registered investment advisors who are directly compensated by the investor through a fee based advisory program. Investors whose accounts are held or maintained at a brokerage firm requiring a Broker Dealer Servicing Fee may not purchase Series I Units. Series A, B and I Units will be re-designated as Series C Units with lower expenses only as they each reach a certain limit on fees, as described below.  The General Partner may, in its sole discretion, authorize additional Series of Units as it deems necessary and in the best interests of the Fund.

Series A, B and I Units will be available for sale at $100 per Unit during the Initial Offering Period.  After the Initial Offering Period, Series A, B and I Units will be offered on a continuous and monthly basis and at the Net Asset Value as of the close of business on the last day of the month in which a subscription is accepted until such time this offering will be terminated pursuant to the Fund’s Limited Partnership Agreement.  The only difference in the Net Asset Value amongst each Series of Units offered by the Fund for purchase will be the associated fees and expenses as stated below.

Series A, B and I Units will be offered by Selling Agents.  The Series A Units are subject to the following fees and expenses: Management Fee, Incentive Fee, Brokerage Expenses, General Partner Fee, Administrative Expenses, Offering Expenses, Selling Agent Commissions, Broker Dealer Servicing Fee, and a Redemption Fee (if the Series A Units are redeemed within 12 months of purchase).  Series A Units are subject to a Fee Limit as hereinafter defined.  Series A Units will be re-designated as Series C Units after the Fee Limit has been reached.

Series B Units are intended only for registered investment advisors’ fee based advisory programs. Series B Units are subject to the same fees and expenses as the Series A Units, except they are not subject to a Redemption Fee or Selling Agent Commissions.  Series B Units may be purchased by employees and relatives of Selling Agents and direct clients of the General Partner.  Series B Units are subject to a Fee Limit as hereinafter defined.  Series B Units will be re-designated as Series C Units after the Fee Limit has been reached.

Series I Units are intended only for registered investment advisors’ fee based advisory programs. Series I Units are subject to the same fees and expenses as the Series B Units with the exception of the Broker Dealer Servicing Fee.  Series I Units may be purchased by employees and relatives of the General Partner and direct clients of the General Partner.  Investors whose accounts are held at a brokerage firm requiring a Broker Dealer Servicing Fee may not purchase Series I Units.  Series I Units are subject to a Fee Limit as hereinafter defined.  Series I Units will be re-designated as Series C Units after the Fee Limit has been reached.

Series C Units will be issued in exchange for an investor’s Series A, B and I Units to any Limited Partner who owns Series A , B and I Units when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on their Series A, B and I Units pursuant to NASD Rule 2810.  As a result, it is possible for a Limited Partner to have its Series A, B or I Units exchanged for Series C Units prior to reaching the Fee Limit.  If a Limited Partner’s Series A, B or I Units are exchanged for Series C Units prior to reaching the Fee Limit, the General Partner will not seek additional fees from such Limited Partner.  The Series C Units are identical to these other Units except that the Series C Units do not pay Offering Expenses, Selling Agent Commissions, a Broker Dealer Servicing Fee or a Redemption Fee.

Units of each Series will initially be offered for a period ending June 30, 2008 during the Initial Offering Period, unless such date is extended by the General Partner for up to an additional ninety (90) days.

To purchase Units, the General Partner must receive a subscription at its main business office in Rockville, Maryland, U.S.A. prior to 5:00 P.M. EST on the fifth business day (or the 6th business day for personal checks) prior to the date of the first day of a month at which the subscription is intended to be accepted by the Fund. All subscriptions are irrevocable.  However, if a subscription is received after the Monthly Closing deadline, it generally will be held until the next Monthly Closing although the subscriber will be entitled to withdraw his held-over subscription any time prior to the beginning of the fifth full business day of the following month.

The General Partner, in its sole discretion, may reject any subscription in whole or in part for any reason.  The General Partner will inform potential investors or their Selling Agents, whether their subscriptions have been accepted or rejected by the last business day of the month in which their subscription has been received by the General Partner.

The selling agreements provide for the Fund, the General Partner and the Selling Agent(s) to indemnify each other against certain liabilities, including liabilities arising under the Securities Act of 1933.  It is the position of the SEC that such indemnification may be void as against public policy.

Principal Office; Location of Records

The Fund is organized as a limited partnership organized under the laws of the state of Delaware.  The Fund is managed by the General Partner, whose principal office is located at 2099 Gaither Road, Suite 200, Rockville, Maryland 20850 and its telephone number is (240) 631-9808.

The books and records of the Fund will be maintained at the principal offices of the Fund, c/o Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland 20850; telephone number (240) 631-9808.

The books and records of the Fund will be located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by the Limited Partners or their representatives for any purposes reasonably related to a Limited Partner’s interest as a beneficial owner of such Units during regular business hours as provided in the Limited Partnership Agreement.  The General Partner will maintain and preserve the books and records of the Fund for a period of not less than six years.

THE GENERAL PARTNER, COMMODITY POOL OPERATOR AND SELLING AGENT

The Fund's General Partner and commodity pool operator is Steben & Company, Inc., a Maryland corporation organized in February 1989.  The General Partner will also serve as one of the Fund’s Selling Agents.  The Fund currently has no other Selling Agents, although there have been indications of interest expressed to the General Partner by select broker-dealers.  The General Partner became registered with the CFTC as a commodities introducing broker in May 1989 and as a CPO in August 1991.  The General Partner is a member of the NFA, the self-regulatory organization for the commodity industry, and is a member of FINRA.  The General Partner is registered as a Broker Dealer and an Investment Adviser with the SEC.  The General Partner’s address is 2099 Gaither Road, Suite 200, Rockville, Maryland 20850; telephone (240) 631-9808, fax (240) 631-9595.  The General Partner’s web address is www.steben.com and its e-mail address is info@steben.com.

The General Partner will manage all aspects of the Fund's business, including forming and registering the Fund, selecting and monitoring the Fund’s Trading Advisor, selecting the Fund’s futures broker(s), forwards and swaps counterparties, accountants, attorneys, service companies, computing the Fund’s Net Assets, reporting to the Limited Partners, directing the investment of the Fund’s excess margin monies in interest-bearing instruments and/or cash, and handling subscriptions and redemptions. The General Partner will maintain office facilities and furnish administrative and clerical services to the Fund.

The performance of pools operated by the General Partner is disclosed beginning on page 61.

All organizational and initial offering costs will be borne by the General Partner on behalf of the Fund without reimbursement.

Each Series of Units will pay the General Partner a monthly General Partner Fee in arrears equal to 1/12th of 1.10% of the Fund’s Net Asset Value (1.10% per annum).  The General Partner Fee is paid to the General Partner to compensate it for its services to the Fund as general partner and commodity pool operator.

The Fund will reimburse the General Partner for actual ongoing offering costs, up to 1/12th of 0.75% of the Fund’s Net Asset Value (0.75% per annum) pro-rata for Series A, B and I Units payable monthly in arrears, or Offering Expenses.  Actual ongoing Offering Expenses in excess of this limitation will be fully absorbed by the General Partner and may not be re-classified as Administrative Expenses described above.  The Fund is only liable for payment of Offering Expenses on a monthly basis.  The Offering Expenses will cover all actual ongoing offering expenses incurred by the General Partner on behalf of the Fund, including regulatory fees, legal costs relating to the offering, sales related travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the General Partner for wholesaling the Fund.  Compensation paid to sales personnel of the General Partner for the sale of Units will be subject to the Fee Limit defined below and is separate and apart from the compensation payable to sales personnel of the General Partner who receive Selling Agent Commissions.  If the Fund terminates prior to completion of payment to the General Partner for the unreimbursed Offering Expenses incurred through the date of such termination, the General Partner will not be entitled to any additional payments, and the Fund will have no further obligation to the General Partner.

Series C Units do not pay Offering Expenses.

The General Partner, in its capacity as one of the Fund’s Selling Agents, will be paid Selling Agent Commissions monthly in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit as defined herein.  The General Partner will pay the Selling Agents an upfront commission of 2.00% of the aggregate subscription amount for the sale of Series A Units.  Beginning in the 13th month, the General Partner will pay the Selling Agents a monthly Selling Agent Commission in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit, as defined below.  The Net Asset Value of Series A Units refers to the Net Assets allocated to the Series A Unit capital account  (the aggregate capital account balances with respect to the Series A Units) divided by the number of outstanding Units of such Series A Units.

The obligation of the Series A Unit holders to pay and the amount charged to Series A Unit holders (e.g., 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value, paid monthly in arrears) with respect to the Selling Agent Commissions remains identical throughout the life of the Units subject to the Fee Limit.  For Units where the General Partner acts as the Selling Agent, it will retain these fees and may compensate its sales personnel.

Series B, C and I Units do not pay Selling Agent Commissions.

Series A Units will pay the Selling Agents a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.15% of the outstanding Series A Units’ Net Asset Value (0.15% per annum), subject to the Fee Limit.

Series B Units will pay Selling Agents who sell Series B Units or broker dealers who act as custodian for Series B Units a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.60% of the outstanding Series B Units’ Net Asset Value (0.60% per annum), subject to the Fee Limit.

The Fee Limit is the total amount of Selling Agent Commissions, Broker Dealer Servicing Fees paid to selling agents, payments for sales conferences, and other Offering Expenses (but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) paid by particular Series A, B or I Units when it is equal to 10.00% of the original purchase price paid by holders of those particular Units.

Each Limited Partner who owns Series A, Series B and Series I  Units will continue to pay the Selling Agent Commissions, Offering Expenses and the Broker Dealer Servicing Fee, depending upon which expenses are applicable to the particular Series of Units, until the aggregate of such expenses reaches an amount equal to the Fee Limit.

Investors in the Fund will not pay more than the Fee Limit described above.  The General Partner will utilize accounting software that will track the fees charged to the Units on a Limited Partner-by-Limited Partner basis.  Series C Units will be issued in exchange for an investor’s Series A, B and I Units to any Limited Partner who owns Series A , B and I Units when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on their Series A, B and I Units pursuant to NASD Rule 2810.  As a result, it is possible for a Limited Partner to have its Series A, B or I Units exchanged for Series C Units prior to reaching the Fee Limit.  If a Limited Partner’s Series A, B or I Units are exchanged for Series C Units prior to reaching the Fee Limit, the General Partner will not seek additional fees from such Limited Partner.  The Series C Units are identical to these other Units except that the Series C Units do not pay Offering Expenses, Selling Agent Commissions, a Broker Dealer Servicing Fee or a Redemption Fee.

The General Partner currently operates two other commodity pools, Futures Portfolio Fund, LP, a multiple advisor fund that commenced trading in January 1990, and Sage Fund, L.P., a single advisor fund that commenced trading in January 1996.  The General Partner acts in a wholesaling capacity for Campbell & Company, Inc., offering various Campbell futures funds (commodity pools) to FINRA broker dealers and also acts in a similar capacity for Millburn Ridgefield Corporation, a commodity trading advisor and commodity pool operator.  The General Partner may offer other futures funds (commodity pools) or securities to investors or broker dealers in its capacity as a broker dealer and the General Partner may act as an introducing broker for professionally managed futures accounts.  The General Partner may introduce investors to other registered investment advisers and may form other investment funds in the future.

Principals of the General Partner

The Principals, directors and officers of the General Partner are Kenneth E. Steben, Michael D. Bulley, Barry R. Gainsburg, Ahmed S. Hassanein, Neil D. Menard and the Kenneth E. Steben Revocable Trust Dated January 29, 2008.  Their respective biographies are set forth below.

Kenneth E. Steben is the General Partner’s founder, President and Chief Executive Officer.  Mr. Steben, along with Michael D. Bulley are responsible for deciding on the Fund’s allocation to the Trading Advisor, or other trading advisors in the future should they deem it in the best interest of the Fund.  Mr. Steben is registered with the CFTC as an associated person and with FINRA as a general securities principal.  Mr. Steben, born in January 1955, received his Bachelors Degree in Interdisciplinary Studies, with a concentration in Accounting in 1979 from Maharishi University of Management.  Mr. Steben has been a licensed stockbroker since 1981 and a licensed commodities broker since 1983. Mr. Steben holds his Series 3, 5, 7, 24, 63 and 65 FINRA and NFA licenses.  Mr. Steben is a Member of the CPO/CTA Advisory Committee to the NFA.   Mr. Steben has been a Principal, and an Associated Person since March 15, 1989 and is a General Securities Principal of Steben & Company, Inc.

Michael D. Bulley is Senior Vice President of Research and Risk Management, and a Director.  Mr. Bulley is a CAIASM designee and Member of the Chartered Alternative Investment Analyst Association®.  Mr. Bulley, along with Kenneth E. Steben are responsible for deciding on the Fund’s allocation to the Trading Advisor, or other trading advisors in the future should they deem it in the best interest of the Fund.  Mr. Bulley, born in October 1957, received his Bachelors Degree in Electrical

Engineering from the University of Wisconsin – Madison in 1980 and his Masters in Business Administration with a concentration in Finance from Johns Hopkins University in 1998.  Mr. Bulley joined Steben & Company in November 2002, and  holds Series 3, 7, 28 and 30 FINRA and NFA licenses.  Mr. Bulley has been a Principal and an Associated Person of Steben & Company, Inc. since February 11, 2003 and January 18, 2003, respectively.

Barry R. Gainsburg is the General Partner’s General Counsel and Chief Compliance Officer.  Mr. Gainsburg, born in July 1968, received his Bachelor of Arts in Political Science from Johns Hopkins University in January 1990 and his Juris Doctorate from Hofstra Law School in May 1993. Mr. Gainsburg joined Steben & Company, Inc. in November 2007 and became a registered Principal and Associated Person of the firm in December 2007.  Prior to joining Steben & Company, Inc., Mr. Gainsburg was Director of Compliance at John W. Henry & Company, Inc., a commodity trading advisor and commodity pool operator, from March 2001 to November 2007, as well as its affiliates Westport Capital Management Corporation, Global Capital Management Limited and JWH Securities, Inc.  Mr. Gainsburg is admitted to practice law in the states of New York and Florida. Mr. Gainsburg holds his Series 3, 7, 24 and 63 NFA and FINRA licenses.

Ahmed S. Hassanein is Chief Operating Officer, Chief Financial Officer and a Director.  Mr. Hassanein, born in May 1972, received his Bachelor of Science in Accounting from the University of Maryland at College Park in 1994 and his Masters in Business Administration with a concentration in Finance from Marymount University in 2000.  Prior to joining Steben & Company in April 2007, Mr. Hassanein served in a number of key positions at Friedman, Billings, Ramsey Group, Inc., a financial services firm that provides investment banking, institutional brokerage and research, and asset management services in the United States and Europe, from March 1997 to March 2007. Most recently, Mr. Hassanein was Senior Vice President of the Asset Management Group where he was responsible for the oversight of all finance, accounting, operational and administration functions for the Alternative Asset, Mutual Fund and Private Wealth Groups which, on a combined basis, managed approximately $2.5 billion in assets. Prior to that, Mr. Hassanein was part of Friedman, Billings, Ramsey Group, Inc.’s Principal Investing Group where he was responsible for the administration, marketing and investor relations of two commercial paper conduits with a combined program size of $17 billion. Before joining the Principal Investing Group, Mr. Hassanein spent over six years in Friedman, Billings, Ramsey Group, Inc.'s Finance Group where he was an integral part of the firm’s Initial Public Offering in December 1997 and served in various capacities including Corporate Controller. Mr. Hassanein is a Certified Public Accountant, holds his Series 7, 28 and 63 FINRA licenses and is a registered representative and the Financial Operations Principal of Steben & Company.

Neil D. Menard is Director of Sales and Marketing.  Mr. Menard, born in August 1967, graduated from Colby College in 1989 with a BA in political science.  Prior to joining Steben & Company in July of 2006, Mr. Menard was the Director of Sales for Engagement Systems, LLC, a strategic outsource solution for independent financial advisors from October 2004 to June of 2006.  From June 2003 to October 2004, Mr. Menard served as the Managing Director of New Business Development. Mr. Menard created sales and selection systems for the new business development team and utilized these processes to select independent investment advisors for SEI. Mr. Menard holds his Series 3, 7, 24 and 63 FINRA and NFA licenses and is a General Securities Principal.  Mr. Menard has been an Associated Person and a Principal of Steben & Company, Inc. since August 7, 2006 and July 6, 2007, respectively.

Kenneth E. Steben Revocable Trust Dated January 29, 2008, or the Trust, has been a principal of the General Partner since March 10, 2008.  The Trust is the sole shareholder of the General Partner.  Kenneth E. Steben is the sole beneficiary of the Trust and serves as its sole trustee.  A biography of Mr. Steben is set forth above.

The General Partner will contribute a minimum of $500,000 to the initial trading capital of the Fund and will be issued General Partner Units.  This amount is in addition to the total amount of Units offered by this Prospectus. No other subscriptions will be required for the Fund to commence trading after the Initial Offering Period.

As of the date of this Prospectus, no principal of the General Partner has an ownership interest in the Fund.

Proprietary Trading

The principals of the General Partner may trade for their own account and records of such trades and written policies regarding proprietary trading will be available for inspection by the Limited Partners upon reasonable advance notice to the office of the General Partner.

Legal Proceedings

There have never been any material administrative, civil or criminal actions taken or concluded against the General Partner or its principals, and there are none pending or on appeal.

Fiduciary and Regulatory Duties of the General Partner

As general partner of the Fund, the General Partner, is effectively subject to the same restrictions imposed on “fiduciaries” under both statutory and common law.  The General Partner has a fiduciary responsibility to the Limited Partners to exercise good faith, fairness and loyalty in all dealings affecting the Fund, consistent with the terms of the Limited Partnership Agreement.  The Limited Partnership Agreement does not limit the General Partner’s fiduciary obligations under Delaware or common law; however, the General Partner may assert as a defense to claims of breach of fiduciary obligations that the conflicts of interest and fees payable to the General Partner have been disclosed in this Prospectus.

The Fund, as a publicly-offered “commodity pool,” is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration, for public offering, of commodity pool interests, or the NASAA Guidelines.  The NASAA Guidelines explicitly prohibit a general partner of a commodity pool from “contracting away the fiduciary obligation owed to investors under the common law.”  Consequently, once the terms of a given commodity pool, such as the Fund, are established, the General Partner is effectively precluded from changing such terms in a manner that disproportionately benefits the General Partner, as any such change could constitute self-dealing under common law fiduciary standards, and it is virtually impossible to obtain the consent of existing investors of the Fund to such self-dealing (whereas, given adequate disclosure, new investors subscribing to a pool should be deemed to evidence their consent to the business terms thereof by the act of subscribing).

The Limited Partnership Agreement provides, in part,  that, the Fund will indemnify, defend, and hold harmless the General Partner, and the employees and affiliates of the General Partner, and the directors, officers, and employees of any such affiliates, or the General Partner Related Parties, from and against any loss, liability, damage, cost, or expense (including legal fees and expenses incurred in the defense or settlement of any demands, claims, or lawsuits) actually and reasonably incurred arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Fund, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner, or resulting from or relating to the offer and sale of the Units pursuant to this Prospectus; provided, that the following conditions are met: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Fund, (ii) the General Partner was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of negligence or misconduct by the General Partner, and (iv) such indemnification is recoverable only out of the Fund’s assets and not from the Limited Partners.  The termination of any action, proceeding, or claim by judgment, order, or settlement shall not, of itself, create a presumption that the General Partner Related Parties did not meet the standard of conduct set forth above.  In no event will the General Partner or any of the Selling Agents receive indemnification from the Fund arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (iv) in the case of subparagraph (iii), the court considering the request has been advised of the position of the SEC and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units.  The NASAA Guidelines prescribe the maximum permissible extent to which the Fund can indemnify the General Partner Related Parties and prohibit the Fund from purchasing insurance to cover indemnification which the Fund itself could not undertake directly.

Under Delaware law, a beneficial owner of a limited partnership (such as a Limited Partner of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners, or a “class action” to recover damages from a general partner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a “derivative action”) to recover damages from a third party where a general partner has failed or refused to institute proceedings to recover such damages.  In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC.  Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a general partner where the losses result from a violation by the general partner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Limited Partners also have the right to institute a reparations proceeding before the CFTC against the General Partner (a registered commodity pool operator), the futures commission merchants and the trading advisors (registered commodity trading advisors), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.  Private rights of action are conferred by the Commodity Exchange Act, as amended.  Investors in commodities and in commodity pools may, therefore, invoke the protections provided by such legislation.

The foregoing summary describing in general terms the remedies available to Limited Partners under federal and state law is based on statutes, rules and decisions as of the date of this Prospectus.  This is a rapidly developing and changing area of the law.  Therefore, Limited Partners who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time .

Investment of the General Partner in the Fund

The General Partner will contribute a minimum of $500,000 to the initial trading capital of the Fund and will be issued General Partner Units.  This amount is in addition to the total amount of Units offered by this Prospectus.  No other subscriptions will be required for the Fund to commence trading after the Initial Offering Period.

The General Partner and/or its affiliates are required to purchase and maintain an interest in the Fund equal to the greater of (i) 1% of the aggregate capital contributions to the Fund or (ii) $25,000.  The Fund will issue General Partner Units to the General Partner at $100 per Unit during the Initial Offering Period, and thereafter any General Partner Units purchased will be at the Net Asset Value of the General Partner Units as of the close of business on the last day of the month in which the General Partner acquires new Units.  The General Partner will pay cash to acquire the General Partner Units. The General Partner Units are subject to the following fees, expenses and charges:  Management Fee, Incentive Fee, Brokerage Expenses and Administrative Expenses.  (General Partner Units are not subject to a Broker Dealer Servicing Fee, General Partner Fee, Offering Expenses, Selling Agent Commissions or Redemption Fee.)  The General Partner from time to time may determine (and adjust) the number of General Partner Units which represent the General Partner’s interest in the Fund, and in the absence of a specific determination the General Partner interest shall be initially represented by ten (10) General Partner Units.  The Fund may issue fractional General Partner Units.  Pursuant to the Fund’s Limited Partnership Agreement, the General Partner may redeem its Units on any Redemption Date, subject to the requirement that the General Partner and/or its affiliates are required to purchase and maintain an interest in the Fund equal to the greater of (i) 1% of the aggregate capital contributions to the Fund or (ii) $25,000.  The General Partner’s right to redeem its Units is not senior to any other Series of Units and will be on the same terms as the Limited Partners. The General Partner Units shall be uncertificated.  As of the date of this Prospectus, the General Partner and/or its affiliates have subscribed for an aggregate of 5,000 General Partnership Units.

Management; Voting by Limited Partners

The General Partner, to the exclusion of all Limited Partners, will conduct and manage the business of the Fund, including, without limitation, the investment of the funds of the Fund.  No Limited Partner shall have the power to transact any business for, represent, act for, sign for, or bind the General Partner or the Fund.  Except as may be specifically provided otherwise in the Limited Partnership Agreement, no Limited Partner, in his capacity as such, will be entitled to any salary, draw, or other compensation from the Fund.  Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Fund to open and maintain an account or accounts with securities and commodity interest brokerage firms for the purpose of investing in or trading securities and commodity interests.

In addition to and not in limitation of any rights and powers conferred by law or provisions of the Limited Partnership Agreement, and except as limited, restricted, or prohibited by the express provisions of the Limited Partnership Agreement, the General Partner will have and may exercise, for and on behalf of the Fund and all Limited Partners, all powers and rights necessary, proper, convenient, and advisable to effectuate and carry out the purposes, business, and objectives of the Fund and will have and possess the same rights and powers as any general partner in a partnership without limited partners formed under the laws of the State of Delaware.

Any Limited Partners holding at least 10% of the outstanding Units (excluding any Units held by the General Partner or its affiliate for purposes of such calculation), may call a meeting of the Limited Partners. The General Partner will, by notification to each Limited Partner within fifteen (15) days after receipt of a request by any Limited Partners holding at least 10% of the outstanding Units (excluding any Units held by the General Partner or its affiliate for purposes of such calculation), call such a meeting.  Without limiting the Limited Partners’ right to (instead) act by written consent, such meeting of Limited Partners will be held at least thirty (30) days but not more than sixty (60) days after delivery of the notification, and the notification will specify the date, a reasonable place and time for such meeting, as well as its purpose.  In any meeting so called, upon the affirmative vote of a majority of outstanding Units (excluding any Units held by the General Partner or its affiliate for purposes of such calculation) (in person or by proxy), or upon the written consent of a majority of outstanding Units (excluding any Units held by the General Partner or its affiliate for purposes of such calculation) (without a meeting), any of the following actions may be taken by the Limited Partners (without the consent of the General Partner):

•
the Limited Partnership Agreement may be amended in accordance with, and only to the extent permissible under, the Delaware Revised Uniform Limited Partnership Act; provided, however, that no such amendment will, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled (and without limiting the Limited Partners’ consent rights regarding amendments);

•	the General Partner may be removed and replaced;

•	a new general partner or general partners may be elected if the General Partner is removed or withdraws from the Fund;

•	any contracts with the General Partner or any of its affiliates may be terminated without penalty on not less than sixty (60) days’ prior written notice; and

•	a sale of all or substantially all of the assets of the Fund.

Possible Repayment of Distributions Received by Limited Partners; Indemnification by Limited Partners

Each Unit, when purchased by a Limited Partner in accordance with the terms of the Limited Partnership Agreement, will be fully paid and nonassessable.  No Limited Partner will be liable for the Fund’s obligations in excess of such Limited Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units.  The Fund may make a claim against a Limited Partner with respect to amounts distributed to the Limited Partner or amounts received by the Limited Partner upon the redemption of Units, if the Net Assets of the Fund are insufficient to discharge the liabilities of the Fund which have arisen prior to the payment of such amounts (including, without limitation, indemnification liabilities).

Units Not Transferable Without General Partner’s Consent

Each Limited Partner expressly agrees that he will not assign, transfer, pledge, encumber or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Fund without giving prior written notice of the assignment, transfer, pledge, encumbrance or disposition to the General Partner and that no assignment, transfer, pledge, encumbrance or disposition will be effective against the Fund or the General Partner until (i) at least thirty (30) days after the General Partner receives the written notice described below and (ii) has consented in writing to the assignment, transfer, pledge, encumbrance or disposition, which consent the General Partner will not unreasonably withhold.  If such assignment, transfer, pledge, encumbrance or disposition occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner and the General Partner shall consent thereto.

A transferee, pledgee, assignee, or secured creditor will become a substituted Limited Partner only if the General Partner first consents to such substitution in writing, which consent the General Partner will not unreasonably withhold.  A transferee, pledgee, assignee or secured creditor of Units will not be admitted as a substituted Limited Partner without the General Partner’s written consent, which consent shall not be unreasonably withheld or delayed, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regards to such written consent subject to the restrictions set forth in the following sentence.  No transfer, pledge or assignment of Units shall be effective or recognized by the Fund if, following such Transfer (i) there would result a termination of the Fund for federal income tax purposes as provided in Code 708(b) and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units or (ii) either the transferee of Units or the transferor of Units would hold less than the minimum number of Units equivalent to the initial minimum investment set forth in the Prospectus, provided that the restriction set forth in this clause (ii) shall not prevent transfer of all of the then remaining Units held by the transferor.

Reports to Limited Partners

As of the end of each month and as of the end of each fiscal year, the General Partner will furnish you with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, such as the SEC, that has jurisdiction over the activities of the Fund.  You also will be provided with appropriate information to permit you (on a timely basis) to file your Federal and state income tax returns with respect to your Units.  Limited Partners may choose in writing to receive their monthly and annual statements electronically.

The General Partner will notify Limited Partners of any change in the fees paid by the Fund or of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov.  Those Limited Partners who have executed the Consent to Electronic Delivery of Periodic Reports contained in the Fund’s Subscription Agreement will receive an e-mail notification of where to access the report or an electronic version of such report.  Those Limited Partners who have not executed the Consent to Electronic Delivery of Periodic Reports will be sent a paper copy of any such report. Any such notification will include a description of the Limited Partner’s voting rights, if any.

Net Asset Value

The Fund’s “Net Assets” refers to the total assets of the Fund (including without limitation all cash and cash equivalents (valued at cost), any unrealized profits and losses, accrued interest and amortization of original issue discount, and the market value of all open futures, forwards or derivatives (“commodities interests”) positions and other assets of the Fund, minus the total liabilities of the Fund, including without limitation, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Fund’s open commodities interests positions (if charged on a “round-turn” basis), or brokerage expenses (if charged on a “flat rate” basis), and fees and expenses (including accrued Incentive Fees although such accrual amount might not become payable), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting.  However, for purposes of calculating month-end fees, the Fund’s Net Asset Value is calculated prior to the accrual of any fees of the Fund for that month.

The “Net Asset Value” of a Unit in a particular Series refers to the Net Assets allocated to the capital accounts with respect to such Series (the aggregate capital account balances with respect to the Series of Units) divided by the number of outstanding Units of such Series.

Termination Events

The Fund will dissolve at any time upon the first to occur of any of the following events:

•	The occurrence of any event which would make unlawful the continued existence of the Fund.

•
In the event of the suspension, revocation or termination of the General Partner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining general partner whose registration or membership has not been suspended, revoked or terminated). However, in this event the Limited Partners may remove the General Partner and appoint a new general partner.

•
The withdrawal, insolvency, bankruptcy, dissolution, termination, or legal incapacity of the General Partner (unless the Limited Partners have elected a successor general partner in accordance with the terms of the Limited Partnership Agreement).

•	The Fund becomes insolvent or bankrupt.

•	Limited Partners representing more than 50% of the Units then owned by the Limited Partners vote to dissolve the Fund.

•	A decline in the Net Asset Value of a Unit of Limited Partnership Interest as of the end of any month to or below $35.

•	The Fund is required to be registered as an investment company under the Investment Company Act of 1940.

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PERFORMANCE OF COMMODITY POOLS OPERATED
BY THE GENERAL PARTNER

General

The performance information included herein is presented in accordance with CFTC regulations.  The Fund differs materially in certain respects from each of the pools whose performance is included herein.  The following sets forth summary performance information for all pools operated by the General Partner (other than the Fund) since January 1, 2003.  The General Partner has offered certain of these pools exclusively on a private basis to financially sophisticated investors — either on a private placement basis in the United States or offshore exclusively to non-U.S. persons.

The pools, the performance of which is summarized herein, are materially different in certain respects from the Fund, and the past performance summaries of such pools are generally not representative of how the Fund may perform in the future.  These pools also have material differences from one another; such differences may include a different number of advisors, leverage, fee structure and trading programs.  The performance records of these pools may give some general indication of the General Partner’s capabilities in advisor selection by indicating the past performance of the pools sponsored by the General Partner.

All summary performance information is current as of March 31, 2008.  Performance information is set forth, in accordance with CFTC Regulations, since January 1, 2003.  CFTC Regulations require inclusion of only performance information within the five most recent calendar years and year-to-date.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND THE FUND.

INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL’S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

____________________

Assets Under Management

The General Partner–Total assets under management as of March 31, 2008	$647,623,125
The General Partner–Total assets under multi-advisor management as of March 31, 2008	$607,837,392 (excluding notional funds)
The General Partner–Total assets under multi-advisor management as of March 31, 2008	$763,961,712 (including notional funds)
The General Partner–Total assets under single-advisor management as of March 31, 2008	$39,785,733 (excluding notional funds)
The General Partner–Total assets under single-advisor management as of March 31, 2008	$39,785,733 (including notional funds)

*  Total assets under single-advisor management is fully funded.  Therefore the Aggregate Assets amount which includes the notional amount is equal to the amount excluding the notional amount.

Multi-Advisor Pools

These are all of the multi-advisor pools operated by the Managing Owner since January 1, 2003.  The Managing Owner has actively allocated and reallocated trading assets among a changing group of advisors selected by it.

Single-Advisor Pools

These are all of the pools operated by the Managing Owner since January 1, 2003 that were, or are, advised by a single advisor (as opposed to a portfolio of commodity trading advisors).

	TYPE OF POOL	START DATE(1)	CLOSE DATE(2)	AGGREGATE SUBSCRIPT. (3)	CURRENT TOTAL NAV(4)	CURRENT NAV PER UNIT(5)	% WORST MONTHLY DRAW-DOWN & MONTH(6)	% WORST PEAK-TO-VALLEY DRAW-DOWN (7)	PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
									2003	2004	2005	2006	2007	2008
Multi-Advisor Pools
Futures Portfolio Fund, Limited Partnership (Class A Units)	Privately Offered – Regulation D – Rule 506	January 2, 1990	--	$473,602,601	$403,378,844	$4,304.62	Aug. 2007 (9.02)%	July 2007 – Aug. 2007 (16.89)%	15.25%	0.31%	1.74%	6.78%	3.81%	11.30%
														(3 months)
Futures Portfolio Fund, Limited Partnership (Class B Units)	Privately Offered – Regulation D – Rule 506	January 2, 1990	--	$214,275,926	$204,458,548	$5,467.85	Aug. 2007 (8.88)%	July 2007 – Aug. 2007 (16.65)%	17.43%	2.18%	3.57%	8.71%	5.69%	11.79%
														(3 months)
Single-Advisor Pools
Sage Fund, L.P. (Class A Units) (8)	Privately Offered –Regulation D – Rule 506	January 5, 1996	--	$51,444,022	$39,785,733	$2,129.46	Aug. 2007 (12.47)%	Apr. 2004 – Aug. 2005 (23.00)%	16.17%	2.98%	(4.06)%	7.80%	(3.97%)	8.65%
														(3 months)
________________________________

1.	“Start Date” is the date the pool commenced trading.

2.	“Close Date” is the date the pool liquidated its assets and ceased to do business.

3.	“Aggregate Subscript” is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

4.	“Current Total NAV” is the Net Asset Value of the pool as of March 31, 2008.

5.	“Current NAV Per Unit” is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of March 31, 2008.

6.
“% Worst Monthly Drawdown” is the largest single month loss sustained during the last five years and year-to-date.  “Drawdown” as used in this table means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity.  “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures.  “Month” is the month of the % Worst Monthly Drawdown.

7.
“% Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Unit during the last five years and year-to-date.  This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns.  “% Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end.  For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

8.
In October 2005, a currency forward counterparty clearing firm for the Sage Fund, L.P., Refco Capital Markets Ltd, or RCM, entered into Chapter 11 bankruptcy.  As a result, the Sage Fund, L.P. account at RCM, representing about 7% of the net assets of Sage Fund, L.P. at the time became frozen.  This receivable was segregated into Class B units in October 2005.  Class B units are not reflected above in the Class A Unit performance history.  As of the date of this Prospectus, approximately 92% of this Class B Unit receivable has been recovered and 8% has been written down as uncollectible.  Therefore, as of the date of this Prospectus, the Sage Fund, L.P. has no further exposure to the RCM bankruptcy proceedings.

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DISTRIBUTIONS

Distributions may be made at the discretion of the General Partner, although the General Partner does not presently anticipate making any.  It is possible that no distributions will be made in some years in which there are taxable profits, realized or unrealized. However, each Limited Partner nevertheless will be required to take his distributive share of the Fund’s taxable income and loss into income for federal income tax purposes.

MATERIAL CONTRACTS

Trading Advisory Agreement

Pursuant to the Amended and Restated Trading Advisory Agreement among the Fund, the General Partner and the Trading Advisor, the Trading Advisor will indemnify and hold harmless each of the Fund and the General Partner and each affiliate thereof against any loss, claim, damage, charge or liability, collectively, Losses, to which it may become subject provided that such Losses arise out of or are based upon (i) any misrepresentation or breach of any warranty, covenant or agreement of the Trading Advisor in the Trading Advisory Agreement or (ii) any untrue statement or omission of material fact in the Prospectus. The Fund will indemnify and hold harmless the Trading Advisor and its affiliates against any Losses to which the Trading Advisor or its controlling persons may become subject provided that such losses (as such term is defined in the Trading Advisory Agreement) arise out of or are based upon (i) any misrepresentation or breach of any warranty, covenant or agreement of the Fund contained in the Trading Advisory Agreement; (ii) any untrue statement or omission of any material fact in the Prospectus; (iii) the management of the Account by the Trading Advisor or the fact that the Trading Advisor acted as a trading manager of the Fund if the Trading Advisor acted in good faith and in a manner which it reasonably believed to be in the best interests of the Fund and provided that the Trading Advisor's conduct does not constitute negligence or misconduct; (iv) any acts or omissions of the Fund, the General Partner or any trading manager to the Fund before the Trading Advisor commenced trading for the Fund; or (v) any act or omission with respect to the Fund of any other trading manager of the Fund.

Subject to the following, all risks relating to transactions on behalf of the Fund (including any trading or system error) shall be borne by the Fund as principal and, accordingly, all gains or losses accruing shall belong to or be borne by the Fund. However, the Trading Advisor shall assume financial responsibility for each Material Trading Error to the extent that such Material Trading Error arises as a direct result of the bad faith, willful misconduct or negligence of the Trading Advisor. A “Material Trading Error” is defined as any single human error in the transmission of an order for the Fund that directly result in a loss equal to or greater than 50 basis points (0.5%) of the notional trading level of the Fund (“Material Loss”), such Material Loss being determined by the Trading Advisor, acting reasonably and in good faith, in accordance with the Trading Advisor’s allocation policy.

The Trading Advisory Agreement will continue in effect for a period of one year following the end of the month in which the Trading Advisor begins giving trading advice to the Fund.  The Trading Advisory Agreement will be renewed automatically for additional one year terms unless either the Fund or the Trading Advisor, upon sixty (60) days’ prior written notice given prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.  Notwithstanding the above, the Trading Advisory Agreement will also terminate (i) upon written notice by any party of a material breach by the other party of any representation, warranty, covenant or agreement set forth in this Agreement, and such material breach has not been remedied within thirty (30) days of such notice, (ii) upon written notice by any party to the other that the Fund’s assets are less than $5,000,000 after the initial twelve (12) months of the Fund’s commencement of operations; (iii) upon written notice by any party to the other that it has determined, in good faith, that termination is required for legal, regulatory or fiduciary reasons; (iv) upon written notice by any party to the other that the Fund is to be wound up or dissolved; or (v) upon sixty (60) days’ prior written notice by any party to the other.

Corporate Cash Management Account Agreement

Pursuant to the Corporate Cash Management Account Agreement between the Cash Management Broker and the Fund establishing a cash management brokerage account, or the Account, for purposes of investing certain of the Fund’s cash resources, the

Fund will indemnify and hold harmless the Cash Management Broker and its affiliates, directors, officers, shareholders, employees, associated persons and agents, including without limitation any money market fund or other applicable sweep instrument, on a current basis as incurred, for any loss, liability, cost, damage or expense, including reasonable attorneys’ fees and costs, collectively, the Losses, that arises in connection with the Corporate Cash Management Account Agreement or the Account, provided such Losses do not directly result from the Cash Management Broker’s material breach of its obligations thereunder, gross negligence or willful malfeasance.

Either party may terminate the Corporate Cash Management Account Agreement either upon thirty (30) days written notice for any reason or immediately upon written notice in the event of a material breach of the Corporate Cash Management Account Agreement or if otherwise necessary to protect the party’s interests.

Futures Account Agreement

Pursuant to the Futures Account Agreement between the Futures Commission Merchant and the Fund, to the extent permitted by law, the Fund agrees to indemnify and hold harmless the Futures Commission Merchant and its shareholders, directors, officers, employees, agents, affiliates and controlling persons against any liability for damages, claims, losses or expenses which they may incur as a result, directly or indirectly of: (i) the Fund’s violation of federal or state laws or regulations, or of rules of any exchange or self-regulatory organization; (ii) any other breach of the Futures Account Agreement by the Fund; or (iii) the Fund’s failure to timely deliver any security, commodity or other property previously sold by the Futures Commission Merchant on the Fund’s behalf.  Such damages, claims, losses or expenses shall include reasonable legal fees and all expenses, costs of settling claims, interest, and fines or penalties imposed by the exchanges, self-regulatory organization or governmental authority.

The Fund agrees to reimburse the Futures Commission Agent and its shareholders, directors, officers, employees, agents, affiliates and controlling persons on demand for any costs incurred in collecting any sums the Fund owes under the Futures Account Agreement and any costs of successfully defending against claims asserted against them by the Fund.  The Fund agrees that the Futures Commission Merchant and its shareholders, directors, officers, employees, agents, affiliates and controlling persons will have no liability for damages, claims, losses or expenses caused by any errors, omissions or delays: (a) of sub-agents employed by the Futures Commission Merchant, provided that the Futures Commission Merchant has used reasonable care in their selection; or (b) of the Futures Commission Merchant itself, except those caused by the Futures Commission Merchant’s gross negligence or willful misconduct.

The Futures Account Agreement will continue in force until written notice of termination is given by either the Fund or the Futures Commission Merchant.  Termination shall not relieve either party of any liability or obligation incurred prior to such notice.  Upon giving or receiving notice of termination, the Fund will promptly take all action necessary to transfer all open positions in each account to another futures commission merchant.

Selling Agreements

Pursuant to the Selling Agreement between the Selling Agent and the Fund, the Fund agrees to indemnify and hold the Selling Agent harmless against any and all loss, liability, claim, damage and expense (including reasonable attorneys’ and accountants’ fees and including the costs of investigating any event) arising out of or based upon (i) a material breach by the Fund of any warranty, representation, covenant or agreement in the Selling Agreement; (ii) any material violation of any applicable law by the Fund; (iii) Fund’s negligence, misconduct or bad faith with regard to its obligations under the Selling Agreement; (iv) actions of the Fund, its employees and agents relating to any misrepresentation by Fund to Selling Agent relating to the processing of purchase and redemption orders with respect to Units and the servicing of customer accounts; or (v) any unauthorized verbal or written representations made by the Fund or any agent or affiliate of the Fund or the General Partner regarding the Fund, the Units or the General Partner.  The Selling Agent agrees to indemnify and hold the Fund and the General Partner harmless against any and all loss, liability, claim, damage and expense whatsoever (including reasonable attorneys’ and accountants’ fees) arising out of or based upon (i) a material breach by the Selling Agent of any warranty, representation, covenant or agreement in the Selling Agreement, (ii) any material violation of any applicable law by the Selling Agent or its agents (iii) Selling Agent’s negligence, misconduct or bad faith with regard to its obligations under the Selling

Agreement; (iv) actions of the Selling Agent, its employees and agents relating to any misrepresentation by Selling Agent to the Fund or the General Partner relating to the processing of purchase and redemption orders with respect to Units and the servicing of customer accounts; or (v) any unauthorized verbal or written representations made by the Selling Agent or any agent or affiliate of Selling Agent regarding the General Partner and/or the Fund.

Either party has the right to terminate the Selling Agreement as to itself at any time prior to a Monthly Closing by giving written notice of such termination to the other parties.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax aspects of an investment in the Fund based upon the Code, the Treasury regulations promulgated thereunder and existing interpretation relating thereto, any of which could be changed at any time.  A complete discussion of all U.S. federal, state and local tax aspects of an investment in the Fund is beyond the scope of this summary, and prospective Limited Partners must consult their own tax advisers on such matters.

Fund Status

The General Partner has not elected, and does not intend to elect, to classify the Fund as an association taxable as a corporation.  Based on the foregoing, in the opinion of Sidley Austin llp, the Fund will be classified as a partnership for U.S. federal income tax purposes.  The Fund will not be treated as a publicly traded partnership taxable as a corporation if, as expected, 90% of the Fund’s income is qualifying income.

No ruling has been obtained from the Internal Revenue Service, or the IRS, confirming the tax treatment of the Fund, and the General Partner does not intend to request any such ruling. There can be no assurance that the IRS will not assert that the Fund should be classified as an association or publicly traded partnership taxable as a corporation. If it were determined that the Fund should be classified as an association or publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax rates, distributions (other than certain redemptions) would generally be treated as qualified dividend income (described below) to the extent of the Fund’s current or accumulated earnings and profits, and Limited Partners would not report profits and losses of the Fund.

Taxation of Limited Partners on Profits and Losses of the Fund

The Fund, as an entity, will not be subject to U.S. federal income tax.  Each Limited Partner is required for U.S. federal income tax purposes to take into account, in its taxable year with which or within which a taxable year of the Fund ends, its distributive share of all items of Fund income, gain, loss and deduction for such taxable year of the Fund.  A Limited Partner must take such items into account even if the Fund does not distribute cash or other property to such Limited Partner during its taxable year.  The General Partner does not anticipate that the Fund will make such distributions.

A Limited Partner’s share of such items for U.S. federal income tax purposes generally is determined by the allocations made pursuant to the Limited Partnership Agreement, unless such items so allocated do not have “substantial economic effect” or are not in accordance with the Limited Partner’s interests in the Fund.  Under the Limited Partnership Agreement, allocations are generally made in proportion to Limited Partners’ capital accounts and therefore should have substantial economic effect. However, the allocations permitted by the Limited Partnership Agreement when withdrawals occur generally will not be in proportion to capital accounts.  Because such allocations are consistent with the economic effect of the Limited Partnership Agreement that bases the amount to be paid to a withdrawing Limited Partner upon its share of the realized and unrealized gains and losses at the time amounts from its capital account are withdrawn, the General Partner intends to file the Fund’s tax returns based upon the allocations specified in the Limited Partnership Agreement.  However, it is not certain that such allocations will be respected for tax purposes.  If such tax allocations were challenged and not sustained, some or all of a withdrawing Limited Partner’s capital gain or loss could be converted from short-term to long-term and each remaining Limited Partner’s share of the capital gain or loss that is the subject of such allocations could be increased (solely for tax purposes).

Limitations on Deductibility of Fund Losses by Limited Partners

The amount of any loss of the Fund (including capital loss) that a Limited Partner is entitled to include in its personal income tax return is limited to its tax basis for its interest in the Fund as of the end of the Fund’s taxable year in which such loss occurred.  Generally, a Limited Partner’s tax basis for its interest in the Fund is the amount paid for such interest reduced (but not below zero) by its share of any Fund distributions, realized losses and expenses and increased by its share of the Fund’s realized income and gains.

Similarly, a Limited Partner that is subject to the at risk limitations (generally, non-corporate taxpayers and closely held corporations) may not deduct losses of the Fund (including capital losses) to the extent that they exceed the amount it has at risk with respect to its interest in the Fund at the end of the year.  The amount that a Limited Partner has at risk will generally be the same as its adjusted basis as described above, except that it will not include any amount that it has borrowed on a nonrecourse basis or from a person who has an interest in the Fund or a person related to such person.

Losses denied under the basis or at risk limitations are suspended and may be deducted in subsequent years, subject to these and other applicable limitations.

Because of the limitations imposed upon the deductibility of capital losses (see “Tax on Capital Gains and Losses” below), a Limited Partner’s distributive share of any net capital losses of the Fund will not materially reduce the U.S. federal income tax on its ordinary income.

Cash Distributions and Withdrawals

Cash received from the Fund by a Limited Partner as a distribution with respect to its Interest in the Fund or in withdrawal of less than all of such interest generally is not reportable as taxable income by a Limited Partner, except as described below.  Rather, such distribution reduces (but not below zero) the total tax basis of all of the Interests held by the Limited Partner after the distribution or withdrawal.  Any cash distribution in excess of a Limited Partner’s adjusted tax basis for its Interest in the Fund is taxable to it as gain from the sale or exchange of such Interest.  Because the tax basis of a Limited Partner who has not withdrawn the entire amount of its capital account is not increased on account of its distributive share of the Fund’s income until the end of the Fund’s taxable year, distributions during the taxable year could result in taxable gain to a Limited Partner even though no gain would result if the same distributions were made at the end of the taxable year.  Furthermore, the share of the Fund’s income allocable to such a Limited Partner at the end of the Fund’s taxable year would also be includible in the Limited Partner’s taxable income and would increase its tax basis in its remaining interest in the Fund as of the end of such taxable year.

Withdrawal of a Limited Partner’s entire capital account will result in the recognition of gain or loss for U.S. federal income tax purposes.  Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Limited Partner’s adjusted tax basis for such interest.

Treatment of Income and Loss Under the Passive Activity Loss Rules.

The Code contains rules (the “Passive Activity Loss Rules”) designed to prevent the deduction by non-corporate taxpayers and certain corporations of losses from passive activities against income not derived from such activities, including income from investment activities not constituting a trade or business, such as interest and dividends (“Portfolio Income”) and salary.  The trading activities of the Fund will not constitute a passive activity with the result that income or loss derived from an investment in the Fund will constitute Portfolio Income or loss or other income or loss not from a passive activity.

Limited Deduction for Certain Expenses.

The Code provides that, for non-corporate taxpayers who itemize deductions when computing taxable income, expenses of producing income, including investment advisory fees and net payments under notional contracts, are to be aggregated with unreimbursed employee business expenses and other expenses of producing income, or collectively, the Aggregate Investment Expenses, and the aggregate amount of such expenses will be deductible only to the extent such amount exceeds 2% of a taxpayer’s adjusted gross income.  In addition, for taxpayers whose adjusted gross income exceeds a certain threshold amount, Aggregate Investment Expenses in excess of the 2% threshold, when combined with certain of a taxpayer’s other itemized deductions, are subject to a reduction (scheduled to be phased out between 2006 and 2010) equal to the lesser of (i) 3% of the taxpayer’s adjusted gross income in excess of a such threshold amount and (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year (the “Phase-out”).  Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.  The General Partner intends to cause the Fund to report its General Partner Fees and the Trading Advisor’s Management Fees and Incentive Fees as trade or business expenses that are not subject to deductibility limitations.  However, the IRS could contend that such fees plus other ordinary expenses of the Fund constitute investment advisory fees.  If this contention were sustained, each non-corporate Limited Partner’s pro rata share of the amounts so characterized would be deductible only to the extent that such Limited Partner’s Aggregate Investment Expenses exceed 2% of such Limited Partner’s adjusted gross income and will be subject to the foregoing limitation when, combined with certain other itemized deductions, they exceed the Phase-out.  In addition, each non-corporate Limited Partner’s share of income from the Fund would be increased (solely for tax purposes) by such Limited Partner’s pro rata share of the amounts so characterized.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS CONCERNING THE FOREGOING INVESTMENT ADVISORY FEES ISSUE, WHICH IS A MATTER OF UNCERTAINTY AND COULD HAVE A MATERIAL IMPACT ON AN INVESTMENT IN THE FUND.

Syndication Expenses.

Neither the Fund nor any Limited Partner is entitled to any deduction for syndication expenses, such as Brokerage Expenses,  Broker Dealer Servicing Fees and Redemption Fees, nor can these expenses be amortized by the Fund or any Limited Partner.  Any selling commissions paid to placement agents will be characterized as a non-deductible syndication expense.

Limitation on Deductibility of Interest on Investment Indebtedness.

Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest.  Interest expense incurred by a Limited Partner to acquire or carry its interest in the Fund and interest expense incurred by the Fund allocable to its investments or trading activities will constitute investment interest.  Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income (that is, generally, the excess of (i) gross income from interest, dividends (other than qualified dividend income), rents and royalties, which would include a Limited Partner’s share of the Fund’s interest income, and (ii) certain gains from the disposition of investment property, over the expenses directly connected with the production of such investment income).  A non-corporate Limited Partner may elect to treat qualified dividend income and net capital gain from the disposition of investment property as investment income only to the extent such Limited Partner elects to make a corresponding reduction in the amount of net capital gain and qualified dividend income subject to tax at 15%.  Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year.  In addition, some states may eliminate or substantially limit the deductibility of investment interest expense for state tax purposes.  Limited Partners are urged to consult their tax advisors regarding the state tax consequences with respect to investment interest expense.

Gain and Loss on Section 1256 Contracts.

 Under the mark-to-market system of taxing futures and certain options contracts traded on U.S. exchanges or certain foreign exchanges and certain foreign currency forward contracts, or Section 1256 Contracts, any unrealized profit or loss on positions in such Section 1256 Contracts which are open as of the end of a taxpayer’s fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time.  In general, 60% of the net gain or loss which is generated by transactions in Section 1256 Contracts is treated as long-term capital gain or loss and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss.

    Gain and Loss on Non-Section 1256 Contracts.

Generally, gain or loss with respect to contracts that are Non-Section 1256 Contracts will be taken into account for tax purposes only when realized.

Taxation of Section 988 Transactions.

Certain of the trading activities of the Fund may be “Section 988 transactions.”  Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies.  In general, foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts or non-equity options on foreign currencies which are Section 1256 Contracts is characterized as capital gain or loss.

The Fund may elect to be treated as a qualified fund.  Pursuant to such election, gain or loss with respect to such entity’s Section 988 transactions (other than foreign currency contracts which are Section 1256 Contracts) will be short-term capital gain or loss.  If the Fund so elects but fails to meet the requirements of electing qualified fund status in a taxable year, such entity will be subject to the following rules: (i) net loss recognized in such taxable year with respect to all forward contracts, futures contracts and options with respect to foreign currency trades will be characterized as a capital loss, and (ii) a net gain recognized in such taxable year with respect to certain contracts will be characterized as ordinary income.

Tax on Capital Gains and Losses.

The maximum tax rate for non-corporate taxpayers on adjusted net capital gain is 15% for most gains recognized in taxable years beginning on or before December 31, 2010.  Adjusted net capital gain is generally the excess of net long-term capital gain (the net gain on capital assets held for more than 12 months, including 60% of gain on Section 1256 Contracts) over net short-term capital loss (the net loss on capital assets held for 12 months or less, including 40% of loss on Section 1256 Contracts). Qualified Dividend Income (generally, dividends received from U.S. corporations and from certain foreign corporations) is subject to tax at the same rates as adjusted net capital gain. See “Limitation on Deductibility of Interest on Investment Indebtedness” (for a discussion of the reduction in the amount of a non-corporate taxpayer’s net capital gain and qualified dividend income for a taxable year to the extent such gain and income is taken into account by such taxpayer in computing its interest deduction).  Net short-term capital gain (the net gain on assets held for 12 months or less, including 40% of gain on Section 1256 Contracts) is subject to tax at the same rates as ordinary income.  Capital losses are deductible by non-corporate taxpayers only to the extent of capital gains for the taxable year plus $3,000.  Capital gains are subject to tax at the same rates as ordinary income for corporate taxpayers.  Capital losses of corporate taxpayers are deductible only against capital gains.

If a non-corporate taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of such taxpayer, be carried back three years.  Losses so carried back may be deducted only against net capital gain for such year to the extent that such gain includes gains on Section 1256 Contracts included in the taxpayer’s income for such year.  Losses so carried back will be deemed to consist of 60% long-term capital loss and 40% short-term capital loss (see “Gain or Loss on Section 1256 Contracts,” above).  To the extent that such losses are not used to offset gains on Section 1256 Contracts in a carry-back year, they will carry forward indefinitely as losses on Section 1256 Contracts in future years.

Straddles and Mixed Straddle Account Elections.

 The tax consequences described above apply to single Section 1256 Contracts and single Non-Section 1256 Positions. Those consequences may, however, be limited or modified if the positions are positions in a straddle.

The Code contains special rules which apply to straddles, defined generally as the holding of “offsetting positions with respect to personal property.” In general, certain investment positions will be treated as offsetting if there is a substantial diminution in the risk of loss from holding one position by reason of holding one or more other positions.

If two (or more) positions constitute a straddle, recognition of a realized loss from one position must be deferred to the extent of unrecognized gain in an offsetting position.  In addition, long-term capital gain may be re-characterized as short-term capital gain and short-term capital loss as long-term capital loss.  Interest and other carrying charges allocable to personal property that is part of a straddle are not currently deductible but must instead be capitalized.

The Code allows a taxpayer to offset gains and losses from trading positions that are part of a mixed straddle.  A “mixed straddle” is any straddle in which one or more but not all positions are Section 1256 Contracts.  The term straddle is defined as offsetting positions in personal property.  The Fund may elect to establish mixed straddle accounts with respect to certain activities to account for certain of its Section 1256 Contracts and certain of their non Section 1256 Contracts (e.g., stocks, securities and short positions).  The Regulations governing mixed straddle accounts require a daily marking to market of all positions and a daily (as well as annual) netting of gains and losses.  Not more than 50% of total annual account net gain for the taxable year can be treated as long term capital gain and not more than 40% of total annual account net loss for the taxable year can be treated as short term capital loss.  In the event the Fund elects to establish certain of these mixed straddle accounts, a significant portion of its trading positions will be marked to market on a daily basis.

Wash sale rules will apply to prevent the recognition of loss by the Fund from the disposition of stock or securities at a loss in a case in which identical or substantially identical stock or securities (or an option to acquire such property) is or has been acquired within a prescribed period, to the extent such positions are not covered by the mixed straddle account elections.

The extent to which the rules above would apply to straddles consisting of transactions by the Fund and transactions by a Limited Partner in its individual capacity is unclear (e.g., a Limited Partner in its individual capacity owns a certain stock and the Fund enters into certain short options with respect to such stock).  The IRS could contend that positions held by the Fund and positions held by a Limited Partner in its individual capacity should be aggregated and that such positions, when viewed in the aggregate, constitute a straddle.  A prospective Limited Partner should review the application of these rules to its individual tax situation, giving special consideration to the potential interaction between operations of the Fund and transactions entered into by a prospective Limited Partner in its individual capacity.

Unrelated Business Taxable Income.

The General Partner anticipates that tax-exempt Limited Partners will not be required to pay tax on their share of income or gains of the Fund, provided that such Limited Partners do not purchase interests in the Fund with borrowed funds.  A charitable remainder trust that recognizes any unrelated business taxable income, or UBTI, in any taxable year is subject to a 100% tax on all of the trust’s UBTI earned during such year.  A tax-exempt Limited Partner that plans on borrowing to purchase or carry its interests in the Fund should consult its tax advisors concerning the tax consequences of doing so.

Non-U.S. Limited Partners.

Based on statutory safe harbors, the Fund will not be considered to engaged in a U.S. trade or business, so long as (i) it is not considered a dealer in stocks, securities or commodities, and does not regularly offer to enter into, assume, offset, assign, or terminate positions in derivatives with customers, (ii) the Fund’s U.S. business activities (if any) consist solely of investing in and/or trading stocks, securities or commodities and (iii) any entity in which the Fund invests that is treated as a disregarded entity or partnership for U.S. federal income tax purposes is not engaged in, or deemed to be engaged in, a U.S. trade or business. The Fund intends to conduct its affairs in conformity with the statutory safe harbors.

Assuming the Fund is not engaged in, or deemed to be engaged in, a U.S. trade or business, non-U.S. Limited Partners (other than those described below) will generally not be subject to U.S. federal income tax on their allocable share of Fund income and the gain realized on the sale or disposition of Units. However, such non-U.S. Limited Partners will be subject to a 30% U.S. withholding tax on the gross amount of their allocable share of income that is (i) U.S. source interest income that falls outside the portfolio interest exception or other available exception to withholding tax, (ii) U.S. source dividend income, and (iii) any other U.S. source fixed or determinable annual or periodical gains, profits, or income.

Non-U.S. Limited Partners who are resident alien individuals of the United States (generally, individuals lawfully admitted for permanent residence, or who have a substantial presence, in the United States) or for whom their allocable share of Fund income and gain and the gain realized on the sale or disposition of Units is otherwise effectively connected with their conduct of a U.S. trade or business will be subject to U.S. federal income taxation on such income and gain.

In addition, in the case of a non-resident alien individual, any allocable share of capital gains will be subject to a 30% U.S. federal income tax (or lower treaty rate if applicable) if (i) such individual is present in the United States for 183 days or more during the taxable year and (ii) such gain is derived from U.S. sources. Although the source of such gain is generally determined by the place of residence of the non-U.S. Limited Partner, resulting in such gain being treated as derived from non-U.S. sources, source may be determined with respect to certain other criteria resulting in such gain being treated as derived from U.S. sources. Non-resident alien individuals should consult their tax advisors with respect to the application of these rules to their investment in the Fund.

If notwithstanding the Fund’s intention, the Fund were engaged in, or deemed to be engaged in, a U.S. trade or business, non-U.S. Limited Partners would also be deemed to be so engaged by virtue of their ownership of partnership interests.  Such non-U.S. Limited Partners would be required to file a U.S. federal income tax return for such year and pay tax on its income and gain that is effectively connected with such U.S. trade or business at the tax rates applicable to similarly situated U.S. persons.  In addition, any non-U.S. Shareholder that is a corporation for U.S. federal income tax purposes may be required to pay a branch profits tax equal to 30% of the dividend equivalent amount for the taxable year.

Fund Tax Returns and Audits.

Although no federal income tax is required to be paid by the Fund, it will be required to file U.S. federal income tax information returns.  In addition, the Fund will provide all Limited Partners with Schedules K-1 setting forth the U.S. federal income tax information necessary for them to file their individual tax returns.  Each Limited Partner is required to treat partnership items on its U.S. federal income tax returns consistently with the treatment of the items on the Fund’s return, as reflected on the Schedules K-1.  Thus, as a practical matter, a Limited Partner will not be able to complete and file its U.S. federal income tax return for any year until it receives a Schedule K-1 from the Fund for that year.

The tax treatment of Fund-related items is determined at the Fund level rather than at the Limited Partner level.  The General Partner, as the “Tax Matters Partner,” has considerable authority to make decisions affecting the tax treatment and procedural rights of all Limited Partners.  In addition, the Tax Matters Partner generally has the authority to extend the statute of limitations relating to all Limited Partners’ tax liabilities with respect to Limited Partner items.  The General Partner will not have the authority to settle tax controversies on behalf of any Limited Partner who files a statement with the IRS stating that the General Partner has no authority to settle Fund tax controversies on such Limited Partner’s behalf.  The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Fund is three years after the Fund’s return for the taxable year in question is filed, and the General Partner has the authority to, and may, extend such period with respect to all Limited Partners.  There can be no assurance that the Fund’s tax return will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.

State, Local and Other Taxes.

In addition to the U.S. federal income tax consequences described above, the Fund and the Limited Partners may be subject to other taxes such as state, local or municipal income taxes, and estate, inheritance or intangible property taxes.  Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Fund.  PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE POSSIBLE APPLICABILITY OF STATE, LOCAL OR MUNICIPAL TAXES TO AN INVESTMENT IN THE FUND.

____________________

The foregoing discussion is not intended as a substitute for careful tax planning, particularly since certain of the income tax consequences of an investment in the Fund may not be the same for all taxpayers. ACCORDINGLY, PROSPECTIVE INVESTORS IN THE FUND ARE URGED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION UNDER FEDERAL LAW AND THE PROVISIONS OF APPLICABLE STATE, LOCAL AND OTHER LAWS BEFORE INVESTING IN UNITS.

____________________

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan.  For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.”  See “Material U.S. Federal Income Tax Considerations— ‘Unrelated Business Taxable Income” at page 70.  In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under ERISA, and Section 4975 of the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to the fiduciary responsibility provisions of ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans”, and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”).  The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by an investor’s own counsel.  Also, the summary does not address applicable state or local law issues or other legal requirements applicable to governmental or church plans that purchase Units.

In general, the terms “employee benefit plan” as defined in and subject to ERISA and “plan” as defined in and subject to Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries.  Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans” described in Section 408(k) of the Code, Keogh plans for self-employed individuals (including partners), individual retirement accounts, or IRAs, described in Section 408 of the Code and medical benefit plans.

In the case of employee benefit plans and IRAs, merely subscribing for Units does not create a plan.  Those considering the purchase of Units on behalf of an employee benefit plan first must ensure that the plan has been properly established in accordance with the Code and the rules, regulations and existing interpretations there under and that the plan is adequately funded.  After a plan has been properly established and adequately funded and if the purchase of Units is not prohibited under the governing documents of the plan, the trustee or custodian of the plan who decides to do so or who is instructed to do so can subscribe for Units.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role an investment in the Fund plays in the Plan’s investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the documents of the Plan and related Fund. EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

Ineligible Purchasers

Units may not be eligible for purchase with the assets of a Plan if the General Partner, Newedge Financial, Inc., UBS Financial Services, Inc., any Selling Agents retained to sell Units, any Trading Advisor utilized by the Fund, any of their respective affiliates or any of their respective employees, either: (i) has investment discretion with respect to such Plan’s assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan’s assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan’s assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan.  A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and any such purchase might result in a “prohibited transaction” under ERISA or the Code.  The consequences of prohibited transactions are summarized below under the heading “Prohibited Transactions.”

Plan Assets

The purchase of the Units by a Plan raises the issue of whether that purchase will cause, for the purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of the Fund to be assets of such a Plan.  ERISA and regulations issued thereunder by the U.S. Department of Labor (the “ERISA Regulation”) contain rules for determining when an investment by a Plan in a limited partnership will result in the underlying assets of the limited partnership being considered assets of such a Plan for purposes of ERISA and Section 4975 of the Code (“Plan assets”). Those rules provide that the assets of a limited partnership will be Plan assets of a Plan which purchases an interest therein unless (i) the aggregate investment by all “benefit plan investors” in such partnership is not “significant” (the “25% Exception”), (ii) the interest purchased is a “publicly offered security” (the “Publicly-Offered Security Exception”) or (iii) certain other exceptions apply.

The 25% Exception applies if “benefit plan investors” own, in the aggregate, less than 25% of the total value of each class of equity interests of the limited partnership (determined by not including the investments of any person with discretionary authority or control over the assets of the partnership, any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and “affiliates” of such persons; provided, however, that under no circumstances are investments by benefit plan investors excluded from such calculation).  For purposes of the 25% Exception, the term “benefit plan investors” includes all Plans (i.e., all “employee benefit plans” as defined in and subject to the fiduciary responsibility provisions of ERISA and all “plans” as defined in and subject to Section 4975 of the Code), and all entities that hold “Plan Assets” (each, a “Plan Assets Entity”) due to investments made in such entities by already described benefit plan investors. ERISA provides that a Plan Assets Entity is considered to hold plan assets only to the extent of the percentage or the Plan Assets Entity’s equity interest held by benefit plan investors.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is timely registered under the Securities Exchange Act of 1934.  The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances.  The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, among others, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made to an ineligible or unsuitable investor; (ii) any restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes or violate any state or federal statute, regulation, court order, judicial decree or rule of law; (iii) a requirement that no transfer or assignment be made without advance written notice being given to the entity that issued the security; and (iv) any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regards to such restriction or consent.  Under the ERISA Regulation, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

During such time, as any, that the Units are held by more than 100 independent investors, it is expected that the Publicly-Offered Security Exception should apply to the Units.  First, the Units will be sold to Plans as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part will be timely registered under the Securities Exchange Act of 1934.  Second, it appears that the Units are “freely transferable” because the minimum investment is not more than $10,000 and investors may assign their economic interests in any Series by giving notice to the General Partner, provided such assignment would not violate any federal or state securities laws and would not adversely affect the tax status of the Units.  As described in the preceding paragraph, the ERISA Regulation provides that if a security is part of an offering in which the minimum investment is $10,000 or less, a restriction on substitution of a limited partner of a partnership, including a general partner consent requirement, will not prevent a finding that the security is freely transferable, provided that the economic benefits of ownership can be transferred without such consent.

If the Units are held by less than 100 independent investors as of the Units’ initial offering, the General Partner intends to limit investment by benefit plan investors to comply with the 25% Exception during any time that the Units are held by less than 100 independent investors.  This may require the General Partner to restrict investments by benefit plan investors and to force redemptions of existing benefit plan investors in the event that other investors redeem.  Any such rejection of subscriptions or mandatory redemptions will be effected in such manner as the General Partner, in its sole discretion, determines.  In order to enable the General Partner to monitor the level of investment by benefit plan investors for purposes of the 25% Exception, the General Partner will rely on representations made by prospective investors in the Units and any proposed transferees thereof concerning their status as benefit plan investors for ERISA purposes.

The Plan Fiduciary considering the purchase of Units on behalf of a Plan and all other persons considering the purchase of Units should be aware that if, at any time, benefit plan investors own 25% or more of the value of any class of equity interest of the Fund and the requirements of the Publicly-Offered Security Exception are not satisfied, the underlying assets of the Fund will be considered for the purposes of ERISA and Section 4975 of the Code to be Plan assets.  Since Fund assets would be deemed to be Plan assets, the fiduciary standards of Title I of ERISA, which generally apply to fiduciaries of employee benefit plans, would also extend to the General Partner and the Trading Advisor, and may seriously limit the transactions into which the Fund may enter. In addition, treatment of Fund assets as Plan assets might give rise to “prohibited transactions” under ERISA and the Code.

The 25% Exception must be applied (i) after any acquisition of Units, (ii) whenever there is a subsequent offering of Units and (iii) whenever a Limited Partner, other then a benefit plan investor, redeems Units, the results of any of which could be that the value of any class of equity interest of the Fund held by benefit plan investors equals or exceeds the 25% limit. The Fund Agreement provides that the General Partner may redeem Units held by investors without their consent for any reason. The General Partner will redeem Units held, and refuse to accept subscriptions made, by benefit plan investors to the extent it deems such actions necessary to ensure that the assets of the Fund will not be considered Plan assets for ERISA regulatory purposes.

A PLAN FIDUCIARY MUST CONSULT ITS OWN ADVISERS BEFORE INVESTING IN THE FUND AND FULLY INFORM ITSELF AS TO ALL PAYMENTS MADE IN CONNECTION WITH THE OPERATION OF THE FUND. THE PLAN FIDUCIARY BY INVESTING IN THE FUND SIGNIFIES ITS INFORMED CONSENT TO ALL SUCH PAYMENTS TO THE RECIPIENTS THEREOF AND TO THE RISKS INVOLVED IN INVESTING IN THE FUND.

Reporting and Disclosure

Plan fiduciaries are responsible for complying with any applicable reporting and disclosure requirements under ERISA or the Code resulting from an investment in the Fund.  ERISA and the Code require that a Form 5500 (Annual Return/Report) be filed by certain Plans investing in the Fund.  Plans subject to these requirements investing in the Fund must include on their Form 5500 information relating to the fair market value of the Plan’s investment in the Fund as of the close of the Plan’s fiscal year, and the Plan’s acquisition or disposition of any Units.  Plan fiduciaries who require any of the aforementioned information should contact the General Partner.  If the Plan’s fiscal year differs from the Fund’s fiscal year, the Plan investor may not be able to obtain valuation information on its Units as of the last day of the Plan’s fiscal year.

Special IRA Rules

Although IRAs are subject to the prohibited transaction rules of the Code, IRAs are not subject to ERISA’s fiduciary standards, but may be subject to additional rules and regulations that could impact a decision to invest in the Fund.  For example, IRAs are subject to special custody rules and are prohibited from investing in certain commingled investments.  IRA fiduciaries should consider the unique rules applicable to their IRA before making an investment in the Fund.

Exempt Plans

Certain plans may be governmental plans or church plans.  Governmental plans are not, and church plans may not be, subject to ERISA, in which case the above-described prohibited transaction provisions would not apply. However, governmental plans are subject to prohibitions against certain related-party transactions under Section 503 of the Code, which prohibitions operate similar to the above-described prohibited transaction rules. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.

No view is expressed on whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the Fund, is appropriate or permissible for any governmental plan or church plan under Section 503 of the Code, or under any state, county, local, or other law respecting such plan.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder.  No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE FUND, THE GENERAL PARTNER, THEIR PRINCIPALS OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION OVER A PLAN CONSIDERING AN INVESTMENT IN THE FUND SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY AND CONSEQUENCES OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

PLAN OF DISTRIBUTION

The Offering

Units of each Series will initially be offered for a period ending June 30, 2008 during the Initial Offering Period, unless such date is extended by the General Partner for up to an additional ninety (90) days.

After both the Initial Offering Period has closed and trading has commenced, Units of the Fund are offered continuously to the public by Selling Agents on a “best-efforts” basis, without any firm commitment to sell or purchase any specific number of Units, at the month-end Net Asset Value per Unit.  The minimum investment is $10,000.  The minimum investment for existing Limited Partners of a Series of Units subscribing for additional Units of that Series is $2,500.  The General Partner, in its sole discretion, may waive these minimums.  The $100-per-Unit price reflects the full Net Asset Value per Unit of each Series during the Initial Offering Period and was determined arbitrarily.  The General Partner believes that this price is consistent with industry practice for other start-up commodity pools.  After the Initial Offering Period, Units of each Series will be offered on the first day of each month at the Net Asset Value per Unit of the relevant Series at Monthly Closings on the last day of the preceding month.  Subscription funds will be held in an account at Bank of America in Rockville, Maryland, pending acceptance and payment to the Fund at the applicable monthly closing.  Interest relating to subscriptions while held at Bank of America during this continuous offering will be used to acquire additional Units for you or will be returned to you in cash if your subscription is not accepted.  The combined aggregate amount of Organizational and Initial Offering Costs and Offering Expenses will not exceed 15% of the total subscriptions received as set forth in NASD Rule 2810 and the NASAA Guidelines.

Subscription Procedure

To purchase Units, the General Partner must receive a subscription at its main business office in Rockville, Maryland, U.S.A. prior to 5:00 P.M. EST on the fifth business day (or the 6th business day for personal checks) prior to the date of the first day of a month at which the subscription is intended to be accepted by the Fund. All subscriptions are irrevocable.  However, if a subscription is received after the Monthly Closing deadline, it generally will be held until the next Monthly Closing although the subscriber will be entitled to withdraw his held-over subscription any time prior to the beginning of the fifth full business day of the following month.

The General Partner, in its sole discretion, may reject any subscription in whole or in part for any reason.  The General Partner will inform potential investors or their Selling Agents, whether their subscriptions have been accepted or rejected by the last business day of the month in which their subscription has been received by the General Partner.

Subscribers’ subscriptions will be in cash. Each prospective investor must complete and deliver to the

General Partner (a) a check made payable to “Aspect Global Diversified Fund LP” or by wire transfer pursuant to the Subscription Agreement and (b) a Subscription Agreement and Limited Power of Attorney.  The Subscription Agreement is included in the folder accompanying this Prospectus.

Any subscription which is submitted to the General Partner without all applicable documents or which otherwise contains incomplete information will not be processed by the General Partner until completed by the subscriber.  Any such delay in processing a subscription could result in a subscription being held and a subscriber not being admitted to the Fund until the following month.

In the case of employee benefit plans, merely subscribing for Units does not create a plan.  Those considering the purchase of Units on behalf of an employee benefit plan first must ensure that the plan has been properly established in accordance with the Code and the rules, regulations and existing interpretations thereunder and that the plan is adequately funded.  After a plan has been properly established and adequately funded and if the purchase of Units is not prohibited under the governing documents of the plan, the trustee or custodian of the plan who decides to do so or who is instructed to do so can subscribe for Units.

All subscribers will receive a confirmation of their purchase from their Selling Agent.

After the first monthly closing, there will not be a minimum number of Units of any Series which must be sold as of the beginning of a given month for any Units of such Series to be sold at such time.

Subscribers’ Representations and Warranties

By executing a Subscription Agreement and Power of Attorney Signature Page, each subscriber is representing and warranting, among other things, that:

•	the subscriber is of legal age to execute and deliver such Subscription Agreement and Power of Attorney and has full power and authority to do so;

•
the subscriber must have (i) a net worth of at least $70,000, exclusive of home, home furnishings and automobiles, and an annual income of at least $70,000, or (ii) a net worth of at least $250,000, exclusive of home, home furnishings and automobiles.  An investment in the Fund should not exceed 10% of your net worth (in all cases exclusive of home, home furnishings and automobiles).  Some States may require higher suitability standards.  It is the responsibility of the General Partner and the Selling Agents to make every reasonable effort to determine that the purchase of the Units is a suitable and appropriate investment for each subscriber, based upon such representations and warranties and other information provided by each subscriber regarding the subscriber's financial situation and investment objectives;

•
Suitability requirements for Kentucky residents:  Either (i) Net worth of at least $300,000 (exclusive of home, home furnishings and automobiles) or (ii) a net worth of at least $85,000 (exclusive of home, home furnishings and automobiles) and an annual taxable income of $85,000.  Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities); and

•	the subscriber has received a copy of this Prospectus.

These representations and warranties may be used and be relied upon by the General Partner or others to determine that the subscribers’ proposed purchase of Units is suitable and appropriate investment for such subscriber and such representations and warranties may be used against a subscriber in the event that the subscriber were to take a position inconsistent therewith.

While the foregoing representations and warranties are binding on subscribers, the General Partner believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for Units.  Any subscriber who is not prepared to make such representations and warranties, and to be bound by them, should not invest in the Units.

General

The offering of Units is being made in compliance with FINRA Conduct Rule 2810.  Accordingly, the Selling Agents and the broker dealers selling on behalf of the Fund will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of the Units.  The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Units by a Fund will not exceed 10% plus 0.5% for bona fide due diligence. Bona fide due diligence expenses will include actual costs incurred by third-party broker-dealers to review the business, financial statements, transactions, and investments of the Fund and the Trading Program to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of the General Partner, the Trading Advisor, and their respective personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with personnel of the General Partner and the Trading Advisor and their respective outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting their respective offices, reviewing their respective books and records and interviewing key personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the third-party broker-dealer; and the internal costs of time and materials expended by third-party broker-dealer personnel in this due diligence effort. The General Partner will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

The Fund will not be charged Selling Agent Commissions, Broker Dealer Servicing Fees and other Offering Expenses in an aggregate amount greater than 10.00% (which represents a maximum of $12,000,000 of the aggregate $120,000,000 registered on the Registration Statement on Form S-1, SEC Registration Number 333-148049, of the Fund).  The Selling Agents will be paid Selling Agent Commissions and Broker Dealer Servicing Fees.

The Fee Limit is the total amount of Selling Agent Commissions, Broker Dealer Servicing Fees paid to selling agents, payments for sales conferences, and other Offering Expenses (but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) paid by particular Series A, B or I Units when it is equal to 10.00% of the original purchase price paid by holders of those particular Units.

Each Limited Partner who owns Series A, Series B and Series I Units will continue to pay the Selling Agent Commissions, Offering Expenses and the Broker Dealer Servicing Fee, depending upon which expenses are applicable to the particular Series of Units, until the aggregate of such expenses reaches an amount equal to the Fee Limit.

Investors in the Fund will not pay more than the Fee Limit described above.  The General Partner will utilize accounting software that will track the fees charged to the Units on a Limited Partner-by-Limited Partner basis.  Series C Units will be issued in exchange for an investor’s Series A, B and I Units to any Limited Partner who owns Series A , B and I Units when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on their Series A, B and I Units pursuant to NASD Rule 2810.  As a result, it is possible for a Limited Partner to have its Series A, B or I Units exchanged for Series C Units prior to reaching the Fee Limit.  If a Limited Partner’s Series A, B or I Units are exchanged for Series C Units prior to reaching the Fee Limit, the General Partner will not seek additional fees from such Limited Partner.

The Fund will advise the Selling Agents and the broker dealers if the payments described hereunder must be limited in order to comply with the 10% limitation on total underwriters’ compensation pursuant to NASD Rule 2810.

LEGAL MATTERS

Sidley Austin llp has advised the General Partner in connection with the Units being offered hereby.  Sidley Austin llp also advises the General Partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the Fund.  Sidley Austin llp has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA.  Sidley Austin llp has not represented, nor will it represent, the Fund or the Shareholders in matters relating to the Fund and no other counsel has been engaged to act on their behalf.  Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of this Prospectus is a part.

EXPERTS

The statement of financial condition of Aspect Global Diversified Fund LP as of December 31, 2007, included in this prospectus, has been audited by McGladrey & Pullen, LLP, independent registered public accounting firm, as stated in its report appearing herein. The statement of financial condition of the general partner, Steben & Company, Inc., as of December 31, 2007, included in this prospectus, has been audited by McGladrey & Pullen, LLP, independent auditor, as stated in its report appearing herein. Such audited statements of financial condition have been so included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Fund with the

SEC in Washington, D.C.  This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Customer Agreement).  The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees.  The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

As of the end of each month and as of the end of each fiscal year, the General Partner will furnish you with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, such as the SEC, that has jurisdiction over the activities of the Fund.  You also will be provided with appropriate information to permit you (on a timely basis) to file your Federal and state income tax returns with respect to your Units.  Limited Partners may choose in writing to receive their monthly and annual statements electronically.

PRIVACY POLICY OF THE GENERAL PARTNER

Pursuant to CFTC regulations and SEC Regulation S-P, the General Partner is required to inform you of its privacy policies and procedures.  As part of its service that provided to you, and in order to process your transactions, the General Partner must collect certain information from you such as your name, address, social security number, assets, income, and investment experience and objectives.  The General Partner may then forward this information to non-affiliated third-party firms in order to fulfill its responsibilities to properly operate the Fund and service your account.  Such firms include our accountants, attorneys, etc.  We never disclose any nonpublic personal information about present or former customers to anyone, other than to effect these requested transactions or as permitted by law.

The General Partner gathers and maintains your nonpublic personal information only to the extent that it must in order to properly service your account.  The General Partner has established security standards to ensure against unauthorized access to your information.  In addition, employees of the General Partner are trained regarding our privacy policy.  They will have access to your information on a need-to-know basis only and are not allowed to release your personal financial information to any nonaffiliated third-party firm.  You will receive this information regarding our privacy policies annually.

[Remainder of page left blank intentionally.]

INDEX TO FINANCIAL STATEMENTS

Page
Aspect Global Diversified Fund LP

Report of Independent Registered Public Accounting Firm dated April 1, 2008	80
Statement of Financial Condition as of December 31, 2007	81
Notes to the Statement of Financial Condition	82
Statement of Financial Condition as of March 31, 2008 (unaudited)	87
Notes to the Statement of Financial Condition (unaudited)	88

Steben & Company, Inc.

Independent Auditor’s Report dated February 27, 2008	94
Statement of Financial Condition as of December 31, 2007	95
Notes to the Statement of Financial Condition	96
Statement of Financial Condition as of March 31, 2008 (unaudited)	99
Notes to the Statement of Financial Condition (unaudited)	100

Report of Independent Registered Public Accounting Firm

Partner of
Aspect Global Diversified Fund LP

We have audited the accompanying statement of financial condition of Aspect Global Diversified Fund LP (the “Fund”) as of December 31, 2007. This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition presents fairly, in all material respects, the financial position of Aspect Global Diversified Fund LP as of December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois
April 1, 2008

Aspect Global Diversified Fund LP
Statement of Financial Condition
December 31, 2007

ASSETS

Cash	$ 1,000

LIABILITIES AND PARTNER’S CAPITAL

Liabilities	$ -

Partner’s Capital

General Partner – General Partner Units	1,000

Total Partner’s Capital	1,000

Total Liabilities & Partner’s Capital	$ 1,000

The accompanying notes are an integral part of these financial statements.

Aspect Global Diversified Fund LP
Notes to the Statement of Financial Condition
December 31, 2007

Note 1:  Nature of Activities and Significant Accounting Policies

Nature of Activities

Aspect Global Diversified Fund LP (the “Fund”), was formed as a Delaware Limited Partnership on March 23, 2007.  The Fund will issue units of Limited Partnership Interests (“Units”) in four Series, Series A, Series B, Series C and Series I, which will represent units of fractional undivided beneficial interest in and ownership of the Fund.

The Fund will invest the proceeds from its offering of Units in the speculative trading of futures, swaps, options and over-the-counter contracts, including currency forwards traded in the United States and Internationally.  The Trading Program does not currently utilize options as part of its trading system, but may employ them in the future.

Steben & Company, Inc. (“Steben” the “General Partner” or the “Commodity Pool Operator”), is a Maryland corporation registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator and a commodities introducing broker, and is also registered with the Securities and Exchange Commission as a registered investment advisor and a broker-dealer.  The General Partner is a member of the National Futures Association (“NFA”) and Financial Industry Regulatory Authority (“FINRA”).  The General Partner will manage all aspects of the Fund’s business.

Aspect Capital Limited (the “Trading Advisor”) is the Fund’s sole Trading Advisor.  The Trading Advisor will utilize the Aspect Diversified Program (the “Trading Program”), a proprietary, systematic trading system that deploys multiple trading strategies utilizing derivatives that seeks to identify and exploit directional moves in market behavior to a broad and diversified range of global markets including (but not limited to) currencies, global interest rates, equity indices, energies, agricultural commodities and metals.

The Fund was initially capitalized by the General Partner on April 4, 2007 through the contribution of $1,000. The Fund has not commenced operations and has had no other transactions or changes in partner’s capital. The General Partner and each limited partner will share in the profits and losses of the Fund in proportion to their respective ownership interests.

As of December 31, 2007, the Fund has not admitted any partners, has not commenced operations and has no changes in partner’s capital.

Significant Accounting Policies

The following are the significant accounting policies of the Fund:

Basis of Presentation—The statement of financial condition has been prepared in accordance with U.S. generally accepted accounting principles.

Use of Estimates—The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of financial condition and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition—Purchases and sales of futures, options on futures, and forward contracts will be recorded on the trade date, and open contracts will be reflected in the statement of financial condition as the difference between the original contract value and the market value with the change in unrealized gains (losses) from one period to the next reflected in the statement of operations. Gains or losses are realized when contracts are liquidated. The specific contracts liquidated are determined by the clearing broker (in most cases on a FIFO basis).

Aspect Global Diversified Fund LP
Notes to the Statement of Financial Condition
December 31, 2007

Valuation—The majority of the Fund’s positions will be exchange-traded futures contracts, which will be valued at market daily at settlement prices published by the exchanges. Any spot and forward foreign currency contracts held by the Fund will also be valued at the published daily settlement prices or at dealers’ quotes.

Offering Expenses—The Fund is obligated to reimburse the General Partner for ongoing offering costs incurred by the General Partner monthly equal to 1/12 of 0.75% of the Fund’s Net Asset Value of limited partner units (0.75% per annum) (the “Offering Expenses”).  Offering Expenses cannot exceed the actual amounts incurred by the General Partner.  Offering Expenses will be charged to expense as incurred.

Income Taxes—The Fund is a partnership for federal income tax purposes and, as such, Fund income or loss will be includable in the income tax returns of the individual partners.

Organizational and Initial Offering Costs— All organizational and initial offering costs will be borne by the General Partner on behalf of the Fund without reimbursement.

Note 2:    Unit Transactions

There will be four Series of Units, Series A, Series B, Series C and Series I.  The Units will be offered on a continuous basis and at the net asset value as of the close of business on the last day of the month in which a subscription is accepted.

Series A Units will pay the broker dealer a selling agent commission upfront based on the subscription amount and a broker dealer servicing fee, subject to the fee limit, as described in Note 3.

Series B units are designed for registered investment advisor wrap programs and will pay the broker-dealer a broker dealer servicing fee, subject to the fee limit, as described in Note 3.

Series I units are designed for registered investment advisor wrap programs where the broker dealer is not being paid a servicing fee.  Series I units will also be open to employees and relatives of the Commodity Pool Operator, the Trading Advisor, the futures commission merchants, the selling agent, broker dealers and direct clients of the Commodity Pool Operator.

Series A, B and I Units will convert to Series C Units that do not pay servicing fees or commissions after the fee limit is reached.

Units of the Fund will be offered continuously to the public on a “best-efforts” basis at their month-end net asset value per unit.  The minimum investment is $10,000.  Units of each Series will initially be offered for a period ending May 31, 2008, or the Initial Offering Period, unless such date is extended by the General Partner for up to an additional ninety (90) days.  After both the Initial Offering Period has closed and trading has commenced, Units of each Series will be offered on the first day of each month at the Net Asset Value per Unit of the relevant Series on the last day of the preceding month.  Units will be issued as of the commencement of business on the first business day of each month.

The General Partner will contribute a minimum of $500,000 to the initial trading capital of the Fund and will be issued General Partner Units.  This amount is in addition to the total amount of Units offered by the Fund’s Prospectus.  Thereafter, the General Partner, and/or any of its affiliates, shall maintain its interest in the capital of the Fund at no less than the greater of: (i) 1% of aggregate Capital Contributions to the Fund by all Partners (including the General Partner’s contribution) and (ii) $25,000.

Redemptions may be made by a limited partner as of the last trading day of any month at the net asset value of the redeemed units (or portion thereof) on that date, on five (5) business days prior written notice to the General Partner.

Aspect Global Diversified Fund LP
Notes to the Statement of Financial Condition
December 31, 2007

The Fund will issue General Partner Units to the General Partner to memorialize its ownership interest in the Fund.  The General Partner Units are subject to the following fees, expenses and charges:  Management Fee, Incentive Fee, Brokerage Expenses and Administrative Expenses.  (General Partner Units are not subject to a Broker Dealer Servicing Fee, General Partner Fee, Offering Expenses, Selling Agent Commissions or Redemption Fee.)  The General Partner may determine and adjust the number of General Partner Units which represent the General Partner’s interest in the Fund.

Note 3:    Fund Fees and Expenses

Management Fee—Each Series of Units will pay the Trading Advisor a monthly management fee payable in arrears equal to 1/12th of 2.00% of the Fund’s trading level allocated to the Trading Program.  The trading level is currently expected to be 1.20 times the normal trading level of the Trading Program.  The normal trading level of the Trading Program is the number of trading positions per dollar customarily taken by the Trading Advisor for client accounts utilizing the Trading Program.  Because the Fund is generally trading at approximately 1.20 times the normal trading level of the Trading Program, the Trading Advisor is increasing the number of trading positions per dollar by 20%.  At a normal trading level, the margin requirements relative to equity in the account range from 5% to 30%.  Because the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the margin requirements relative to equity becomes proportionately higher, or from 6% to 36%.  Since the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the management fee of 2.00% is multiplied by the overall trading level of the Fund (1.20 x 2.0% = 2.40%).  Therefore, the Management Fee will be 1/12th of 2.40% of the Fund’s month-end Net Asset Value (2.40% per annum).  Adjustments to the trading level will not affect the Management Fee percentage or calculation.

Incentive Fee—Each Series of Units will pay the Trading Advisor a quarterly incentive fee payable in arrears equal to 20% of any new Trading Profits.

Brokerage Expenses— Total charges paid to the clearing brokers are expected to average less than $4.00 per round-turn trade, although the futures commission merchant’s brokerage commissions and trading fees, as well as the over the counter foreign exchange counterparty fees will be determined on a contract-by-contract basis, anticipated to range from $1.00 to $8.00 per round-turn.  Some foreign contracts could be higher. Based on the foregoing estimate, each Series of Units is estimated to pay the futures commission merchant their pro-rated share of the actual monthly brokerage expenses of approximately 1/12th of 0.47% of the Fund’s Net Asset Value (0.47% per annum) payable in arrears.  These Brokerage Expenses will cover all actual brokerage and trading costs of the Fund.  The exact amount of such brokerage commissions and trading fees to be incurred is impossible to estimate and will vary based upon a number of factors including the trading frequency, the types of instruments traded, transaction sizes, degree of leverage employed and transaction rates in effect from time-to-time.  The compensation paid to the futures commission merchant is estimated at 0.47% of the Fund’s average annual Net Asset Value and will not, under any circumstance, exceed the maximum permissible brokerage expense of 14% of the average annual Net Asset Value of the Fund established by the guidelines of the North American Securities Administrators Association, Inc.

General Partner Fee—Each Series of Units will pay the General Partner a monthly General Partner Fee in arrears equal to 1/12th of 1.10% of the Fund’s month-end Net Asset Value.  The General Partner Fee is paid to the General Partner to compensate it for its services to the Fund as General Partner and Commodity Pool Operator.

Administrative Expenses—Each Series of Units will pay actual monthly administrative expenses to various third-party service providers, as well as the General Partner, estimated to be approximately 1/12th of 0.95% of the Fund’s Net Asset Value (0.95% per annum) payable in arrears.  Actual Administrative Expenses may vary, however such Administrative Expenses will not exceed 0.95% of the Fund’s Net Asset Value per annum.  The Administrative Expenses will cover all actual legal, accounting, clerical and other back office related expenses related to the administration of the Fund and all associated costs incurred by the Fund.

Offering Expenses—The Fund will reimburse the General Partner for actual ongoing offering costs, up to 1/12th of 0.75% of the Fund’s Net Asset Value (0.75% per annum) pro-rata for each Series of the limited partner Units payable monthly in arrears (“Offering Expenses”).  Actual ongoing Offering Expenses in excess of this limitation will be fully absorbed by the General Partner.  The Fund is only liable for payment of Offering Expenses on a monthly basis.  The

Aspect Global Diversified Fund LP
Notes to the Statement of Financial Condition
December 31, 2007

Offering Expenses will cover all actual ongoing offering expenses incurred by the General Partner on behalf of the Fund, including regulatory fees, legal costs relating to the offering, all sales costs, travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the General Partner for wholesaling the Fund.  Compensation paid to sales personnel of the General Partner for the sale of Units will be subject to the Fee Limit defined below and is separate and apart from the compensation payable to sales personnel of the General Partner who receive Selling Agent Commissions.  If the Fund terminates prior to completion of payment to the General Partner for the unreimbursed Offering Expenses incurred through the date of such termination, the General Partner will not be entitled to any additional payments, and the Fund will have no further obligation to the General Partner.

Series C Units do not pay Offering Expenses.

Selling Agent Commissions— Series A Units will pay to the General Partner Selling Agent Commissions monthly in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit as defined below.  The General Partner will pay the Selling Agents an upfront commission of 2.00% of the aggregate subscription amount for the sale of Series A Units.  Beginning in the 13th month, the General Partner will pay the Selling Agents a monthly Selling Agent Commission in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit, as defined below.  The Net Asset Value of Series A Units refers to the Fund’s Net Assets allocated to the capital accounts of Series A Unit holders (the aggregate capital account balances with respect to the Series A Units) divided by the number of outstanding Units of such Series A Units.

The obligation of the Series A Unit holders to pay and the amount charged to Series A Unit holders (e.g., 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value, paid monthly in arrears) with respect to the Selling Agent Commissions remains identical throughout the life of the Units subject to the Fee Limit.  For Units where the General Partner acts as the Selling Agent, it will retain these fees and may compensate its sales personnel.

Series B, C and I Units do not pay Selling Agent Commissions.

Broker Dealer Servicing Fee— Series A Units will pay the Selling Agents a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.15% of the outstanding Series A Units’ month-end Net Asset Value, subject to the Fee Limit.

Series B Units will pay the broker dealer who sells Series B Units a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.60% of the outstanding Series B Units’ month-end Net Asset Value, subject to the Fee Limit.

Fee Limit— The Fee Limit is the total amount of Selling Agent Commissions, Broker Dealer Servicing Fees paid to selling agents, payments for sales conferences, and other Offering Expenses (but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) paid by particular Series A, B or I Units when it is equal to 10.00% of the original purchase price paid by holders of those particular Units.

Each Limited Partner who owns Series A, Series B and Series I  Units will continue to pay the Selling Agent Commissions, Offering Expenses and the Broker Dealer Servicing Fee, depending upon which expenses are applicable to the particular Series of Units, until the aggregate of such expenses reaches an amount equal to the Fee Limit.

Investors in the Fund will not pay more than the Fee Limit described above.  The General Partner will utilize accounting software that will track the fees charged to the Units on a Limited Partner-by-Limited Partner basis.  Series C Units will be issued in exchange for an investor’s Series A, B and I Units to any Limited Partner who owns Series A , B and I Units when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on their Series A, B and I Units pursuant to NASD Rule 2810.  As a result, it is possible for a Limited Partner to have its Series A, B or I Units exchanged for Series C Units prior to reaching the Fee Limit.  If a Limited Partner’s Series A, B or I Units are exchanged for Series C Units prior to reaching the Fee Limit, the General Partner will not seek additional fees from such Limited Partner.

Aspect Global Diversified Fund LP
Notes to the Statement of Financial Condition
December 31, 2007

Redemption Fee— Series A Units pay a pro rata Redemption Fee to the General Partner during the first 12 months after issuance of the Series A Units.  Series A Units redeemed prior to the first anniversary of the subscription date will be subject to a Redemption Fee equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the subscription date.  Series B Units, Series C and Series I Units are not subject to the Redemption Fee.  Limited Partners will not be required to pay any Redemption Fees if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

Note 4:    Financial Instruments with Off-Balance-Sheet Risk

The Fund’s trading activities will involve derivative financial instruments, primarily futures and forward contracts, which have market and/or credit risk.

Market Risk:  Market risk will arise primarily from changes in the market value of financial instruments.  Generally, the Fund’s exposure will be equal to the notional value of futures contracts purchased and unlimited on such contracts sold short.

Exposure to market risk will be influenced by a number of factors, including the relationships between financial instruments, and the volatility and liquidity in the markets in which the financial instruments will be traded. In many cases, the use of derivative financial instruments may serve to modify or offset market risk associated with other transactions and, accordingly, may serve to decrease the Fund’s overall exposure to market risk. The Fund will attempt to control its exposure to market risk through various analytical monitoring techniques.

Credit Risk:  Credit risk will arise primarily from the potential inability of counterparties to perform in accordance with the terms of a contract. The Fund’s exposure to credit risk associated with counterparty nonperformance will be limited to the current cost to replace all contracts in which the Fund has a gain. Exchange-traded financial instruments, such as futures, generally do not give rise to significant counterparty exposure due to the cash settlement procedures for daily market movements and the margin requirements of individual exchanges.

Concentration of Credit Risk:  The Fund intends to clear all of its trades through one clearing broker. In the event the clearing broker does not fulfill its obligations, the Fund may be exposed to risk. This risk of default depends in part on the creditworthiness of the clearing broker to these transactions. The Fund will attempt to minimize this credit risk by monitoring the creditworthiness of the clearing broker.

Note 5:    Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 157, Fair Value Measurements (“SFAS 157”).  SFAS 157, among other things, defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value.  SFAS 157 is effective for the Fund on January 1, 2008.  Management has not evaluated SFAS 157 and its potential effect on the financial statements.

In July 2006, the FASB released Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109” (FIN 48).  This Interpretation clarifies the accounting for uncertainty in income taxes recognized in a fund’s financial statements.  FIN 48 requires funds to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements.  It also provides guidance on the recognition, measurement and classification of income tax uncertainties, along with any related interest and penalties.  FIN 48 was adopted by the Fund upon formation.  The adoption of FIN 48 did not have a material effect on the Fund’s financial statements.

Aspect Global Diversified Fund LP
Statement of Financial Condition
March 31, 2008 (unaudited)

ASSETS

Cash	$ 1,000
LIABILITIES AND PARTNER’S CAPITAL

Liabilities	$ -

Partner’s Capital

General Partner – General Partner Units	1,000
Total Partner’s Capital	1,000
Total Liabilities & Partner’s Capital	$ 1,000

The accompanying notes are an integral part of these financial statements.

Aspect Global Diversified Fund LP
Notes to the Statement of Financial Condition
March 31, 2008 (unaudited)

Note 1:     Nature of Activities and Significant Accounting Policies

Nature of Activities

Aspect Global Diversified Fund LP (the “Fund”), was formed as a Delaware Limited Partnership on March 23, 2007.  The Fund will issue units of Limited Partnership Interests (“Units”) in four Series, Series A, Series B, Series C and Series I, which will represent units of fractional undivided beneficial interest in and ownership of the Fund.

The Fund will invest the proceeds from its offering of Units in the speculative trading of futures, swaps, options and over-the-counter contracts, including currency forwards traded in the United States and Internationally.  The Trading Program does not currently utilize options as part of its trading system, but may employ them in the future.

Steben & Company, Inc. (“Steben” the “General Partner” or the “Commodity Pool Operator”), is a Maryland corporation registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator and a commodities introducing broker, and is also registered with the Securities and Exchange Commission as a registered investment advisor and a broker-dealer.  The General Partner is a member of the National Futures Association (“NFA”) and Financial Industry Regulatory Authority (“FINRA”).  The General Partner will manage all aspects of the Fund’s business.

Aspect Capital Limited (the “Trading Advisor”) is the Fund’s sole Trading Advisor.  The Trading Advisor will utilize the Aspect Diversified Program (the “Trading Program”), a proprietary, systematic trading system that deploys multiple trading strategies utilizing derivatives that seeks to identify and exploit directional moves in market behavior to a broad and diversified range of global markets including (but not limited to) currencies, global interest rates, equity indices, energies, agricultural commodities and metals.

The Fund was initially capitalized by the General Partner on April 4, 2007 through the contribution of $1,000. The Fund has not commenced operations and has had no other transactions or changes in partner’s capital. The General Partner and each limited partner will share in the profits and losses of the Fund in proportion to their respective ownership interests.

As of March 31, 2008, the Fund has not admitted any partners, has not commenced operations and has no changes in partner’s capital.

Significant Accounting Policies

The following are the significant accounting policies of the Fund:

Basis of Presentation—The statement of financial condition has been prepared in accordance with U.S. generally accepted accounting principles.

Use of Estimates—The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of financial condition and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition—Purchases and sales of futures, options on futures, and forward contracts will be recorded on the trade date, and open contracts will be reflected in the statement of financial condition as the difference between the original contract value and the market value with the change in unrealized gains (losses) from one period to the next reflected in the statement of operations. Gains or losses are realized when contracts are liquidated. The specific contracts liquidated are determined by the clearing broker (in most cases on a FIFO basis).

Aspect Global Diversified Fund LP
Notes to the Statement of Financial Condition
March 31, 2008 (unaudited)

Valuation —The majority of the Fund’s positions will be exchange-traded futures contracts, which will be valued at market daily at settlement prices published by the exchanges. Any spot and forward foreign currency contracts held by the Fund will also be valued at the published daily settlement prices or at dealers’ quotes.

Offering Expenses—The Fund is obligated to reimburse the General Partner for ongoing offering costs incurred by the General Partner monthly equal to 1/12 of 0.75% of the Fund’s Net Asset Value of limited partner units (0.75% per annum) (the “Offering Expenses”).  Offering Expenses cannot exceed the actual amounts incurred by the General Partner.  Offering Expenses will be charged to expense as incurred.

Income Taxes—The Fund is a partnership for federal income tax purposes and, as such, Fund income or loss will be includable in the income tax returns of the individual partners.

Organizational and Initial Offering Costs— All organizational and initial offering costs will be borne by the General Partner on behalf of the Fund without reimbursement.

Note 2:    Unit Transactions

There will be four Series of Units, Series A, Series B, Series C and Series I.  The Units will be offered on a continuous basis and at the net asset value as of the close of business on the last day of the month in which a subscription is accepted.

Series A Units will pay the broker dealer a selling agent commission upfront based on the subscription amount and a broker dealer servicing fee, subject to the fee limit, as described in Note 3.

Series B units are designed for registered investment advisor wrap programs and will pay the broker-dealer a broker dealer servicing fee, subject to the fee limit, as described in Note 3.

Series I units are designed for registered investment advisor wrap programs where the broker dealer is not being paid a servicing fee.  Series I units will also be open to employees and relatives of the Commodity Pool Operator, the Trading Advisor, the futures commission merchants, the selling agent, broker dealers and direct clients of the Commodity Pool Operator.

Series A, B and I Units will convert to Series C Units that do not pay servicing fees or commissions after the fee limit is reached.

Units of the Fund will be offered continuously to the public on a “best-efforts” basis at their month-end Net Asset Value per Unit.  The minimum investment is $10,000.  Units of each Series will initially be offered for a period ending June 30, 2008, or the Initial Offering Period, unless such date is extended by the General Partner for up to an additional ninety (90) days.  After both the Initial Offering Period has closed and trading has commenced, Units of each Series will be offered on the first day of each month at the Net Asset Value per Unit of the relevant Series on the last day of the preceding month.  Units will be issued as of the commencement of business on the first business day of each month.

The General Partner will contribute a minimum of $500,000 to the initial trading capital of the Fund and will be issued General Partner Units.  This amount is in addition to the total amount of Units offered by the Fund’s Prospectus.  Thereafter, the General Partner, and/or any of its affiliates, shall maintain its interest in the capital of the Fund at no less than the greater of: (i) 1% of aggregate Capital Contributions to the Fund by all Partners (including the General Partner’s contribution) and (ii) $25,000.

Aspect Global Diversified Fund LP
Notes to the Statement of Financial Condition
March 31, 2008 (unaudited)

Redemptions may be made by a limited partner as of the last trading day of any month at the net asset value of the redeemed units (or portion thereof) on that date, on five (5) business days prior written notice to the General Partner.

The Fund will issue General Partner Units to the General Partner to memorialize its ownership interest in the Fund.  The General Partner Units are subject to the following fees, expenses and charges:  Management Fee, Incentive Fee, Brokerage Expenses and Administrative Expenses.  (General Partner Units are not subject to a Broker Dealer Servicing Fee, General Partner Fee, Offering Expenses, Selling Agent Commissions or Redemption Fee.)  The General Partner may determine and adjust the number of General Partner Units which represent the General Partner’s interest in the Fund.

Note 3:    Fund Fees and Expenses

Management Fee—Each Series of Units will pay the Trading Advisor a monthly management fee payable in arrears equal to 1/12th of 2.00% of the Fund’s trading level allocated to the Trading Program.  The trading level is currently expected to be 1.20 times the normal trading level of the Trading Program.  The normal trading level of the Trading Program is the number of trading positions per dollar customarily taken by the Trading Advisor for client accounts utilizing the Trading Program.  Because the Fund is generally trading at approximately 1.20 times the normal trading level of the Trading Program, the Trading Advisor is increasing the number of trading positions per dollar by 20%.  At a normal trading level, the margin requirements relative to equity in the account range from 5% to 30%.  Because the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the margin requirements relative to equity becomes proportionately higher, or from 6% to 36%.  Since the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the Management Fee of 2.00% is multiplied by the overall trading level of the Fund (1.20 x 2.0% = 2.40%).  Therefore, the Management Fee will be 1/12th of 2.40% of the Fund’s month-end Net Asset Value (2.40% per annum).  Adjustments to the trading level will not affect the Management Fee percentage or calculation.

Incentive Fee—Each Series of Units will pay the Trading Advisor a quarterly Incentive Fee payable in arrears equal to 20% of any new Trading Profits.

Brokerage Expenses— Total charges paid to the clearing brokers are expected to average less than $4.00 per round-turn trade, although the futures commission merchant’s brokerage commissions and trading fees, as well as the over the counter foreign exchange counterparty fees will be determined on a contract-by-contract basis, anticipated to range from $1.00 to $8.00 per round-turn.  Some foreign contracts could be higher. Based on the foregoing estimate, each Series of Units is estimated to pay the futures commission merchant their pro-rated share of the actual monthly brokerage expenses of approximately 1/12th of 0.47% of the Fund’s Net Asset Value (0.47% per annum) payable in arrears.  These Brokerage Expenses will cover all actual brokerage and trading costs of the Fund.  The exact amount of such brokerage commissions and trading fees to be incurred is impossible to estimate and will vary based upon a number of factors including the trading frequency, the types of instruments traded, transaction sizes, degree of leverage employed and transaction rates in effect from time-to-time.  The compensation paid to the futures commission merchant is estimated at 0.47% of the Fund’s average annual Net Asset Value and will not, under any circumstance, exceed the maximum permissible brokerage expense of 14% of the average annual Net Asset Value of the Fund established by the guidelines of the North American Securities Administrators Association, Inc.

General Partner Fee—Each Series of Units will pay the General Partner a monthly General Partner Fee in arrears equal to 1/12th of 1.10% of the Fund’s month-end Net Asset Value.  The General Partner Fee is paid to the General Partner to compensate it for its services to the Fund as General Partner and Commodity Pool Operator.

Administrative Expenses—Each Series of Units will pay actual monthly administrative expenses to various third-party service providers, as well as the General Partner, estimated to be approximately 1/12th of 0.95% of the Fund’s Net Asset Value (0.95% per annum) payable in arrears.  Actual Administrative Expenses may vary, however such Administrative Expenses will not exceed 0.95% of the Fund’s Net Asset Value per annum.  The Administrative Expenses will cover all actual legal, accounting, clerical and other back office related expenses related to the administration of the Fund and all associated costs incurred by the Fund.

Aspect Global Diversified Fund LP
Notes to the Statement of Financial Condition
March 31, 2008 (unaudited)

Offering Expenses —The Fund will reimburse the General Partner for actual ongoing offering costs, up to 1/12th of 0.75% of the Fund’s Net Asset Value (0.75% per annum) pro-rata for each Series  of the limited partner Units payable monthly in arrears (“Offering Expenses”).  Actual ongoing Offering Expenses in excess of this limitation will be fully absorbed by the General Partner and may not be re-classified as Administrative Expenses.  The Fund is only liable for payment of Offering Expenses on a monthly basis.  The Offering Expenses will cover all actual ongoing offering expenses incurred by the General Partner on behalf of the Fund, including regulatory fees, legal costs relating to the offering, sales related travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the General Partner for wholesaling the Fund.  Compensation paid to sales personnel of the General Partner for the sale of Units will be subject to the Fee Limit defined below and is separate and apart from the compensation payable to sales personnel of the General Partner who receive Selling Agent Commissions.  If the Fund terminates prior to completion of payment to the General Partner for the unreimbursed Offering Expenses incurred through the date of such termination, the General Partner will not be entitled to any additional payments, and the Fund will have no further obligation to the General Partner.

Series C Units do not pay Offering Expenses.

Selling Agent Commissions— Series A Units will pay to the General Partner Selling Agent Commissions monthly in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit as defined below.  The General Partner will pay the Selling Agents an upfront commission of 2.00% of the aggregate subscription amount for the sale of Series A Units.  Beginning in the 13th month, the General Partner will pay the Selling Agents a monthly Selling Agent Commission in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit, as defined below.  The Net Asset Value of Series A Units refers to the Fund’s Net Assets allocated to the capital accounts of Series A Unit holders (the aggregate capital account balances with respect to the Series A Units) divided by the number of outstanding Units of such Series A Units.

The obligation of the Series A Unit holders to pay and the amount charged to Series A Unit holders (e.g., 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value, paid monthly in arrears) with respect to the Selling Agent Commissions remains identical throughout the life of the Units subject to the Fee Limit.  For Units where the General Partner acts as the Selling Agent, it will retain these fees and may compensate its sales personnel.

Series B, C and I Units do not pay Selling Agent Commissions.

Broker Dealer Servicing Fee— Series A Units will pay the Selling Agents a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.15% of the outstanding Series A Units’ month-end Net Asset Value, subject to the Fee Limit.

Series B Units will pay the broker dealer who sells Series B Units a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.60% of the outstanding Series B Units’ month-end Net Asset Value, subject to the Fee Limit.

Fee Limit— The Fee Limit is the total amount of Selling Agent Commissions, Broker Dealer Servicing Fees paid to selling agents, payments for sales conferences, and other Offering Expenses (but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) paid by particular Series A, B or I Units when it is equal to 10.00% of the original purchase price paid by holders of those particular Units.

Each Limited Partner who owns Series A, Series B and Series I Units will continue to pay the Selling Agent Commissions, Offering Expenses and the Broker Dealer Servicing Fee, depending upon which expenses are applicable to the particular Series of Units, until the aggregate of such expenses reaches an amount equal to the Fee Limit.

Investors in the Fund will not pay more than the Fee Limit described above.  The General Partner will utilize accounting software that will track the fees charged to the Units on a Limited Partner-by-Limited Partner basis.  Series C Units will be issued in exchange for an investor’s Series A, B and I Units to any Limited Partner who owns

Aspect Global Diversified Fund LP
Notes to the Statement of Financial Condition
March 31, 2008 (unaudited)

Series A, B and I Units when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on their Series A, B and I Units pursuant to NASD Rule 2810.  As a result, it is possible for a Limited Partner to have its Series A, B or I Units exchanged for Series C Units prior to reaching the Fee Limit.  If a Limited Partner’s Series A, B or I Units are exchanged for Series C Units prior to reaching the Fee Limit, the General Partner will not seek additional fees from such Limited Partner.

Redemption Fee— Series A Units pay a pro rata Redemption Fee to the General Partner during the first 12 months after issuance of the Series A Units.  Series A Units redeemed prior to the first anniversary of the subscription date will be subject to a Redemption Fee equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the subscription date.  Series B Units, Series C and Series I Units are not subject to the Redemption Fee.  Limited Partners will not be required to pay any Redemption Fees if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

Note 4:    Fair Value of Financial Instruments

The Fund accounts for certain assets and liabilities at fair value under various accounting literature and applicable industry guidance.  The Fund adopted Statement of Financial Accounting Standard No. 157, Fair Value Measurement (SFAS No. 157) on January 1, 2008.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value, and enhances disclosure requirements for fair value measurements.  In accordance with SFAS No. 157, the Fund will categorize its financial instruments, based on the priority of inputs to the valuation technique, into a three-level fair value hierarchy.  The fair value gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).  If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

There were no financial assets and liabilities on the statement of financial condition subject to such fair value measurement at March 31, 2008.

Note 5:    Financial Instruments with Off-Balance-Sheet Risk

The Fund’s trading activities will involve derivative financial instruments, primarily futures and forward contracts, which have market and/or credit risk.

Market Risk:  Market risk will arise primarily from changes in the market value of financial instruments.  Generally, the Fund’s exposure will be equal to the notional value of futures contracts purchased and unlimited on such contracts sold short.

Exposure to market risk will be influenced by a number of factors, including the relationships between financial instruments, and the volatility and liquidity in the markets in which the financial instruments will be traded. In many cases, the use of derivative financial instruments may serve to modify or offset market risk associated with other transactions and, accordingly, may serve to decrease the Fund’s overall exposure to market risk. The Fund will attempt to control its exposure to market risk through various analytical monitoring techniques.

Credit Risk:  Credit risk will arise primarily from the potential inability of counterparties to perform in accordance with the terms of a contract. The Fund’s exposure to credit risk associated with counterparty nonperformance will be limited to the current cost to replace all contracts in which the Fund has a gain. Exchange-traded financial

Aspect Global Diversified Fund LP
Notes to the Statement of Financial Condition
March 31, 2008 (unaudited)

instruments, such as futures, generally do not give rise to significant counterparty exposure due to the cash settlement procedures for daily market movements and the margin requirements of individual exchanges.

Concentration of Credit Risk:  The Fund intends to clear all of its trades through one clearing broker. In the event the clearing broker does not fulfill its obligations, the Fund may be exposed to risk. This risk of default depends in part on the creditworthiness of the clearing broker to these transactions. The Fund will attempt to minimize this credit risk by monitoring the creditworthiness of the clearing broker.

Note 6:    Recently Adopted Accounting Pronouncements

Adoption of SFAS 157 did not have any effect on the Fund’s statement of financial condition.

In April 2007 the FASB issued Interpretation No. 39-1, Amendment of FASB Interpretation No. 39 (“FIN 39-1”).  FIN 39-1 defines “right of setoff” and specifies what conditions must be met for a derivative contract to qualify for this right of setoff.  It also addresses the applicability of a right of setoff to derivative instruments and clarifies the circumstances in which it is appropriate to offset amounts recognized for multiple derivative instruments executed with the same counterparty under a master netting arrangement and fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) arising from the same master netting arrangement as the derivative instruments.  This interpretation is effective for fiscal years beginning after November 15, 2007.  The adoption of FIN 39-1 did not have any impact on the Fund’s statement of financial condition.

Note 7:    Recent Accounting Pronouncement

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (SFAS No. 161), Disclosures about Derivative Instruments and Hedging Activities.  SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to provide users of financial statements with an enhanced understanding of the use of derivative instruments, accounting for derivative instruments and related hedged items, and the affect on an entity’s financial position, financial performance, and cash flows.  This Statement requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, as well as disclosures about credit-risk related to contingent features in derivative agreements.  SFAS No. 161 is effective for financial statements issued for the Fund’s first fiscal year beginning after November 15, 2008.  The Fund is currently evaluating the impact, if any, that this Statement will have on its disclosures related to derivative instruments.

Independent Auditor’s Report

Stockholder of
Steben & Company, Inc.

We have audited the accompanying statement of financial condition of Steben & Company, Inc. (the Company) as of December 31, 2007.  This financial statement is the responsibility of the Company's management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation.  We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Steben & Company, Inc. as of December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

                                                                                                                        /s/ McGladrey & Pullen, LLP

Chicago, Illinois
February 27, 2008

Steben & Company, Inc.
Statement of Financial Condition
December 31, 2007

Assets

Cash and cash equivalents	$1,226,787
Receivable from Managed Funds	2,855,269
Commissions receivable	379,461
Certificate of deposit	22,548
Other assets	161,597
Total assets	$4,645,662
Liabilities and Stockholder's Equity
Liabilities
Commissions payable	$764,040
Accounts payable and accrued expenses	603,012
Payable to Managed Funds	10,717
Total liabilities	1,377,769
Stockholder's equity
Common stock (1,000 shares authorized, issued, and outstanding, $1 par value)	1,000
Additional paid-in capital	129
Retained earnings	3,266,764
Total stockholder's equity	3,267,893
Total liabilities and stockholder's equity	$4,645,662

  The accompanying notes are an integral part of these financial statements.

Steben & Company, Inc.
Notes to the Statement of Financial Condition
December 31, 2007

Note 1                  Nature of Operations and Significant Accounting Policies

Nature of Operations—Steben & Company, Inc. (the Company) was organized in the State of Maryland, is registered as a broker-dealer with the Securities and Exchange Commission (the SEC), and is registered with the Financial Industry Regulatory Authority.  The Company is also registered as an introducing broker and commodity pool operator with the Commodity Futures Trading Commission (the CFTC), and is a member of the National Futures Association.

The Company earns management fees, selling agent fees, and General Partner 1 percent allocations from Futures Portfolio Fund, Limited Partnership and Sage Fund, L.P. (the Managed Funds) for which the Company acts as general partner and commodity pool operator.  The Company also receives commissions for wholesaling other commodity pools.

The Company is not required to consolidate any entities pursuant to FASB Interpretation No. 46 (revised December 2003) or Emerging Issues Task Force Issue 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents—The Company defines cash equivalents as short-term, highly liquid investments with original maturities of three months or less.

Revenue Recognition—Commissions, management fees, selling agent fees, General Partner 1 percent allocations, and related expenses are recognized on the accrual basis.

Income Taxes—No provision has been made for federal income taxes as the Company has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code and, accordingly, income is taxable to the stockholder.

Recent Accounting Pronouncements—In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements (SFAS 157).  SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurement.  SFAS 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted in active markets.  Under SFAS 157, fair value measurements are disclosed by level within that hierarchy.  SFAS 157 is effective for the Company for interim and annual reporting for the  year ending December 31, 2008.  The adoption of SFAS 157 is not expected to have a material impact on the Company's financial position, results of operations and cash flows.

In June 2006, the FASB issued FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109.  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes.  Adoption of FIN 48 did not have a material effect on the Company's financial position, results of operations and cash flows.

Note 2                  Fair Value of Financial Instruments

Substantially all of the Company's assets and liabilities are considered financial instruments and are either already reflected at fair value or at carrying amounts that approximate fair values because of the short maturity of the instruments.  Therefore, their carrying amounts approximate their fair values.

Steben & Company, Inc.
Notes to the Statement of Financial Condition
December 31, 2007

Note 3                  Managed Funds

As the general partner of the Managed Funds, the Company conducts and manages their respective businesses.  The Company earns management fees that are based on a fixed percentage (up to 1.95 percent) of the month-end net assets of the Managed Funds.  The Company also receives a 1 percent allocation of any profits or losses in the Managed Funds (the "General Partner 1 percent allocation").

The Company earns selling agent fees in connection with the sales efforts to attract new investors, which are based on a fixed percentage (ranging from 0.2 percent to 3.0 percent annually) of the month-end net assets of the Managed Funds.  The Company, in turn, pays substantially all of the selling agent fees to the respective selling agents.

The Company pays certain expenses on behalf of the Managed Funds.  The Managed Funds reimburse the Company for expenses, subject to a limit of 1 percent of their average month-end net assets.  The Company may elect to reduce this percentage to absorb additional operating expenses of the Managed Funds.  For Sage Fund, L.P., the Company elected to reduce this percentage to 0.75 percent for 2007.   For Futures Portfolio Fund, L.P., the Company elected to reduce this percentage from 0.75 percent to 0.65 percent as of March 1,  2007.

Receivable from and payable to Managed Funds at December 31, 2007 consists of:

	Receivable	Payable
	From	To

Management fees	$927,206	$-
Selling agent fees	731,125	-
General Partner 1% Allocations	250,318	10,717
Receivable for expenses	946,620	-
	$2,855,269	$10,717

The Company is also the general partner of Aspect Global Diversified Fund LP, which was formed as a Delaware limited partnership on March 23, 2007, but has not yet commenced operations.  During the year ended December 31, 2007, the Company incurred organizational and initial offering costs on behalf of this fund.  The Company has also agreed to contribute a minimum of $500,000 to this fund's initial trading capital upon commencement of operations.

Note 4     Concentration of Revenue

Approximately 18 percent of total revenue for the year ended December 31, 2007 was earned from wholesaling interests in one investment partnership group.

Note 5     Commitments and Contingencies

The Company leases office space under a noncancelable operating lease agreement that expires in 2013.  At December 31, 2007, minimum annual rental commitments, exclusive of additional payments that may be required for certain increases in operating costs, are as follows:

2008	$196,845
2009	231,047
2010	237,980
2011	245,119
2012	252,467
Thereafter	149,814
Total	$1,313,272

Steben & Company, Inc.
Notes to the Statement of Financial Condition
December 31, 2007

Note 5     Commitments and Contingencies, Continued

The certificate of deposit of $22,548 collateralizes a bank letter of credit issued in connection with the office space lease.  The certificate of deposit matures on November 20, 2008, has an interest rate of 5.16 percent, and is renewed annually.

Note 6      Indemnifications

In the normal course of business, the Company enters into contracts that contain a variety of representation and warranties that provide indemnifications under certain circumstances.  The Company's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred.  Management of the Company expects the risk of loss to be remote.

Note 7      SIMPLE Individual Retirement Account

The Company has a Savings Incentive Match Plan for Employees of Small Employers (SIMPLE) individual retirement account, whereby the Company matches contributions made by eligible employees up to a maximum of 3 percent of employee compensation.

Note 8      Off-Balance-Sheet Risk and Concentration of Credit Risk

The Managed Funds engage in the speculative trading of U.S. and foreign futures, options on futures contracts and forward contracts (collectively, derivatives).  The Funds are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.  Theoretically, the Funds, and the Company as general partner, are exposed to market risk equal to the notional contract value of derivatives purchased and unlimited on derivatives sold short.  The Funds' trading of forward contracts in unregulated markets between principals also exposes the Funds and the Company to the risk of loss from counterparty nonperformance.  The Company has established procedures to actively monitor the Managed Funds' market and credit risks.

The Company has cash and cash equivalents on deposit with financial institutions that, at times, exceed federally insured limits.  The Company does not anticipate nonperformance by these counterparties and has a policy of monitoring, as considered necessary, the creditworthiness of these counterparties.

Note 9      Net Capital Requirements

The Company is subject to the minimum net capital requirements of the SEC and the CFTC. Under the SEC Uniform Net Capital Rule (rule 15c3-1), the Company is required to maintain "net capital" equal to the greater of $5,000 or 6-2/3 percent of "aggregate indebtedness," as these terms are defined.  Under the CFTC Net Capital Requirements (Regulation 1.17), the Company is required to maintain "adjusted net capital," as this term is defined, equal to the greater of $45,000 or the amount required by its self-regulatory organization.  "Net capital," "adjusted net capital," and "aggregate indebtedness" change from day to day, but as of December 31, 2007, the Company had net capital and net capital requirements of $751,688 and $45,000, respectively. The net capital requirements may effectively restrict, among other things, distributions to the stockholder.

Steben & Company, Inc.
Statement of Financial Condition
March 31, 2008 (unaudited)

Assets
Cash and cash equivalents	$4,524,417
Receivable from Managed Funds	3,561,923
Commissions receivable	375,541
Certificate of deposit	22,548
Other assets	158,590
Total assets	$8,643,019
Liabilities and Stockholder's Equity
Liabilities
Commissions payable	$845,961
Accounts payable and accrued expenses	2,391,050
Total liabilities	3,237,011
Stockholder's equity
Common stock (1,000 shares authorized, issued, and outstanding, $1 par value)	1,000
Additional paid-in capital	129
Retained earnings	5,404,879
Total stockholder's equity	5,406,008
Total liabilities and stockholder's equity	$8,643,019

  The accompanying notes are an integral part of these financial statements.

Steben & Company, Inc.
Notes to the Statement of Financial Condition
March 31, 2008 (unaudited)

Note 1                  Nature of Operations and Significant Accounting Policies

Nature of Operations—Steben & Company, Inc. (the Company) was organized in the State of Maryland, is registered as a broker-dealer with the Securities and Exchange Commission (the SEC), and is registered with the Financial Industry Regulatory Authority.  The Company is also registered as an introducing broker and commodity pool operator with the Commodity Futures Trading Commission (the CFTC), and is a member of the National Futures Association.

The Company earns management fees, selling agent fees, and General Partner 1 percent allocations from Futures Portfolio Fund, Limited Partnership and Sage Fund, L.P. (the Managed Funds) for which the Company acts as general partner and commodity pool operator.  The Company also receives commissions for wholesaling other commodity pools.

The Company is not required to consolidate any entities pursuant to FASB Interpretation No. 46 (revised December 2003) or Emerging Issues Task Force Issue 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents—The Company defines cash equivalents as short-term, highly liquid investments with original maturities of three months or less.

Revenue Recognition—Commissions, management fees, selling agent fees, General Partner 1 percent allocations, and related expenses are recognized on the accrual basis.

Income Taxes—No provision has been made for federal income taxes as the Company has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code and, accordingly, income is taxable to the stockholder.

Note 2                  Fair Value of Financial Instruments

The Company accounts for certain assets and liabilities at fair value under various accounting literature and applicable industry guidance.  The Company adopted Statement of Financial Accounting Standard No. 157, Fair Value Measurement (SFAS No. 157) on January 1, 2008.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value, and enhances disclosure requirements for fair value measurements.  In accordance with SFAS No. 157, the Company has categorized its financial instruments, based on the priority of inputs to the valuation technique, into a three-level fair value hierarchy.  The fair value gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).  If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the statement of financial condition at March 31, 2008 are

Steben & Company, Inc.
Notes to the Statement of Financial Condition
March 31, 2008 (unaudited)

categorized as Level 1 based on the inputs to the valuation techniques.  Level 1 means they are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company has the ability to access.

The fair values of financial instruments at March 31, 2008, consisted of the following:

Cash equivalents	$3,997,294
Certificate of deposit	22,548
Total	$4,019,842

The fair values of cash equivalents and the certificate of deposit are based upon an underlying asset, index, or reference rate or a combination of these factors. The Company uses these financial instruments as part of its cash management activities.

Note 3                  Managed Funds

As the general partner of the Managed Funds, the Company conducts and manages their respective businesses.  The Company earns management fees that are based on a fixed percentage (up to 1.95 percent) of the month-end net assets of the Managed Funds.  The Company also receives a 1 percent allocation of any profits or losses in the Managed Funds (the "General Partner 1 percent allocation").

The Company earns selling agent fees in connection with the sales efforts to attract new investors, which are based on a fixed percentage (ranging from 0.2 percent to 3.0 percent annually) of the month-end net assets of the Managed Funds.  The Company, in turn, pays substantially all of the selling agent fees to the respective selling agents.

The Company pays certain expenses on behalf of the Managed Funds.  The Managed Funds reimburse the Company for expenses, subject to a limit of 1 percent of their average month-end net assets.  The Company may elect to reduce this percentage to absorb additional operating expenses of the Managed Funds.  For Sage Fund, L.P., the Company elected to reduce this percentage to 0.75 percent for 2008.   For Futures Portfolio Fund, L.P., the Company elected to reduce this percentage to 0.65 percent for 2008.

Receivable from Managed Funds at March 31, 2008 consists of:

Management fees	$1,035,343
Selling agent fees	815,807
General Partner 1% Allocations	670,084
Receivable for expenses	1,040,689
$3,561,923

The Company is also the general partner of Aspect Global Diversified Fund LP, which was formed as a Delaware limited Company on March 23, 2007, but has not yet commenced operations.  The Company has agreed to contribute $500,000 to this fund's initial trading capital upon commencement of operations. In addition, organizational and initial offering costs of approximately $770,000 have been borne by the Company on behalf of Aspect Global Diversified Fund, LP without reimbursement.

Note 4     Concentration of Revenue

Approximately 11 percent of total revenue for the quarter ended March 31, 2008 was earned from

Steben & Company, Inc.
Notes to the Statement of Financial Condition
March 31, 2008 (unaudited)

wholesaling interests in one investment Company group.

Note 5     Commitments and Contingencies

The Company leases office space under a noncancelable operating lease agreement that expires in 2013.  At March 31, 2008, minimum annual rental commitments, exclusive of additional payments that may be required for certain increases in operating costs, are as follows:

March 31,
2009	$219,972
2010	232,759
2011	239,743
2012	246,935
2013	254,334
Thereafter	85,608
Total	$1,279,351

The certificate of deposit of $22,548 collateralizes a bank letter of credit issued in connection with the office space lease.  The certificate of deposit matures on November 20, 2008, has an interest rate of 5.16 percent, and is renewed annually.

Note 6     Indemnifications

In the normal course of business, the Company enters into contracts that contain a variety of representation and warranties that provide indemnifications under certain circumstances.  The Company's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred.  Management of the Company expects the risk of loss to be remote.

Note 7      SIMPLE Individual Retirement Account

The Company has a Savings Incentive Match Plan for Employees of Small Employers (SIMPLE) individual retirement account, whereby the Company matches contributions made by eligible employees up to a maximum of 3 percent of employee compensation.

Note 8      Off-Balance-Sheet Risk and Concentration of Credit Risk

The Managed Funds engage in the speculative trading of U.S. and foreign futures, options on futures contracts and forward contracts (collectively, derivatives).  The Funds are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.  Theoretically, the Funds, and the Company as general partner, are exposed to market risk equal to the notional contract value of derivatives purchased and unlimited on derivatives sold short.  The Funds' trading of forward contracts in unregulated markets between principals also exposes the Funds and the Company to the risk of loss from counterparty nonperformance.  The Company has established procedures to actively monitor the Managed Funds' market and credit risks.

The Company has cash and cash equivalents on deposit with financial institutions that, at times, exceed federally insured limits.  The Company does not anticipate nonperformance by these counterparties and

Steben & Company, Inc.
Notes to the Statement of Financial Condition
March 31, 2008 (unaudited)

has a policy of monitoring, as considered necessary, the creditworthiness of these counterparties.

Note 9                  Net Capital Requirements

The Company is subject to the minimum net capital requirements of the SEC and the CFTC. Under the SEC Uniform Net Capital Rule (rule 15c3-1), the Company is required to maintain "net capital" equal to the greater of $5,000 or 6-2/3 percent of "aggregate indebtedness," as these terms are defined.  Under the CFTC Net Capital Requirements (Regulation 1.17), the Company is required to maintain "adjusted net capital," as this term is defined, equal to the greater of $45,000 or the amount required by its self-regulatory organization.  "Net capital," "adjusted net capital," and "aggregate indebtedness" change from day to day, but as of March 31, 2008, the Company had net capital and net capital requirements of $2,232,262 and $159,403, respectively. The net capital requirements may effectively restrict, among other things, distributions to the stockholder.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

ASPECT GLOBAL DIVERSIFIED FUND LP

Series A Limited Partnership Units
Series B Limited Partnership Units
Series I Limited Partnership Units
Series C Limited Partnership Units

_________________________

This is a speculative investment which involves the risk of loss.
Past performance is not indicative of future results.

See “The Risks You Face” beginning at page 17 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE
DOCUMENT AND A STATEMENT OF ADDITIONAL
INFORMATION.  THESE PARTS ARE BOUND
TOGETHER, AND BOTH CONTAIN
IMPORTANT INFORMATION

May [___], 2008

_________________________

Steben & Company, Inc.
General Partner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

The Futures Markets	106

Futures Contracts	106
Forward Contracts	106
Option Contracts	106
Hedgers and Speculators	107
Commodity Exchanges	107
Margin	107
Speculative Position Limits	108
Daily Limits	108
Regulations	108

Supplemental Performance for Capsule A – A Representative Account of the Aspect Global Diversified Fund LP	110

Pro Forma Performance of the Trading Program As Adjusted to Reflect the Fund’s Fee Structure	111

Exhibit A—Privacy Notice	Ex. A-1

Exhibit B—Supplemental Performance Information	Ex. B-1

Exhibit C -- Form of Subscription Agreement and Power of Attorney	Ex. C-1

Exhibit D -- Form of Request for Redemption	Ex. D-1

Exhibit E -- Form of Limited Partnership Agreement	Ex. E-1

THE FUTURES MARKETS

Futures Contracts

Commodity futures contracts are standardized contracts made on domestic or foreign commodity exchanges which call for the future delivery of specified quantities of various commodities at a specified time and place and at a price determined by open outcry on the floor of the exchange.  Commodities designated for trading on commodity exchanges include agricultural and tropical commodities, precious and industrial metals, financial instruments and indexes, and foreign currencies.

The obligations imposed by a futures contract may be discharged in one of two ways.  The buyer and seller may, respectively, accept delivery or deliver an approved grade of commodity or, as is done in the majority of cases, may make an offsetting sale or purchase of an equivalent futures contract on the same exchange prior to the expiration of trading in the contract.  Certain futures contracts, such as a stock index or other financial or economic index approved by the CFTC, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions and transaction costs, constitutes the profit or loss to the trader.  There are always two parties to a commodity interest transaction; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered by the other.  At most, only 50% of commodity interest transactions can experience gains at any one time, without reference to brokerage commissions and other costs of trading which may reduce or eliminate any gain that would otherwise be achieved.

Forward Contracts

A forward contract is a contractual right to purchase or sell a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract.  However, unlike futures contracts, forward contracts are not traded on a designated exchange and historically have not contained standardized provisions such as those relating to term or quantity.  Although the terms of forward contracts are subject to individual negotiation between the parties involved, in recent years the terms of forward contracts have become more standardized, and in most instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

Forward contracts on currencies are traded primarily in the interbank market.  This is an informal network of trading relationships among world participants, which include primarily major commercial banks and also investment banks, securities and commodities brokers and dealers, pension funds, insurance companies, investment pools, multinational corporations, and sophisticated individuals.  The interbank market is a 24-hour worldwide market.  Trading is generally conducted by telephone, with orders confirmed later by written confirmation.  Virtually all major currencies are traded in the interbank market.  Some of these currencies are also traded on designated commodity exchanges such as the International Monetary Market of the Chicago Mercantile Exchange.

The interbank market consists of a direct dealing market, in which a participant trades directly with a participating bank or dealer, and a brokers’ market.  In the direct dealing market, a bank, financial institution or dealer generally acts as principal in the transaction and includes its anticipated profit (the “spread” between the “bid” and the “asked”), and in some instances a mark-up, in the prices it quotes.

Option Contracts

An option on a futures contract or on a physical commodity or currency gives the buyer of the option the right to take a position of a specified amount at a specified price in a specific underlying instrument (the “striking,” “strike” or “exercise price”).  The buyer of a “call” option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price in a specific underlying instrument).  The buyer of a “put” option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price in a specific underlying instrument).

The purchase price of an option is referred to as its “premium.” The seller (or “writer”) of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised.  Thus, the seller of a call option must stand ready to sell (take a short position in) the underlying instrument at the striking price if the buyer should exercise the option.  The seller of a put option, on the other hand, must stand ready to buy (take a long position in) the underlying instrument at the striking price if the buyer should exercise the option.

A call option is said to be “in the money” if the striking price is below current market levels, and “out of the money” if the striking price is above current market levels.  Conversely, a put option is said to be “in the money” if the striking price is above current market levels, and “out of the money” if the striking price is below current market levels.

An option that is out of the money and not offset by the time it expires becomes worthless.  Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying instrument and the striking price), because the option trader is speculating on (or hedging against) futures movements in the price of the underlying instrument.  As an option nears its expiration date, the market value and intrinsic value typically move into parity.  The difference between an option’s intrinsic value and market value is referred to as the “time value” of the option.

Hedgers and Speculators

The two broad classes of persons who trade commodity interests are “hedgers” and “speculators.”  Hedging is a protective procedure designed to minimize losses that may arise because of price fluctuations occurring, for example, between the time a merchandiser or processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract.  The commodities market enables the hedger to shift the risk of price fluctuations to the speculator.  The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading.  Unlike the hedger, the speculator generally expects neither to deliver nor to receive the physical commodity.  Instead, the speculator risks his capital with the hope of making profits from price fluctuations in commodity interests.  The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid.  Speculators rarely take delivery of commodities but close out their positions by entering into offsetting purchases or sales of contracts.  Since the speculator may take either a long or short position in the commodities market, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Commodity Exchanges

Futures contracts and options on futures contracts and certain physicals traded in the United States must, with limited exception, be executed on a commodity exchange designated by the CFTC.  Among the principal domestic exchanges are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market), the New York Cotton Exchange and the Commodity Exchange, Inc.  Futures markets are auction markets; floor brokers having customer orders and floor traders trading for their own account meet on the floor of the exchange during regular trading hours and, through the bid and offer process known as “open outcry,” determine the price at which orders will be filled.

With limited exception (for example, the exchange of futures for physicals (“EFPs”)), all orders are filled on the floor of the exchange and priced competitively through the auction market process.  Block trades and small trades which are executed through special procedures on the securities exchanges have no counterparts in the futures markets.  Kerb trading (trading before the opening bell or after the closing bell) is not permitted.  In further contrast to the securities markets, futures markets have no “specialists” whose duty it is to “make a market” in a particular contract.  Liquidity is provided by members trading for their own account, whose transaction costs are kept low by the exchanges in order to encourage trading.  Because of their willingness to “scalp,” or take the smallest of profit margins, floor members tend to keep prices in line and to provide needed volume.

Each of the commodity exchanges in the United States has an associated “clearinghouse.”  A central function of the clearinghouse is to ensure the integrity of trades, a function it accomplishes through a variety of means. First, once a trade has been confirmed or cleared, the clearinghouse becomes substituted for each buyer and seller and in effect becomes the other party to each trader’s open position in the market.  Thereafter, each party to a trade looks only to the clearinghouse for performance.  Second, the clearinghouse requires margin deposits and continuously marks positions to market to provide some assurance that its members will be able to fulfill their contractual obligations.  Third, the clearinghouse generally establishes some sort of security or guarantee fund which is intended to permit the clearinghouse to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts.  Fourth, the clearinghouse also imposes net limits on the number of positions that a member (representing a customer or itself) may hold overnight.  Fifth, all clearing members must maintain certain financial minimums.

Foreign futures exchanges differ in certain respects from their U.S. counterparts.  In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.  See “The Risks You Face – Trading on Foreign Exchanges is Not Subject to U.S. Regulation and is Subject to Foreign Exchange Currency Exposure.”

Margin

“Original” or “initial” margin represents the minimum amount of funds that must be deposited by a commodity trader with his commodity broker in order to initiate futures contract trading or to maintain an open position in futures contracts.  “Maintenance” margin is the amount (generally less than the original margin) to which a trader’s account may decline before he must post additional margin.  A margin deposit is like a cash performance bond.  It helps assure the commodity trader’s performance of the futures contracts that he purchases or sells.

The level of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract.  See “The Risk You Face.”  Margin levels reflect an assessment of risk.  In setting levels, an exchange will attempt to evaluate two related factors:  contract volatility and the likelihood of limit moves.  Margin on futures contracts ranges from less than 2% of the value of the contract to as much as 20% and is able to be set at such low levels because the amount of maintenance margin owed on a position is recalculated each day.  At the close of each trading day, the clearinghouse will mark each position to the market, that is, determine the gain or loss on the position from the prior day’s close.  Those positions that have lost in value must pay this loss to the clearinghouse to be transferred to those positions that have appreciated in value.  A loss in value may bring a position below the exchange’s maintenance margin level and, in such case, will result in a call for the position holder to post additional maintenance margin.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.  For example, at present, the Futures Commission Merchants intend to require the Fund to make margin deposits equal to exchange minimum levels for all futures contracts.  This requirement may be altered from time-to-time at the discretion of the Futures Commission Merchants.

Some FCMs allow the customer to post initial margin in the form of Treasury bills.  Maintenance margin must be deposited in cash.  With respect to the Fund’s trading, the Fund (and not the Limited Partners personally) will be subject to margin calls.

Speculative Position Limits

The CFTC and United States commodity exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position which any person or group of persons may hold, own, or control in futures contracts or options on particular commodities.

The Fund rather than the individual Limited Partners will be considered to be the owner of the pool account for purposes of speculative position limits.  Accordingly, the futures and options positions of the Fund will not be attributed to Limited Partners in their own commodities trading, if any, to determine whether they individually have reached their position limits.

Daily Limits

Most United States commodity exchanges (but generally not foreign exchanges) normally limit the highest and lowest price at which a contract can trade, as measured from the previous day’s close.  Once the “daily price fluctuation limit” or “daily limit” has been reached in a particular commodity, no trades may be made at a price beyond the limit.  No daily limits are in effect for many currency and financial instrument futures contracts, and daily limits do not apply to many futures contracts in their expiration month or next successive delivery months.

Regulations

Commodity exchanges in the United States are subject to regulation under the Commodity Exchange Act (“CEA”) as amended, promulgated by the CFTC, the governmental agency having responsibility for regulation of commodity exchanges and commodity interest trading conducted thereon.  The function of the CFTC is to implement the objectives of the CEA, of preventing price manipulation and excessive speculation and promoting orderly and efficient commodities markets.  In addition, the various commodity exchanges themselves exercise regulatory and supervisory authority over their members.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options on futures contracts and physicals and to prescribe rules and regulations for the marketing of each.  The CFTC also possesses exclusive jurisdiction to regulate the activities of Commodity Trading Advisors (“CTA’s”), Commodity Pool Operators (“CPO’s”), Introducing Brokers (“IB’s”), Futures Commission Merchants (“FCM’s”) and floor brokers, among others, and may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations.  Furthermore, the CEA establishes an administrative procedure under which commodity customers may institute complaints for damages arising from alleged violations of the CEA by persons registered with the CFTC (“reparations”).  The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a “registered futures association.”  At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals.  The CFTC has delegated to the NFA responsibility for certain registration processing.  The General Partner and the Fund’s commodity broker(s) and the Introducing Broker are members of the NFA (the Fund itself is not required to become a member of the NFA).  As members, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection.  As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals which do not comply with such standards.  The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

CFTC and NFA regulations prohibit any representation by a person registered with the CFTC or NFA, from claiming that such registration or membership, respectively, in any respect indicates that the CFTC or the NFA has approved or endorsed such person or such person’s trading program or objectives.  The registrations and memberships described above must not be considered as constituting any such approval or endorsement.  No commodity exchange has given or will give any such approval or endorsement.

The regulation of commodity trading in the United States and other countries is an evolving area of law.  The various statements made herein are subject to modification by legislative action and changes in the rules and regulations of the CFTC, NFA, and commodity exchanges or other regulatory bodies.

Non-United States Commodity Exchanges.  Non-United States commodity exchanges, on which the Fund may trade, differ in certain respects from their United States counterparts and are not subject to regulation by any United States governmental agency.  Therefore, the protections afforded by such regulations will not be available to the Fund to the extent it trades on such exchanges.  For example, foreign exchanges may differ from domestic exchanges in the size of the minimum financial requirements that they impose on members, the size of the margin levels they set, the amount of customer moneys required to be segregated by the futures commission merchant, the types of rules they adopt to govern trading and the extent of their monitoring to assure member compliance with their rules.

The trend toward greater uniformity in financial and trading practices among foreign and domestic markets has been accelerated by the adoption of the CFTC’s foreign futures and options rules.  Those rules impose a registration requirement on foreign FCMs, IBs and their personnel unless their native jurisdiction is able to demonstrate to the CFTC a system of comparable regulation.

SUPPLEMENTAL PERFORMANCE FOR CAPSULE A -
A REPRESENTATIVE ACCOUNT OF THE ASPECT DIVERSIFIED PROGRAM

The following supplemental summary performance information reflects the performance results of a representative account, which account is an investment fund, traded pursuant to the Aspect Diversified Program for the period from December 1998 to December 2002.  This supplemental summary performance information should be read in conjunction with the information that appears on page 34 of this Prospectus.  Each Series of Units of the Fund will have different leverage, fees and expenses from this representative account.  THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION.

Monthly Rates Of Return	2002	2001	2000	1999	1998
January	-5.15%	0.87%	1.64%	-4.88%	-
February	-9.73%	0.35%	-0.28%	2.86%	-
March	4.81%	10.48%	-0.57%	-4.84%	-
April	-2.73%	-6.85%	-2.69%	7.26%	-
May	2.52%	-2.10%	3.72%	-2.53%	-
June	11.29%	0.41%	-3.19%	-0.41%	-
July	8.47%	3.52%	-1.85%	-3.16%	-
August	1.63%	2.72%	3.43%	-0.67%	-
September	7.16%	10.13%	-0.16%	-1.76%	-
October	-6.51%	5.25%	3.62%	-3.40%	-
November	-4.86%	-5.62%	8.12%	7.66%	-
December	13.90%	-2.81%	11.73%	5.66%	0.40%
Compound Rate of Return	19.19%	15.79%	24.93%	0.65%	0.40%

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

SEE “NOTES TO CAPSULE PERFORMANCE INFORMATION” ON PAGE 115.

PRO FORMA PERFORMANCE OF THE TRADING PROGRAM
AS ADJUSTED TO REFLECT THE FUND’S FEE STRUCTURE

The following summary performance information reflects the unaudited pro forma performance of such representative account (in Capsule A) of the Trading Program adjusted to reflect upleveraging by 1.20 times the normal trading level of the Trading Program and the approximate fees and expenses for each Series of Units of the Fund (the “Pro Forma Performance of the Trading Program”).  AS OF THE DATE OF THIS PROSPECTUS, THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION.  The footnotes following the Pro Forma Performance of the Fund are an integral part of the following pro forma performance capsule summaries.

Investors are cautioned that the information set forth in the following pro forma performance capsule summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by the Trading Advisor or by for each Series of Units of the Fund in the future, since past performance is not indicative of future results. There can be no assurance that the Trading Adviser or each Series of Units of the Fund will make any profits at all, or will be able to avoid incurring substantial losses. Investors should also note that interest income may constitute a significant portion of a commodity pool’s total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

Remainder of page left blank intentionally.

PRO FORMA PERFORMANCE OF THE TRADING PROGRAM AS ADJUSTED
TO REFLECT THE FEE STRUCTURE FOR SERIES A UNITS

December 1998 to March 2008

The following summary pro forma performance information reflects the performance results of a representative account, which account is an investment fund, traded pursuant to the Aspect Diversified Program with pro forma adjustments made to reflect the up leveraging by 1.20 times the normal trading level of the Aspect Diversified Program and fees and expenses of Series A Units as opposed to the fees and expenses of the representative account for the required period from December 1998 through March 2008.  THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION.

Please note that Series A Units are exchanged for Series C Units when the Fee Limit set forth in NASD Rule 2810 is reached. The amount of time that it will take for this exchange to occur will be dependent upon the Fund’s actual performance.  For example, if the Fund had no net income or loss this exchange would occur at approximately 3 years and 6 months from the date of the initial investment.  Should the Fund have net income this exchange would occur earlier and if the Fund had net loss this exchange would occur later.  Series C Units have a fee structure that is 2.9% less per year than the Series A Unit fee structure.  Thus, for a long term investor, the pro forma numbers presented below would be enhanced once the exchange from Series A Units to Series C Units has occurred. With regard to the historical performance of the Aspect Diversified Program adjusted to the fee structure of the Series A Units, an investment made at the inception of the underlying trading program on December 1, 1998, would have resulted in an exchange for Series C Units as of January 1, 2002.

Largest monthly drawdown:  (12.00)% February 2002
Largest peak-to-valley drawdown:  (27.37)% March 2004-January 2005

Monthly Rates Of Return	2008	2007	2006	2005	2004	2003	2002	2001	2000	1999	1998
January	6.51%	3.68%	2.48%	(9.36)%	2.00%	4.18%	(6.53)%	0.78%	2.03%	(6.27)%	-
February	9.50%*	(7.47)%	(2.03)%	4.48%	7.84%	9.72%	(12.00)%	0.17%	(0.77)%	3.00%	-
March	(3.67)%	(2.81)%	6.25%	1.30%	(5.31)%	(7.04)%	5.39%	12.28%	(1.12)%	(6.22)%	-
April	-	5.08%	7.15%	(3.94)%	(9.38)%	(2.13)%	(3.63)%	(8.60)%	(3.66)%	8.26%	-
May	-	7.77%	(6.45)%	5.09%	(1.99)%	10.51%	2.65%	(2.92)%	4.01%	(3.45)%	-
June	-	4.68%	0.09%	4.91%	(9.87)%	(3.23)%	13.14%	0.09%	(4.27)%	(0.93)%	-
July	-	(7.29)%	(5.95)%	(1.48)%	(0.63)%	1.81%	9.53%	3.81%	(2.66)%	(4.21)%	-
August	-	(8.33)%	(1.19)%	4.64%	0.61%	(0.81)%	1.47%	2.86%	3.66%	(1.23)%	-
September	-	6.03%	(0.05)%	0.25%	0.44%	1.68%	8.30%	12.61%	(0.64)%	(2.54)%	-
October	-	8.25%	5.27%	(2.15)%	3.62%	2.67%	(8.14)%	6.02%	4.41%	(4.46)%	-
November	-	(5.55)%	(0.22)%	6.49%	5.81%	(1.14)%	(6.16)%	(5.72)%	11.69%	8.68%	-
December	-	3.52%	6.37%	(0.78)%	(3.97)%	4.45%	16.64%	(3.72)%	14.26%	6.56%	0.35%
Compound Rate of Return	12.34% (3 mos.)	5.42%	11.07%	8.54%	(11.85)%	21.09%	17.41%	16.49%	28.28%	(4.34)%	0.35%

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

SEE “FOOTNOTES TO PRO FORMA PERFORMANCE SUMMARY OF THE TRADING PROGRAM” AND “NOTES TO CAPSULE PERFORMANCE INFORMATION” ON PAGE 115.

PRO FORMA PERFORMANCE OF THE TRADING PROGRAM AS ADJUSTED
TO REFLECT THE FEE STRUCTURE FOR SERIES B UNITS

December 1998 to March 2008

The following pro forma summary performance information reflects the performance results of a representative account, which account is an investment fund, traded pursuant to the Aspect Diversified Program with pro forma adjustments made to reflect the upleveraging by 1.20 times the normal trading level of the Aspect Diversified Program and fees and expenses of Series B Units as opposed to the fees and expenses of the representative account for the required period from December 1998 through March 2008.  THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION.

Please note that Series B Units are exchanged for Series C Units when the Fee Limit set forth in NASD Rule 2810 is reached. The amount of time that it will take for this exchange to occur will be dependent upon the Fund’s actual performance.  For example, if the Fund had no net income or loss this exchange would occur at approximately 7 years and  5  months from the date of the initial investment.  Should the Fund have net income this exchange would occur earlier and if the Fund had net loss this exchange would occur later.  Series C Units have a fee structure that is 1.35 % less per year than the Series B Unit fee structure.  Thus, for a long term investor, the pro forma numbers presented below would be enhanced once the exchange from Series B Units to Series C Units has occurred. With regard to the historical performance of the Aspect Diversified Program adjusted to the fee structure of the Series B Units, an investment made at the inception of the underlying trading program on December 1, 1998, would have resulted in an exchange for Series C Units as of March 1, 2004.

Largest monthly drawdown:  (11.89)% February 2002
Largest peak-to-valley drawdown:  (26.34)% March 2004-January 2005

Monthly Rates Of Return	2008	2007	2006	2005	2004	2003	2002	2001	2000	1999	1998
January	6.63%	3.59%	2.62%	(9.25)%	2.11%	4.29%	(6.40)%	0.89%	2.17%	(6.15)%	-
February	9.45%*	(7.14)%	(1.91)%	4.62%	7.95%	9.83%	(11.89)%	0.27%	(0.64)%	3.13%	-
March	(3.57)%	(2.68)%	6.39%	1.43%	(5.21)%	(6.94)%	5.52%	12.40%	(1.00)%	(6.10)%	-
April	-	5.22%	6.71%	(3.82)%	(9.26)%	(2.00)%	(3.50)%	(8.48)%	(3.54)%	8.40%	-
May	-	7.53%	(5.79)%	5.22%	(1.86)%	10.60%	2.78%	(2.79)%	4.15%	(3.32)%	-
June	-	4.20%	0.22%	5.05%	(9.75)%	(3.13)%	13.28%	0.22%	(4.15)%	(0.80)%	-
July	-	(7.17)%	(5.83)%	(1.35)%	(0.50)%	1.92%	9.39%	3.95%	(2.53)%	(4.08)%	-
August	-	(8.21)%	(1.06)%	4.77%	0.74%	(0.71)%	1.57%	2.99%	3.79%	(1.10)%	-
September	-	6.17%	0.08%	0.38%	0.57%	1.79%	8.42%	12.60%	(0.51)%	(2.41)%	-
October	-	8.39%	5.40%	(2.03)%	3.75%	2.78%	(8.02)%	6.13%	4.55%	(4.34)%	-
November	-	(5.42)%	(0.09)%	6.63%	5.95%	(1.04)%	(6.04)%	(5.57)%	11.72%	8.82%	-
December	-	3.65%	6.51%	(0.65)%	(3.85)%	4.56%	16.70%	(3.60)%	13.91%	6.69%	0.40%
Compound Rate of Return	12.54% (3 mos.)	6.09%	12.85%	10.24%	(10.53)%	22.62%	18.80%	18.06%	29.59%	(2.84)%	0.40%

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

SEE “FOOTNOTES TO PRO FORMA PERFORMANCE SUMMARY OF THE TRADING PROGRAM” AND “NOTES TO CAPSULE PERFORMANCE INFORMATION” ON PAGE 115.

PRO FORMA PERFORMANCE OF THE TRADING PROGRAM AS ADJUSTED
TO REFLECT THE FEE STRUCTURE FOR SERIES I UNITS

December 1998 to March 2008

The following summary pro forma performance information reflects the performance results of a representative account, which account is an investment fund, traded pursuant to the Aspect Diversified Program with pro forma adjustments made to reflect the upleveraging by 1.20 times the normal trading level of the Aspect Diversified Program and fees and expenses of Series I Units as opposed to the fees and expenses of the representative account for the required period from December 1998 through March 2008.  THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION.

Please note that Series I Units are exchanged for Series C Units when the Fee Limit set forth in NASD Rule 2810 is reached. The amount of time that it will take for this exchange to occur will be dependent upon the Fund’s actual performance.  For example, if the Fund had no net income or loss this exchange would occur at approximately 13 years and 5 months from the date of the initial investment.  Should the Fund have net income this exchange would occur earlier and if the Fund had net loss this exchange would occur later.  Series C Units have a fee structure that is 0.75 % less per year than the Series I Unit fee structure.   Thus, for a long term investor, the pro forma numbers presented below would be enhanced once the exchange from Series I Units to Series C Units has occurred. With regard to the historical performance of the Aspect Diversified Program adjusted to the fee structure of the Series I Units, an investment made at the inception of the underlying trading program on December 1, 1998, would have resulted in an exchange for Series C Units as of November 1, 2006.

Largest monthly drawdown:  (11.84)% February 2002
Largest peak-to-valley drawdown:  (25.94)% March 2004-January 2005

Monthly Rates Of Return	2008	2007	2006	2005	2004	2003	2002	2001	2000	1999	1998
January	6.61%	3.31%	2.67%	(9.20)%	2.15%	4.33%	(6.36)%	0.93%	2.22%	(6.10)%	-
February	9.49%*	(6.77)%	(1.86)%	4.67%	8.00%	9.88%	(11.84)%	0.31%	(0.59)%	3.18%	-
March	(3.54)%	(2.64)%	6.44%	1.48%	(5.17)%	(6.91)%	5.58%	12.44%	(0.95)%	(6.05)%	-
April	-	5.27%	6.51%	(3.77)%	(9.21)%	(1.95)%	(3.45)%	(8.43)%	(3.49)%	8.46%	-
May	-	7.20%	(5.50)%	5.28%	(1.82)%	10.64%	2.83%	(2.74)%	4.20%	(3.27)%	-
June	-	4.25%	0.27%	5.10%	(9.70)%	(3.09)%	13.34%	0.27%	(4.10)%	(0.75)%	-
July	-	(7.12)%	(5.78)%	(1.30)%	(0.45)%	1.96%	9.34%	4.00%	(2.48)%	(4.03)%	-
August	-	(8.17)%	(1.02)%	4.82%	0.79%	(0.67)%	1.61%	3.04%	3.84%	(1.05)%	-
September	-	6.22%	0.13%	0.43%	0.62%	1.83%	8.46%	12.59%	(0.46)%	(2.36)%	-
October	-	8.45%	5.46%	(1.98)%	3.80%	2.82%	(7.97)%	6.18%	4.60%	(4.29)%	-
November	-	(5.38)%	(0.04)%	6.68%	6.00%	(1.00)%	(5.99)%	(5.52)%	11.53%	8.88%	-
December	-	3.70%	6.57%	(0.60)%	(3.80)%	4.61%	16.72%	(3.55)%	13.95%	6.75%	0.42%
Compound Rate of Return	12.60% (3 mos.)	6.36%	13.55%	10.91%	(10.02)%	23.21%	19.35%	18.67%	30.07%	(2.26)%	0.42%

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

SEE “FOOTNOTES TO PRO FORMA PERFORMANCE SUMMARY OF THE TRADING PROGRAM” AND “NOTES TO CAPSULE PERFORMANCE INFORMATION” ON PAGE 115.

Footnotes to Pro Forma Performance Summary of the Trading Program

The foregoing pro forma performance capsule summaries of the Trading Program reflect pro forma rates of return, which are the result of the General Partner making certain pro forma adjustments to the gross trading results of a privately-offered fund (as provided by the Trading Advisor), an account traded pursuant to the Aspect Diversified Program to be used on behalf of the Fund.  The pro forma adjustments are an attempt to approximately reflect fees and expenses of each Series of Units of the Fund as opposed to the fees and expenses applicable to the representative account included in Capsule A on page 34 of this Prospectus. The pro forma adjustments include an up leveraging by 1.20 times the normal trading level of the Aspect Diversified Program.  Capsule A reflects the actual interest earned by the representative account, which is expected to differ from the interest income which may be earned by the Fund. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION.

The foregoing pro forma performance capsule summaries must be read in conjunction with the description of the Trading Advisor and the Aspect Diversified Program above.  Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of the Fund, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such  factors as possible changes in trading approach that might have resulted from the different fee structure, and other factors applicable to the Fund as compared to the privately-offered fund traded pursuant to the Trading Program.  The General Partner believes that the method used above provides a fair representation of the pro forma effect of the different leverage, fees, and expenses on the representative trading results.

While the General Partner believes that the information set forth in the foregoing pro forma performance capsule summaries is relevant to evaluating an investment in each Series of Units of the Fund, no representation is or could be made that the foregoing pro forma performance capsule summaries represent what the results of each Series of Units of the Fund would have been in the past or are likely to be in the future.  Past performance is not indicative of future results.

NOTES TO CAPSULE PERFORMANCE INFORMATION

1.           Largest monthly drawdown is the largest percentage loss that would have occurred in an account during any calendar month for the period of time presented and includes the month and year of such drawdown.

2.           Largest peak-to-valley drawdown is the largest calendar month to calendar month loss experienced by an account for the period presented from any calendar month-end to any subsequent calendar month-end and includes the month(s) and year(s) in which it occurred.

3.           Monthly Rates of Return for each month is the net performance divided by beginning equity, subject to certain adjustments.

4.           Compound Rate of Return is calculated by multiplying on a compound basis each of the Monthly Rates of Return and not by adding or averaging such Monthly Rates of Return.  For periods of less than one year, the results are year-to-date.

* In February 2008, the Trading Advisor made a 10% allocation to a proprietary systematic trading strategy (the “Stock Sector Strategy”) within the representative account.  The Stock Sector Strategy is not currently applied to other accounts trading the Trading Program, including the Fund.  Therefore, the performance figures for February 2008 onwards represent the adjusted performance of the representative account to exclude the effect of the Stock Sector Strategy allocation (i.e. the above figures are pro forma performance figures based on the version of the Trading Program that is traded by the Fund).

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

EXHIBIT A

PRIVACY NOTICE

Pursuant to CFTC regulations and SEC Regulation S-P, the General Partner is required to inform you of its privacy policies and procedures.  As part of its service that provided to you, and in order to process your transactions, the General Partner must collect certain information from you such as your name, address, social security number, assets, income, and investment experience and objectives.  The General Partner may then forward this information to non-affiliated third-party firms in order to fulfill its responsibilities to properly operate the Fund and service your account.  Such firms include our accountants, attorneys, etc.  We never disclose any nonpublic personal information about present or former customers to anyone, other than to effect these requested transactions or as permitted by law.

The General Partner gathers and maintains your nonpublic personal information only to the extent that it must in order to properly service your account.  The General Partner has established security standards to ensure against unauthorized access to your information.  In addition, employees of the General Partner are trained regarding our privacy policy.  They will have access to your information on a need-to-know basis only and are not allowed to release your personal financial information to any nonaffiliated third-party firm.  You will receive this information regarding our privacy policies annually.

Should you have any questions in the interim, please contact the General Partner at (240) 631-9808.

Ex. A-1

EXHIBIT B

SUPPLEMENTAL PERFORMANCE INFORMATION

Ex. B-1

ASPECT GLOBAL DIVERSIFIED FUND LP

Participation in a wide variety of global markets

Opportunities in both rising and falling markets

Virtually no historical correlation to stock and bonds

Trading Advisor with over 10 years of experience

Highly experienced General Partner

STEBEN & COMPANY, INC.

Managed Futures Since 1989

THE GENERAL PARTNER

THIS SALES AND ADVERTISING LITERATURE MAY NOT BE DELIVERED WITHOUT A PROSPECTUS FOR THE ASPECT GLOBAL DIVERSIFIED FUND LP (THE "FUND"), AND DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITY AND CANNOT DISCLOSE ALL RISKS AND SIGNIFICANT ELEMENTS OF THE FUND. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE PROSPECTUS IN CONNECTION WITH THIS OFFERING IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. AN OFFER MAY ONLY BE MADE BY THE FUND'S PROSPECTUS, COPIES OF WHICH MUST BE MADE AVAILABLE TO YOU WITH THIS SALES AND ADVERTISING LITERATURE. FUTURES AND FORWARD TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS DESIGNED ONLY FOR SOPHISTICATED INVESTORS WHO ARE ABLE TO BEAR A LOSS OF THEIR INVESTMENT PLUS ANY UNDISTRIBUTED PROFITS. IMPORTANT INFORMATION INCLUDING, BUT NOT LIMITED TO, FURTHER DETAILS OF RISKS, CONFLICTS OF INTEREST, AND PAST PERFORMANCE ARE PRESENTED IN THE PROSPECTUS. EXAMINE THE PROSPECTUS CAREFULLY BEFORE DECIDING TO INVEST.

IMPORTANT DISCLOSURES

Aspect Global Diversified Fund LP ("Fund") is a publicly offered limited partnership and is not subject to the same regulatory requirements as a mutual fund, including requirements to provide certain daily standardized pricing and valuation information to investors. The following should also be noted:

• The Fund has not commenced trading and has no performance history. No assurance can be given that the Fund's investment objectives will be achieved.

• The Fund is a speculative investment and involves a high degree of risk. The Fund is designed only for sophisticated investors who are able to bear the loss of, but not more than, his/her initial investment plus any undistributed profits. An investment in the Fund is not suitable for all investors.

• An investment in the Fund may be illiquid (monthly redemptions are available, subject to limitations based on market disruption) and there are significant restrictions on transferring interests in the Fund. Units when redeemed may be worth more or less than their original purchase price. There is no secondary market for an investor's investment in the Fund and none is expected to develop. Series A Units are subject to a pro-rata Redemption Fee if they are redeemed within 12 months of purchase.

• The Fund will engage in futures trading which is speculative and may be volatile. Other trading risks involve forward contracts, options and swaps trading, which is not afforded the regulatory protections of exchanges or the Commodity Exchange Act and may subject investors to greater risks than trading on US exchanges; trading on non-U.S. futures exchanges, which are not regulated by any U.S. government agency and may involve certain risks not applicable to trading on U.S. exchanges; currency risks associated with foreign denominated margin deposits; possible failure of brokerage firms or future exchanges; and illiquid markets which may make it more difficult to establish or liquidate a position at a given price.

• The Fund intends to use leverage at approximately 1.2 times the normal leverage utilized by the Aspect Diversified Program, the underlying program traded by the Fund. Leverage means the performance can be volatile since even small price movements can cause significant losses.

• Global price movements of futures and forwards trading are caused by many unpredictable factors, such as currency fluctuations, interest rate changes and general economic and political conditions. In turn, the value of your Units may fluctuate substantially. This risk may be accentuated should trading occur in emerging markets.

• The Fund is dependent on the services of its Trading Advisor, Aspect Capital Ltd. The use of a single advisor may mean lack of diversification and consequently, higher risk.

• Diversification does not assure a profit or provide a guarantee against loss.

• Past results of the Trading Advisor or the Fund's underlying program, the Aspect Diversified Program, are not indicative of future performance of the Fund. The Fund is subject to performance drawdowns – a performance drawdown is a period of time during which a trading program experiences a decline in net asset value at the end of its last profitable period. There is no way to know when a drawdown is experienced that a recovery can occur within a particular period of time.

• The Limited Partners are subject to certain tax risks. The Fund's income and gain for each taxable year will be allocated to, and will be included in investor's taxable income whether or not cash is actually distributed. Investors may be required to pay tax on their allocable share of the Fund's interest income, even if the Fund incurs overall losses.

• PRO FORMA RETURNS: Historical returns for Aspect's Diversified Program have been adjusted to reflect the Fund's Series A Unit fee structure. This includes a 2.40% annual Trading Advisor Management Fee, 20% Incentive Fee, 0.75% Offering Expenses, 1.10% General Partner Fee, 2.00% Selling Agent Commissions, 0.95% Administrative Expenses, 0.15% Broker Dealer Servicing Fee and 0.47% Brokerage Expenses, per the Fund's prospectus. Interest income is calculated to reflect the Fund's cash management policies, using historical commercial paper and month-end U.S. 90 Day T-Bill rates. For further information about these Units and their fee structure, please refer to the Fund's prospectus. This Fund has not commenced trading and has no performance history of its own. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

This summary is not a complete list of disclosures and risk involved with investing in the Fund and is subject to the more complete information contained in the Fund's prospectus under "The Risks You Face."

OVERVIEW OF THE FUND

Aspect Global Diversified Fund LP ("The Fund") is a managed futures fund that employs a professional Trading Advisor, Aspect Capital Ltd., which trades in the futures and forwards markets. Futures and forwards contracts are highly liquid and are priced on a daily basis in actively traded global markets. The Fund will trade across a broad range of global markets including currencies, energies, global interest rates, metals, stock indices and agricultural commodities.

The Fund's Trading Advisor buys and sells futures and forwards contracts in an attempt to profit regardless of the market direction. The Fund's Trading Advisor relies on proprietary systematic, computerized, rules-based trading systems that seek to profit from market trends. In general, the trading systems tend to make greater profits when market prices move in a continuous direction, up or down, for sustained periods of time. However, they tend to have weaker performance when market prices are erratic and frequently change direction over shorter periods of time.

THE TRADING ADVISOR

Aspect Capital Limited

Aspect Capital Limited ("Aspect") was established in 1997 by Anthony Todd, Martin Lueck, Michael Adam and Eugene Lambert, who were all involved in the development of AHL Ltd. AHL, now part of Man Group Plc. was one of the pioneer firms in the application of systematic trading techniques of managed futures investments.

Aspect takes a fully quantitative and systematic approach to their proprietary trading systems. The trading models, developed by the research team, are coded into the Automated Trading System (ATS) which outputs trades that are executed by the trading desk using a highly sophisticated execution platform.

- Principals with over 25 years of quantitative trading experience
- A team of more than 100
- Offices in London and New York
- Utilizing the Aspect Diversified Program, which has a 9 year track record
- Over $5 billion total assets under management, including notional (as of March 2008)
- Registered - UK Financial Services Authority, U.S. Securities and Exchange Commission, U.S. Commodity Futures Trading Commission
- Member - National Futures Association

THE GENERAL PARTNER

Steben & Company, Inc. is an investment advisory firm specializing in managed futures. The company provides financial advisors, institutions and individual investors with the specialized expertise, advice and investment vehicles needed to understand, evaluate and access managed futures. The General Partner is responsible for all of the Fund's operations and investor communications.

- Founded in 1989
- Specializing in Managed Futures
- Located in Rockville, Maryland
- Registered - U.S. Commodity Futures Trading Commission, U.S. Securities and Exchange Commission
- Member - National Futures Association, Financial Industry Regulatory Authority

DIVERSIFICATION ACROSS GLOBAL MARKETS

Markets Traded in the Aspect Diversified Program As of March 2008

Currencies, 15%
Energies, 14%
Interest Rates, 17%
Metals, 9%
Stock Indices, 13%
Agriculturals, 13%
Bonds, 19%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
1998												0.34%	0.34%
1999	-6.30%	2.97%	-6.24%	8.24%	-3.47%	-0.95%	-4.23%	-1.25%	-2.56%	-4.48%	8.65%	6.53%	-4.63%
2000	2.01%	-0.79%	-1.15%	-3.69%	3.99%	-4.29%	-2.68%	3.63%	-0.67%	4.38%	11.66%	14.35%	28.02%
2001	0.76%	0.15%	12.25%	-8.62%	-2.94%	0.07%	3.79%	2.83%	12.62%	6.00%	-5.75%	-3.75%	16.19%
2002	-6.55%	-12.02%	5.36%	-3.65%	2.62%	13.11%	9.56%	1.45%	8.28%	-8.16%	-6.18%	16.63%	17.15%
2003	4.16%	9.70%	-7.06%	-2.15%	10.50%	-3.25%	1.79%	-0.83%	1.66%	2.65%	-1.16%	4.43%	20.80%
2004	1.98%	7.81%	-5.33%	-9.40%	-2.02%	-9.89%	-0.66%	0.58%	0.42%	3.59%	5.78%	-4.00%	-12.10%
2005	-9.39%	4.45%	1.27%	-3.97%	5.06%	4.88%	-1.50%	4.61%	0.22%	-2.18%	6.46%	-0.81%	8.21%
2006	2.46%	-2.06%	6.22%	7.12%	-6.47%	0.07%	-5.97%	-1.22%	-0.07%	5.24%	-0.25%	6.35%	10.73%
2007	3.65%	-7.50%	-2.83%	5.05%	7.75%	4.85%	-7.32%	-8.35%	6.01%	8.23%	-5.57%	3.50%	5.31%
2008	6.51%	9.50%	-3.67										12.34%

The performance table above shows the *pro forma* performance results of a representative account; which account is an investment fund managed by Aspect in their Diversified Program. This performance has been adjusted on a pro forma basis (please see the pro forma fee assumptions on page 2) to reflect the Fund's current Series A Unit fee structure and the increased leverage used by the Fund of 1.2 times the normal leverage of the trading program utilized. For further information about these Units and their fee structure, please refer to the Fund's prospectus. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION. Pro forma results have certain inherent limitations. For example, performance of individual accounts using the same trading program may vary from the composite of all accounts due to the timing or execution of trades and the size of the accounts. The General Partner believes that the method used in the table above provides a fair representation of the pro forma effect of fees, expenses and leverage on the performance results of the trading program.

INVESTMENT CATEGORY CORRELATIONS

December 1998 - March 2008

Achieving investment portfolio diversification requires investments that do not behave similarly all of the time. If two investments behave exactly alike, they will have a 1 to 1 correlation or a correlation coefficient of 1. The objective in a diversified investment portfolio is to combine investments with low (close to zero) correlation. The Fund's trading program, pro forma to the Series A Unit fee and leverage structure is shown here as the benchmark to which the others are compared. It therefore has a correlation coefficient of 1.0 with itself (please see the pro forma fee assumptions on page 2). The indices used are unmanaged, assume reinvestment of income and do not reflect the impact of any management fees. The instruments traded by the Fund are not limited to the instruments comprising any one index. There are limitations in using financial indices for comparison purposes because the Fund may have different volatility, credit and other material characteristics (such as substantially fewer or different types of instruments than are contained in the benchmark). Certain information has been provided by third-party sources and, although believed to be reliable, the General Partner has not independently verified such information and cannot guarantee its accuracy or completeness. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Lehman Brothers Long Term Treasury Index. The Lehman Brothers Long-Term Treasury Index is an unmanaged index comprised of all US Treasury issues with maturities of ten years or greater and outstanding par values of $100 million or more. Treasury Strips and TIPS are excluded from the index. Total return comprises price appreciation/depreciation and income as a percentage of the original investment.

Standard & Poor's 500 Composite Stock Index with dividends reinvested (S&P 500 Composite Index). The 500 stocks in the S&P 500 are chosen by Standard and Poor's based on industry representation, liquidity and stability. The stocks in the S&P 500 are not the 500 largest companies; rather the Index is designed to capture the returns of many different sectors of the U.S. economy.

Morgan Stanley Capital International Europe, Australasia, Far East Index (MSCI EAFE Index). A capitalization-weighted index that is designed to measure the investment returns of developed economies outside of North America. The Index includes publicly traded stocks from 21 countries that are divided into industry groups and then representative stocks are selected from each industry group. In addition, cross-ownership is tracked to ensure that the market weight given each company is accurate.

National Association of Real Estate Investment Trusts Composite Index (NAREIT Composite Index). The NAREIT Index is an unmanaged total return index designed to measure the growth and performance of the real estate investment trust (REIT) industry. The index includes all REITs currently trading on the New York Stock Exchange, the NASDAQ National Market System and the American Stock Exchange.

Hedge Fund Research, Inc. Fund Weighted Composite Index (HFRI Index). The Hedge Fund Research, Inc. Monthly Performance Indices are equally weighted performance indices utilized by numerous hedge fund managers as benchmarks for their own hedge funds. The HFRI indices are broken down into seven different categories by strategy. The HFRI Fund Weighted Composite Index accounts for over 1800 constituent funds listed on the internal HFRI Database.

NASDAQ Composite Index. This index measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 5,000 companies). The Index is market-value weighted. This means that each company's security affects the Index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day and is related to the total value of the Index.

Correlation Coefficient
1.0
0.8
0.6
0.4
0.2
0.0
-0.2
-0.4
1.00
0.14
0.09
0.07
-0.07
-0.20
Aspect Diversified Program (Pro forma)
Lehman Long Term Treasury Index (Long Bonds)
NAREIT Composite Index (REITs)
HFRI Index (Hedge Funds)
MSCI EAFE Index (International Equity)
S&P 500 Composite Index (Domestic Stocks)

FUND CORRELATION ANALYSIS

December 1998 - March 2008

The charts below show a comparison of profitable versus losing months for the Fund's trading program pro forma to the A Unit fee structure and leverage (please see the pro forma fee assumptions on page 2) compared to the S&P 500 Composite Stock Index or the Lehman Treasury Bond Index. Since the inception of the Fund's trading program in December 1998, the S&P 500 Composite Stock Index and the Fund's Series A Unit pro forma results both experienced losses during 19% of the months. During 32% of the months, they were both profitable and during 49% of the months, one was up while the other was down. The same data format for the Lehman Treasury Bond Index and the Fund's A Unit pro forma results are shown on the right. Because of the differing pattern of returns, the Fund's trading program pro forma results have historically demonstrated non-correlated performance with both the stock and bond markets. The Fund also offers Series B and Series I Units. For further information about these Units and their fee structure, please refer to the Fund's prospectus.

Aspect Diversified Series A Unit (Pro Forma)
and S&P 500 Composite Index

48%
32%
20%
36 of 112 months
54 of 112 months
22 of 112 months

Aspect Diversified Series A Unit (Pro Forma)
and Lehman Treasury Bond Index

46%
35%
19%
39 of 112 months
52 of 112 months
21 of 112 months

Aspect Diversified Program Series A Units (Pro forma)
Lehman Long Term Treasury Index
S&P 500 Composite Index
MSCI EAFE Index
NASDAQ Composite Index
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
-50.00%
-60.00%
-70.00%
-80.00%
-27.56%
-10.20%
-44.73%
-50.66%
-75.03%

The chart above depicts the worst peak-to-valley decline using month-end values since December 1998 for the Fund's trading program pro forma to the Series A Unit fee structure and leverage (please see the pro forma fee assumptions on page 2), Lehman Long-Term Treasury Index, S&P 500 Composite Stock Index, MSCI EAFE Index and NASDAQ Composite Index. For further information about these Units and their fee structure, please refer to the Fund's prospectus. No representation is implied that the Fund or any of the bond or stock indices shown above will not have losing periods in the future greater than those depicted. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

HISTORICAL RISK REDUCTION

Aspect Diversified Program Added to a Hypothetical Stock Portfolio
December 1998 – March 2008

5.00%
4.75%
4.50%
4.25%
4.00%
3.75%
3.50%
3.25%
3.00%
2.75%
2.50%
Compounded Average Annual Return
15% AGDF A
85% Stocks
10% AGDF A
90% Stocks
5% AGDF A
95% Stocks
0% AGDF A
100% Stocks
11.25%
11.75%
12.25%
12.75%
13.25%
13.75%
14.25%
Annualized Standard Deviation of Monthly Returns

Stocks: S&P 500 Composite Stock Index with dividends reinvested. The total portfolio compounded annual return and annualized monthly standard deviation were calculated by adding incremental allocations of Aspect Diversified Program pro forma to the Series A Unit fee structure and leverage (please see the pro forma fee assumptions on page 2) to a portfolio of 100% stocks using monthly return data of the S&P 500 since December 1998. Pro forma performance of the trading program with respect to the Series A Units is net of fees and reflects reinvestment of profits. For further information about these Units and their fee structure, please refer to the Fund's prospectus.

This chart demonstrates through historical data the potential benefit of adding the Fund's trading program to a portfolio of stocks. For example, adding a hypothetical allocation of the Fund's trading program, adjusted for current expenses, to the equity portion of a portfolio and rebalancing monthly since December 1998 would have produced a higher return with a lower standard deviation (one measure of risk) than stocks alone.

Diversification does not assure a profit or guarantee against loss in a declining market. This is not a recommendation for potential investors to enter into particular investment allocation percentages. Please consult with your financial advisor for an appropriate allocation given your particular investment objectives, current portfolio, tax situation and risk tolerance.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS SIMILAR TO THOSE SHOWN OR WILL BE ABLE TO AVOID SUBSTANTIAL LOSSES. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL RESULTS.

HOW TO SUBSCRIBE

After reading the prospectus, please complete and sign the items in the Subscription Agreement. The Fund requires a minimum initial investment of $10,000 for all accounts (including IRAs). Please forward the completed Subscription Agreement and a check made payable to Aspect Global Diversified Fund LP to your broker, your investment advisor or directly to the Fund. Alternatively, you may wire your subscription amount in a manner as provided in the Subscription Agreement. New investments are entered into the Fund at the end of the month in which they are received and must be received by the General Partner on the 5th business day prior, or for personal checks, on the 6th business day prior to the end of the month.

SUMMARY OF THE FUND

Objective

Professional Management

The Fund's Trading Advisor, Aspect Capital Ltd. The principals of Aspect have over 25 years experience in managed futures. They use quantitative trading models that are systematic, rules-based and computer driven.

Portfolio Diversification

Today, more than ever, individuals and institutions are seeking investment strategies that can strengthen and diversify their portfolios. The correlation between managed futures versus traditional stock and bond portfolios has historically been very low. The ability of a trading advisor to go either long or short creates profit potential and risk of loss in both rising and falling markets. Thus, managed futures funds may provide important diversification for suitable investors.

Limited Risk

An investor in the Fund cannot receive a margin call for additional monies and cannot lose more than their initial investment and any undistributed profits in the Fund.

Liquidity

Investors in the Fund can generally withdraw their capital at the end of any month with 5 business days advance written notice to the General Partner. Units when redeemed may be worth more or less than their original purchase price. Series A Units are subject to a pro-rata Redemption Fee if they are redeemed within 12 months of purchase. Series A Units redeemed prior to the first anniversary of the subscription date will be subject to a Redemption Fee equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the subscription date. Limited Partners will not be required to pay any Redemption Fees on Series A Unit if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

Administrative Convenience

The General Partner provides each investor with a comprehensive monthly statement showing the results of the Fund's previous month's trading. In addition, the General Partner provides audited reports for the Fund and a year-end statement containing all the information necessary for income tax preparation.

2099 Gaither Road, Suite 200 • Rockville, MD 20850 • T: 800.726.3400 • F: 240.631.9595 •
info@steben.com
Member NFA / FINRA / SIPC

Understanding Managed Futures

Aspect Global Diversified Fund LP
Series A Units

Steben & Company, Inc.

The General Partner

THIS SALES AND ADVERTISING LITERATURE MAY NOT BE DELIVERED WITHOUT A PROSPECTUS FOR THE ASPECT GLOBAL DIVERSIFIED FUND LP (THE "FUND"), AND DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITY AND CANNOT DISCLOSE ALL RISKS AND SIGNIFICANT ELEMENTS OF THE FUND. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE PROSPECTUS IN CONNECTION WITH THIS OFFERING IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. AN OFFER MAY ONLY BE MADE BY THE FUND'S PROSPECTUS, COPIES OF WHICH MUST BE MADE AVAILABLE TO YOU WITH THIS SALES AND ADVERTISING LITERATURE. FUTURES AND FORWARD TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS DESIGNED ONLY FOR SOPHISTICATED INVESTORS WHO ARE ABLE TO BEAR A LOSS OF THEIR INVESTMENT PLUS ANY UNDISTRIBUTED PROFITS. IMPORTANT INFORMATION INCLUDING, BUT NOT LIMITED TO, FURTHER DETAILS OF RISKS, CONFLICTS OF INTEREST, AND PAST PERFORMANCE ARE PRESENTED IN THE PROSPECTUS. EXAMINE THE PROSPECTUS CAREFULLY BEFORE DECIDING TO INVEST.

Managed Futures Funds Risks

- Futures and forward trading is speculative and leveraged and can be volatile.
- Trading occurs on foreign exchanges which could mean higher risk.
- Futures and forward markets can be illiquid or disrupted.
- Diversification does not assure a profit or guarantee against loss in a declining market.
- Forward transactions are not regulated and are subject to credit risk.
- Limited ability to liquidate investment units (monthly).
- Fees and expenses are substantial and will offset the Fund's trading profits.
- The Fund is subject to actual and potential conflicts of interest involving the General Partner, the Selling Agents and the Trading Advisor. This includes the risk of owing substantial compensation to the General Partner and the Trading Advisor regardless of the Fund's investment performance.
- Global price movements of futures and forwards trading are caused by many unpredictable factors, such as currency fluctuations, interest rate changes and general economic and political conditions. In turn, the value of your Units may fluctuate substantially. This risk may be accentuated should trading occur in emerging markets.
- Units may be redeemed on a monthly basis upon 5 business days' prior notice to the General Partner, subject to a 2.00% of the subscription price for such Class A Units on the subscription date, divided by twelve and multiplied by the number of months remaining before the first anniversary of the subscription date; there is no redemption charge thereafter. Limited Partners will not be required to pay any Redemption Fees on Series A Unit if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase. Units when redeemed may be worth more or less than their original purchase price. There is no secondary market for the Units, and none is expected to develop. There are restrictions on transferring interests in the Fund.

Presentation Requirements

This presentation does not contain certain material information about the Fund, including important information regarding fees, disclosures and risk factors.

No representation is made that the Fund will achieve its objectives or that any investor will achieve results comparable to those shown, or will be able to avoid incurring substantial losses.

Futures and forward contract trading is speculative, volatile, involves substantial risk and is not suitable for all investors. **Before making any investment, please thoroughly review the Fund's prospectus.**

General Risk Factors and Considerations for Investors

Any person subscribing for Units must be able to bear the risks involved and must meet the Fund's suitability requirements. Some or all alternative investment programs may not be suitable for certain investors. No assurance can be given that the Fund's investment objectives will be achieved.

Past results of Aspect Capital Limited and the Aspect Diversified Program are not indicative of future performance of the Fund, and the Fund's performance may be volatile. The Aspect Diversified Program, the underlying program utilized in the Fund, has risks involving style, timing, market characteristics, as well as trendless market activity.

Units may be redeemed on a monthly basis upon 5 business days' prior notice to the General Partner, subject to a 2.00% of the subscription price for such Series A Units on the subscription date, divided by twelve and multiplied by the number of months remaining before the first anniversary of the subscription date; there is no redemption charge thereafter. Limited Partners will not be required to pay any Redemption Fees on Series A Unit if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase. There is no secondary market for the Units, and none is expected to develop. There are restrictions on transferring interests in the Fund.

The Fund's substantial fees and expenses are estimated at 9.75% per annum for the Series A Units (exclusive of the 20% Incentive Fee as more fully described in the Fund's prospectus) and must be offset by the Fund's trading profits and interest income. The Fund is not required to provide periodic pricing or valuation information to investors with respect to its portfolio investments. Investors will receive a monthly report and an annual report regarding performance of the Fund.

The Fund is not subject to the same regulatory requirements as mutual funds.

A portion of the trades executed for the Fund may take place on foreign markets.

Investors must make representations and warranties in connection with their investments. Discuss this investment with your individual financial, legal and tax advisors.

For more details on these and other risk factors, please refer to "The Risks You Face" and "Conflicts of Interest" in the Aspect Global Diversified Fund LP Prospectus.

Managed Futures Funds

- Investors' money pooled together
- Professional money management – trading futures and other liquid derivative contracts
- Monthly statements and daily NAV
- Legal structure: limited partnership
- Regulated by the CFTC, NFA, SEC, FINRA and the States

Why Use Managed Futures Funds?

- Virtually no historical correlation to the stock and bond markets
- Potential for profit (or loss) in rising or falling markets – bull or bear
- History of profitability

EXCHANGE

Past performance is not indicative of future results. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Why Use Managed Futures Funds?

Global diversification:

- Currencies
- Interest rates
- Stock indices
- Energy
- Metals
- Agricultural commodities

Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

General Partner

STEBEN & COMPANY, INC.

Managed Futures Since 1989

- Founded in 1989
- Specializing in Managed Futures
- Located in Rockville, Maryland
- Registered CFTC, SEC
- Member NFA, FINRA

Aspect Global Diversified Fund LP (AGDF)

- $10,000 minimum initial investment ($2,500 minimum for additions)
- Access to an institutional futures money manager
- Month-end liquidity with 5 business days advance written request.
- Series A Units are subject to a pro rata Redemption Fee if they are redeemed within 12 months of purchase bp

Aspect Capital Limited

Trading Advisor for the Aspect Global Diversified Fund LP

- Over 25 years of experience
- A team of more than 100
- Offices in London & New York
- Over $5 billion assets managed, including notional (as of March 2008)

Trading Methodology

- Systematic, rules-based models generate trading signals
- Computerized
- Technical, based on market action, not on predictions
- Primarily trend following
- Utilizes multiple risk management strategies

Aspect Diversified Program
Markets Traded as of March 2008

The Underlying Trading Program of the Aspect Global Diversified Fund LP

Currencies, 15%
Energies, 14%
Bonds, 19%
Interest Rates, 17%
Metals, 9%
Agriculturals, 13%
Stock Indices, 13%

Historical Correlation

December 1998 – March 2008

Correlation Coefficient
1.0
0.8
0.6
0.4
0.2
0.0
-0.2
-0.4
1.00
0.14
0.09
0.07
-0.07
-0.20
Aspect Diversified Program (Pro forma)
Lehman Long Term Treasury Index (Long Bonds)
NAREIT Composite Index (REITs)
HFRI Index (Hedge Funds)
MSCI EAFE Index (International Equity)
S&P 500 Composite Index (Domestic Stocks)

The notes and glossary set forth at the end of this presentation are an integral part of the above chart. The performance results above are based on the actual results of the Fund's underlying trading program, the Aspect Diversified Program, pro forma to the Series A fee and leverage structure. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION. For further information about these Units and their fee structure, please refer to the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Non-Correlated to Traditional Investments

December 1, 1998 – December 31, 2007

40%
30%
20%
10%
0%
-10%
-20%
-30%
1999
2000
2001
2002
2003
2004
2005
2006
2007
S&P 500 Composite Index
MSCI EAFE Index
Aspect Diversified Program Series A Units Pro Forma

The notes and glossary set forth at the end of this presentation are an integral part of the above chart. The performance results above are based on the actual results of the Fund's underlying trading program, the Aspect Diversified Program, pro forma to the Series A fee and leverage structure. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION. For further information about these Units and their fee structure, please refer to the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Bear Market Total Returns

April 2000 – March 2003

100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
85%
-43%
-50%
-71%
Aspect Diversified Program Series A Units Pro Forma
S&P 500 Composite Index
MSCI EAFE Index
NASDAQ Composite Index

The notes and glossary set forth at the end of this presentation are an integral part of the above chart. The performance results above are based on the actual results of the Fund's underlying trading program, the Aspect Diversified Program, pro forma to the Series A fee and leverage structure. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION.For further information about these Units and their fee structure, please refer to the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Largest Peak to Valley Declines

December 1998 to March 2008

Aspect Diversified Program Series A Units Pro Forma
Lehman Long Term Treasury Index
S&P 500 Composite Index
MSCI EAFE Index
NASDAQ Composite Index
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
-50.00%
-60.00%
-70.00%
-80.00%
-27.56%
-10.20%
-44.73%
-50.66%
-75.03%

Worst declines shown are peak to valley declines, using month end values from a peak month end to the lowest following month end. The results above use monthly data net of applicable fees and reflect the reinvestment of profits.

The notes and glossary set forth at the end of this presentation are an integral part of the above chart. The performance results above are based on the actual results of the Fund's underlying trading program, the Aspect Diversified Program, pro forma to the Series A fee and leverage structure. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION. For further information about these Units and their fee structure, please refer to the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Compound Annual Rate of Return

As of March 31, 2008

Return Period	Aspect Global Diversified Fund A Series Units (Pro Forma)
1 Year	**20.89%**
3 Year	**15.71%**
5 Year	**7.94%**
Since Inception (December 1998 – March 2008)	**10.63%**

The notes and glossary set forth at the end of this presentation are an integral part of the above chart. The compound annual rate of return ("CARR") is calculated by taking the nth root of the total return over the period of interest, where n is the number of years in the period under consideration. The performance results above are based on the actual results of the Fund's underlying trading program, the Aspect Diversified Program, pro forma to the Series A fee and leverage structure. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION. For further information about these Units and their fee structure, please refer to the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Benefits of Managed Futures

December 1998 to March 2008
Compounded Average Annual Return
5.00%
4.75%
4.50%
4.25%
4.00%
3.75%
3.50%
3.25%
3.00%
2.75%
2.50%
15% AGDF A
85% Stocks
10% AGDF A
90% Stocks
5% AGDF A
95% Stocks
0% AGDF A
100% Stocks
11.25%
11.75%
12.25%
12.75%
13.25%
13.75%
14.25%
Annualized Standard Deviation of Monthly Returns

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS SIMILAR TO THOSE SHOWN OR WILL BE ABLE TO AVOID SUBSTANTIAL LOSSES. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL RESULTS.

Summary of Benefits

- Potential for profit (or loss) in rising or falling markets – bull or bear
- Virtually no historical correlation to the stock and bond markets
- Potential to lower overall portfolio volatility when added to a traditional stock portfolio as represented by the S&P 500 Index as depicted in this presentation.
- Low Minimum Investment
- Aspect Capital Limited Principals have over 25 years experience
- Steben & Company, Inc. has over 19 years experience

Past performance is not indicative of future results. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Pro Forma Calculations

Returns for Aspect's Diversified Program have been adjusted to reflect the Fund's Series A Unit fee structure.

This includes a 2.40% annual Trading Advisor Management Fee, 20% Incentive Fee, 0.75% Offering Expenses, 1.10% General Partner Fee, 2.00% Selling Agent Commissions, 0.95% Administrative Expenses, 0.15% Broker Dealer Servicing Fee and 0.47% Brokerage Expenses per the Fund's prospectus.

Interest income is calculated using historical commercial paper and month-end U.S. 90 Day T-Bill rates.

This Fund has not commenced trading and has no performance history of its own.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Glossary of Terms

The indices described below are used in the graphs of this presentation. There are limitations in using financial indices for comparison purposes because the Funds may have different volatility, credit and other material characteristics. Generally, indices are unmanaged and may not be available for direct investment.

BONDS

Lehman Brothers Long Term Treasury Index: The Lehman Brothers Long-Term Treasury Index is an unmanaged index comprised of fixed-income securities with various maturities greater than 10 years. Total return comprises price appreciation/depreciation and income as a percentage of the original investment.

ALTERNATIVE ASSETS

HFRI Fund Weighted Composite Index: The Hedge Fund Research, Inc. Monthly Performance Indices are equally weighted performance indices utilized by numerous hedge fund managers as benchmarks for their own hedge funds. The HFRI indices are broken down into 37 different categories by strategy. The HFRI Fund Weighted Composite Index accounts for over 1800 constituent funds listed on the internal HFRI Database.

National Association of Real Estate Investment Trusts Composite Index: The NAREIT Index is an unmanaged total return index designed to measure the growth and performance of the real estate investment trust (REIT) industry. The index includes all REITs currently trading on the New York Stock Exchange, the NASDAQ National Market System and the American Stock Exchange.

STOCKS

S&P 500 Composite Index (with dividends reinvested): The 500 stocks in the S&P 500 are chosen by Standard and Poor's based on industry representation, liquidity and stability. The stocks in the S&P 500 are not the 500 largest companies, rather the Index is designed to capture the returns of many different sectors of the U.S. economy.

MSCI EAFE Index: A cap weighted index created by Morgan Stanley Capital International (MSCI) designed to measure the investment returns of developed economies outside of North America, including Europe, Australasia and the Far East . The Index includes publicly traded stocks from 21 countries that are divided into industry groups and then representative stocks are selected from each industry group. In addition, cross-ownership is tracked to ensure that the market weight given each company is accurate.

NASDAQ Composite Index: Measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 5,000 companies). The Index is market-value weighted. This means that each company's security affects the Index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the Index.

Sources: Performance information for the stock and bond indices was obtained through BarclayHedge, Ltd. CISDM CPO Equal Weighted Index information was obtained through the Center for International Securities and Derivatives Markets, Isenberg School of Management, The University of Massachusetts, Amherst. Some information contained herein may not have been audited.

Aspect Global Diversified Fund LP Series A

March 2008

Investment Terms & Details

Trading Advisor: Aspect Capital Ltd.
Minimum Investment: $10,000 ($2,500 addition)
Liquidity/Notice Period: Monthly, with five business days written notice
Aggregate Assets: Over $5 billion including notional
Sectors Traded: Energies, Stock Indices, Agricultural Commodities, Metals, Currencies, Global Interest Rates

The information presented below only reflects the pro-forma performance of the trading advisor's Aspect Diversified Program, the Fund's underlying trading program.

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
1998												0.35%	0.35%
1999	-6.27%	3.00%	-6.22%	8.26%	-3.45%	-0.93%	-4.21%	-1.23%	-2.54%	-4.46%	8.68%	6.56%	-4.34%
2000	2.03%	-0.77%	-1.12%	-3.66%	4.01%	-4.27%	-2.66%	3.66%	-0.64%	4.41%	11.69%	14.26%	28.28%
2001	0.78%	0.17%	12.28%	-8.60%	-2.92%	0.09%	3.81%	2.86%	12.61%	6.02%	-5.72%	-3.72%	16.49%
2002	-6.53%	-12.00%	5.39%	-3.63%	2.65%	13.14%	9.53%	1.47%	8.30%	-8.14%	-6.16%	16.64%	17.41%
2003	4.18%	9.72%	-7.04%	-2.13%	10.51%	-3.23%	1.81%	-0.81%	1.68%	2.67%	-1.14%	4.45%	21.09%
2004	2.00%	7.84%	-5.31%	-9.38%	-1.99%	-9.87%	-0.63%	0.61%	0.44%	3.62%	5.81%	-3.97%	-11.85%
2005	-9.36%	4.48%	1.30%	-3.94%	5.09%	4.91%	-1.48%	4.64%	0.25%	-2.15%	6.49%	-0.78%	8.54%
2006	2.48%	-2.03%	6.25%	7.15%	-6.45%	0.09%	-5.95%	-1.19%	-0.05%	5.27%	-0.22%	6.37%	11.07%
2007	3.68%	-7.47%	-2.81%	5.08%	7.77%	4.68%	-7.29%	-8.33%	6.03%	8.25%	-5.55%	3.52%	5.42%
2008	6.51%	9.50%*	-3.67%										12.34%

Compound Annual Rate of Return Since Inception Series A Units Pro Forma

Return Period	Aspect Global Diversified Fund A Series (Pro Forma)
12 Months:	27.03%
3 Years:	14.17%
5 Years:	7.48%
Since Inception (December 1998):	10.63%

PRO FORMA RETURNS: Historical returns for Aspect's Diversified Program have been adjusted to reflect the Fund's Series A Unit fee structure and reflect the increased leverage used by the Fund of approximately 1.2 times the normal leverage of the trading program. This includes a 2.40% annual Trading Advisor Management Fee, 20% Incentive Fee, 0.75% Offering Expenses, 1.10% General Partner Fee, 2.00% Selling Agent Commissions, 0.95% Administrative Expenses, 0.15% Broker Dealer Servicing Fee and 0.47% Brokerage Expenses, per the Fund's prospectus. Interest income is calculated to reflect the Fund's cash management policies, using historical commercial paper and month-end U.S. 90 Day T-Bill rates. For further information about these Units and their fee structure, please refer to the Fund's prospectus. This Fund has not commenced trading and has no performance history of its own. The General Partner believes that the method used in the table above provides a fair representation of the pro forma effect of fees, expenses and leverage on the performance results of the trading program.

The compound annual rate of return ("CARR") is calculated by taking the nth root of the total return over the period of interest, where n is the number of years in the period under consideration.

This Fund has not commenced trading and has no performance history of its own. No representation is made that the Fund will achieve its objectives or that any investor will achieve results comparable to those shown, or will be able to avoid incurring substantial losses. Before making any investment, please thoroughly review the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE PROSPECTUS IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE PROSPECTUS MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.

Understanding Managed Futures

Aspect Global Diversified Fund LP
Series B Units

Steben & Company, Inc.
The General Partner

THIS SALES AND ADVERTISING LITERATURE MAY NOT BE DELIVERED WITHOUT A PROSPECTUS FOR THE ASPECT GLOBAL DIVERSIFIED FUND LP (THE "FUND"), AND DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITY AND CANNOT DISCLOSE ALL RISKS AND SIGNIFICANT ELEMENTS OF THE FUND. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE PROSPECTUS IN CONNECTION WITH THIS OFFERING IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. AN OFFER MAY ONLY BE MADE BY THE FUND'S PROSPECTUS, COPIES OF WHICH MUST BE MADE AVAILABLE TO YOU WITH THIS SALES AND ADVERTISING LITERATURE. FUTURES AND FORWARD TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS DESIGNED ONLY FOR SOPHISTICATED INVESTORS WHO ARE ABLE TO BEAR A LOSS OF THEIR INVESTMENT PLUS ANY UNDISTRIBUTED PROFITS. IMPORTANT INFORMATION INCLUDING, BUT NOT LIMITED TO, FURTHER DETAILS OF RISKS, CONFLICTS OF INTEREST, AND PAST PERFORMANCE ARE PRESENTED IN THE PROSPECTUS. EXAMINE THE PROSPECTUS CAREFULLY BEFORE DECIDING TO INVEST.

Managed Futures Funds Risks

- Futures and forward trading is speculative and leveraged and can be volatile.
- Trading occurs on foreign exchanges which could mean higher risk.
- Futures and forward markets can be illiquid or disrupted.
- Diversification does not assure a profit or guarantee against loss in a declining market.
- Forward transactions are not regulated and are subject to credit risk.
- Limited ability to liquidate investment units (monthly).
- Fees and expenses are substantial and will offset the Fund's trading profits.
- The Fund is subject to actual and potential conflicts of interest involving the General Partner, the Selling Agents and the Trading Advisor. This includes the risk of owing substantial compensation to the General Partner and the Trading Advisor regardless of the Fund's investment performance.
- Global price movements of futures and forwards trading are caused by many unpredictable factors, such as currency fluctuations, interest rate changes and general economic and political conditions. In turn, the value of your Units may fluctuate substantially. This risk may be accentuated should trading occur in emerging markets.
- Units may be redeemed on a monthly basis upon 5 business days' prior notice to the General Partner. Units when redeemed may be worth more or less than their original purchase price. There is no secondary market for the Units, and none is expected to develop. There are restrictions on transferring interests in the Fund.

General Risk Factors and Considerations for Investors

Any person subscribing for Units must be able to bear the risks involved and must meet the Fund's suitability requirements. Some or all alternative investment programs may not be suitable for certain investors. No assurance can be given that the Fund's investment objectives will be achieved.

Past results of Aspect Capital Limited and the Aspect Diversified Program are not indicative of future performance of the Fund, and the Fund's performance may be volatile. The Aspect Diversified Program, the underlying program utilized in the Fund, has risks involving style, timing, market characteristics, as well as trendless market activity.

Units may be redeemed on a monthly basis upon 5 business days' prior notice to the General Partner. There is no secondary market for the Units, and none is expected to develop. There are restrictions on transferring interests in the Fund.

The Fund's substantial fees and expenses are estimated at 6.27% per annum for the Series B Units (exclusive of the 20% Incentive Fee as more fully described in the Fund's prospectus) and must be offset by the Fund's trading profits and interest income. The Fund is not required to provide periodic pricing or valuation information to investors with respect to its portfolio investments. Investors will receive a monthly report and an annual report regarding performance of the Fund.

The Fund is not subject to the same regulatory requirements as mutual funds.

A portion of the trades executed for the Fund may take place on foreign markets.

Investors must make representations and warranties in connection with their investments. Discuss this investment with your individual financial, legal and tax advisors.

For more details on these and other risk factors, please refer to "The Risks You Face" and "Conflicts of Interest" in the Aspect Global Diversified Fund LP Prospectus.

Why Use Managed Futures Funds?

- Virtually no historical correlation to the stock and bond markets

- Potential for profit (or loss) in rising or falling markets – bull or bear

- History of profitability

EXCHANGE

Past performance is not indicative of future results. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Why Use Managed Futures Funds?

Global diversification:

- Currencies
- Interest rates
- Stock indices
- Energy
- Metals
- Agricultural commodities

Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

General Partner

Steben & Company, Inc.

Managed Futures Since 1989

- Founded in 1989
- Specializing in Managed Futures
- Located in Rockville, Maryland
- Registered CFTC, SEC
- Member NFA, FINRA

Aspect Global Diversified Fund LP (AGDF)

- $10,000 minimum initial investment ($2,500 minimum for additions)
- Access to an institutional futures money manager
- Month-end liquidity with 5 business days advance written request
- Available through Selling Agents nationwide

bp

Aspect Diversified Program Markets Traded as of March 2008

The Underlying Trading Program of the Aspect Global Diversified Fund LP

Currencies, 15%
Energies, 14%
Bonds, 19%
Interest Rates, 17%
Metals, 9%
Agriculturals, 13%
Stock Indices, 13%

Historical Correlation

December 1998 – March 2008

1.00
0.15
0.09
0.07
-0.07
-0.20
1.0
0.8
0.6
0.4
0.2
0.0
-0.2
-0.4
Correlation Coefficient
Aspect Diversified Program B Units (Pro forma)
Lehman Long Term Treasury Index (Long Bonds)
NAREIT Composite Index (REITs)
HFRI Index (Hedge Funds)
MSCI EAFE Index (International Equity)
S&P 500 Composite Index (Domestic Stocks)

The notes and glossary set forth at the end of this presentation are an integral part of the above chart. The performance results above are based on the actual results of the Fund's underlying trading program, the Aspect Diversified Program, pro forma to the Series B fee and leverage structure. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION.For further information about these Units and their fee structure, please refer to the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Non-Correlated to Traditional Investments

December 1, 1998 – December 31, 2007

40%
30%
20%
10%
0%
-10%
-20%
-30%
1999
2000
2001
2002
2003
2004
2005
2006
2007
S&P 500 Composite Index
MSCI EAFE Index
Aspect Diversified Program Series B Units Pro Forma

The notes and glossary set forth at the end of this presentation are an integral part of the above chart. The performance results above are based on the actual results of the Fund's underlying trading program, the Aspect Diversified Program, pro forma to the Series B fee and leverage structure. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION. For further information about these Units and their fee structure, please refer to the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Bear Market Total Returns

April 2000 – March 2003

120%
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
92%
-43%
-50%
-71%
Aspect Diversified Program Series B Units Pro Forma
S&P 500 Composite Index
MSCI EAFE Index
NASDAQ Composite Index

The notes and glossary set forth at the end of this presentation are an integral part of the above chart. The performance results above are based on the actual results of the Fund's underlying trading program, the Aspect Diversified Program, pro forma to the Series B fee and leverage structure. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION. For further information about these Units and their fee structure, please refer to the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Largest Peak to Valley Declines

December 1998 to March 2008

Aspect Diversified Program Series B Units Pro Forma
Lehman Long Term Treasury Index
S&P 500 Composite Index
MSCI EAFE Index
NASDAQ Composite Index
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
-50.00%
-60.00%
-70.00%
-80.00%
-26.54%
-10.20%
-44.73%
-50.66%
-75.03%

Worst declines shown are peak to valley declines, using month end values from a peak month end to the lowest following month end. The results above use monthly data net of applicable fees and reflect the reinvestment of profits.

The notes and glossary set forth at the end of this presentation are an integral part of the above chart. The performance results above are based on the actual results of the Fund's underlying trading program, the Aspect Diversified Program, pro forma to the Series B fee and leverage structure. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION. For further information about these Units and their fee structure, please refer to the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Compound Annual Rate of Return

As of March 31, 2008

Return Period	Aspect Global Diversified Fund B Series Units (Pro Forma)
1 Year	21.21%
3 Year	17.04%
5 Year	9.30%
Since Inception (December 1998 – March 31, 2008)	12.04%

The notes and glossary set forth at the end of this presentation are an integral part of the above chart. The compound annual rate of return ("CARR") is calculated by taking the nth root of the total return over the period of interest, where n is the number of years in the period under consideration. The performance results above are based on the actual results of the Fund's underlying trading program, the Aspect Diversified Program, pro forma to the Series B fee and leverage structure. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION. For further information about these Units and their fee structure, please refer to the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Benefits of Managed Futures

December 1998 to March 2008
5.00%
4.75%
4.50%
4.25%
4.00%
3.75%
3.50%
3.25%
3.00%
2.75%
2.50%
Compounded Average Annual Return
15% AGDF B
85% Stocks
10% AGDF B
90% Stocks
5% AGDF B
95% Stocks
0% AGDF B
100% Stocks
11.25%
11.75%
12.25%
12.75%
13.25%
13.75%
14.25%
Annualized Standard Deviation of Monthly Returns

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS SIMILAR TO THOSE SHOWN OR WILL BE ABLE TO AVOID SUBSTANTIAL LOSSES. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL RESULTS.

Summary of Benefits

- Potential for profit (or loss) in rising or falling markets – bull or bear
- Virtually no historical correlation to the stock and bond markets
- Potential to lower overall portfolio volatility as represented by the S&P 500 Index as depicted in this presentation.
- Low Minimum Investment
- Aspect Capital Limited Principals have over 25 years experience
- Steben & Company, Inc. has over 19 years experience

Past performance is not indicative of future results. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Pro Forma Calculations

Returns for Aspect's Diversified Program have been adjusted to reflect the Fund's Series B Unit fee structure.

This includes a 2.40% annual Trading Advisor Management Fee, 20% Incentive Fee, 0.75% Offering Expenses, 1.10% General Partner Fee, 0.95% Administrative Expenses, 0.60% Broker Dealer Servicing Fee and 0.47% Brokerage Expenses per the Fund's prospectus.

Interest income is calculated using historical commercial paper and month-end U.S. 90 Day T-Bill rates.

This Fund has not commenced trading and has no performance history of its own.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Glossary of Terms

The indices described below are used in the graphs of this presentation. There are limitations in using financial indices for comparison purposes because the Funds may have different volatility, credit and other material characteristics. Generally, indices are unmanaged and may not be available for direct investment.

BONDS

Lehman Brothers Long Term Treasury Index: The Lehman Brothers Long-Term Treasury Index is an unmanaged index comprised of fixed-income securities with various maturities greater than 10 years. Total return comprises price appreciation/depreciation and income as a percentage of the original investment.

ALTERNATIVE ASSETS

HFRI Fund Weighted Composite Index: The Hedge Fund Research, Inc. Monthly Performance Indices are equally weighted performance indices utilized by numerous hedge fund managers as benchmarks for their own hedge funds. The HFRI indices are broken down into 37 different categories by strategy. The HFRI Fund Weighted Composite Index accounts for over 1800 constituent funds listed on the internal HFRI Database.

National Association of Real Estate Investment Trusts Composite Index: The NAREIT Index is an unmanaged total return index designed to measure the growth and performance of the real estate investment trust (REIT) industry. The index includes all REITs currently trading on the New York Stock Exchange, the NASDAQ National Market System and the American Stock Exchange.

STOCKS

S&P 500 Composite Index (with dividends reinvested): The 500 stocks in the S&P 500 are chosen by Standard and Poor's based on industry representation, liquidity and stability. The stocks in the S&P 500 are not the 500 largest companies, rather the Index is designed to capture the returns of many different sectors of the U.S. economy.

MSCI EAFE Index: A cap weighted index created by Morgan Stanley Capital International (MSCI) designed to measure the investment returns of developed economies outside of North America, including Europe, Australasia and the Far East . The Index includes publicly traded stocks from 21 countries that are divided into industry groups and then representative stocks are selected from each industry group. In addition, cross-ownership is tracked to ensure that the market weight given each company is accurate.

NASDAQ Composite Index: Measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 5,000 companies). The Index is market-value weighted. This means that each company's security affects the Index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the Index.

Sources: Performance information for the stock and bond indices was obtained through BarclayHedge, Ltd. CISDM CPO Equal Weighted Index information was obtained through the Center for International Securities and Derivatives Markets, Isenberg School of Management, The University of Massachusetts, Amherst. Some information contained herein may not have been audited.

Aspect Global Diversified Fund LP Series B

March 2008

Investment Terms & Details

Trading Advisor: Aspect Capital Ltd.
Minimum Investment: $10,000 ($2,500 addition)
Liquidity/Notice Period: Monthly, with five business days written notice
Aggregate Assets: Over $5 billion including notional
Sectors Traded: Energies, Stock Indices, Agricultural Commodities, Metals, Currencies, Global Interest Rates

The information presented below only reflects the pro-forma performance of the trading advisor's Aspect Diversified Program, the Fund's underlying trading program.

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
1998												0.40%	0.40%
1999	-6.15%	3.13%	-6.10%	8.40%	-3.32%	-0.80%	-4.08%	-1.10%	-2.41%	-4.34%	8.82%	6.69%	-2.84%
2000	2.17%	-0.64%	-1.00%	-3.54%	4.15%	-4.15%	-2.53%	3.79%	-0.51%	4.55%	11.72%	13.91%	29.59%
2001	0.89%	0.27%	12.40%	-8.48%	-2.79%	0.22%	3.95%	2.99%	12.60%	6.13%	-5.57%	-3.60%	18.06%
2002	-6.40%	-11.89%	5.52%	-3.50%	2.78%	13.28%	9.39%	1.57%	8.42%	-8.02%	-6.04%	16.70%	18.80%
2003	4.29%	9.83%	-6.94%	-2.00%	10.60%	-3.13%	1.92%	-0.71%	1.79%	2.78%	-1.04%	4.56%	22.62%
2004	2.11%	7.95%	-5.21%	-9.26%	-1.86%	-9.75%	-0.50%	0.74%	0.57%	3.75%	5.95%	-3.85%	-10.53%
2005	-9.25%	4.62%	1.43%	-3.82%	5.22%	5.05%	-1.35%	4.77%	0.38%	-2.03%	6.63%	-0.65%	10.24%
2006	2.62%	-1.91%	6.39%	6.71%	-5.79%	0.22%	-5.83%	-1.06%	0.08%	5.40%	-0.09%	6.51%	12.85%
2007	3.59%	-7.14%	-2.68%	5.22%	7.53%	4.20%	-7.17%	-8.21%	6.17%	8.39%	-5.42%	3.65%	6.09%
2008	6.63%	9.45%*	-3.57%										12.54%

Compound Annual Rate of Return Since Inception Series B Units Pro Forma

Return Period	Aspect Global Diversified Fund B Series (Pro Forma)
12 Months:	27.53%
3 Years:	15.54%
5 Years:	8.86%
Since Inception (December 1998):	12.04%

PRO FORMA RETURNS: Historical returns for Aspect's Diversified Program have been adjusted to reflect the Fund's Series B Unit fee structure and reflects the increased leverage used by the Fund of approximately 1.2 times the normal leverage of the trading program. This includes a 2.40% annual Trading Advisor Management Fee, 20% Incentive Fee, 0.75% Offering Expenses, 1.10% General Partner Fee, 0.60% Broker Dealer Service Fee, 0.95% Administrative Expenses, and 0.47% Brokerage Expenses, per the Fund's prospectus. Interest income is calculated to reflect the Fund's cash management policies, using historical commercial paper and month-end U.S. 90 Day T-Bill rates. For further information about these Units and their fee structure, please refer to the Fund's prospectus. This Fund has not commenced trading and has no performance history of its own. The General Partner believes that the method used in the table above provides a fair representation of the pro forma effect of fees, expenses and leverage on the performance results of the trading program.*In February 2008, Aspect Capital Limited made a 10% allocation to a proprietary systematic trading strategy (the "Stock Sector Strategy") within the representative account. The Stock Sector Strategy is not currently applied to other accounts trading the Aspect Diversified Program, including the Fund. Therefore, the performance figures for February 2008 onwards represent the adjusted performance of the representative account to exclude the effect of the Stock Sector Strategy allocation (i.e. the above figures are pro forma performance figures based on the version of the Aspect Diversified Program that is traded by the Fund).

The compound annual rate of return ("CARR") is calculated by taking the nth root of the total return over the period of interest, where n is the number of years in the period under consideration.

This Fund has not commenced trading and has no performance history of its own. No representation is made that the Fund will achieve its objectives or that any investor will achieve results comparable to those shown, or will be able to avoid incurring substantial losses. Before making any investment, please thoroughly review the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE PROSPECTUS IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE PROSPECTUS MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.

Understanding Managed Futures

Aspect Global Diversified Fund LP

Series I Units

Steben & Company, Inc.

The General Partner

THIS SALES AND ADVERTISING LITERATURE MAY NOT BE DELIVERED WITHOUT A PROSPECTUS FOR THE ASPECT GLOBAL DIVERSIFIED FUND LP (THE "FUND"), AND DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITY AND CANNOT DISCLOSE ALL RISKS AND SIGNIFICANT ELEMENTS OF THE FUND. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE PROSPECTUS IN CONNECTION WITH THIS OFFERING IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. AN OFFER MAY ONLY BE MADE BY THE FUND'S PROSPECTUS, COPIES OF WHICH MUST BE MADE AVAILABLE TO YOU WITH THIS SALES AND ADVERTISING LITERATURE. FUTURES AND FORWARD TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS DESIGNED ONLY FOR SOPHISTICATED INVESTORS WHO ARE ABLE TO BEAR A LOSS OF THEIR INVESTMENT PLUS ANY UNDISTRIBUTED PROFITS. IMPORTANT INFORMATION INCLUDING, BUT NOT LIMITED TO, FURTHER DETAILS OF RISKS, CONFLICTS OF INTEREST, AND PAST PERFORMANCE ARE PRESENTED IN THE PROSPECTUS. EXAMINE THE PROSPECTUS CAREFULLY BEFORE DECIDING TO INVEST.

Managed Futures Funds Risks

- Futures and forward trading is speculative and leveraged and can be volatile.
- Trading occurs on foreign exchanges which could mean higher risk.
- Futures and forward markets can be illiquid or disrupted.
- Diversification does not assure a profit or guarantee against loss in a declining market.
- Forward transactions are not regulated and are subject to credit risk.
- Limited ability to liquidate investment units (monthly).
- Fees and expenses are substantial and will offset the Fund's trading profits.
- The Fund is subject to actual and potential conflicts of interest involving the General Partner, the Selling Agents and the Trading Advisor. This includes the risk of owing substantial compensation to the General Partner and the Trading Advisor regardless of the Fund's investment performance.
- Global price movements of futures and forwards trading are caused by many unpredictable factors, such as currency fluctuations, interest rate changes and general economic and political conditions. In turn, the value of your Units may fluctuate substantially. This risk may be accentuated should trading occur in emerging markets.
- Units may be redeemed on a monthly basis upon 5 business days' prior notice to the General Partner. Units when redeemed may be worth more or less than their original purchase price. There is no secondary market for the Units, and none is expected to develop. There are restrictions on transferring interests in the Fund.

General Risk Factors and Considerations for Investors

Any person subscribing for Units must be able to bear the risks involved and must meet the Fund's suitability requirements. Some or all alternative investment programs may not be suitable for certain investors. No assurance can be given that the Fund's investment objectives will be achieved.

Past results of Aspect Capital Limited and the Aspect Diversified Program are not indicative of future performance of the Fund, and the Fund's performance may be volatile. The Aspect Diversified Program, the underlying program utilized in the Fund, has risks involving style, timing, market characteristics, as well as trendless market activity.

Units may be redeemed on a monthly basis upon 5 business days' prior notice to the General Partner. There is no secondary market for the Units, and none is expected to develop. There are restrictions on transferring interests in the Fund.

The Fund's substantial fees and expenses are estimated at 5.67% per annum for Series I Units (exclusive of the 20% Incentive Fee as more fully described in the Fund's prospectus) and must be offset by the Fund's trading profits and interest income. The Fund is not required to provide periodic pricing or valuation information to investors with respect to its portfolio investments. Investors will receive a monthly report and an annual report regarding performance of the Fund.

The Fund is not subject to the same regulatory requirements as mutual funds.

A portion of the trades executed for the Fund may take place on foreign markets.

Investors must make representations and warranties in connection with their investments. Discuss this investment with your individual financial, legal and tax advisors.

For more details on these and other risk factors, please refer to "The Risks You Face" and "Conflicts of Interest" in the Aspect Global Diversified Fund LP Prospectus.

Aspect Global Diversified Fund LP (AGDF)

- $10,000 minimum initial investment ($2,500 minimum for additions)
- Access to an institutional futures money manager
- Month-end liquidity with 5 business days advance written request bp

Aspect Capital Limited

Trading Advisor for the Aspect Global Diversified Fund LP

- Over 25 years of experience
- A team of more than 100
- Offices in London & New York
- Over $5 billion assets managed, including notional (as of March 2008)

Aspect Diversified Program
Markets Traded as of March 2008

The Underlying Trading Program of the Aspect Global Diversified Fund LP

Currencies, 15%
Energies, 14%
Bonds, 19%
Interest Rates, 17%
Agriculturals, 13%
Metals, 9%
Stock Indices, 13%

Historical Correlation

December 1998 – March 2008

1.00
1.0
0.8
0.6
0.4
0.2
0.0
-0.2
-0.4
Correlation Coefficient
0.15
0.09
0.07
-0.07
-0.20
Aspect Diversified Program Class I Units (Pro Forma)
Lehman Long Term Treasury Index (Long Bonds)
NAREIT Composite Index (REITs)
HFRI Index (Hedge Funds)
MSCI EAFE Index (International Equity)
S&P 500 Composite Index (Domestic Stocks)

The notes and glossary set forth at the end of this presentation are an integral part of the above chart. The performance results above are based on the actual results of the Fund's underlying trading program, the Aspect Diversified Program, pro forma to the Series I fee and leverage structure. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION. For further information about these Units and their fee structure, please refer to the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Non-Correlated to Traditional Investments

December 1, 1998 – December 31, 2007

40%
30%
20%
10%
0%
-10%
-20%
-30%
1999
2000
2001
2002
2003
2004
2005
2006
2007
S&P 500 Composite Index
MSCI EAFE Index
Aspect Diversified Program Series I Units Pro Forma

The notes and glossary set forth at the end of this presentation are an integral part of the above chart. The performance results above are based on the actual results of the Fund's underlying trading program, the Aspect Diversified Program, pro forma to the Series I fee and leverage structure. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION. For further information about these Units and their fee structure, please refer to the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Bear Market Total Returns

April 2000 – March 2003

120%
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
94%
-43%
-50%
-71%
Aspect Diversified Program Series I Units Pro Forma Global
S&P 500 Composite Index
MSCI EAFE Index
NASDAQ Composite Index

The notes and glossary set forth at the end of this presentation are an integral part of the above chart. The performance results above are based on the actual results of the Fund's underlying trading program, the Aspect Diversified Program, pro forma to the Series I fee and leverage structure. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION. For further information about these Units and their fee structure, please refer to the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Largest Peak to Valley Declines

December 1998 to March 2008

Aspect Diversified Program Series I Units Pro Forma
Lehman Long Term Treasury Index
S&P 500 Composite Index
MSCI EAFE Index
NASDAQ Composite Index
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
-50.00%
-60.00%
-70.00%
-80.00%
-26.14%
-10.20%
-44.73%
-50.66%
-75.03%

Worst declines shown are peak to valley declines, using month end values from a peak month end to the lowest following month end. The results above use monthly data net of applicable fees and reflect the reinvestment of profits.

The notes and glossary set forth at the end of this presentation are an integral part of the above chart. The performance results above are based on the actual results of the Fund's underlying trading program, the Aspect Diversified Program, pro forma to the Series A fee and leverage structure. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION. For further information about these Units and their fee structure, please refer to the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Compound Annual Rate of Return

As of March 31, 2008

Return Period	Aspect Global Diversified Fund I Series Units (Pro Forma)
1 Year	**21.31%**
3 Year	**17.56%**
5 Year	**9.83%**
Since Inception (December 1998 – March 2008)	**12.58%**

The notes and glossary set forth at the end of this presentation are an integral part of the above chart. The compound annual rate of return ("CARR") is calculated by taking the nth root of the total return over the period of interest, where n is the number of years in the period under consideration. The performance results above are based on the actual results of the Fund's underlying trading program, the Aspect Diversified Program, pro forma to the Series I fee and leverage structure. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY ACTUAL PERFORMANCE INFORMATION. For further information about these Units and their fee structure, please refer to the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Futures and forward contract trading is speculative, involves substantial risk and is not suitable for all investors.

Benefits of Managed Futures

December 1998 to March 2008
Compounded Average Annual Return
5.00%
4.75%
4.50%
4.25%
4.00%
3.75%
3.50%
3.25%
3.00%
2.75%
2.50%
15% AGDF I
85% Stocks
10% AGDF I
90% Stocks
5% AGDF I
95% Stocks
0% AGDF I
100% Stocks
11.25%
11.75%
12.25%
12.75%
13.25%
13.75%
14.25%
Annualized Standard Deviation of Monthly Returns

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS SIMILAR TO THOSE SHOWN OR WILL BE ABLE TO AVOID SUBSTANTIAL LOSSES. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL RESULTS.

Pro Forma Calculations

Returns for Aspect's Diversified Program have been adjusted to reflect the Fund's Series I Unit fee structure.

This includes a 2.40% annual Trading Advisor Management Fee, 20% Incentive Fee, 0.75% Offering Expenses, 1.10% General Partner Fee, 0.95% Administrative Expenses, and 0.47% Brokerage Expenses per the Fund's prospectus.

Interest income is calculated using historical commercial paper and month-end U.S. 90 Day T-Bill rates.

This Fund has not commenced trading and has no performance history of its own.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Glossary of Terms

The indices described below are used in the graphs of this presentation. There are limitations in using financial indices for comparison purposes because the Funds may have different volatility, credit and other material characteristics. Generally, indices are unmanaged and may not be available for direct investment.

BONDS

Lehman Brothers Long Term Treasury Index: The Lehman Brothers Long-Term Treasury Index is an unmanaged index comprised of fixed-income securities with various maturities greater than 10 years. Total return comprises price appreciation/depreciation and income as a percentage of the original investment.

ALTERNATIVE ASSETS

HFRI Fund Weighted Composite Index: The Hedge Fund Research, Inc. Monthly Performance Indices are equally weighted performance indices utilized by numerous hedge fund managers as benchmarks for their own hedge funds. The HFRI indices are broken down into 37 different categories by strategy. The HFRI Fund Weighted Composite Index accounts for over 1800 constituent funds listed on the internal HFRI Database.

National Association of Real Estate Investment Trusts Composite Index: The NAREIT Index is an unmanaged total return index designed to measure the growth and performance of the real estate investment trust (REIT) industry. The index includes all REITs currently trading on the New York Stock Exchange, the NASDAQ National Market System and the American Stock Exchange.

STOCKS

S&P 500 Composite Index (with dividends reinvested): The 500 stocks in the S&P 500 are chosen by Standard and Poor's based on industry representation, liquidity and stability. The stocks in the S&P 500 are not the 500 largest companies, rather the Index is designed to capture the returns of many different sectors of the U.S. economy.

MSCI EAFE Index: A cap weighted index created by Morgan Stanley Capital International (MSCI) designed to measure the investment returns of developed economies outside of North America, including Europe, Australasia and the Far East . The Index includes publicly traded stocks from 21 countries that are divided into industry groups and then representative stocks are selected from each industry group. In addition, cross-ownership is tracked to ensure that the market weight given each company is accurate.

NASDAQ Composite Index: Measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 5,000 companies). The Index is market-value weighted. This means that each company's security affects the Index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the Index.

Sources: Performance information for the stock and bond indices was obtained through BarclayHedge, Ltd. CISDM CPO Equal Weighted Index information was obtained through the Center for International Securities and Derivatives Markets, Isenberg School of Management, The University of Massachusetts, Amherst. Some information contained herein may not have been audited.

Aspect Global Diversified Fund LP Series I

March 2008

Investment Terms & Details

Trading Advisor: Aspect Capital Ltd.
Minimum Investment: $10,000 ($2,500 addition)
Liquidity/Notice Period: Monthly, with five business days written notice
Aggregate Assets: Over $5 billion including notional
Sectors Traded: Energies, Stock Indices, Agricultural Commodities, Metals, Currencies, Global Interest Rates

The information presented below only reflects the pro-forma performance of the trading advisor's Aspect Diversified Program, the Fund's underlying trading program.

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
1998												0.42%	0.42%
1999	-6.10%	3.18%	-6.05%	8.46%	-3.27%	-0.75%	-4.03%	-1.05%	-2.36%	-4.29%	8.88%	6.75%	-2.26%
2000	2.22%	-0.59%	-0.95%	-3.49%	4.20%	-4.10%	-2.48%	3.84%	-0.46%	4.60%	11.53%	13.95%	30.07%
2001	0.93%	0.31%	12.44%	-8.43%	-2.74%	0.27%	4.00%	3.04%	12.59%	6.18%	-5.52%	-3.55%	18.67%
2002	-6.36%	-11.84%	5.58%	-3.45%	2.83%	13.34%	9.34%	1.61%	8.46%	-7.97%	-5.99%	16.72%	19.35%
2003	4.33%	9.88%	-6.91%	-1.95%	10.64%	-3.09%	1.96%	-0.67%	1.83%	2.82%	-1.00%	4.61%	23.21%
2004	2.15%	8.00%	-5.17%	-9.21%	-1.82%	-9.70%	-0.45%	0.79%	0.62%	3.80%	6.00%	-3.80%	-10.02%
2005	-9.20%	4.67%	1.48%	-3.77%	5.28%	5.10%	-1.30%	4.82%	0.43%	-1.98%	6.68%	-0.60%	10.91%
2006	2.67%	-1.86%	6.44%	6.51%	-5.50%	0.27%	-5.78%	-1.02%	0.13%	5.46%	-0.04%	6.57%	13.55%
2007	3.31%	-6.77%	-2.64%	5.27%	7.20%	4.25%	-7.12%	-8.17%	6.22%	8.45%	-5.38%	3.70%	6.36%
2008	6.61%	9.49%*	-3.54%										12.60%

Compound Annual Rate of Return Since Inception Series I Units Pro Forma

Return Period	Aspect Global Diversified Fund I Series (Pro Forma)
12 Months:	27.71%
3 Years:	16.07%
5 Years:	9.39%
Since Inception (December 1998):	12.58%

PRO FORMA RETURNS: Historical returns for Aspect's Diversified Program have been adjusted to reflect the Fund's Series I Unit fee structure and reflects the increased leverage used by the Fund of approximately 1.2 times the normal leverage of the trading program. This includes a 2.40% annual Trading Advisor Management Fee, 20% Incentive Fee, 0.75% Offering Expenses, 1.10% General Partner Fee, 0.95% Administrative Expenses, and 0.47% Brokerage Expenses, per the Fund's prospectus. Interest income is calculated to reflect the Fund's cash management policies, using historical commercial paper and month-end U.S. 90 Day T-Bill rates. For further information about these Units and their fee structure, please refer to the Fund's prospectus. This Fund has not commenced trading and has no performance history of its own. The General Partner believes that the method used in the table above provides a fair representation of the pro forma effect of fees, expenses and leverage on the performance results of the trading program.

The compound annual rate of return ("CARR") is calculated by taking the nth root of the total return over the period of interest, where n is the number of years in the period under consideration.

This Fund has not commenced trading and has no performance history of its own. No representation is made that the Fund will achieve its objectives or that any investor will achieve results comparable to those shown, or will be able to avoid incurring substantial losses. Before making any investment, please thoroughly review the Fund's prospectus. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE PROSPECTUS IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE PROSPECTUS MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.

EXHIBIT C

FORM OF SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

ASPECT GLOBAL DIVERSIFIED FUND LP

____________________

SUBSCRIPTION REQUIREMENTS

By executing a Subscription Agreement and Power of Attorney Signature Page for Units of Beneficial Interest (“Units”) of one or more of Series A, Series B or Series I (each, a “Series”) of Aspect Global Diversified Fund LP (the “Fund”), as indicated on the Subscription Agreement and Power of Attorney Signature Page, each purchaser (“Purchaser”) of Units irrevocably subscribes for Units of Series [___] as indicated on the Purchaser’s Subscription Agreement and Power of Attorney Signature Page at a purchase price per Unit at a Series Net Asset Value per Unit of $100 during the Initial Offering Period (as such term is defined in the next sentence) and then at a purchase price per Unit at the month end Series Net Asset Value per Unit during the continuous offering, as described in the Prospectus of the Fund and each Series dated [_______] [__], 2008 (the “Prospectus”).  Units of each Series will initially be offered for a period ending June 30, 2008, or the Initial Offering Period, unless such date is extended by the General Partner for up to an additional ninety (90) days.  After both the Initial Offering Period has closed and trading has commenced, Units of each Series will be offered on the first day of each month at the Net Asset Value per Unit of the relevant Series on the last day of the preceding month.

If the Purchaser’s Subscription Agreement and Power of Attorney Signature Page is accepted, the Purchaser agrees to contribute the Purchaser’s subscription to the Fund and to be bound by the terms of the Fund’s Limited Partnership Agreement (“Limited Partnership Agreement”), which will be in substantially the form of the Limited Partnership Agreement included in the Prospectus as Exhibit D.  The Purchaser agrees to reimburse the Fund, Steben & Company, Inc., the general partner of the Fund (the “General Partner”) and Aspect Capital Limited (the “Trading Advisor”) for any expense or loss incurred by either as a result of the cancellation of the Purchaser’s Units due to a failure of the Purchaser to deliver good funds in the full amount of the purchase price of the Units subscribed for by the Purchaser.

Representations and Warranties

As an inducement to the General Partner to accept this subscription, the Purchaser, by executing and delivering the Purchaser’s Subscription Agreement and Power of Attorney Signature Page, represents and warrants to the Fund, the General Partner, and the Selling Agent as follows:

(a)            The Purchaser is at least twenty-one years old and is legally competent to execute the Subscription Agreement and Power of Attorney Signature Page.  The Purchaser acknowledges that the Purchaser has received (prior to any solicitation of the Purchaser’s investment) a copy of the Prospectus — including the Exhibits, the Limited Partnership Agreement and summary financial information relating to the Fund current within sixty (60) calendar days — dated within nine months of the date as of which the Purchaser has subscribed to purchase Units.

(b)            All information that the Purchaser has heretofore furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by the Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of the Purchaser’s subscription, the Purchaser will immediately furnish such revised or corrected information to the General Partner.

(c)            Unless (d) below is applicable, the Purchaser’s subscription is made with the Purchaser’s funds for the Purchaser’s own account and not as trustee, custodian or nominee for another.

(d)            The subscription, if made as custodian for a minor, is a gift the Purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.  If the subscription is being made in a fiduciary capacity, the minimum standards of net worth and annual income shall be met by the beneficiary, the

Ex. C-1

fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

(e)            If the Purchaser is subscribing in a representative capacity, the Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which the Purchaser is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and to become a Unitholder and be bound by the terms and conditions of the Limited Partnership Agreement.

(f)            The Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”), or, if required to be so registered, is duly registered with the CFTC and is a member in good standing of the NFA.  The Purchaser agrees to supply the General Partner with such information as the General Partner may reasonably request in order to verify the foregoing representation.  Certain entities which acquire Units may, as a result, themselves become “commodity pools” within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as “commodity pool operators.”

(g)            The address set forth on the Subscription Agreement and Power of Attorney Signature Page is the Purchaser’s true and correct address and the Purchaser has no present intention of becoming a resident of any other state or country.

(h)            If the Purchaser is a trust or custodian under an Employee Benefit Plan (or otherwise is an entity which holds plan assets), none of the General Partner, the Trading Advisor, any Selling Agent, or Futures Commission Merchant, or any of their affiliates either:  (i) has investment discretion with respect to the investment of the assets of such entity being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the trust or custodian; or (iii) is an employer maintaining or contributing to the Fund.

(i)            To the best knowledge of the Purchaser, the Purchaser is independent of the Fund and any of the parties identified in paragraph (h) above and the decision to invest in the Units was made entirely independently of such parties, and was not part of a coordinated or joint investment effort with one or more other investors.

(j)            The Purchaser has received a Prospectus which constitutes its Commodity Futures Trading Commission (“CFTC”) Disclosure Document.

(k)            The Purchaser is purchasing the Units for the Purchaser’s own account.

(l)            If trading has commenced, the Purchaser has received a copy of its most recent monthly report as required by the CFTC.

(m)            The Purchaser agrees to provide any information deemed necessary by the Fund to comply with its anti-money laundering program and other related responsibilities from time to time.  The Purchaser represents that all evidence of identity provided to the Fund is genuine and all related information furnished to the Fund is accurate.  The Fund reserves the right to request such information as is necessary to verify all evidence of identity provided by the Purchaser to the Fund.  In the event of delay or failure by the Purchaser to produce any information requested, the Fund may refuse to accept the subscription, or may refuse to process a redemption or transfer request until the requested information has been provided.  The Fund also reserves the right to require the Purchaser to redeem its investment if at any time subsequent to the acceptance of Purchaser’s subscription the Purchaser fails to provide any additional information requested by the Fund for verification purposes.

(n)            The Purchaser represents that the Purchaser, any person controlling, controlled by or under common control with, the Purchaser, each beneficial owner of the Purchaser and any entity for which the Purchaser is purchasing the Units is (i) not an individual, entity or organization identified on any U.S. Office of Foreign Assets Control “watch list” and does not have any affiliation of any kind with such an individual, entity or organization; (ii) not a foreign shell bank; and (iii) not a person or entity resident in or

Ex. C-2

whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force on Money Laundering.  The Purchaser agrees promptly to notify the Fund of any change in information affecting this representation and covenant.  The Purchaser acknowledges that if, following the date of acceptance of the Purchaser’s subscription in the Units, the Fund reasonably believes that the Purchaser has breached the Purchaser’s representations and covenants herein as to the Purchaser’s identity or may otherwise give rise to concerns under the Fund’s anti-money laundering responsibilities, the Fund may be obliged to freeze the Purchaser’s investment in the Units, either by prohibiting additional investments, declining redemption requests and/or segregating the assets constituting the Purchaser’s investment or taking such other action as the Fund considers necessary or required in accordance with application regulations, or the Purchaser may immediately be compelled to redeem its Units from the Fund.

(o)            The Purchaser represents that neither the Purchaser, any beneficial owner of the Purchaser nor any entity for which the Purchaser is purchasing the Units is, a senior foreign political figure,1 an immediate family member of a senior foreign political figure2 or a close associate of a senior foreign political figure.3

(p)            The Purchaser represents that the funds to be invested in the Fund were not derived from activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations and were derived from legal sources.

(q)            The Purchaser is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act of 2001 as warranting special measures due to money laundering concerns (see http://www.fincen.gov/reg_section311.html).

(r)            The Purchaser acknowledges and agrees that the Fund may release confidential information about the Purchaser, and if applicable, any person with a beneficial interest in the Purchaser’s investment or the Purchaser, to regulatory or law enforcement authorities, if the Fund, in its sole discretion, determines that it is required or necessary to do so.

(s)            The Purchaser agrees that it shall have no claim against the Fund for any form of damages as a result of the Fund taking any of the actions referred to herein under “Representations and Warranties.”

(t)            The Purchaser acknowledges that the General Partner, the Fund and any participating Selling Agents and broker dealers are relying upon the Purchaser’s representations herein, and upon the information and representations concerning the Purchaser in the Subscription Agreement and Power of Attorney. The Purchaser affirms that all such information is accurate and complete and may be relied upon (i) in determining whether the Purchaser is qualified to participate in this offering, (ii) for purposes of determining the availability of an exemption from registration for the offer and sale of the units, and (iii) as a defense in any action relating to the Fund or the offering of Units.

(u)            The Purchaser (and/or the duly appointed representatives) has had the opportunity to ask questions of, and receive answers concerning the terms and conditions of the offering, and to obtain information necessary to verify the accuracy of the information provided. All other information desired in connection with this offering has been obtained. The Purchaser has relied only upon such information in determining to subscribe for units.

[1]
A “senior foreign political figure” is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a current or former senior official of a major foreign political party, or a current or former senior executive of a foreign government-owned corporation.  In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[2]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[3]
A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

Ex. C-3

(v)          The Purchaser represents that under the Purchaser’s present and reasonably foreseeable circumstances, the Purchaser can for an indefinite period of time bear the economic risk of investment in the units and can afford to sustain a complete loss with respect to the purchase of such Units.

(w)          The Purchaser indemnifies and holds harmless the General Partner, the Trading Advisor, the Fund and any participating Selling Agents and broker dealers in this offering, any person controlling one or more of these persons, and anyone acting on their behalf, with respect to the offer and/or sale of Units to the Purchaser, against all liability, costs and expenses arising out of or resulting from any misrepresentation, breach of warranty, or breach of any covenant by the Purchaser contained herein with respect to any offer, sale, distribution or other disposition of the Units or any solicitation of any offer to buy, purchase or otherwise acquire the Units subscribed for by the Purchaser hereunder. This Agreement, its provisions and the representations and warranties contained herein shall be binding upon the heirs, legal representatives, successors and assigns of the Purchaser.

(x)            By execution of the Subscription Agreement and Power of Attorney, the Purchaser certifies under penalties of perjury that (i) the number shown in this Agreement as the Purchaser’s Social Security or Taxpayer Identification Number is correct, and (ii) that the Purchaser is not subject to backup withholding either because the Purchaser has not been notified by the IRS that the Purchaser is subject to backup withholding as a result of a failure to report all interest or dividends, or because the IRS has notified the Purchaser that the Purchaser is no longer subject to backup withholding. The Purchaser agrees to strike out the language in (ii) above if the Purchaser is unable to make this certification.

(y)           Each Limited Partner expressly agrees that he will not assign, transfer, pledge, encumber or dispose of, by gift or otherwise (each a “Transfer”), any of his Units or any part or all of his right, title and interest in the capital or profits of the Fund without giving prior written notice of the Transfer to the General Partner and that no Transfer will be effective against the Fund or the General Partner until (i) at least thirty (30) days after the General Partner receives the written notice described below and (ii) has consented in writing to the Transfer, which consent the General Partner shall not unreasonably withhold.  If such Transfer occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner and the General Partner shall consent thereto.

Consent to Electronic Delivery of Reports

You may consent to receiving periodic reports electronically by supplying your e-mail address under Item 10(a) of the Subscription Agreement and Power of Attorney Signature Page.  In the alternative, you may elect to receive paper reports by checking the box under Item 10(b) of the Subscription Agreement and Power of Attorney Signature Page.  These periodic reports include:

•     annual reports that contain audited financial statements; and

•     monthly reports containing unaudited condensed financial statements.

You will receive these reports via e-mail or from the Fund’s website (www.steben.com) after being notified by e-mail that such reports have been posted, if you so elect.  You must have an e-mail address to use this service, and you must provide your e-mail address in Item 10(a) of the Subscription Agreement and Power of Attorney Signature Page.  If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless you later revoke your consent.  You may revoke your consent and receive paper copies at any time by notifying the General Partner in writing at 2099 Gaither Road, Suite 200, Rockville, Maryland 20850.  Furthermore, if your e-mail address changes, you must immediately advise the Fund in writing at the address above.

The representations and statements set forth herein may be asserted in the defense of the Fund, the General Partner, the Trading Advisor to the Fund, the Selling Agents or others in any subsequent litigation or other proceeding.

IF YOU HAVE CHECKED THE BOX UNDER ITEM 10(A) OF THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE, YOU ARE CONSENTING TO ELECTRONIC DELIVERY OF PERIODIC REPORTS BY THE FUND.

Ex. C-4

____________________

Investor Suitability

The Purchaser understands that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $70,000, exclusive of home, home furnishings and automobiles, and an annual income of at least $70,000, or (ii) a net worth of at least $250,000, exclusive of home, home furnishings and automobiles.  An investment in the Fund should not exceed 10% of your net worth (in all cases exclusive of home, home furnishings and automobiles).  Some States may require higher suitability standards.

Kansas - The Office of the Kansas Securities Commissioner recommends that you should limit your aggregate investment in the Fund and other managed futures investments to not more than 10% of your liquid net worth.  "Liquid net worth" is that portion of your total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky – Either (i) Net worth of at least $300,000 (exclusive of home, home furnishings and automobiles) or (ii) a net worth of at least $85,000 (exclusive of home, home furnishings and automobiles) and an annual taxable income of $85,000.  Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

Ex. C-5

NOT TO BE USED AFTER __________ __, 2008

ASPECT GLOBAL DIVERSIFIED FUND LP
SUBSCRIPTION INSTRUCTIONS

Any person considering subscribing for the Units should carefully read and review a current Prospectus of the Fund dated [_______] [__], 2008.
The Prospectus should be accompanied by the most recent monthly report of the Fund.

Line Number	Item To Be Completed

1	Check box if you are either a new subscriber or an existing owner.
2	Enter the total dollar amount being invested.
3	Check box if you are an Employee Benefit Plan or Entity that holds plan assets.
4
Enter the Social Security Number OR Taxpayer ID Number, as applicable and check the appropriate box to indicate ownership type.  For IRA accounts, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor.

5	Enter the name of the investor. For UGMA/UTMA (Minor) accounts, enter the Minor name followed by “Minor”.
6
For UGMA/UTMA accounts, enter the custodian name.  For Trusts, enter the Trustee(s) name(s).  For Corporations, Partnerships, and Estates, enter the officer or contact person name. Special Note: Copies of trust agreements, corporate papers and other appropriate documents are required for Selling Agent or General Partner approval.

7	Enter the legal address (which is the resident or domicile address used for tax purposes) of the investor (no post office boxes). Line 9 must be completed.
8	If the mailing address is different from the legal address, enter on line 10.
9	If an IRA account, enter Custodian’s name and address.
10
The investor must sign and date for Consent to Electronic Delivery and/or Paper Copy.  If it is a joint account, both investors must sign.  In the case of IRA’s, the Custodian’s signature, as well as the investor’s signature, is required.

11	Check box if you are a U.S. investor and if you are subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.
12	The Registered Representative and office manager must sign.
13	The name of the selling firm, Registered Representative name, Registered Representative number, and address and phone number must be entered.

This Subscription Agreement should be forwarded to the main business office of the General Partner at the following address: Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland 20850, Attn: Investor Services.  The General Partner must receive a subscription at the main business office prior to 5:00 P.M. EST on the 5th business day (or the 6th business day for personal checks) prior to the date of the first day of a month at which the subscription is intended to be accepted by the Fund.   Questions should be directed to Steben & Company, Inc. at (240) 631-9808.

Units are speculative and involve a high degree of risk.  No person may invest more than 10% of his or her net worth (in all cases exclusive of home, furnishings and automobiles) in the Fund.

Ex. C-6

NOT TO BE USED AFTER ____________ __, 2008
Signature Page

ASPECT GLOBAL DIVERSIFIED FUND LP

SERIES A UNITS
SERIES B UNITS
SERIES I UNITS

SUBSCRIPTION AGREEMENT FOR LIMITED UNITS OF BENEFICIAL INTEREST IN
ASPECT GLOBAL DIVERSIFIED FUND LP

IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Series A, Series B or Series I units of beneficial interest (“Units”) in such Series of Aspect Global Diversified Fund LP indicated on line 2 below.  Series A Units, Series B Units and Series I Units will be offered by Selling Agents.  Each prospective investor must complete and deliver to the General Partner (a) a check made payable to “Aspect Global Diversified Fund LP”, or by wire transfer in accordance with the instructions provided below, and (b) a Subscription Agreement and Limited Power of Attorney.  This Subscription Agreement should be forwarded to the main business office of the General Partner at the following address: Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland 20850, Attn: Investor Services.  The General Partner must receive a subscription at the main business office prior to 5:00 P.M. EST on the 5th business day (or the 6th business day for personal checks) prior to the date of the first day of a month at which the subscription is intended to be accepted by the Fund.  Questions should be directed to Steben & Company, Inc. at (240) 631-9808.

Wire Instructions:

Your bank should wire transfer only U.S. dollars to:

Bank of America
6001 Montrose Road, Suite 650, Rockville, MD 20852
ABA# 026-009-593
For credit to: Aspect Global Diversified Fund LP
Account No. [INSERT AC# HERE]
FBO ______________________ (client name)

Please also have your bank send the following message to Aspect Global Diversified Fund LP, either by facsimile at (240) 631-9595 or by mail c/o Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland 20850, Attn: Investor Services.

“Aspect Global Diversified Fund LP - We have remitted to Bank of America, for credit to the account of Aspect Global Diversified Fund LP, for $__________(insert amount) by order of ________________ (insert name of subscriber) on __________, 200__ (insert date).”

The named investor further acknowledges receipt of the prospectus of the Fund dated [_______] [__], 2008 (the “Prospectus”),  including the Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby, together with, if applicable, recent Account Statements relating to the Fund (current within sixty (60) calendar days) and the Fund’s most recent Annual Report (unless the information in such Annual Report has been included in the Prospectus by amendment or supplement).

The named investor is purchasing Units for such investor’s own account.

If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, the named investor has satisfied themselves as to the potential tax consequences of this investment.

Ex. C-7

1) Status of Subscriber(s) (check one):
☐ New Subscriber(s)
☐ Existing Owner(s)

2) Total $ Amount of Subscription by Series:
(minimum aggregate amount of $10,000)
Series [_____] Units .... $____________________

3) ☐ Check here if the Subscriber(s) is (are) an Employee Benefit Plan (or otherwise an entity that holds plan assets).
☐ Check here if the Employee Benefit Plan is a governmental or foreign plan, or otherwise is not subject to ERISA or Section 4975 of the Code.

4 Social Security / Taxpayer ID # ________ - ______ - ____________
Custodian Tax ID # ______ - ______________

Taxable Investors (check one)

☐ Individual Ownership
☐ Partnership
☐ Corporation
☐ Estate
☐ Trust other than a Grantor or Revocable Trust
(Trust documents MUST accompany application)
☐ Tenants in Common
☐ Joint Tenants with Right of Survivorship
☐ Community Property
☐ Grantor or Other Revocable Trust

Driver's License or Other Government Issued Identification Number: ____________________;

Non-Taxable Investors (check one):
(Custodians MUST sign #10 below)

☐ IRA
☐ IRA Rollover
☐ UGMA/UTMA ____________________(Minor)
☐ Pension
☐ Other (specify)____________________
☐ SEP/SIMPLE
☐ Defined Benefit
☐ Profit Sharing

Note: **(Partnerships and Corporations MUST attach organizational documents and Trusts must include Trust documents)**

5) Name:

6) Trustee/officer, if applicable:

7) Resident Address ____________________
Street City State Zip Code Tel. Number E-mail Address

8) Mailing Address ____________________
(if different) Street City State Zip Code Tel. Number E-mail Address

9) Custodian Name and Mailing Address ____________________
Street City State Zip Code

10) (a) Consent to *Electronic* Delivery of Periodic Reports:
Please provide e-mail address:
____

(b) Consent to Delivery of *Paper* Copies of Periodic Reports:
Please check the following box: ☐

INVESTOR(S) MUST SIGN

X____________________ X____________________ X____________________
Signature Date Joint Signature Date Custodian Signature Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

UNITED STATES INVESTORS ONLY

11) I have checked the following box, if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐
Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

12) I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the Units, as set forth in the Prospectus dated [[_______]] [[__]], 2008.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

In addition, I have taken reasonable steps to verify the investor's identity in accordance with FINRA's Customer Identification Program and the U.S. Patriot Act.

The Registered Representative MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

X____________________ X____________________
Signature of Registered Representative Date Signature of Branch Manager / OSJ Date

13) Selling Firm: R.R. Name:

____
R.R. Phone R.R. Fax R.R. e-mail R.R. ID#

R.R. Address ____________________
(for confirmation) Street (P.O. Box not acceptable) City State Zip Code

Ex. C-8

ASPECT GLOBAL DIVERSIFIED FUND LP
UNITS OF BENEFICIAL INTEREST
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

Aspect Global Diversified Fund LP
c/o Steben & Company, Inc., General Partner
2099 Gaither Road
Suite 200
Rockville, Maryland 20850
Attention:  Investor Relations

Dear Sirs:

1.  Subscription for Units.  I hereby subscribe for the number of units of beneficial interest (“Units”) of Series A, Series B or Series I Units of Aspect Global Diversified Fund LP (the “Fund”) set forth in the Subscription Agreement and Power of Attorney Signature Page at a purchase price per Unit at a Series Net Asset Value per Unit of $100 during the Initial Offering Period (as such term is defined in the next sentence) and then at a purchase price per Unit at the month end Series Net Asset Value per Unit during the continuous offering, as described in the Prospectus of the Fund and each Series dated [_______] [__], 2008 (the “Prospectus”).  Units are offered as of the beginning of each calendar month (until such time as the offering is discontinued).  The settlement date for my purchase of Units will be not more than five business days after the purchase date of my Units, which will occur as of the first day of the calendar month which follows after which my subscription is accepted.  I understand that all investors will have the right to revoke their subscriptions, and receive a refund of their invested funds, for a period of five business days following receipt of the Prospectus.  Steben & Company, Inc., the General Partner of the Fund (“the General Partner”), may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.  Except as otherwise set forth herein, all subscriptions once submitted are irrevocable.  All Units are offered subject to prior sale.

2.  Representations and Warranties of Subscriber.  I have received the Prospectus together with summary financial information relating to the Fund current within sixty (60) calendar days.  I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in this Subscription Agreement and Power of Attorney including without limitation, those representations and warranties relating to my net worth and annual income set forth therein and compliance with CFTC and anti-money laundering regulations.

3.  Acceptance of Agreement of Limited Partnership. The Purchaser agrees that as of the date of the acceptance of the Purchaser’s subscription funds by the Fund, the Purchaser shall become a Limited Partner, and the Purchaser hereby agrees to each and every term of the Agreement of Limited Partnership as if the Purchaser’s signature were subscribed thereto. By execution of this Subscription Agreement, and the power of attorney set forth herein, the Purchaser agrees that the Purchaser shall be deemed to have executed the Agreement of Limited Partnership.

4.  Power of Attorney.  In connection with my acceptance of an interest in the Fund, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Fund, which is attached as Exhibit D to the Prospectus, including, without limitation, the execution of the said Agreement itself and effecting all amendments permitted by the terms thereof.  The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

5.  Irrevocability; Governing Law.  I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and accepted) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in the Fund.  This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby shall be resolved by arbitration within the County, City, and State of New York.  Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable

Ex. C-9

arbitral body located within the County, City, and State of New York.  The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate before any applicable arbitral body, located within the County, City, and State of New York.

6.                ERISA.  If the undersigned is acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any “plan,” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such employee benefit plan and plan, a “Plan”), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, understands, as or on behalf of the fiduciary of the Plan responsible for purchasing the Units (the “Plan Fiduciary”) that:  (a) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Trading Advisor to the Fund, the Selling  Agents, any Clearing Broker,  any broker through which the Trading Advisor requires the Fund to trade, the General Partner, any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units, (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan, or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of the General Partner, the Trading Advisor to the Fund, the Selling Agent, any Correspondent Selling Agent, any Clearing Broker and any of their respective affiliates, and (iii) is qualified to make such investment decision.  The undersigned understands that the General Partner may request that the undersigned furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons,” as defined therein.

7.       Risks. The Units are speculative and involve a high degree of risk.  Risks relating to the Units include:  (i)  you could lose all or substantially all of your investment; (ii) the Fund is highly leveraged and trades in volatile markets; (iii) performance can be extremely volatile; (iv) substantial expenses must be offset by trading profits and interest income; and (v) the Fund trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets.  See “The Risks You Face” beginning on page 17 of the Prospectus.

8.                Entire Agreement.  This Agreement and the Limited Partnership Agreement represent the entire agreement of the parties with respect to the subject matter hereof and may not be changed or terminated, except in writing signed by the Purchaser and the General Partner, or in the case of the Limited Partnership Agreement, in accordance with procedures for amendments as set forth therein.

9.                No Waiver.  No waiver by any party of any breach of any term of this Agreement shall be construed as a waiver of any subsequent breach of that term or any other term of the same or of a different nature.

READ AND COMPLETE REVERSE SIDE

Ex. C-10

EXHIBIT D
Aspect Global Diversified Fund LP
Form of Request for Redemption

Please send original to:
Steben & Company, Inc.	Limited Partner Number (required)
2099 Gaither Road, Suite 200
Rockville, MD 20850
ATTN: Investor Relations
or
Fax: (240) 631-9595

_______________________, 2008
(Please date)
Dear Sir/Madam:

The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Limited Partnership Agreement of Aspect Global Diversified Fund LP (“Fund”), of the undersigned’s limited partnership units (“Units”) in the Fund at the net asset value per unit, as described in the prospectus, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by you of this request for redemption, provided that this request for redemption is received five (5) business days prior to the end of such month. Redemption Fees apply for Series A Units redeemed prior to the first anniversary of the subscription date and such Redemption Fees will be equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the subscription date. There is no redemption charge for Series A Units on or after the first anniversary of their purchase.
Partial redemptions must be for at least $1,000, unless such requirement is waived by the General Partner. In addition, the Limited Partner, if making a partial redemption, must maintain at least $10,000 or his original investment amount, whichever is less, in the Fund, unless such requirement is waived by the General Partner.
The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the units to which this request for redemption relates with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.
United States Taxable Limited Partners Only
Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this request for redemption is the undersigned’s true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.
Non-United States Limited Partners Only
Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate, or trust.

Ex. D-1

Exhibit E

FORM OF LIMITED PARTNERSHIP AGREEMENT
OF
ASPECT GLOBAL DIVERSIFIED FUND LP

Dated as of March 23, 2007

TABLE OF CONTENTS

Section		Page

Article I	DEFINITIONS	1

Article II	FORMATION AND PURPOSE	8
2.1	Formation	8
2.2	Name	8
2.3	Purpose; Business	8
2.4	Status and Duration	8
2.5	Registered Office and Registered Agent; Principal Office	9
2.6	Partners Not Agents	9

Article III	MANAGEMENT AND TRADING POLICIES	9
3.1	Management of the Partnership	9
3.2	The General Partner	9
3.3	Trading Advisor	11
3.4	General Trading Policies	11
3.5	Tax Related Actions	12
3.6	Other Activities	12
3.7	Admission of Additional General Partners	12
3.8	Authority	12

Article IV	NET WORTH OF GENERAL PARTNER	13
4.1	Net Worth Generally	13
4.2	Other Limited Partnerships	13
4.3	NASAA Guidelines	13

Article V	CAPITAL CONTRIBUTIONS; OFFERING OF UNITS; PARTNERS	13
5.1	General Partner Capital Contributions	13
5.2	Limited Partner Units; Limited Partners	14
5.3	Certain Rights of the Limited Partners	15

Article VI	TRANSFERS OF LIMITED PARTNER INTERESTS	16
6.1	Restrictions on Transfers of Limited Partner Interests	16
6.2	Obligations of Transferors of Limited Partner Interests	16
6.3	Obligations of Transferees of Unit	17
6.4	Effect of Non-Complying Transfers	17

Article VII	ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING MATTERS	17
7.1	Capital Accounts	17
7.2	Monthly Allocations	17
7.3	Allocation of Profit and Loss for Federal Income Tax Purposes	18
7.4	Net Asset Value	19
7.5	Interest on Assets	20

Article VIII	REDEMPTIONS, DISTRIBUTIONS AND WITHDRAWALS	20
8.1	Redemptions	20
8.2	Distributions	21
8.3	Trading Suspension Redemption Right	21
8.4	Voluntary Withdrawal of a General Partner	21
8.5	Required Withdrawal of a General Partner	21
8.6	Payment to Withdrawing General Partner	21
8.7	Required Withdrawal of a Limited Partner	21

i

Article IX	BOOKS AND RECORDS	22
9.1	Maintenance	22
9.2	Inspection	22

Article X	AUDITS; REPORTS TO LIMITED PARTNERS	22
10.1	Audit	22
10.2	Financial and Other Reports	22
10.3	Tax Return Information	22

Article XI	SPECIAL POWER OF ATTORNEY	23
11.1	Appointment and Powers	23
11.2	Irrevocable	23

Article XII	EXCULPATION AND INDEMNIFICATION	23
12.1	Exculpation	23
12.2	Indemnification	24
12.3	Notification of Claims	25
12.4	Third Party Claims	25

Article XIII	AMENDMENT; CONSENTS FOR OTHER PURPOSES	25
13.1	Amendments Not Requiring Consent of Limited Partners	25
13.2	Amendment Requiring Consent of the Partnership	26
13.3	Waiver	27
13.4	Certain Amendments Requiring Consent of Affected Limited Partners	27
13.5	Amendments of Certificate	27

Article XIV	DISSOLUTION AND WINDING UP	27
14.1	Events Causing Dissolution	27
14.2	Winding Up	28
14.3	Compensation of Liquidator	29
14.4	Distribution of Property and Proceeds of Sale Thereof	29
14.5	Final Audit	29
14.6	Deficit Capital Accounts	29

Article XV	BENEFIT PLAN INVESTORS	30
15.1	Investment in Accordance with Law	30
15.2	Disclosures and Restrictions Regarding Benefit Plan Investors	30

Article XVI	MISCELLANEOUS	30
16.1	Construction and Governing Law	30
16.2	Counterparts	32
16.3	Binding Effect	32
16.4	Offset	32
16.5	Remedies for Breach; Effect of Waiver or Consent	32
16.6	Further Assurances	33

ii

LIMITED PARTNERSHIP AGREEMENT
OF
ASPECT GLOBAL DIVERSIFIED FUND LP

This Limited Partnership Agreement of Aspect Global Diversified Fund LP (“Agreement”) is entered into as of March 23, 2007 by and among Steben & Company, Inc., a Maryland corporation (the “General Partner”), and the initial limited partner set forth on the signature page hereof (the “Initial Limited Partner”), and those Persons who may hereafter be admitted to the Partnership as Limited Partners in accordance with the provisions hereof.

PRELIMINARY STATEMENT

WHEREAS, Steben & Company, Inc., in its capacity as the sole general partner of the Partnership has executed and filed effective as of March 23, 2007 in the office of the Secretary of State of Delaware a Certificate of Limited Partnership of the Partnership in order to form the Partnership under the Delaware Act; and

WHEREAS, the parties desire to enter into this Agreement to:  (1) set forth their respective interests, rights, powers, authority, duties, responsibilities, liabilities, and obligations in and with respect to the Partnership, as well as the respective interests, rights, powers, authority, duties, responsibilities, liabilities, and obligations of Persons who may hereafter be admitted to the Partnership as Partners in accordance with the provisions hereof; and (2) provide for the management and conduct of the business and affairs of the Partnership.

NOW, THEREFORE, in consideration of the mutual promises and agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Certain capitalized terms used in this Agreement have the meanings given them in this Article I, unless otherwise expressly provided herein or as otherwise required by the context.

“Additional General Partner” has the meaning given it in Section 3.7(a).

“Administrative Expenses” means the monthly administrative expenses to various third-party service providers, as well as the General Partner, covering all actual legal, accounting, clerical, postage, shipping and other back office expenses related to the administration of the Partnership and all associated costs incurred by the Partnership, payable by the Partnership with respect to each applicable series of Units monthly in arrears.  Actual Administrative Expenses may vary, however such expenses shall not exceed 0.95% of the Partnership’s Net Asset Value per annum.

“Affiliate” of a specified Person, means any Person that directly, or indirectly through one or more intermediaries, Controls, is controlled by, or is under common Control with, such specified Person.

“Agreement” means this Limited Partnership Agreement, as originally executed and as subsequently amended and/or restated from time to time in accordance with the provisions hereof and the Delaware Act.

“Bankruptcy” of a Person, means:  (a) such Person (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of such nature; or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of its properties; or (b) one hundred and twenty (120) days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, the proceeding has not been dismissed, or if within ninety (90) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver, or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated. Without limiting the generality of the foregoing, if a Person is a partnership, Bankruptcy of such Person shall also include the Bankruptcy of any general partner of such Person.

“Broker Dealer Servicing Fee” means:  (i) with respect to Series A Units, the broker dealer servicing fee payable by the Partnership with respect to Series A Units to the selling agents monthly in arrears equal to 1/12th of 0.15% of the Series A Units’ Net Asset Value, (0.15% per annum), subject to the Fee Limit; and (ii) with respect to Series B Units, the broker dealer servicing fee payable by the Partnership with respect to Series B Units to selling agents who sell Series B Units or broker dealers who act as custodian for Series B Units monthly in arrears equal to 1/12th of 0.60% of the Series B Units’ Net Asset Value (0.60% per annum), subject to the Fee Limit.  (The General Partner or its Affiliates may serve as a selling agent).

“Brokerage Expenses” means, with respect to each applicable series of Units, such Units’ pro-rated share of the futures commission merchant’s actual monthly brokerage expenses as well as over the counter foreign exchange counterparty fees, payable by the Partnership with respect to each applicable series of Units in arrears.  Brokerage Expenses will cover all actual brokerage and trading costs of the Partnership.

“Business Day” means any day on which commercial banks settle payments and are open for general business in New York City and/or such other day as the General Partner may from time to time determine.

“Capital Account” has the meaning given it in Section 7.1.

“Capital Contribution” means a contribution of capital to the Partnership in the form of cash or, if the General Partner determines in its discretion in any particular case that a contribution of capital to the Partnership may be made in whole or in part in the form of property other than cash, such other property.

“Certificate” means the Certificate of Limited Partnership of the Partnership described in the first paragraph of this Agreement under the heading “Preliminary Statement,” as originally filed in the office of the Secretary of State of Delaware and as subsequently amended and/or restated from time to time in accordance with the provisions hereof and the Delaware Act.

“CEAct” means the Commodity Exchange Act, as amended.

“CFTC” means the Commodity Futures Trading Commission.

 “Code” means the Internal Revenue Code of 1986, as amended.

“Commodities Interests” has the meaning given it in Section 2.3.

“Control” whether such word is used as a noun or a verb or in adjectival form, has the meaning given it in Rule 405 under the 1933 Act.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act.

“Determination Date” has the meaning given it in Section 7.2.

“Entity” means any domestic or foreign corporation, partnership (whether general or limited), joint venture, limited liability company, business trust or association, trust, estate, unincorporated association or organization, government (or political subdivision, department, or agency thereof), cooperative, or other entity, whether acting in an individual or representative capacity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Extraordinary Fees and Expenses” means fees and expenses which are non-recurring and unusual in nature, including without limitation, legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses (which are not Administrative Expenses, Brokerage Expenses, Commissions, General Partner Fees, Offering Expenses, Organizational Expenses, Selling Agent Commissions, Broker Dealer Servicing Fees, Management Fees or Incentive Fees).  All series of Units and General Partner Units shall be subject to charges for Extraordinary Fees and Expenses.

 “Fee Limit” means with respect to all of the Series A Units, Series B Units and/or Series I Units held by a particular Limited Partner, when the cumulative amount of the Selling Agent Commissions, Broker Dealer Servicing Fees paid to selling agents, payments for sales conferences, and other Offering Expenses (but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) paid by particular Series A, B or I Units is equal to 10.00% of the original purchase price paid by holders of those particular Units pursuant to NASD Rule 2810.  Each Limited Partner who owns Series A Units, Series B Units and Series I Units shall continue to pay the Selling Agent Commissions, Broker Dealer Servicing Fees and Offering Expenses, depending upon which expenses are applicable to the particular series of Units, until the aggregate of such expenses reaches an amount equal to the Fee Limit.

“FINRA” means the Financial Industry Regulatory Authority.

“Fiscal Year” means the fiscal year of the Partnership which shall begin on January 1 and end on December 31 of each calendar year, provided that the initial fiscal year of the Partnership shall begin as of the date of filing the Certificate.

“General Partner” means Steben & Company, Inc. or, subject to the provisions of this Agreement, any one or more Additional General Partners, to the extent that Steben & Company, Inc., pursuant to the provisions of Section 3.7(a) of this Agreement, provides that any one or more of such Additional General Partners may possess and exercise any one or more of the rights, powers, and authority of a general partner hereunder.

“General Partner Fee” means the fees payable to the General Partner monthly in arrears equal to 1/12th of 1.10% of the Partnership’s Net Assets (1.10% per annum).

“General Partner Interest” means an interest in the Partnership held by a Person in its capacity as a General Partner.

“General Partner Party” means any of the General Partner, any Affiliate of the General Partner, and any member, partner, shareholder, manager, director, officer, employee, or agent of the General Partner or any such Affiliate, and any owner of direct or indirect equity interests in any such Persons.

“General Partner Units” means units of General Partner Interest.  The General Partner Units are subject to the following fees, expenses and charges:  Management Fee, Incentive Fee, Brokerage Expenses and Administrative Expenses.  (General Partner Units are not subject to a Broker Dealer Servicing Fee, General Partner Fee, Offering Expenses, Organizational Expenses, Selling Agent Commissions or Redemption Fee.)  The applicable fee and expense rates and any applicable fee limits for the General Partner Units shall be set forth in the Prospectus.  The General Partner from time to time may determine (and adjust) the number of General Partner Units which represent the General Partner’s interest in the Partnership, and in the absence of a specific determination the General Partner Interest shall be initially represented by ten (10) General Partner Units.  The Partnership may issue fractional General Partner Units.  The General Partner Units shall be uncertificated.

“GP Disabling Event” has the meaning given it in Section 14.1.

“GP Withdrawal Date” has the meaning given it in Section 8.6.

“Incentive Fee” means an incentive fee payable by the Partnership with respect to each applicable series of Units to the Trading Advisor based on trading profits, pursuant to terms entered into between the Trading Advisor and the General Partner on behalf of the Partnership, as more specifically described in the Prospectus.

“Indemnification Obligation” means an obligation of the Partnership to indemnify a General Partner Party pursuant to the provisions of Article XII.

“Indemnitee” has the meaning given it in Section 12.2(a), and includes the Liquidator.

“Initial Limited Partner” has the meaning given to it in the initial paragraph of this Agreement.

“Interest” means the General Partner Interest or Limited Partner Interest as applicable according to the context.

“Limited Partner” as of a particular time, means a Person who has been admitted to the Partnership as a limited partner in accordance with the provisions of this Agreement and who has not resigned or withdrawn from the Partnership as a limited partner.

“Limited Partner Interest” means an interest in the Partnership, regardless of designated series of Unit, held by a Person in its capacity as a Limited Partner.

“Limited Partner Percentage” means with respect to a Limited Partner as of the applicable time of determination, the ratio (expressed as a percentage) that such Limited Partner’s Capital Account balances (with respect to all Units held by such Limited Partner) bears to the aggregate Capital Account balances of all Limited Partners (with respect to all Units held by Limited Partners).  For purposes of the Limited Partner Percentage calculation, there shall be excluded any Limited Partner Capital Account balances held by the General Partner or its Affiliates.

“Liquidation Reserves” has the meaning given it in Section 14.2(b)(vii).

“Liquidator” has the meaning given it in Section 14.2(a).

“Losses” of a General Partner Party, means any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, amounts paid in settlement, and other amounts actually and reasonably paid or incurred by such General Partner Party in connection with any and all claims, demands, actions, suits, or proceedings (including arbitration and mediation proceedings and actions by or in the right of the Partnership), civil, criminal, administrative, or investigative, that relate, directly or indirectly, to acts or omissions (or alleged acts or omissions) of such General Partner Party in connection with the formation, business or operations of the Partnership or the offering of Units and in which such General Partner Party may be involved, or is threatened to be involved, as a party, witness, or otherwise, whether or not the same shall proceed to judgment or be settled or otherwise be brought to a conclusion.

“LP Withdrawal Date” has the meaning given it in Section 8.7(b).

“Majority of Disinterested Limited Partners” means, at the applicable time of determination, Limited Partners holding more than 50% of the Limited Partner Percentages (excluding for purposes of such calculation any Limited Partner Interests held by the General Partner or its Affiliates).

“Management Fee” means a fixed rate management fee payable by the Partnership with respect to each applicable series of Units to the Trading Advisor based on the trading level of the Fund, pursuant to terms entered into between the Trading Advisor and the General Partner on behalf of the Partnership, as more specifically described in the Prospectus.

“NASAA Guidelines” means the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September 1993 and amended in May 2007.

“Net Assets” has the meaning given it in Section 7.4(a).

“Net Asset Value” has the meaning given it in Section 7.4(b).

“NFA” means the National Futures Association.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Notification” to a Person, shall mean a written notice that (i) if delivered in person or by courier is deemed given to such Person on the date of delivery, (ii) if sent by facsimile or by email (if such Person agrees to email communication by furnishing its email address) is deemed given to such Person on the date that the transmission is received, or (iii) if sent by mail is deemed given to such Person on the earlier of actual receipt or three (3) Business Days after the date of mailing by registered or certified mail (first class postage prepaid, return receipt requested); provided, however, that a Notification to the Partnership shall be deemed given to the Partnership only upon its actual receipt by the Partnership.  Any Notification required or permitted to be given to the Partnership shall be sent to the principal office of the Partnership, or to such other address or facsimile number as the General Partner may specify in a Notification given to all other Partners.  Any Notification required or permitted to be given to a Partner shall be sent to such Partner at such address or to such facsimile number or email as such Partner may notify the Partnership by way of a Notification (it being understood and agreed that a Subscription Agreement, duly executed by a Person who subscribes for a Limited Partnership Interest pursuant thereto, shall constitute a Notification by such Person of its address and facsimile number).

“Offering Expenses” means all actual ongoing offering costs regarding the Units which are incurred by the General Partner on behalf of the Partnership, including regulatory fees, legal costs relating to the offering, all sales costs, travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the General Partner for wholesaling the Partnership.  The Partnership shall reimburse the General Partner for such actual ongoing offering costs, up to 1/12th of 0.75% of the Partnership’s Net Asset Value (0.75% per annum) pro-rata for Series A, B and I Units payable monthly in arrears.  Actual ongoing offering costs in excess of this limitation shall be fully absorbed by the General Partner.  The Partnership is only liable for payment of Offering Expenses on a monthly basis.  If the Partnership terminates prior to completion of payment to the General Partner for the unreimbursed Offering Expenses incurred through the date of such termination, the General Partner will not be entitled to any additional payments, and the Partnership will have no further obligation to the General Partner.

“Organizational Expenses” means, all Organizational Expenses Items and  initial offering expenses of the Partnership that will be borne by the General Partner on behalf of the Partnership without reimbursement.

“Organizational Expenses Items” means expenses relating to the Partnership incurred in connection with the formation, qualification and registration of the Units and in offering, distributing and processing the Units under applicable federal law and state securities or blue sky laws, and any other expenses actually incurred and, directly or indirectly, relating to the organization of the Partnership or the offering of the Units, including without limitation (i) initial registration fees, filing fees and taxes; (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the initial Prospectus and exhibits thereto; (iii) costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing initial sales materials used in connection with the initial offering and issuance of the Units; (iv) travel, telegraph, telephone and other expenses in connection with the initial offering and issuance of the Units; and (v) accounting, auditing and legal fees (including disbursements relating thereto) in connection with the foregoing. For the avoidance of doubt:  (x) Organizational Expenses Items will not include Extraordinary Fees and Expenses (which Extraordinary Fees and Expenses will be borne by the Partnership); and (y) the General Partner will not allocate to the Partnership the indirect expenses of the General Partner as part of the Organizational Expenses.

“Partners” means the Limited Partners and the General Partner.

“Partnership” means Aspect Global Diversified Fund LP, the Delaware limited partnership formed by the filing of the Certificate.

“Partnership Interest” of a Partner at any particular time, means such Partner’s interest, rights, powers, and authority in and with respect to the Partnership at such time as determined in accordance with the provisions of this Agreement.  Such rights include (1) such Partner’s share of the profits and losses of the Partnership, and such Partner’s right to receive distributions and to withdraw assets from the Partnership, pursuant to the provisions of this Agreement and (2) such Partner’s other rights, powers, and authority in respect of the Partnership under this Agreement.

“Partnership Property” at any particular time, means all interests, properties (whether tangible or intangible, and whether real, personal, or mixed), and rights of any type contributed to or acquired by the Partnership and owned or held by or for the account of the Partnership, whether owned or held by or for the account of the Partnership as of the date of the formation thereof or thereafter contributed to or acquired by the Partnership.

“Person” means any natural person, whether acting in an individual or representative capacity, or any Entity.

“Plan” has the meaning given it in Section 15.1.

“Plan Fiduciary” has the meaning given it in Section 15.1.

“Prospectus” means a prospectus or similar document, including any amendment or supplement thereto, prepared by or under the direction of the General Partner relating to the Partnership and the offer and sale of Units.

“Redemption Date” has the meaning given it in Section 8.1(a).

“Redemption Fee” means the fee payable to the General Partner by a Limited Partner whose Series A Unit is redeemed at any time prior to the one (1) year anniversary of the subscription date of such Series A Unit, which fee will equal the product of (i) 2.00% of the subscription price for such Series A Unit, divided by twelve (12), and multiplied by (ii) the number of months remaining before the one (1) year anniversary of the subscription date regarding the subject Series A Unit.  For the avoidance of doubt:  (x) if a Limited Partner subscribes for multiple Series A Units on different subscription dates, each Series A Unit will be subject to the Redemption Fee (as applicable) based on its particular subscription date; and (y) the redemption of Series A Units from a Limited Partner holding Series A Units which have been issued on different subscription dates will be deemed to be redeemed in time sequence based on the Series A Unit outstanding for the longest period of time.  A Redemption Fee will not be assessed to any Limited Partner who purchases Series A Units and is required to mandatorily redeem their Series A Units by the General Partner within the first year of purchase.

“SEC” means the Securities and Exchange Commission.

“Securities Laws” means any one or more of the 1933 Act, 1934 Act and the 1940 Act, as applicable.

“Selling Agent Commissions” means selling agent commissions, payable with respect to Series A Units to the General Partner monthly in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit.  The General Partner shall pay the selling agents an upfront commission of 2.00% of the aggregate subscription amount for the sale of Series A Units.  Beginning the 13th month, the General Partner shall pay the selling agents a monthly Selling Agent Commission in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value, subject to the Fee Limit.  The Net Asset Value of Series A Units refers to the Partnership’s Net Assets allocated to the capital accounts of Series A Unit holders

(the aggregate Capital Account balances with respect to the Series A Units) divided by the number of outstanding Units of such Series A Units.  (The General Partner or its Affiliates may serve as a selling agent and may receive the selling agent commissions from the Partnership and may in turn pay the selling agents’ commissions to the selling agents).

“Series A Units” means units of Limited Partner Interest subject to the following fees, expenses and charges:  Management Fee, Incentive Fee, Brokerage Expenses, General Partner Fee, Administrative Expenses, Offering Expenses, Selling Agent Commissions, Broker Dealer Servicing Fee and Redemption Fee.

“Series A Units Re-Designation Event” means with respect to a particular Series A Unit, when such Series A Unit reaches the Fee Limit.

“Series B Units” means units of Limited Partner Interest subject to the following fees, expenses and charges:  Management Fee, Incentive Fee, Brokerage Expenses, General Partner Fee, Administrative Expenses, Offering Expenses, and Broker Dealer Servicing Fee.

“Series B Units Re-Designation Event” means with respect to a particular Series B Unit, when such Series B Unit reaches the Fee Limit.

“Series C Units” means units of Limited Partner Interest which have been re-designated as Series C Units at month end when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on the Series A, B, and I Units pursuant to NASD Rule 2810 in connection with a Series A Units Re-Designated Event, Series B Units Re-Designation Event or Series I Units Re-Designation Event (as applicable).  Series C Units shall be identical to other series of Units except that Series C Units shall be subject to the following fees, expenses and charges:  Management Fees, Incentive Fees, Brokerage Expenses, General Partner Fee and Administrative Expenses.  Upon a Series A Units Re-Designation Event the subject Series A Units shall at month end be re-designated as Series C Units based on an exchange of Units calculated upon the month end Net Asset Value of Series A Units and the month end Net Asset Value of Series C Units   (including fractional units as applicable) without any further action by the holder.  Upon a Series B Units Re-Designation Event the subject Series B Units shall at month end be re-designated as Series C Units based on an exchange of Units calculated upon the month end Net Asset Value of Series B Units and the month end Net Asset Value of Series C (including fractional units as applicable) without any further action by the holder.  Upon a Series I Units Re-Designation Event the subject Series I Units shall at month end be re-designated as Series C Units based on an exchange of Units calculated upon the month end Net Asset Value of Series I Units and the month end Net Asset Value of Series C Units (including fractional units as applicable) without any further action by the holder.

“Series I Units” means units of Limited Partner Interest subject to the following fees, expenses and charges:  Management Fee, Incentive Fee, Brokerage Expenses, General Partner Fee, Administrative Expenses and Offering Expenses.

“Series I Units Re-Designation Event” means with respect to a particular Series I Unit, when such Series I Unit reaches the Fee Limit.

“Special Redemption Notice” has the meaning given it in Section 8.3.

“Subject Series Capital Accounts” has the meaning given it in Section 7.2(d).

“Subscription Agreement” means, with respect to a Person, the subscription agreement and power of attorney (and related documents) in such form as the General Partner may from time to time determine, as completed and executed by such Person and delivered by such Person to the General Partner, pursuant to which such Person subscribes for a Unit by agreeing to contribute capital to the Partnership as may be set forth therein.

“Trading Advisor” means a trading advisor of the Partnership.

“Trading Advisory Agreement” means an agreement between the Partnership and a Trading Advisor.

“Transfer” means any transaction in which a Person assigns or purports to assign a Unit, or an interest therein, to another Person, and includes any transfer, sale, assignment, gift, exchange, pledge, mortgage, or hypothecation, or any other conveyance, disposition, or encumbrance, whether voluntary, involuntary, or by operation of law, of such Unit or interest therein.

“Treasury Regulations” means the income tax regulations promulgated under the Code.

“Units” mean units of Limited Partner Interests.  The Units may comprise Series A Units, Series B Units, Series C Units, Series I Units, or other series of Units of Limited Partner Interests as the General Partner may from time to time authorize.  Each Unit of a particular series represents units of fractional undivided beneficial interest in the ownership of such series.  The Partnership may issue fractional Units.  The Units shall be uncertificated.  The applicable fee and expense rates and any applicable fee limits for each series of Units shall be set forth in the applicable Prospectus.

“Withdrawing General Partner” has the meaning given it in Section 8.6.

“Withdrawing Limited Partner” has the meaning given it in Section 8.7(b).

ARTICLE II
FORMATION AND PURPOSE

2.1   Formation.  The Partnership was formed as a limited partnership under the Delaware Act pursuant to the filing of the Certificate in the office of the Secretary of State of the State of Delaware.

2.2   Name.  The name of the Partnership shall be “Aspect Global Diversified Fund LP”. The General Partner shall manage and conduct the business and affairs of the Partnership under that name or, to the extent permitted by applicable law, under such other names as the General Partner may determine from time to time; provided, however, that the General Partner may not manage or conduct the business or affairs of the Partnership under the name (or any derivative thereof) of any Limited Partner without the prior consent of such Limited Partner.

2.3   Purpose; Business.  The purposes and businesses of the Partnership are to buy, hold and sell investments, domestic or foreign, in any assets, properties, commodities, instruments or financial products selected by the General Partner (or its designee or the Trading Advisor as applicable) consistent with the description of the Partnership’s business and trading activity in the Prospectus, including without limitation buying, holding and selling commodities, futures contracts, forward contracts, swaps, options on futures contracts and physical commodities, spot (cash) commodities, currencies, financial instruments (including certificates of deposit, Treasuries and United States Agency securities, commercial paper and any other securities approved by the CFTC for investment of customer funds), commodity pools and any rights and interests pertaining hereto or any other securities or items which are now, or may hereafter be, the subject of futures contract trading (individually and collectively “Commodities Interests”), provided, however, that the Partnership may not carry on any business, investment, purpose or activity that may not lawfully be carried on by a limited partnership formed under the Delaware Act. The Partnership shall possess and may exercise all the powers and privileges granted by the Delaware Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers or privileges are necessary, appropriate, advisable, or convenient to the conduct, promotion or attainment of any business, purpose or activity of the Partnership.

2.4   Status and Duration.  The Partnership shall be a separate legal entity whose existence commenced upon the filing of the Certificate and whose existence shall continue until the Certificate is canceled.  The Certificate shall be canceled at the time and in the manner prescribed by Section 17-203 of the Delaware Act.  The Partnership shall be dissolved and wound up in accordance with the provisions of Article XIV.

2.5   Registered Office and Registered Agent; Principal Office.

(a) Subject to the provisions of Section 17-104(b) of the Delaware Act, the registered office of the Partnership required by the Delaware Act to be maintained in the State of Delaware shall be the registered office named in the Certificate or such other office (which may but need not be a place of business of the Partnership) as the General Partner may designate from time to time in accordance with the provisions of the Delaware Act.

(b) Subject to the provisions of Section 17-104(b) of the Delaware Act, the registered agent for service of process on the Partnership required by the Delaware Act to be maintained in the State of Delaware shall be the registered agent initially named in the Certificate or such other Person as the General Partner may designate from time to time in accordance with the provisions of the Delaware Act.

(c) The principal office of the Partnership shall be c/o Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland  20850 or at such other place as the General Partner may designate from time to time (which other place may but need not be in the State of Delaware); provided, however, that the General Partner shall give Notification to the Limited Partners of any change in the location of the principal office of the Partnership within thirty (30) days after the date of such change.  The Partnership may have such other offices as the General Partner may designate from time to time.

2.6   Partners Not Agents.  Except as specifically provided herein, nothing contained herein shall be construed to constitute any Partner the agent of any Partner, other than the General Partner as the agent of the Partnership.

ARTICLE III
MANAGEMENT AND TRADING POLICIES

3.1   Management of the Partnership.  Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including without limitation the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership.  Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership.

3.2   The General Partner.

(a) The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

(b)  Without limiting the generality of the foregoing, but subject in each case to the provisions of this Agreement and the requirements of applicable law, the General Partner shall possess and may exercise the right, power, and authority:

(i) to take such action for and on behalf of the Partnership and in the name of the Partnership as the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to effect the continuation of the Partnership and to carry on the businesses, purposes, and activities for which the Partnership was formed, including without limitation buying, holding and selling Commodities Interests as selected by the General Partner (or its designees or Trading Advisor),  and further including the execution, swearing to, acknowledgement, delivery, publication, and filing and recording in the appropriate public offices of:

(A)
all certificates, instruments, and other documents (including this Agreement and the Certificate and all amendments and/or restatements thereof) that the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to effect such formation and to carry on such businesses, purposes, and activities (including such certificates, instruments, or other documents, and such amendments thereto, as the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to comply with the requirements for the operation of the Partnership as a limited partnership under the Delaware Act and the qualification of the Partnership to do business in any jurisdiction in which the Partnership owns property or conducts business);

(B)
all certificates, instruments, or other documents that the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to reflect any amendment of this Agreement, or the Certificate effected in accordance with the provisions hereof;

(C)
all conveyances and other certificates, instruments, and other documents that the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to reflect the dissolution and winding up of the Partnership pursuant to the provisions of this Agreement and the Delaware Act, including a certificate of cancellation of the Certificate; and

(D)
all certificates, instruments, and other documents relating to the admission, withdrawal, removal, or substitution of any Partner pursuant to the provisions of this Agreement or the Capital Contribution by any Partner;

(ii)  to cause the Partnership to enter into agreements with Trading Advisors, selling agents, broker dealers, administrators, banks, futures commission merchants, cash management brokers, securities brokers, counterparties, custodians, legal counsel, accountants, auditors, appraisers, investment bankers, consultants and other service providers selected by the General Partner, subject to such terms and conditions as the General Partner may determine, and provided that the General Partner shall not receive any rebates or give ups from such parties and that the General Partner shall not participate in any reciprocal business arrangements (it being understood and agreed that nothing herein shall require the General Partner to employ or continue to employ the services of any Person, or be construed to limit in any way the rights, powers, and authority of the General Partner hereunder) and provided that the General Partner shall seek what it in good faith believes to be the best price and services available for all of the Partnership’s transactions in Commodity Interests;

(iii)  to cause the Partnership (by action of the General Partner or its designees or Trading Advisor) to buy Commodities Interests on margin and utilizing leverage;

(iv)  to cause the Partnership to borrow monies from time to time (and to pledge, mortgage, hypothecate or encumber its assets, and issue notes or other evidences of indebtedness, in connection therewith), on such terms and subject to such conditions as the General Partner may determine, provided that on loans from the General Partner to the Partnership, the General Partner shall not receive interest in excess of the amounts that would be charged to the Partnership by unrelated banks on comparable loans;

(v)  to act, in respect of any of its rights, powers, authority, duties, responsibilities, or obligations hereunder, directly or by or through any duly authorized officer, employee, or agent of the General Partner or the Partnership or any duly appointed attorney in fact of either (it being understood and agreed that each such officer, employee, agent, or attorney-in-fact shall, to the extent provided by the General Partner, possess full and complete right, power, and authority to do and perform each and every act which is permitted or required to be performed by the General Partner hereunder, without thereby causing the General Partner to cease to be a general partner of the Partnership);

(vi)  to cause the Partnership to pay expenses, including without limitation fees, commissions, costs, ordinary expenses, and Extraordinary Fees and Expenses; and

(vii)  to take such other actions as the General Partner considers necessary or desirable to manage the business of the Partnership, including without limitation opening bank accounts and paying or authorizing the payment of distributions to Partners.

(c)  No agreement between the Partnership and the Trading Advisor or the General Partner, shall exceed one year. Agreements between the Partnership and the Trading Advisor or the General Partner or its Affiliate shall be terminable by the Partnership without penalty on sixty (60) days’ written notice.

3.3   Trading Advisor.

(a)  The General Partner, on behalf of the Partnership, may retain one or more Trading Advisors to make trading decisions for the Partnership, and may delegate trading discretion to the Trading Advisors; provided, however, that the General Partner may override any trading instructions: (i) that the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership (as set forth in Section 3.4); (ii) to the extent that the General Partner’s overriding is necessary for the protection of the Partnership; (iii) to terminate the Commodities Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership within five (5) days of such request, to fund distributions or redemptions or to pay the expenses of the Partnership; and provided, further, that the General Partner may make trading decisions at any time during which a Trading Advisor may be incapacitated or an emergency may arise as a result of which the Trading Advisor is unable or unwilling to act and a successor Trading Advisor has not yet been retained.

(b)  The General Partner is authorized, on behalf of the Partnership, to enter into the form of Trading Advisory Agreement described in the Prospectus with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to the Trading Advisor the management fee and incentive fee provided for in the applicable Trading Advisory Agreement, as described in the Prospectus.  The General Partner is further authorized to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate the Trading Advisory Agreement in the General Partner’s sole discretion (in accordance with the terms of such Trading Advisory) and to cause the Partnership to engage from time to time other Trading Advisors pursuant to Trading Advisory Agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion considers to be in the best interests of the Partnership.

3.4   General Trading Policies.

(a)  The General Partner shall require any Trading Advisor retained by the Partnership to agree to follow the trading policies set forth below with respect to the Partnership.

1.           The Partnership will not employ the trading technique commonly known as “pyramiding,” in which the speculator uses unrealized profits on existing positions in a given Commodities Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Commodities Interest. Taking into account the Partnership’s open trade equity on existing positions in determining generally whether to acquire additional Commodities Interest positions on behalf of the Partnership will not be considered to constitute “pyramiding.”

2.           The Partnership will not permit “churning” of the Partnership’s assets.

3.           The Partnership will not commingle its assets with the assets of any other Person, except as permitted by law.

4.           The Partnership will not make loans to the General Partner or any Affiliate thereof or to any Person.

5.           The Partnership will not purchase, sell or trade securities (except securities permitted by the CFTC, now and in the future, for investment of customer funds). The Partnership may, however, trade in domestic and foreign swaps and futures contracts on securities and securities indexes, options on such futures contracts, and other commodity options and may invest in other commodity pools.

(b)  The General Partner shall not make any material change in the trading policies in Section 3.4(a) without obtaining prior written approval of a Majority of Disinterested Limited Partners.

3.5   Tax Related Actions.

(a)  The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax regarding which the General Partner or the Partnership shall in good faith and by appropriate legal proceedings contest the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

(b)  The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as “tax matters partner” of the Partnership, including, but not limited to, the following:  (i) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (ii) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (iii) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (iv) in certain circumstances, the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the profits of the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Limited Partner’s behalf.

(c)  If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may, but is not required to, pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

3.6   Other Activities.  The General Partner and any of its Affiliates or Persons connected with the General Partner or its Affiliates may invest in, directly or indirectly, or manage or advise other investment funds or accounts which invest in assets which also may be purchased by the Partnership.  Neither the General Partner or any of its Affiliates or any Person connected with the General Partner or its Affiliates will be under any obligation to offer investment opportunities of which any of them becomes aware to the Partnership or to account to the Partnership in respect of (or share with the Partnership or inform the Partnership of) any such transaction or any benefit received by any of them from any such transaction, but will allocate such opportunities on an equitable basis between the Partnership and other clients.

3.7   Admission of Additional General Partners.

(a)  Subject to the provisions of Section 3.7(b), the General Partner may cause the Partnership to admit one or more Persons (including one or more Affiliates of the General Partner) to the Partnership as a general partner (“Additional General Partner”) and, in connection therewith, may amend this Agreement to provide that any one or more of such Additional General Partners may possess and exercise any one or more of the rights, powers, and authority of a general partner hereunder.

(b)  In the event that such Additional General Partner is not an Affiliate of the General Partner, the General Partner shall (i) give Notification to the Limited Partners of the intent to admit such Additional General Partner and (ii) obtain the consent of a Majority of Disinterested Limited Partners.

3.8   Authority.  No Person dealing with the General Partner shall be required to determine the General Partner’s authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of the General Partner’s authority.

ARTICLE IV
NET WORTH OF GENERAL PARTNER

4.1   Net Worth Generally.  The General Partner agrees that at all times, as long as it remains a general partner of the Partnership, it shall maintain its net worth at an amount not less than 5% of the total contributions to the Partnership by all Partners and to any other limited partnerships for which it acts as a general partner by all such partnerships’ partners; provided, however, that if the total contributions to the Partnership by all Partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnerships, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnerships for which it acts as a general partner by all such partnerships’ partners or $250,000, whichever is the lesser; and, provided, further, that in no event shall the General Partner’s net worth be less than $50,000. For the purposes of this Article IV, “net worth” shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Article IV, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other limited partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnerships in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an “affiliate” (as such term is defined in Regulation S-X of the rules and regulations of the SEC) of the General Partner or letters of credit may be included.

4.2   Other Limited Partnerships.  The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by Section 4.1.

4.3   NASAA Guidelines.  The requirements of Sections 4.1 and 4.2 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (i) such modification does not adversely affect the interests of the Limited Partners, and (ii) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (x) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (y) will not adversely affect the status of the Limited Partners as limited partners under the Delaware Act, and (z) will not violate any applicable state securities or blue sky laws or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner’s net worth may not be reduced below the lesser of (1) the net worth required by Section II.B of the NASAA Guidelines, and (2) the net worth required by such Guidelines as in effect on the date of such proposed modification.

ARTICLE V
CAPITAL CONTRIBUTIONS;
OFFERING OF UNITS; PARTNERS

5.1   General Partner Capital Contributions.

(a)  The General Partner shall contribute a minimum of $500,000 to the initial trading capital of the Partnership, initially in $100 cash increments, and shall be issued General Partner Units by the Partnership.  Thereafter, the General Partner shall maintain its interest in the capital of the Partnership at no less than the greater of: (i) 1% of aggregate Capital Contributions to the Partnership by all Partners (including the General Partner’s contribution) and (ii) $25,000.  Such contribution by the General Partner need not exceed the amount described above and shall be evidenced by General Partner Units or investment in any series of Limited Partner Units.  Any General Partner Units purchased thereafter will be at the Net Asset Value of the General Partner Units as of the close of business on the last day of the month in which the General Partner acquires new Units. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its Capital Account balance that is in excess of its required interest described above on any Redemption Date.

(b)  The General Partner’s minimum investment requirements of Section 5.1(a) may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that:  (i) such modification does not adversely affect the interests of the Limited Partners, and (ii) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification:  (x) will not adversely affect the Partnership’s ability to meet the administrative requirements applicable to partnerships under the federal income tax laws, (y) will not adversely affect the status of the Limited Partners as limited partners under the Delaware Act, and (z) will not violate any applicable state securities or blue sky laws or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner’s minimum investment in the Partnership may not be reduced below the lesser of (A) the minimum investment required by Section II.C of the NASAA Guidelines, and (B) the minimum investment required by the NASAA Guidelines as in effect on the date of such proposed modification.

(c)           As used in this Section 5.1, the term “General Partner” shall refer to the General Partner and/or any of its Affiliates.

5.2   Limited Partner Units; Limited Partners.

(a)  Units refer to units representing Interests issued to Limited Partners (whether Series A Units, Series B Units, Series C Units, Series I Units, or other series of Units authorized by the General Partner for issuance to Limited Partners).

(b)  The Partnership may issue and sell Units to Persons desiring to become Limited Partners on such terms and conditions as determined by the General Partner (consistent with the other provisions of this Agreement).  The General Partner may withhold or delay, in its sole discretion, the Partnership’s acceptance of subscriptions for Units.  The minimum subscription for Units per subscriber shall be such amount as the General Partner may determine from time to time in its sole discretion.

(c)  The Partnership may offer and sell Units directly, or indirectly through one or more selling agents, broker dealers or other Persons on terms approved by the General Partner in its sole discretion (including the General Partners or its Affiliate serving as a selling agent).  No subscriber for Units during any offering of Units shall become a Limited Partner until the General Partner shall:  (i) accept such subscriber’s subscription at the closing relating to such offering; and (ii) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the Subscription Agreement executed by the subscriber in connection with such offering.

(d)  In connection with an offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall:  (i) cause to be filed one or more registration statements, Prospectuses, disclosure documents and such amendments and supplements thereto and other applications, notices or forms as the General Partner considers advisable or as may be required by applicable law with the CFTC, NFA, SEC, state securities and blue sky administrators and FINRA; (ii) qualify by registration or exemption from registration the Units for sale under the blue sky and securities laws of such states of the United States and other jurisdictions as the General Partner considers advisable or as may be required by applicable law; and (iii) take other actions regarding the offer and sale of Units as the General Partner considers advisable.

(e)  All Units subscribed for shall be issued subject to the collection of good funds.  If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber provided bad funds, the Partnership may cancel the Units issued to such subscriber represented by such bad funds.  Any losses or profits sustained by the Partnership in connection with its trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Units.  Each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of such Units issued to the Limited Partner pursuant to this Section 5.2(e).

(f)  As requested by the General Partner from time to time, each Limited Partner shall furnish to the General Partner or the Partnership such information as the General Partner may consider necessary or appropriate for the Partnership to open and maintain accounts with securities and commodities brokerage firms.

(g)  Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership’s obligations in excess of such Partner’s unredeemed Capital Contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units. The Partnership may make a claim against a Limited Partner with respect to amounts distributed to the Limited Partner or amounts received by the Limited Partner upon redemption of Units, if the Net Assets of the Partnership are insufficient to discharge the liabilities of the Partnership which have arisen prior to the payment of such amounts (including without limitation indemnification liabilities).

(h)  Except to the extent that a Limited Partner has the right to withdraw capital through redemption of Units in accordance with Article VIII, no Limited Partner shall have any right to demand the return of its Capital Contribution or any profits thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.  The General Partner shall not be personally liable for the return or repayment of all or any portion of the Capital Contribution or profits of any Limited Partner, it being expressly agreed that any return of Capital Contribution or profits pursuant to this Agreement shall derive solely from the assets of the Partnership.

(i)  The withdrawal, Bankruptcy, disability, legal incompetency, death, liquidation, termination, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership.  Each Limited Partner expressly agrees that in the event of such Limited Partner’s death, it waives on behalf of itself and its estate, and such Limited Partner directs the legal representative of its estate and any Person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books and records of the Partnership.

(j)      Any consent or approval of Limited Partners or consent of Majority of Disinterested Limited Partners herein may be taken by written consent signed by the requisite holders of Limited Partner Percentages (without the necessity of an in-person meeting).

5.3   Certain Rights of the Limited Partners.

(a)  Any action requiring the consent of the Limited Partners hereunder may be taken pursuant to a meeting (in person or by proxy), or pursuant to written consent (without a meeting).

(b)  Any Limited Partner upon request addressed to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within a reasonable time of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes and is requested solely for a purpose reasonably related to a Limited Partner's interest as a Limited Partner of the Partnership.

(c)  Any Limited Partners holding at least 10% of the Limited Partner Percentages (excluding any Limited Partner Interests held by the General Partner or its Affiliate for purposes of such calculation), may call a meeting of the Limited Partners by submitting to the General Partner a written request, either in person or by certified mail, stating the purpose of the meeting.  The General Partner shall, by Notification to each Limited Partner within fifteen (15) days after receipt of a request by any Limited Partners holding at least 10% of the Limited Partner Percentages (excluding any Limited Partner Interests held by the General Partner or its Affiliate for purposes of such calculation), call such a meeting.  Without limiting the Limited Partners’ right to (instead) act by written consent, such meeting of Limited Partners shall be held at least thirty (30) days but not more than sixty (60) days after delivery of the Notification, and the Notification shall specify the date, a reasonable place and time for such meeting, as well as its purpose.  In any meeting called pursuant to this Section 5.3(c) upon the affirmative vote of a Majority of Disinterested Limited Partners (in person or by proxy), or upon the written consent of a Majority of the Disinterested Limited Partners (without a meeting), any of the following actions may be taken by the Limited Partners (without the consent of the General Partner):

(i)  this Agreement may be amended in accordance with, and only to the extent permissible under, the Delaware Act; provided, however, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled (and without limiting the Limited Partners’ consent rights regarding amendments under Section 13.2);

(ii)       the General Partner may be removed and replaced;

(iii)  a new general partner or general partners may be elected if the General Partner is removed or withdraws from the Partnership;

(iv)  any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than sixty (60) days’ prior written notice; and

(v)       a sale of all or substantially all of the assets of the Partnership.

(d)  Notwithstanding the foregoing clauses (i) through (v) of Section 5.3(c) no such action shall be taken by the Limited Partners which would adversely affect the status of the Limited Partners as limited partners under the Delaware Act or the classification of the Partnership as a partnership under the federal income tax laws.

ARTICLE VI
TRANSFERS OF LIMITED PARTNER INTERESTS

6.1   Restrictions on Transfers of Limited Partner Interests.

(a)  No Limited Partner shall Transfer any of its Units or any part or all of its right, title and interest in the capital or profits of the Partnership without giving prior Notification of the Transfer to the General Partner, and no Transfer shall be effective until (i) at least thirty (30) days after the General Partner receives Notification of the proposed Transfer and (ii) the General Partner has consented in writing to the Transfer, which consent the General Partner will not unreasonably withhold or delay; provided that if such Transfer occurs by reason of the death of a Limited Partner or assignee, such Notification may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner, and thereupon the General Partner shall consent to such Transfer (without limiting Sections 6.1(b) and 6.1(c)).

(b)  In the case of a Transfer of a Unit, or an interest therein, arising by death or operation of law, the successor of the transferor shall be deemed to have assumed all of the duties, responsibilities, liabilities and obligations of the transferor under this Agreement with respect to such Transferred Unit or interest therein, unless the General Partner expressly agrees otherwise.

(c)  A transferee of Units shall not be admitted as a substituted Limited Partner without the General Partner’s written consent, which consent will not be unreasonably withheld or delayed, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regards to such written consent subject to the restrictions set forth in the following sentence.  No Transfer of Units shall be effective or recognized by the Partnership if, following such Transfer (i) there would result a termination of the Partnership for federal income tax purposes as provided in Code Section 708(b) and any attempted Transfer in violation hereof shall be ineffective to Transfer any such Units or (ii) either the transferee of Units or the transferor of Units would hold less than the minimum number of Units equivalent to the initial minimum investment set forth in the Prospectus, provided that the restriction set forth in this clause (ii) shall not prevent transfer of all of the then remaining Units held by the transferor.

6.2   Obligations of Transferors of Limited Partner Interests.

(a)  If a Person desires to Transfer a Unit, or an interest therein, pursuant to the provisions of Section 6.1(a), such Person shall be responsible for compliance with all conditions of Transfer imposed by this Agreement and under applicable law and for any expenses incurred by the Partnership for legal or accounting services in connection with reviewing the Transfer or obtaining legal opinions in connection therewith.  Upon the request of the General Partner, a Person desiring to Transfer Units, or any interest therein, shall either cause the Partnership to be provided with, or authorize the Partnership to obtain, an opinion of counsel satisfactory to the General Partner that the proposed Transfer complies with the 1933 Act and all other applicable laws.

(b)  Unless otherwise agreed by the General Partner, no Transfer of a Unit, or any interest therein, other than pursuant to a statutory merger or consolidation of the transferor wherein all duties, responsibilities, liabilities, and obligations of the transferor are assumed by a successor corporation by operation of law, shall relieve the transferor of its obligations under this Agreement.

6.3   Obligations of Transferees of Unit.

(a)  A Person admitted to the Partnership as a Limited Partner pursuant to Section 6.1(c) shall, to the extent of the Units, or interest therein, Transferred to such Person, succeed to all of the rights, powers, and authority of the transferor Limited Partner under this Agreement in the place and stead of such transferor Limited Partner.

(b)  Unless the General Partner expressly agrees otherwise, any Person to whom Units, or an interest therein, is Transferred, whether or not such Person is admitted to the Partnership as a Limited Partner, shall, to the extent of such Units or interest therein, succeed to the duties, responsibilities, liabilities and obligations of the transferor hereunder and be subject to the restrictions to which such transferor is subject hereunder.

6.4   Effect of Non-Complying Transfers.  Any Transfer of Units, or interest therein, that would (i) violate the provisions of this Agreement, (ii) violate any of the Securities Laws or other applicable laws, (iii) cause the termination of the Partnership’s classification as a partnership for federal income tax purposes, (iv) cause the Partnership to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations, or (v) cause the assets of the Partnership to be treated for any purpose of ERISA or Section 4975 of the Code as assets of any “employee benefit plan” as defined in and subject to ERISA or of any plan or account subject to Section 4975 of the Code or would result in a “prohibited transaction” as defined in ERISA or Section 4975 of the Code, shall be wholly null and void and of no legal force or effect and shall not effectuate the Transfer contemplated thereby.  The Partnership shall have the right to obtain injunctive relief (in addition to and not in lieu of any other remedies available to it) in the event of any breach of the provisions of this Article VI.

ARTICLE VII
ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING MATTERS

7.1   Capital Accounts.  A capital account (“Capital Account”) shall be established for each Partner. The initial balance of each Partner’s Capital Account shall be the amount of the Partner’s initial Capital Contribution to the Partnership.  In the event that a Person holds more than one series of Units (or in the event that the General Partner holds both General Partner Units and Units of Limited Partner Interests), for bookkeeping purposes a Partner shall have separate Capital Accounts with respect to each different series of Units held by such Partner.

7.2   Monthly Allocations.  As of the close of business (as determined by the General Partner) on the last day of each calendar month (“Determination Date”) during each Fiscal Year of the Partnership, the following determinations and allocations shall be made:

(a)  The Capital Accounts on the first day of each calendar month shall be credited with any Capital Contributions made by the Partner with respect to the subject series of Units or General Partner Units.

(b)  The Net Assets, before any accrual of fees and expenses for that calendar month, shall be determined, for each series of Units of the Partnership.

(c)  The accrued fees and expenses that are chargeable to all series of Units and the General Partner Units (other than the Incentive Fee) shall be (i) charged against the Capital Account of each Partner in the ratio that the balance of each Partner’s Capital Account bears to the balance of all Capital Accounts, and (ii) charged against the Net Assets of the Partnership.  For the avoidance of doubt, any fees or expenses of the Partnership which are not specifically chargeable only to a certain series of Units pursuant to the respective definitions of the series of Units or other applicable provisions of this Agreement, shall be chargeable to all series of Units and the General Partner Units based on respective Capital Account balances.

(d)  The accrued fees and expenses which are chargeable only against certain series of Units shall be (i) charged, on a separate series-by-series basis as applicable, against the Capital Account of each Partner with respect to the series of Units bearing the particular fees and expenses (“Subject Series Capital Accounts”) in the ratio that the balance of each Partner’s Subject Series Capital Account bears to the balance of all Subject Series Capital Accounts, and (ii) charged against the Net Assets of the Partnership.

(e)  As applicable, the accrued Incentive Fee (if any) shall be (i) charged against the Capital Accounts of each Partner in the ratio that the balance of each Partner’s Capital Account bears to the balance of all Capital Accounts, and (ii) charged against the Net Assets of the Partnership.

(f)  Any decrease or increase in Net Assets (since the immediately preceding Determination Date) (after the adjustments in subparagraphs (b), (c), (d) and (e) above) shall be credited or charged to the Capital Accounts of each Partner in the ratio that the balance of each Capital Account bears to the balance of all Capital Accounts.

(g)     The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, and any amount paid to a Partner upon withdrawal of its interest in the Partnership shall be charged to such Partner’s Capital Account.

7.3   Allocation of Profit and Loss for Federal Income Tax Purposes.  As of the end of each Fiscal Year of the Partnership (or such other period as required by the Code), the Partnership’s recognized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

(a)  Subject to Section 7.3(c), items of ordinary income shall be allocated pro rata among the Partners based on their respective Capital Accounts as of the end of each month in which the items of ordinary income accrued.

(b)  Items of fees charges, commissions and other expenses shall be allocated among the applicable Partners consistent with the allocation of the items to such Partners pursuant to Section 7.2 (in connection with the determination of Net Asset Value).

(c)  Net recognized gain or loss from the Partnership’s trading activities shall be allocated as follows (with any allocation of recognized gain or loss consisting of pro rata shares of capital or ordinary gain or loss):

(i)  For the purpose of allocating the Partnership’s net recognized gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each Fiscal Year (or such other period) and as of the date a Partner completely redeems his Units as follows:

(A)	Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to Section 7.3(a) and Section 7.3(c)(ii).

(B)	Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to

Section 7.3(b) and Section 7.3(c)(iii) and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

(C)	When a Unit is redeemed, the allocation account with respect to such Unit shall be eliminated.

(ii)  Net recognized gain shall be allocated among all Partners whose Capital Accounts are in excess of their Units’ allocation accounts in the ratio that each such Partner’s excess bears to all such Partners’ excesses. In the event that gain to be allocated pursuant to this Section 7.3(c)(ii) is greater than the excess of all such Partners’ Capital Accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner’s Capital Account bears to all Partners’ Capital Accounts.

(iii)  Net recognized loss shall be allocated among all Partners whose Units’ allocation accounts are in excess of their Capital Accounts in the ratio that each such Partner’s excess bears to all such Partners’ excesses. In the event that loss to be allocated pursuant to this Section 7.3(c)(iii) is greater than the excess of all such allocation accounts over all such Partners’ Capital Accounts, the excess loss will be allocated among all Partners in the ratio that each Partner’s Capital Account bears to all Partners’ Capital Accounts.

(d)  The tax allocations prescribed by this Section 7.3 shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 6.1(a), the allocations prescribed by this Section 7.3(d) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7.3 shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7.3, tax allocations shall be made to the General Partner’s Units on a Unit-equivalent basis.

(e)  The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7.2 hereof so as to eliminate, to the extent possible, any disparity between a Partner’s Capital Account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704 of the Code and the Treasury Regulations promulgated thereunder.

7.4   Net Asset Value.

(a)  The Partnership’s “Net Assets” shall mean the total assets of the Partnership (including without limitation all cash and cash equivalents (valued at cost), any unrealized profits and losses, accrued interest and amortization of original issue discount, and the market value of all open Commodities Interests positions and other assets of the Partnership), minus the total liabilities of the Partnership (including without limitation one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership’s open Commodities Interests positions (if charged on a “roundturn” basis), or brokerage fees (if charged on a “flat rate” basis), fees and expenses (including accrued Incentive Fee although such accrual might not become payable), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Commodities Interest traded on a United States exchange shall be determined using the settlement price on the exchange on which the particular Commodities Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a Commodities Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Commodities Interest is traded or otherwise, the settlement price on the first subsequent day on which the Commodities Interest could have been liquidated will be the market value of the Commodities Interest for such day. The market value of a forward contract or a Commodities Interest traded on a foreign exchange or off an exchange shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Commodities Interest.

(b)  The “Net Asset Value” of a Unit in a particular series refers to the Net Assets allocated to Capital Accounts with respect to such series (the aggregate Capital Account balances with respect to the series of

Units) divided by the aggregate number of outstanding Units of such series.  The “Net Asset Value” of a General Partner Unit refers to the Net Assets allocated to the General Partner Units (the aggregate Capital Account balances with respect to the General Partner Units) divided by the aggregate number of outstanding General Partner Units.

7.5  Interest on Assets.  The Partnership shall deposit all of its assets with such futures commission merchant(s) and cash management broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in futures interests trading.  Such assets shall be invested in securities permitted by the CFTC for investment of customer funds or held in non-interest bearing accounts and will earn or be credited with income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

ARTICLE VIII
REDEMPTIONS, DISTRIBUTIONS AND WITHDRAWALS

8.1   Redemptions.

(a)  Redemptions may be made by a Limited Partner as of the last Business Day of any month (each, a “Redemption Date”), at the applicable Net Asset Value per Unit (or portion thereof) on the Redemption Date, on five (5) Business Days’ prior written notice to the General Partner.  Partial redemptions must be for at least $1,000, unless such requirement is waived by the General Partner in its sole discretion.  In addition, a Limited Partner, if making a partial redemption, must maintain at least $10,000 or its original investment amount, whichever is less, in the Partnership, unless such requirement is waived by the General Partner in its sole discretion.  In the event that any Units are redeemed prior to the end of a calendar quarter, the Trading Advisor shall be entitled to an Incentive Fee (as applicable), payable on a quarterly basis, regarding the redeemed Units to the extent of any accrued Incentive Fee allocable to the redeemed Units as of the Redemption Date.

(b)  The Partnership will pay redemption proceeds as soon as practicable after the Redemption Date, generally within thirty (30) days after the Redemption Date.  Partner redemptions will be accounted for on a first in first out basis unless such requirement is waived by the General Partner.  The Partnership may delay payment of the redemption proceeds if special circumstances require, including without limitation (i) a market emergency that prevents the liquidation of commodity positions, (ii) a delay or default in payment to the Partnership by the futures commission merchants, cash management brokers or a bank, or (iii) if payment is restricted pursuant to the Delaware Act.  Limited Partners shall be notified within ten (10) days after the Redemption Date if any redemption cannot be honored under the terms hereof and their requests thereafter will be honored at the first available opportunity on a pro-rata basis.  The Partnership may deny a redemption request if, in the General Partner’s sole discretion, such a redemption request would violate any applicable law, regulation or rule to which the Partnership may be subject.

(c)  Series A Units will pay a Redemption Fee, as applicable, unless such Redemption Fee is waived by the General Partner in its sole discretion.

(d)  Upon redemption, a Partner (or any assignee thereof) will receive an amount equal to the applicable Net Asset Value per Unit of the redeemed portion of its Units as of the Redemption Date, minus any amount which is owed by such Partner (and its assignee, if any) to the General Partner as provided below in this Section 8.1(d) or to the Partnership.  If, pursuant to applicable law, the Partnership has been required to withhold tax on certain income of the Partnership allocable to a Limited Partner (or an assignee thereof) and the General Partner (in its sole discretion) has paid out of its own funds such tax, upon redemption of Units by such Limited Partner (or assignee) all amounts of such taxes may be deducted from the Net Asset Value of such Units and reimbursed to the General Partner.  In addition, upon redemption of Units, all amounts which are owed to the Partnership by the Limited Partner to whom such Units were issued as well as all amounts which are owed by all assignees of such Units will be deducted from the redemption proceeds payable to such redeeming Limited Partner including without limitation any payment that might be owing pursuant to Section 5.2(g).

(e)  Subject to Section 5.1, the General Partner may redeem any portion of the General Partner Units and make related withdrawals from the General Partner’s Capital Account on any Redemption Date.  The General Partner’s right to redeem its General Partner Units is not senior to any Series of Units and will be on the same terms as the Limited Partners as provided under this Article 8.

8.2   Distributions.  Distributions to Limited Partners may be payable at the sole discretion of the General Partner.  Any such distributions will be payable to the Limited Partners in proportion to their respective Capital Account balances.

8.3   Trading Suspension Redemption Right.  If the Partnership’s Net Assets at any time during a Fiscal Year decline to 50% or less than its Net Assets at the start of such Fiscal Year or at the start of the most recent month, disregarding subscriptions and redemptions, the Partnership will liquidate its positions as promptly as practical and suspend trading.  The General Partner will promptly notify the Limited Partners within seven (7) days regarding such decline in the Partnership’s Net Assets and the resulting trading suspension, which notice (“Special Redemption Notice”) will specify the related redemption exercise period and effective redemption date as determined by the General Partner.  Any Limited Partner may elect to fully redeem its Units in accordance with this Section 8.3 and the Special Redemption Notice, and will not be subject to the Redemption Fee, if any, provided that any such redemption will be subject to the redemption limitations and restrictions under Section 8.1(b) and any deductions under Section 8.1(d) as applicable.

8.4   Voluntary Withdrawal of a General Partner.  The General Partner shall not voluntarily withdraw from the Partnership unless it shall have given the Limited Partners at least one-hundred twenty (120) days’ prior Notification of the General Partner’s intention to withdraw.  If the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all Partnership expenses incurred as a result of its withdrawal.

8.5   Required Withdrawal of a General Partner.  The General Partner shall be subject to removal and replacement upon (x) the affirmative vote of a Majority of Disinterested Limited Partners (in person or by  proxy), or (y)  the written consent of holders of a Majority of Disinterested Limited Partners.

8.6   Payment to Withdrawing General Partner.  A withdrawing General Partner’s (“Withdrawing General Partner”) entire General Partner Units and General Partner Interest shall be fully redeemed and cancelled as of the applicable withdrawal date (“GP Withdrawal Date”), which shall be at month-end, and as of the GP Withdrawal Date the Withdrawing General Partner shall no longer have any rights as a General Partner irrespective of a redemption payment occurring after the GP Withdrawal Date.  Subject to redemption limitations and restrictions under Section 8.1(b), the Partnership shall pay to the Withdrawing General Partner as soon as reasonably practicable the balance of the Withdrawing General Partner’s Capital Account measured as of the month-end immediately succeeding the GP Withdrawal Date (if the GP Withdrawal Date does not occur as of a month-end).  Furthermore, as soon as practicable the Partnership shall pay all pro rata accrued fees and expenses owing to the Withdrawing General Partner through the GP Withdrawal Date, including without limitation the accrued General Partner Fee and Organizational Expense Fee. Any withdrawal by a Person as General Partner shall not terminate nor otherwise affect its right to any fees with respect to such Person or its Affiliates serving as a selling agent.

8.7   Required Withdrawal of a Limited Partner.

(a)  The General Partner may require a Limited Partner to withdraw from the Partnership in the event that the General Partner, in its sole discretion, considers the withdrawal of the Limited Partner as being in the best interest of the Partnership, including without limitation a required withdrawal (i) in efforts to avoid the Partnership’s asset being subject to ERISA, (ii) because the continued participation of a Person as a Limited Partner will have adverse regulatory or tax consequences to the Partnership or other Partners or (iii) necessary to comply with any applicable government or self regulatory agency regulations.  If such mandatory withdrawal involves less than the full redemption of more than one Limited Partner, such redemptions will be conducted on a pro rata basis.

(b)  The General Partner’s Notification to such Limited Partner (“Withdrawing Limited Partner”) shall specify a withdrawal date (“LP Withdrawal Date”) and the reason for the required withdrawal.  The Withdrawing Limited Partner’s entire Units and Limited Partner Interest shall be fully redeemed and cancelled as of the LP Withdrawal Date, and as of the LP Withdrawal Date the Withdrawing Limited Partner shall no longer have any rights as a Limited Partner irrespective of the redemption payment occurring after the LP Withdrawal Date.  Subject to redemption limitations and restrictions under Section 8.1(b) and deduction from distributions under Section 8.1(d) as applicable, the Partnership shall pay to the Withdrawing Limited Partner as soon as reasonably practicable the balance of the Withdrawing Limited Partner’s Capital Account measured as of the month-end immediately succeeding the LP Withdrawal Date (if the LP Withdrawal Date does not occur as of a month-end).

ARTICLE IX
BOOKS AND RECORDS

9.1   Maintenance.  The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as the General Partner considers necessary or advisable, or as required by the CEAct and the CFTC’s rules and regulations or other applicable laws.  The General Partner will maintain and preserve the books and records of the Partnership for at least six years.

9.2   Inspection.  During the Partnership’s regular business hours, the books and records of the Partnership will be available for inspection and copying (upon payment of reasonable reproduction and mailing costs) by Limited Partners or their representatives for any purposes reasonably related to a Limited Partnership’s interest as an owner of Units.

ARTICLE X
AUDITS; REPORTS TO LIMITED PARTNERS

10.1        Audit.  The Partnership’s books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion.

10.2        Financial and Other Reports.

(a)  The General Partner shall cause to be delivered to each Partner (or shall make available electronically to Partners upon their written authorization):  (i) as soon as reasonably practicable after each Fiscal Year, but within ninety (90) days after the end of each Fiscal Year, an annual report containing audited financial statements  of the Partnership for the preceding Fiscal Year prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may require; (ii) as soon as practicable after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time may require in monthly reports; and (iii) such other information as the Partnership may be required to deliver to Limited Partners under applicable laws or which the General Partner considers advisable to deliver to Limited Partners.  Those Limited Partners who execute the Consent to Electronic Delivery of Periodic Reports contained in the Partnership’s Subscription Agreement shall receive an e-mail notification of where to access the report or an electronic version of such report.  Those Limited Partners who do not execute the Consent to Electronic Delivery of Period Reports shall be sent a paper copy of any such report.

(b)  No material change in the Brokerage Expenses shall become effective without prior Notification to all Limited Partners within sufficient time for the exercise of their redemption rights.

(c)  The General Partner shall notify the Limited Partners of (i) changes to the Trading Advisory Agreement which the General Partner believes to be material, (ii) material changes in Brokerage Expenses or other fees paid by the Partnership or (iii) material changes in the basic investment policies or structure of the Partnership, prior to any such change. Such Notification shall set forth the Limited Partners' voting and redemption rights, as well as a description of any material effects resulting from such changes. The General Partner, not the Partnership, shall pay the cost of any Notification delivered pursuant to this paragraph.

10.3        Tax Return Information.

(a)        As soon as reasonably practicable after each Fiscal Year, but within ninety (90) days after the end of each Fiscal Year, the General Partner shall cause to be delivered to each Person who was a Partner at any time during the preceding Fiscal Year such tax information and schedules as shall be necessary for the preparation by such Person of its federal income tax return regarding the preceding Fiscal Year.

(b)        Each Limited Partner agrees in respect of any Fiscal Year in which such Limited Partner had an investment in the Partnership that, unless otherwise agreed by the General Partner, such Limited Partner shall not: (i) treat, on its individual tax returns, any item of income, gain, loss, deduction, or credit relating to such investment in a manner inconsistent with the treatment of such item by the Partnership, as reflected on the Schedule K-1 or other information statement furnished by the Partnership to such Partner; or (ii) file any claim for refund relating to any such item based on, or which would result in, any such inconsistent treatment.

ARTICLE XI
SPECIAL POWER OF ATTORNEY

11.1  Appointment and Powers.  Each Limited Partner constitutes and appoints the General Partner, the Liquidator, and authorized officers and attorneys in fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney in fact, with full power and authority in its name, place, and stead to:  execute, swear to, acknowledge, deliver, publish, and file and record in the appropriate public offices: (i) all certificates, instruments, and other documents (including this Agreement and the Certificate and all amendments and/or restatements thereof) that the General Partner or the Liquidator shall reasonably determine to be necessary, appropriate, advisable, or convenient to effect the formation of the Partnership and to carry on the businesses, purposes, and activities for which the Partnership was formed (including such certificates, instruments, or other documents, and such amendments thereto, as the General Partner or the Liquidator shall reasonably determine to be necessary, appropriate, advisable, or convenient to comply with the requirements for the operation of the Partnership as a limited partnership under the Delaware Act and the qualification of the Partnership to do business in any jurisdiction in which the Partnership owns property or conducts business); (ii) all certificates, instruments, or other documents that the General Partner or the Liquidator shall reasonably determine to be necessary, appropriate, advisable, or convenient to reflect any amendment of this Agreement or the Certificate effected in accordance with the provisions hereof; (iii) all conveyances and other certificates, instruments, and other documents that the General Partner or the Liquidator shall reasonably determine to be necessary, appropriate, advisable, or convenient to reflect the dissolution and winding up of the Partnership pursuant to the provisions of this Agreement and the Delaware Act, including a certificate of cancellation of the Certificate; and (iv) all certificates, instruments, and other documents relating to the admission, withdrawal, removal, or substitution of any Partner pursuant to the provisions of this Agreement or the Capital Contribution by any Partner.

11.2  Irrevocable.  The foregoing appointment is irrevocable and shall be deemed to be a power coupled with an interest, in recognition of the fact that the Limited Partners will be relying upon the power of the General Partner or the Liquidator, as the case may be, to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive the Transfer of a Limited Partner Interest, or any interest therein, and shall extend to the successors of each transferring Limited Partner.

ARTICLE XII
EXCULPATION AND INDEMNIFICATION

12.1        Exculpation.

(a)  A General Partner Party shall not be liable to the Partnership or the Limited Partners in connection with any act or omission by the General Partner Party relating to the Partnership or offering of the Units except to the extent that (i) such act or omission by the General Partner Party constitutes negligence or misconduct, or (ii) such act or omission of the General Partner Party was not done in good faith in a manner reasonably believed to be in the best interest of the Partnership.

(b)  Each General Partner Party shall be fully protected in relying in good faith upon the books and records of the Partnership and upon such information, opinions, reports, or statements presented to the Partnership by any of its Partners, officers or agents (including legal counsel, accountants, auditors, appraisers, investment bankers, and other independent experts) as to matters such General Partner Party reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits, or losses of the Partnership or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be made.

(c)  Notwithstanding the foregoing, no exculpation of a General Partner Party shall be permitted hereunder to the extent such exculpation would be inconsistent with the requirements of the Securities Laws or other applicable laws.

12.2        Indemnification.

(a)  The Partnership shall indemnify each General Partner Party (each, for the purposes of this Article XII, an "Indemnitee") from and against any and all Losses in connection with acts or omissions relating to the Partnership or offering of the Units, provided that the following conditions are satisfied: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, (ii) the General Partner was acting on behalf of or performing services for the Partnership, (iii) such liability or loss was not the result of negligence or misconduct by the General Partner, and (iv) such indemnification is recoverable only out of the Partnership’s assets and not from the Limited Partners.  The termination of any action, proceeding, or claim by judgment, order, or settlement does not, of itself, create a presumption that the Indemnitee did not meet the standard of conduct set forth in this Section 12.2(a).

(b)  In no event shall the General Partner or any of the selling agents receive indemnification from the Partnership arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied; (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (iv) in the case of subparagraph (iii), the court considering the request has been advised of the position of the SEC and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units.

(c)  Reasonable expenses incurred by an Indemnitee who is a party or witness in a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding if and to the extent that (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (ii) the legal action is initiated by a party who is not a Limited Partner, or if by a Limited Partner, then a court of competent jurisdiction specifically approves such advancement, and (iii) the General Partner shall agree to reimburse the Partnership, together with the applicable legal rate of interest thereon, in the event indemnification is not permitted under this Section 12.2 upon final disposition.

(d)  The indemnification provided by this Section 12.2 shall continue as to a General Partner Party who has ceased to serve in such capacity and shall also be for the benefit of such General Partner Party’s successors, but shall not be deemed to create any rights for the benefit of any other Persons; provided, however, that this Section 12.2(d) shall not be construed to entitle any Indemnitee to receive any amount under the provisions of this Article XII in respect of any Losses paid or incurred by such Indemnitee to the extent that, after giving effect to the receipt of such amount and the receipt by such Indemnitee of any other payments in respect of such Losses, from whatever source or sources, such Indemnitee shall have recovered an aggregate amount in excess of such Losses.

(e)  Notwithstanding the foregoing, no indemnification of a General Partner Party shall be permitted hereunder to the extent such indemnification would be inconsistent with the requirements of the Securities Laws or any other applicable law.

(f)  An Indemnitee shall not be denied indemnification in whole or in part under this Section 12.2 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies.

(g)  The General Partner may cause the Partnership to purchase liability insurance covering the General Partner Parties relating to the Partnership or offering of the Units, provided that the Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner Parties for any liability regarding which the General Partner Parties are prohibited from being indemnified, and the Partnership shall not purchase liability insurance to the extent inconsistent with any applicable NASAA Guidelines.

12.3        Notification of Claims.  If a General Partner Party believes that it is entitled to indemnification under this Article XII, such General Partner Party shall promptly give Notification to the Partnership describing such claim for indemnification, the amount thereof, if known, and the method of computation, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such claim shall have occurred; provided, however, that the omission by such General Partner Party to give Notification as provided herein shall not relieve the Partnership of its indemnification obligation under this Article XII except to the extent that the Partnership is materially damaged as a result of such failure to give Notification.  Any General Partner Party entitled to indemnification hereunder shall use its reasonable best efforts to minimize the amount of any claim for indemnification hereunder.

12.4        Third Party Claims.  In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the Indemnitee or Indemnitees claiming such indemnification shall give Notification thereof to the Partnership not later than twenty (20) Business Days prior to the time any response to the asserted claim is required, if possible, and in any event within fifteen (15) Business Days following the date such Indemnitee has actual knowledge thereof; provided, however, that the omission by such Indemnitee or Indemnitees to give Notification as provided herein shall not relieve the Partnership of its indemnification obligation under this Article XII except to the extent that the Partnership is materially damaged as a result of such failure to give Notification.  In the event of any such claim for indemnification by an Indemnitee or Indemnitees resulting from or in connection with a claim or legal proceeding by a third party, the Partnership may, at its sole cost and expense, assume the defense thereof; provided, however, that counsel for the Partnership, who shall conduct the defense of such claim or legal proceeding, shall be reasonably satisfactory to such Indemnitee or Indemnitees; and provided, further, that if the defendants in any such actions include both such Indemnitee or Indemnitees and the Partnership and such Indemnitee or Indemnitees shall have reasonably concluded that there may be legal defenses or rights available to it or them which have not been waived and are in actual or potential conflict with those available to the Partnership, such Indemnitee or Indemnitees shall have the right to select one law firm reasonably acceptable to the Partnership to act as separate counsel, on behalf of such Indemnitee or Indemnitees, at the expense of the Partnership.  Unless such Indemnitee or Indemnitees are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, if the Partnership assumes the defense of any such claim or legal proceeding, it shall not consent to entry of any judgment, or enter into any settlement, that (i) is not subject to indemnification in accordance with the provisions in this Article XII, (ii) provides for injunctive or other non-monetary relief affecting such Indemnitee or Indemnitees, or (iii) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee or Indemnitees of a release from all liability with respect to such claim or legal proceeding, without the prior written consent of such Indemnitee or Indemnitees (which consent, in the case of clauses (ii) and (iii), shall not be unreasonably withheld or delayed); and provided, further, that, unless such Indemnitee or Indemnitees is or are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, such Indemnitee or Indemnitees may, at its or their own expense, participate in any such proceeding with the counsel of their choice.  So long as the Partnership is in good faith defending such claim or proceeding, such Indemnitee or Indemnitees shall not compromise or settle such claim or proceeding without the prior written consent of the Partnership, which consent shall not be unreasonably withheld or delayed.  If the Partnership does not assume the defense of any such claim or litigation in accordance with the provisions hereof, such Indemnitee or Indemnitees may defend against such claim or litigation in such manner as it or they may deem appropriate, including settling such claim or litigation (after giving prior Notification of the same to the Partnership and obtaining the prior written consent of the Partnership, which consent shall not be unreasonably withheld or delayed) on such terms and subject to such conditions as such Indemnitee or Indemnitees may deem appropriate, and the Partnership will promptly indemnify such Indemnitee or Indemnitees in accordance with the provisions of this Article XII.

ARTICLE XIII
AMENDMENT; CONSENTS FOR OTHER PURPOSES

13.1        Amendments Not Requiring Consent of Limited Partners.  Subject to the provisions of Section 13.4:

(a)  The General Partner, without obtaining the authorization or approval of any Limited Partner and without giving prior Notification to any Limited Partner, may amend this Agreement at any time and from time to time, whether by changing any one or more of the provisions hereof, removing any one or more provisions herefrom, or adding one or more provisions hereto, to the extent necessary, in the reasonable judgment of the General Partner, to:

(i)  cause the provisions of Article VII to comply with the provisions of Section 704 of the Code and the Treasury Regulations thereunder;

(ii)  otherwise cause the provisions of this Agreement to comply with any requirement, condition, or guideline contained in any order, directive, opinion, ruling, or regulation of a federal or state agency or contained in federal or state law;

(iii)  ensure the Partnership’s continuing classification as a partnership for federal income tax purposes;

(iv)     prevent the Partnership from being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations;

(v)      take such actions as may be necessary or appropriate to avoid the assets of the Partnership being treated for any purpose of ERISA or Section 4975 of the Code as assets of any “employee benefit plan” as defined in and subject to ERISA or of any plan or account subject to Section 4975 of the Code (or any corresponding provisions of succeeding law) or to avoid the Partnership’s engaging in a prohibited transaction as defined in Section 406 of ERISA or Section 4975(c) of the Code;

(vi)  prevent any “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) from occurring;

(vii)     add to the obligations of the General Partner for the benefit of the Partnership or the Limited Partners;

(viii)    reflect the admission, substitution, termination, or withdrawal of Partners after the date hereof in accordance with the provisions of this Agreement;

(ix)       cure any ambiguity in this Agreement or correct any provision in this Agreement that is manifestly incorrect; or

(x)        provide that any one or more Additional General Partners may possess and exercise any one or more of the rights, powers, and authority of a general partner hereunder.

(b)  Upon giving Notification to the Limited Partners, but without obtaining the authorization or approval of any Limited Partner, the General Partner may amend this Agreement at any time and from time to time, whether by changing any one or more of the provisions hereof, removing any one or more provisions herefrom, or adding one or more provisions hereto, for such purpose or purposes as the General Partner may deem necessary, appropriate, advisable, or convenient, provided that, in the General Partner’s reasonable judgment, such amendment could not reasonably be expected to (i) have a material adverse affect on the Partnership or any Limited Partner or (ii) conflict with applicable laws or regulatory requirements.

13.2        Amendment Requiring Consent of the Partnership.  Subject to the provisions of Section 13.4, the General Partner may amend this Agreement at any time and from time to time, whether by changing any one or more of the provisions hereof, removing any one or more provisions herefrom, or adding one or more provisions hereto, in a manner that materially adversely affects or could reasonably be expected to have a material adverse affect on the Partnership or the Limited Partners; provided, however, that the General Partner may not make any such Amendment without (i) giving Notification to the Limited Partners, at least thirty (30) days prior to the implementation of such amendment, setting forth all material facts relating to such amendment and (ii) obtaining the consent of a Majority of Disinterested Limited Partners to such amendment prior to the implementation thereof.

13.3        Waiver.  The  General Partner has general authority to waive the provisions of this Agreement, provided that any such waiver will not, in the good faith judgment of the General Partner, have a material adverse effect on the Partnership or the Limited Partners.  Whenever in this Agreement it is provided that a waiver will be permitted provided that such waiver does not have a material adverse effect on the Partnership and/or the other Limited Partners, this standard shall be satisfied by the General Partner’s good faith judgment that such waiver meets such standard.

13.4        Certain Amendments Requiring Consent of Affected Limited Partners.  Notwithstanding any other provision of this Article XIII, this Agreement may not be amended so as to:  (i) modify the limited liability of a Limited Partner without the consent of such Limited Partner; (ii) materially reduce the participation of a Limited Partner in allocations made to such Limited Partner’s Capital Account without the consent of such Limited Partner; (iii) materially change in a more restrictive manner the redemption rights of a Limited Partner without the consent of such Limited Partner; or (iv) modify the fees and expenses which are allocated to certain Units as provided herein without the consent of all Limited Partners adversely affected by such modification.

13.5        Amendments of Certificate.

(a)        The General Partner shall cause the Certificate to be amended and/or restated at such time or times, to such extent and in such manner as may be required by the Delaware Act.

(b)        The General Partner may cause the Certificate to be amended and/or restated in accordance with the principles set forth in Sections 13.1, 13.2 and 13.4, and any such amendment and/or restatement shall be effective immediately upon the filing of a certificate of amendment in the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

ARTICLE XIV
DISSOLUTION AND WINDING UP

14.1        Events Causing Dissolution.  The Partnership shall be dissolved upon the first to occur of the following events, and, except as otherwise required by the Delaware Act or other applicable law, no other event shall cause the dissolution of the Partnership:

(i)        The occurrence of any event which would make unlawful the continued existence of the Partnership;

(ii)        In the event of the suspension, revocation or termination of the General Partner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining general partner whose registration or membership has not been suspended, revoked or terminated).  However, in this event, the Limited Partners may remove the General Partner and appoint a new General Partner;

(iii)        The withdrawal, insolvency, Bankruptcy, dissolution, termination, or legal incapacity of the General Partner (“GP Disabling Event”) if there is no remaining General Partner, unless within ninety (90) days after the date of the GP Disabling Event, Limited Partners holding more than 50% of the Limited Partner Percentages elect a successor general partner effective as of the date of the GP Disabling Event;

(iv)        The Partnership becomes insolvent or Bankruptcy of the Partnership;

(v)        A Majority of Disinterested Limited Partners vote to dissolve the Partnership;

(vi)        A decline in the Net Asset Value of a Unit as of the end of any month to or below $35; or

(vii)       The Partnership is required to be registered as an investment company under the 1940 Act.

14.2        Winding Up.  If the Partnership is dissolved pursuant to Section 14.1, it shall be wound up as soon as reasonably practicable thereafter in the manner set forth below.

(a)        The winding up of the Partnership shall be carried out by a liquidator (the “Liquidator”).  The Liquidator of the Partnership shall be the General Partner or a Person selected by the General Partner.  The Liquidator shall be considered an Indemnitee for purposes of Article XII.

(b)        In winding up the Partnership, the Liquidator shall possess full, complete, and exclusive right, power, and authority, in the name of and for and on behalf of the Partnership to do or take any one or more of the following things or actions, without affecting the liability of Partners and without imposing liability on the Liquidator (and shall, to the extent required by the Delaware Act or otherwise required by law, do or take the following things or actions):

(i)        prosecute and defend suits, whether civil, criminal, administrative, or investigative, and other claims, actions, or proceedings;

(ii)       collect Partnership Properties, including debts, liabilities, and obligations owed to the Partnership;

(iii)  gradually settle and close the business and affairs of the Partnership;

(iv)  sell, retire, or otherwise dispose of and convey Partnership Properties, and in connection therewith determine the timing, manner, and terms of any such sale, retirement, or other disposition, having due regard for the activity and condition of the relevant market and general financial and economic conditions;

(v)  exercise all of the rights, powers, and authority conferred upon the General Partner under the provisions of this Agreement to the extent necessary, appropriate, advisable, or convenient in the Liquidator’s reasonable judgment to perform its duties, responsibilities, and obligations under this Article XVII (it being understood and agreed that the exercise of any one or more of such rights, powers, or authority shall not result in the Liquidator being deemed to be a general partner of the Partnership);

(vi)  pay, out of the proceeds of the sale, retirement, or other disposition of Partnership Properties, all reasonable selling costs and other expenses (including the compensation of the Liquidator as provided in Section 14.3) incurred in connection with the winding up of the Partnership;

(vii)      (A) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional, or unmatured contractual claims, known to the Partnership; (B) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Partnership which is the subject of a pending action, suit, or proceeding to which the Partnership is a party; and (C) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Partnership or that have not arisen but that, based on facts known to the Partnership, are likely to arise or to become known to the Partnership within ten (10) years after the date of dissolution or termination (any claims or obligations for which provision is so made by the Liquidator being referred to herein as “Liquidation Reserves”);

(viii)     distribute assets to creditors of the Partnership in accordance with the provisions of Section 14.4(a)(i);

(ix)       distribute any remaining assets to Partners and former Partners in accordance with the provisions of Sections 14.4(a)(ii) and (iii); and

(x)        prepare, execute, swear to, acknowledge, deliver, publish, and file and record in the appropriate public offices, such certificates (including a certificate of cancellation under the Delaware Act), instruments, and other documents (including tax returns) that in the Liquidator’s reasonable judgment are necessary, appropriate, advisable, or convenient under any applicable law, to effect the winding up of the Partnership.

14.3        Compensation of Liquidator.  The Liquidator shall be entitled to receive reasonable compensation from the Partnership, but only from the Partnership’s assets, for its services as liquidator.

14.4        Distribution of Property and Proceeds of Sale Thereof.

(a)        Upon completion of all desired sales, retirements, and other dispositions of Partnership Property on behalf of the Partnership, the Liquidator shall, in accordance with the provisions of Section 17-804(a) of the Delaware Act, distribute the proceeds of such sales, retirements, and dispositions, and any Partnership Property that is to be distributed in kind, in the following order of priority:

(i)        to pay or make reasonable provision for the payment (through the Liquidation Reserves) of the debts, liabilities, and obligations of the Partnership to creditors of the Partnership, including, to the extent permitted by applicable law, Partners and former Partners who are creditors of the Partnership (other than (A) debts, liabilities, and obligations in respect of which provision has already been made through the Liquidation Reserves and (B) liabilities for distributions to Partners and former Partners under Sections 17-601 or 17-604 of the Delaware Act);

(ii)        to satisfy liabilities of the Partnership to Partners and former Partners for distributions under Sections 17-601 or 17-604 of the Delaware Act; and

(iii)        to the Partners, in proportion to the positive balances in their respective Capital Accounts after allocating all items for all periods prior to and including the date of distribution, including items relating to sales and distributions pursuant to this Article XIV.

(b)        A Person who receives a distribution in violation of Section 14.4(a) shall be liable to the Partnership for the amount of such distribution, regardless of whether the Person had knowledge of such violation at the time of such distribution; provided, however, that, subject to the provisions of Section 17-502 of the Delaware Act, the Liquidator may compromise or waive any such liability on such terms and subject to such conditions as the Liquidator may determine.

(c)        All distributions required under Section 14.4(a) shall be made by the end of the Fiscal Year in which the completion of the winding up of the Partnership occurs or, if later, within ninety (90) days after the date of such completion.

(d)        Pursuant to the provisions of Section 17-804(b) of the Delaware Act, if there are sufficient assets to satisfy the claims of all priority groups specified above, such claims shall be paid in full and any such provision for payment shall be made in full.  If there are sufficient assets to satisfy the claims of one or more but not all priority groups specified above, the claims of the highest priority groups that may be paid or provided for in full shall be paid or provided for in full, before paying or providing for any claims of a lower priority group.  If there are insufficient assets to pay or provide for the claims of a particular priority group specified above, such claims shall be paid or provided for ratably to the claimants in such group to the extent of the assets available to pay such claims.

(e)        Amounts in the Liquidation Reserves shall be paid to creditors of the Partnership as set forth in Section 14.4(a)(i).  Any amounts remaining in the Liquidation Reserves after such payments shall be paid as provided in Sections 14.4(a)(ii) and (iii).

14.5        Final Audit.  Within a reasonable time following the completion of the winding up of the Partnership (excluding, for purposes of this Section 14.5, the liquidation of the related Liquidation Reserves), the Liquidator shall furnish to each Partner a statement setting forth the assets and the liabilities of the Partnership as of the date of such completion and each Partner’s share of distributions pursuant to Section 14.4.

14.6        Deficit Capital Accounts.  Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in any Partner’s Capital Account results from or is attributable to deductions and losses of the Partnership (including non-cash items such as depreciation), or redemptions or distributions of money pursuant to this Agreement, upon termination of the Partnership such deficit shall not be an asset of the Partnership and such Partner shall not be obligated to contribute such amount to the Partnership to bring the balance of such Capital Account to zero.

ARTICLE XV
BENEFIT PLAN INVESTORS

15.1        Investment in Accordance with Law.  Each Limited Partner that is, or is investing assets on behalf of, an “employee benefit plan” as defined in and subject to ERISA or a “plan” as defined in and subject to Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), and each fiduciary thereof who has caused the Plan to become a Limited Partner (a “Plan Fiduciary”), represents and warrants that (a) the Plan Fiduciary has considered an investment in the Partnership for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Partnership for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the investment in the Partnership by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Partnership has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Trading Advisor and custodian for the Partnership, any selling agent, broker-dealer, any of their respective Affiliates or any of their respective agents or employees:  (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Interests; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Partnership, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the General Partner, the Trading Advisor, the selling agent, broker dealer, and custodian for the Partnership, each placement agent and each of their respective Affiliates; and (iii) is qualified to make such investment decision.

15.2        Disclosures and Restrictions Regarding Benefit Plan Investors.  Each Limited Partner that is a “benefit plan investor” (defined as any Plan and any entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any Plan) represents that the individual signing the Subscription Agreement has disclosed such Limited Partner’s status as a benefit plan investor in the Subscription Agreement.  Each Limited Partner that is not a “benefit plan investor” represents and agrees that if at a later date such Limited Partner becomes a benefit plan investor, such Limited Partner will immediately notify the General Partner of such change of status.  Notwithstanding anything herein to the contrary, the General Partner, on behalf of the Partnership, may take any and all action including, but not limited to, refusing to admit persons as Limited Partners or refusing to accept additional Capital Contributions, and requiring the withdrawal of any Limited Partner in accordance with Section 8.7 hereof, as may be necessary or desirable to prevent the Partnership from holding “plan assets” under ERISA or the Code with respect to any Plan.

ARTICLE XVI
MISCELLANEOUS

16.1        Construction and Governing Law.

(a)        This Agreement and the Certificate contain the entire understanding among the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, arrangements, inducements, or conditions, express or implied, oral or written, between or among any of the parties hereto with respect to the subject matter hereof and thereof.

(b)        All provisions of this Agreement and the Certificate, and all questions relating to (i) the validity, interpretation, application, or enforcement of such provisions (including provisions that limit or restrict duties, including fiduciary duties, responsibilities, liabilities, obligations or actions), (ii) the duties, responsibilities, liabilities, or obligations of the General Partner and/or the Partnership to any one or more Partners under this Agreement or the Delaware Act, (iii) the duties, responsibilities, liabilities, or obligations of any one or more

Partners to the General Partner and/or the Partnership under this Agreement or the Delaware Act, (iv) the duties, responsibilities, liabilities, or obligations of any one or more Limited Partners to any one or more other Limited Partners under this Agreement or the Delaware Act, (v) the rights, powers, or authority of, or limitations or restrictions on, the General Partner and/or the Partnership under this Agreement or the Delaware Act, and/or (vi) the rights, powers, authority, privileges, or preferences of, or limitations or restrictions on, any one or more Partners under this Agreement or the Delaware Act, shall be governed by and construed and administered in accordance with the internal substantive laws of the State of Delaware without regard to principles of conflict of laws (to the extent not preempted by ERISA or other applicable laws).

(c)        In case any one or more of the provisions contained herein shall, for any reason, be found or held invalid, illegal, or unenforceable in any respect in any jurisdiction, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal, or unenforceable provision or provisions or any other provisions of this Agreement in that or any other jurisdiction, unless such a construction would be unreasonable.

(d)        In applying the provisions of Sections 16.1 (a)-(c):

(i)        it is understood and agreed that this Agreement is executed and delivered by the General Partner pursuant to the Delaware Act, and that the parties intend that the provisions hereof be given full force and effect pursuant to the principles set forth in Sections 17-1101 (b), (c), and (d) of the Delaware Act.  Accordingly, to the extent this Agreement modifies or nullifies any provision of the Delaware Act that would apply in the absence of such modification or nullification, as permitted by the Delaware Act (any such provision of the Delaware Act being referred to herein as a “default” provision), such modification or nullification shall apply in preference to such “default” provision);

(ii)        to the extent there is a direct conflict between the provisions of this Agreement and any provision of the Delaware Act that may not lawfully be modified or nullified by agreement among the parties, such provision of the Delaware Act shall control; and

(iii)        if the General Partner shall determine, with the advice of counsel, that any provision of this Agreement is in conflict with applicable laws, rules, regulations, or orders, whether generally or in a particular application, the conflicting provision or such particular application thereof, as the case may be, shall not be deemed to constitute a part of this Agreement for so long as such conflict exists (provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or any lawful application of any provision, or render invalid or improper any action taken or omitted prior to such determination).

(e)        In construing the meaning or application of Securities Laws, the General Partner may consider the effect of any applicable order or interpretative release issued by the SEC, or any applicable “no action” or interpretative position issued by the staff of the SEC, that modifies or interprets such securities laws.

(f)        If any provision of this Agreement appears to the General Partner to be ambiguous or inconsistent with any other provision hereof, the General Partner may construe such provision in such manner as it reasonably may determine in good faith, and such construction shall be conclusive and binding as to the meaning to be given to such provision.

(g)        In each case where this Agreement contemplates that (i) a particular thing may not be done or a particular action may not be taken without the approval, agreement, vote, or consent of one or more Persons, (ii) a Person may make a particular designation or determination, or (iii) a Person may otherwise do or refrain from doing a particular thing or take or refrain from taking a particular action, such Person or Persons shall be free to give or withhold any such approval, agreement, vote, or consent, to make any such designation or determination, to do or refrain from doing any such thing, or to take or refrain from taking any such action, in its or their sole and absolute discretion, except where this Agreement expressly requires otherwise or as otherwise required by law.  Without limiting the generality of the foregoing, in any case herein where it is provided that the General Partner shall or may take a particular action, do a particular thing or make a particular determination, and such case does not expressly provide for Limited Partner authorization or approval of such action, thing, or determination, the General Partner shall possess full power and authority to take such action, to do such thing or to make such determination without obtaining any prior or subsequent authorization or approval of any Limited Partner (and the General Partner may take such action, do such thing, or make such determination in its sole discretion on such terms and in such manner as it may deem appropriate, unless the context requires otherwise), unless otherwise required by law.

(h)        Each reference in this Agreement to a particular statute or regulation, or provision thereof, shall be deemed to refer to such statute or regulation, or provision thereof, or to any superseding statute or regulation, or provision thereof, as is from time to time in effect, as well as to applicable regulations thereunder.

(i)        References to agreements or documents are to be construed to include all such agreements and documents as amended, modified or supplemented from time to time pursuant to the terms thereof.

(j)        In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday on which national banks are or may elect to be closed in the United States, then the final day shall be deemed to be the next day which is not a Saturday, Sunday, or such holiday.

(k)        Except as otherwise stated in this Agreement, references in this Agreement to Articles and Sections are to Articles and Sections of this Agreement.

(l)        The headings to Articles and Sections are for convenience of reference only and shall not form part of or affect the meaning or interpretation of this Agreement.

(m)        As used herein, reference to the plural includes the singular and reference to the singular includes the singular, as applicable.

(n)        As used in this Agreement, the word “including” shall mean “including without limitation,” the word “or” is not exclusive and the words “herefrom,” “herein,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole.

(o)        The express provisions hereof control and supersede any course of performance or usage of the trade inconsistent with any of the provisions hereof.

16.2        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  Any writing that has been duly executed by a Person in which such Person has agreed to be bound hereby as a Limited Partner shall be considered a counterpart for purposes of the foregoing.

16.3        Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties (and Indemnitees as provided under Article XII) and their respective successors and assigns.

16.4        Offset.  Whenever the Partnership is to pay any sum to any Partner, any amounts such Partner owes to the Partnership may be deducted from that sum before payment.

16.5        Remedies for Breach; Effect of Waiver or Consent.  A waiver or consent, express or implied, of or to any breach or default by any Person in the performance by that Person of his duties, responsibilities, or obligations with respect to the Partnership is not a consent to or waiver of any other breach or default in the performance by that Person of the same or any other duties, responsibilities, or obligations of that Person with respect to the Partnership.  Failure on the part of a Person to complain of any act of any other Person or to declare any other Person in default with respect to the Partnership, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

16.6        Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Limited Partner shall, promptly upon the request of the General Partner:  (i) execute and deliver, or cause to be executed and delivered, such additional instruments, certificates, and other documents; (ii) make, or cause to be made, such additional filings, recordings, and publishings; (iii) provide, or cause to be provided, such additional information; and (iv) do, or cause to be done, such further acts and things, in each case as may reasonably be determined by the General Partner to be necessary, appropriate, advisable, or convenient to carry out the intent and purpose of this Agreement and as are not inconsistent with the provisions hereof.  Without limiting the generality of the foregoing, each Limited Partner shall, promptly upon the request of the General Partner, execute and deliver or caused to be executed and delivered such certificates, instruments, and other documents, and make or cause to be made such filings, recordings, and publishings, as the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to comply with the requirements for the operation of the Partnership as a limited partnership under the Delaware Act and the qualification of the Partnership to do business in any jurisdiction in which the Partnership owns property or conducts business.

IN WITNESS WHEREOF, the undersigned have executed this Limited Partnership Agreement as of the date first above written.

General Partner:	Limited Partners:

Steben & Company, Inc.	All Limited Partners now and hereafter admitted as limited partners of the Partnership pursuant to power of attorney now or hereafter executed in favor of and delivered to the General Partner.

By: ___________________________________________
Name: Kenneth E. Steben
Title: President of the General Partner
Initial Limited Partner:

Kenneth E. Steben

By: ___________________________________________
Name:
Title:

PART II

Information Not Required in Prospectus

Item 13.                      Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement.

Approximate Amount

Securities and Exchange Commission Registration Fee	$3,684
Financial Industry Regulatory Authority Filing Fee	12,500
Blue Sky Expenses (Excluding Legal Fees)	70,000
Printing Expenses	25,000
Fees of Certified Public Accountants	84,000
Fees of Counsel	775,000
Miscellaneous Offering Costs	5,000
Total	$975,184

____________________

Item 14.  Indemnification of Directors and Officers.

Section 12.2 of the Limited Partnership Agreement of the Fund filed as an exhibit to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the General Partner among others. The Limited Partnership Agreement provides, in part,  that the Fund will indemnity, defend, and hold harmless the General Partner, and the employees and affiliates of the General Partner, and the directors, officers, and employees of any such affiliates, or the General Partner Related Parties, from and against any loss, liability, damage, cost, or expense (including legal fees and expenses incurred in the defense or settlement of any demands, claims, or lawsuits) actually and reasonably incurred arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Fund, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner, or resulting from or relating to the offer and sale of the Units pursuant to this Prospectus; provided, that the conduct of such person or entity did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund.  The termination of any action, proceeding, or claim by judgment, order, or settlement shall not, of itself, create a presumption that the conduct in question was not undertaken in good faith and in a manner reasonably believed to be in the best interests of the Fund.  The NASAA Guidelines prescribe the maximum permissible extent to which the Fund can indemnify the General Partner Related Parties and prohibit the Fund from purchasing insurance to cover indemnification which the Fund itself could not undertake directly.  The source of payments made in respect of indemnification under the Limited Partnership Agreement shall be from assets of the Fund.

Item 15.  Recent Sales of Unregistered Securities.

None.

Part II-1

Item 16.  Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)   Exhibits.  The following exhibits are filed herewith:

Exhibit
Number                                Description of Document

1.1	Form of Selling Agreement

4.1	Form of Limited Partnership Agreement of the Registrant (annexed to the Prospectus as Exhibit E)

4.4	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Opinion of Sidley Austin llp as to legality

8.1	Opinion of Sidley Austin llp as to income tax matters

10.1	Form of Amended and Restated Trading Advisory Agreement between the Fund and the Trading Advisor

10.2	Form of Commodity Brokerage Agreement between the Fund and Newedge*

10.3	Form of Corporate Cash Management Account Agreement between the Fund and UBS**

23.1	Consent of Sidley Austin llp is included as part of Registration Statement is included as part of Exhibit 5.1

23.2	Consent of Sidley Austin llp as tax counsel is included as part of Registration Statement

23.3	Consent of McGladrey & Pullen, llp, Independent Registered Public Accounting Firm, is included as part of Registration Statement

23.4	Consent of McGladrey & Pullen, llp, Independent Auditor, is included as part of Registration Statement

______________________
   * Previously filed as an exhibit to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (SEC File No.: 333-148049) on April 8, 2008 and incorporated herein by reference.
** Previously filed as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (SEC File No.: 333-148049) on February 14, 2008 and incorporated herein by reference.

(b)  The following financial statements are included in the Prospectus:

(1)  Aspect Global Diversified Fund LP

(i)   Report of Independent Registered Public Accounting Firm dated April 1, 2008
(ii)  Statement of Financial Condition as of December 31, 2007
(iii) Notes to the Statement of Financial Condition
(iv) Statement of Financial Condition as of March 31, 2008 (unaudited)
(v)  Notes to the Statement of Financial Condition (unaudited)

(2)  Steben & Company, Inc.

(i)   Independent Auditor’s Report dated February 27, 2008
(ii)  Statement of Financial Condition as of December 31, 2007
(iii) Notes to the Statement of Financial Condition

Part II-2

(iv) Statement of Financial Condition as of March 31, 2008 (unaudited)
(v)  Notes to the Statement of Financial Condition (unaudited)

Item 17.                      Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if  the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Part II-3

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

Part II-4

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Part II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rockville, state of Maryland, on the 23rd day of May, 2008.

Aspect Global Diversified Fund LP

By:	Steben & Company, Inc.
its General Partner

By:	/s/ Kenneth Steben
Name: Kenneth Steben
Title: Director and President

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 3 on Registration Statement on Form S-1 has been signed by the following persons on behalf of the General Partner of the Registrant in the capacities and on the date indicated.

Steben & Company, Inc., General Partner of the Registrant

/s/ Kenneth E. Steben Name: Kenneth E. Steben	Director and President (Principal Executive Officer)	May 23, 2008

/s/ Michael D. Bulley Name: Michael D. Bulley	Director and Senior Vice President, Research & Risk Management	May 23, 2008

/s/ Ahmed S. Hassanein Name: Ahmed S. Hassanein	Director, Chief Operating Officer & Chief Financial Officer (Principal Financial and Accounting Officer)	May 23, 2008

(Being principal executive officer, the principal financial and accounting officer and all of the members of the Board of Directors of Steben & Company, Inc.)

Steben & Company, Inc., General Partner of the Registrant

/s/ Kenneth E. Steben Name: Kenneth E. Steben	Director and President (Principal Executive Officer)	May 23, 2008

/s/ Michael D. Bulley Name: Michael D. Bulley	Director and Senior Vice President, Research & Risk Management	May 23, 2008

/s/ Ahmed S. Hassanein Name: Ahmed S. Hassanein	Director, Chief Operating Officer & Chief Financial Officer (Principal Financial and Accounting Officer)	May 23, 2008

Signature-1